OMB APPROVAL

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

GENERAL BINDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

One GBC Plaza
Northbrook, Illinois 60062
July 18, 2005
To the Stockholders of General Binding Corporation:
     We cordially invite you to attend a special meeting of GBC stockholders to be held on August 15, 2005 at our headquarters located at One GBC Plaza, Northbrook, Illinois, at 10:30 a.m., local time. At the special meeting, we will ask you to consider and vote on a proposal to adopt the Agreement and Plan of Merger we entered into as of March 15, 2005 with Fortune Brands, Inc., ACCO World Corporation and Gemini Acquisition Sub, Inc., pursuant to which Gemini Acquisition Sub will merge into GBC, and to approve the merger. As a result of the merger, GBC will become a wholly-owned subsidiary of ACCO World. The merger will take place immediately after Fortune Brands spins-off its shares of ACCO World to its stockholders. ACCO World will be renamed “ACCO Brands Corporation” prior to the merger. A condition to the completion of the merger is that the stock to be received by GBC stockholders be approved for listing on the New York Stock Exchange. ACCO World will apply to list the ACCO Brands common stock on the New York Stock Exchange under the trading symbol “ABD”.
     As GBC stockholders, you will be entitled to receive 1 share of common stock of ACCO Brands Corporation (and one associated preferred share purchase right) in exchange for each share of GBC common stock or GBC Class B common stock that you own. As a result, ACCO Brands will issue approximately 16,966,857 million shares of ACCO Brands common stock in the merger based on the number of shares of GBC common stock and Class B common stock outstanding on July 11, 2005. Immediately following the completion of the merger, GBC stockholders will hold 34% of the shares of ACCO Brands common stock on a fully diluted basis.
     The GBC board of directors has carefully reviewed and considered the terms and conditions of the merger agreement. Based on its review, the GBC board of directors unanimously determined that the merger is in the best interests of GBC and its stockholders, approved the merger agreement and recommends that you vote “FOR” adoption of the merger agreement and approval of the merger.
     Your vote is very important. We cannot complete the merger unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of GBC common stock and Class B common stock entitled to vote at the special meeting. Only stockholders who owned shares of GBC stock at the close of business on June 23, 2005 will be entitled to vote at the special meeting. Whether or not you plan to be present at the special meeting, please complete, sign, date and return the enclosed proxy card. If you hold your shares in “street name”, you should instruct your broker how to vote in accordance with your voting instruction form. If you do not submit your proxy, instruct your broker how to vote your shares, or vote in person at the special meeting, it will have the same effect as a vote against adoption of the merger agreement and approval of the merger.
     Pursuant to a voting agreement among Fortune Brands, ACCO World and Lane Industries, Inc., Lane Industries has agreed, subject to limited exceptions, to vote, and granted to Fortune Brands a proxy to vote, all its shares of GBC stock for the adoption of the merger agreement and approval of the merger. By virtue of its ownership of GBC stock as described in the accompanying proxy statement/ prospectus-information statement, Lane Industries controls approximately 86.7% of the voting power of the shares eligible to vote at the meeting. Accordingly, the voting power of Lane Industries’ shares is sufficient to adopt the merger agreement and approve the merger and, as a result of Lane Industries’ obligations under the voting agreement, the adoption of the merger agreement and approval of the merger is practically assured.
     The accompanying proxy statement/ prospectus-information statement explains the spin-off, the merger and the merger agreement and provides specific information concerning the special meeting. Please review this document carefully. You should consider the matters discussed under “Risks Relating to the Spin-Off and the Merger” on pages 15 — 19 of the accompanying proxy statement/ prospectus-information statement before voting.
     On behalf of our board of directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

Dennis J. Martin
Chairman, President and Chief Executive Officer
     Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger described in this proxy statement/ prospectus-information statement or the ACCO Brands Corporation common stock to be issued in connection with the spin-off and merger, or determined if this proxy statement/ prospectus-information statement is accurate or adequate. Any representation to the contrary is a criminal offense.
This proxy statement/ prospectus-information statement is dated July 18, 2005, and is first being mailed to stockholders on or about July 18, 2005.

NOTE ON REFERENCES TO ADDITIONAL INFORMATION
      This proxy statement/ prospectus-information statement incorporates by reference important business and financial information about General Binding Corporation from documents that are not included in or delivered with this proxy statement/ prospectus-information statement. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement/ prospectus-information statement by requesting them in writing or by telephone from General Binding Corporation at the following address and telephone number:

General Binding Corporation
One GBC Plaza
Northbrook, Illinois 60062
Attn: Investor Relations
Tel: (847) 272-3700
      If you would like to request documents, please do so by August 8, 2005 in order to receive them before the special meeting.

General Binding Corporation
One GBC Plaza
Northbrook, Illinois 60062
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 15, 2005
To the Stockholders of General Binding Corporation:
      A special meeting of stockholders of General Binding Corporation will be held on August 15, 2005 at our headquarters located at One GBC Plaza, Northbrook, Illinois, at 10:30 a.m., local time. The special meeting is being held for the following purposes:

(1)	To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of March 15, 2005, by and among Fortune Brands, Inc., ACCO World Corporation, Gemini Acquisition Sub, Inc. and General Binding Corporation, and approve the merger provided for by the merger agreement, pursuant to which (i) Gemini Acquisition Sub, Inc., a wholly-owned subsidiary of ACCO World Corporation, will merge with and into General Binding Corporation, after which General Binding Corporation will become a wholly-owned subsidiary of ACCO World Corporation (which will have been renamed ACCO Brands Corporation) and (ii) each outstanding share of GBC common stock and Class B common stock will be converted into the right to receive one share of ACCO Brands common stock.

(2)	To transact any and all other business that may properly come before the special meeting or any adjourned session of the special meeting.
      Only stockholders who owned shares of GBC common stock or Class B common stock at the close of business on June 23, 2005, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of it. A stockholders’ list will be available for inspection by any stockholder entitled to vote at the special meeting during ordinary business hours at GBC’s principal offices for ten days prior to the special meeting as well as at the location of the special meeting for the entire time of the special meeting.
      The merger agreement and the merger, along with the other transactions which would be effected in connection with the merger, are described more fully in the attached proxy statement/ prospectus-information statement, and we urge you to read it carefully. GBC stockholders have no dissenters’ rights under Delaware law in connection with the merger.
      THE GENERAL BINDING CORPORATION BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT GBC STOCKHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.
      To ensure that your shares of GBC common stock or Class B common stock are represented at the special meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the envelope provided. Any executed but unmarked proxy cards will be voted FOR adoption of the merger agreement and approval of the merger. GBC stockholders may revoke their proxy in the manner described in the accompanying proxy statement/ prospectus-information statement before it has been voted at the special meeting.

By Order of the Board of Directors,

/s/ Steven Rubin

Steven Rubin
Vice President, Secretary and General Counsel
Northbrook, Illinois
July 18, 2005
     YOUR VOTE IS VERY IMPORTANT
     THE MERGER CANNOT PROCEED UNLESS THE MERGER AGREEMENT AND THE MERGER ARE ADOPTED AND APPROVED BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF GBC COMMON STOCK AND CLASS B COMMON STOCK ENTITLED TO VOTE AT THE SPECIAL MEETING VOTING TOGETHER AS A SINGLE CLASS. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

ii

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

Q:	What are General Binding Corporation stockholders being asked to vote on at the special meeting?

A:	General Binding Corporation (also referred to herein as “GBC”) stockholders are being asked to consider and vote upon a proposal to adopt the merger agreement entered into among GBC, Fortune Brands, ACCO World Corporation (also referred to herein as “ACCO World”) and Gemini Acquisition Sub, Inc. and to approve the merger contemplated by the merger agreement.

Q:	What will happen in the spin-off and merger?

A:	First, ACCO World will be recapitalized and renamed ACCO Brands Corporation. Fortune Brands will then distribute all of its outstanding shares of ACCO Brands common stock on a pro rata basis to Fortune Brands common stockholders. Immediately following this spin-off, Gemini Acquisition Sub, a wholly-owned subsidiary of ACCO Brands, will merge with and into GBC. GBC will survive the merger and will become a wholly-owned subsidiary of ACCO Brands.

Q:	What will GBC stockholders receive in the merger?

A:	Upon completion of the merger, holders of GBC common stock and Class B common stock will receive one share of ACCO Brands common stock (and one associated preferred share purchase right) for each GBC share they own. Immediately following the merger, 34% of ACCO Brands, on a fully diluted basis, will be owned by GBC stockholders. Because GBC stockholders in the aggregate will become minority stockholders in ACCO Brands, without additional votes of other ACCO Brands stockholders, former GBC stockholders in the aggregate generally will not have the ability to approve or block approval of proposals to be voted upon by ACCO Brands stockholders.

Q:	What will Fortune Brands stockholders receive in the transactions?

A:	In the spin-off, Fortune Brands will distribute all of its outstanding shares of ACCO Brands common stock on a pro rata basis to Fortune Brands common stockholders. Fortune Brands currently estimates that one share of ACCO Brands common stock will be distributed for each 4.32 shares of Fortune Brands common stock held on the distribution date. Fortune Brands stockholders will not receive any new shares in the merger and will continue to hold the shares they received in the spin-off. Immediately following the spin-off and merger, 66% of ACCO Brands, on a fully diluted basis, will be owned by Fortune Brands stockholders and ACCO Brands’ minority stockholder.

Q:	What stockholder approvals are needed?

A:	The merger cannot be completed unless the merger agreement is adopted and the merger is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of GBC common stock and Class B common stock entitled to vote at the special meeting. No vote of Fortune Brands stockholders is required or being sought in connection with the spin-off transaction or the merger.

Q:	Have any of GBC’s stockholders already agreed to vote in favor of the merger agreement and the merger?

A:	Yes. In connection with the execution of the merger agreement, Fortune Brands, ACCO World and Lane Industries, Inc. entered into a voting agreement pursuant to which Lane Industries has agreed, subject to limited exceptions, to vote, and granted to Fortune Brands a proxy to vote, all its shares of GBC stock for the adoption of the merger agreement and approval of the merger. By virtue of its ownership of GBC stock as of the record date for the special meeting, Lane Industries controls approximately 86.7% of the voting power at the meeting. Accordingly, the voting power of Lane Industries’ shares is sufficient to adopt the merger agreement and approve the merger and, as a result of Lane Industries’ obligations under the voting agreement, the adoption of the merger agreement and approval of the merger is practically assured.

Q:	Does GBC’s Board support the merger?

A:	Yes. The GBC board of directors has unanimously approved the merger agreement and the merger and unanimously recommends that GBC stockholders vote FOR the proposal to adopt the merger agreement and approve the merger.

Q:	Who can vote at the GBC special meeting?

A:	Holders of GBC common stock and Class B common stock can vote their shares at the special meeting if they are holders of record of those shares at the close of business on June 23, 2005, the record date for the special meeting.

Q:	When and where is the special meeting of GBC stockholders?

A:	The special meeting of GBC stockholders will take place on August 15, 2005 at GBC’s headquarters located at One GBC Plaza, Northbrook, Illinois, at 10:30 a.m., local time.

Q:	Can GBC stockholders change their vote after they mail their proxy card?

A:	Yes. If you are a holder of record of GBC common stock or Class B common stock and have properly completed and submitted your proxy card, you can change your vote in any of the following ways:

• by sending a written notice to the corporate secretary of GBC that is received prior to the special meeting stating that you revoke your proxy;

• by properly completing a new proxy card bearing a later date and properly submitting it so that it is received prior to the special meeting; or

• by attending the special meeting and voting in person.

Simply attending the special meeting will not revoke a proxy.

If you are a GBC stockholder whose shares are held in “street name” by your broker and you have directed such person to vote your shares, you should instruct such person to change your vote.

Q:	If my GBC shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will vote your GBC shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which will have the effect of a vote against the adoption of the merger agreement and approval of the merger.

Q:	Where will the ACCO Brands Corporation shares be listed?

A:	ACCO World will apply to list the ACCO Brands common stock on the New York Stock Exchange. Approval of the listing of the ACCO Brands common stock is a condition to completion of the merger.

Q:	Will shares of GBC common stock continue to be traded on the Nasdaq National Market after the merger is completed?

A:	No. If the merger is completed, shares of GBC common stock will no longer be listed for trading on the Nasdaq National Market.

Q:	What are the material tax consequences to GBC stockholders and Fortune Brands stockholders resulting from the spin-off and the merger?

A:	We expect that the merger generally will be tax-free to GBC stockholders for federal income tax purposes (other than with respect to cash that GBC stockholders may receive instead of fractional shares). Assuming that the spin-off and the merger qualify as a tax-free spin-off and reorganization, respectively, Fortune Brands stockholders will not recognize any taxable gain or loss for federal income tax purposes as a result of the spin-off (other than with respect to cash that Fortune Brands stockholders may receive instead of fractional shares in the spin-off.) To review the tax consequences of the spin-off and the merger in greater detail, see “Certain United States Federal Income Tax Consequences of the Spin-Off and the Merger” on pages 83 to 86.

Q:	Can GBC stockholders dissent and require appraisal of their shares?

A:	No. GBC stockholders have no dissenters’ rights under Delaware law in connection with the merger.

Q:	When will the merger be completed?

A:	We are working to complete the merger as quickly as possible. If approved by the GBC stockholders, we hope to complete the merger as early as the summer of 2005. However, it is possible that factors outside our control could require us to complete the merger at a later time or not complete it at all.

Q:	When will the spin-off be completed?

A:	If the merger is approved by the GBC stockholders, and the other conditions to the merger and spin-off are satisfied or waived, the spin-off will occur immediately prior to the completion of the merger.

Q:	What should GBC stockholders do now?

A:	After carefully reading and considering the information contained in this proxy statement/ prospectus-information statement, GBC stockholders should complete, sign and date their proxy card and return it in the enclosed, postage-paid envelope as soon as possible so that their shares will be represented and voted at the GBC special meeting. If a GBC stockholder signs and sends in their proxy and does not indicate how they want to vote, GBC will count their proxy as a vote in favor of adoption of the merger agreement and approval of the merger. Because the required vote of GBC stockholders is based upon the voting power of the outstanding shares of GBC common stock and Class B common stock, rather than upon the shares actually voted, the failure by the holder of any such shares to submit a proxy or to vote in person at the special meeting, including abstentions and broker non-votes, will have the same effect as a vote against adoption of the merger agreement and approval of the merger.

GBC STOCKHOLDERS SHOULD NOT SURRENDER THEIR STOCK CERTIFICATES AT THIS TIME. AFTER THE MERGER IS COMPLETED, GBC STOCKHOLDERS WILL RECEIVE A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF GBC STOCK CERTIFICATES.

Q:	What should Fortune Brands stockholders do now?

A:	Fortune Brands common stockholders should carefully read this proxy statement/ prospectus-information statement, which contains important information about the distribution of ACCO Brands Corporation common stock by Fortune Brands to its stockholders, the merger, ACCO World, GBC and ACCO Brands. Fortune Brands stockholders are not required to take any action to approve the spin-off or the merger. Holders of Fortune Brands common stock who are entitled to receive shares of ACCO Brands common stock will be mailed after the merger book-entry statements evidencing their ownership of ACCO Brands common stock and other information regarding their receipt of ACCO Brands common stock.

FORTUNE BRANDS STOCKHOLDERS WILL NOT BE REQUIRED TO SURRENDER THEIR EXISTING FORTUNE BRANDS COMMON SHARES IN THE SPIN-OFF TRANSACTION OR THE MERGER AND THEY SHOULD NOT SEND IN THEIR FORTUNE BRANDS STOCK CERTIFICATES.

Q:	Who can answer my questions?

A:	If you are a GBC stockholder and you have any questions about the merger, the special meeting, or if you need assistance in voting your shares, please contact:

General Binding Corporation One GBC Plaza Northbrook, Illinois 60062 Attn: Investor Relations Tel: (847) 272-3700

If you are a Fortune Brands stockholder and you have any questions regarding the distribution of ACCO Brands Corporation shares, the merger or any matter described in this proxy statement/ prospectus-information statement, please direct your questions to:

Fortune Brands, Inc. 300 Tower Parkway Lincolnshire, IL 60069 Attn: Investor Relations Tel: (847) 541-9500

SUMMARY
      This summary highlights selected information from this proxy statement/ prospectus-information statement and may not contain all of the information that is important to you. To understand the transactions fully and for a more complete description of the legal terms of the spin-off and the merger, you should carefully read this entire proxy statement/ prospectus-information statement and the other documents to which we refer you, including in particular the copies of the merger agreement and the distribution agreement and the opinions of Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. that are attached to this proxy statement/ prospectus-information statement as Annexes A through D, respectively. See also “Where You Can Find More Information” on page 155. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.
      This proxy statement/ prospectus-information statement is:

•	a prospectus of ACCO World Corporation (which will be renamed ACCO Brands Corporation) relating to the issuance of shares of ACCO Brands common stock in connection with the merger;

•	a proxy statement of General Binding Corporation for use in the solicitation of proxies for GBC’s special meeting; and

•	an information statement of Fortune Brands, Inc. relating to the spin-off of its shares of ACCO Brands common stock to Fortune Brands stockholders.
      In this proxy statement/ prospectus-information statement:

•	“ACCO World” means ACCO World Corporation before the spin-off and the merger;

•	“ACCO Brands” means ACCO Brands Corporation following the spin-off and the merger;

•	“ACCO U.S.” means the ACCO Brands segment of the business of ACCO World;

•	“GBC” means General Binding Corporation;

•	“Fortune Brands” means Fortune Brands, Inc.; and

•	the terms “we,” “us” and “our” refer to GBC and ACCO World, jointly.

The Companies (page 87)

General Binding Corporation
One GBC Plaza
Northbrook, Illinois 60062
(847) 272-3700
      General Binding Corporation, a Delaware corporation, is engaged in the design, manufacture and distribution of office equipment, related supplies and laminating equipment and films. GBC has three primary business groups — the Commercial and Consumer Group, or CCG, the Industrial and Print Finishing Group, or IPFG, and the Europe Group. In general, the CCG is responsible for marketing the company’s binding, desktop laminating, visual display (writing boards, bulletin boards, easels, etc.) and other products for use by consumers and commercial customers. The IPFG targets “print-for-pay” and other finishing and trade lamination customers who use GBC’s professional grade finishing and laminating equipment and supplies. The Europe Group primarily distributes its CCG products to customers in Europe. GBC’s products are marketed in over 100 countries under the GBC, Quartet and Ibico brands.

ACCO World Corporation
300 Tower Parkway
Lincolnshire, Illinois 60069
(847) 484-4800
      ACCO World Corporation is a holding company for subsidiaries engaged in designing, developing, manufacturing and marketing a wide variety of traditional and computer-related office products, supplies, personal computer accessory products, paper-based time management products, presentation aids and label products.
      ACCO World was incorporated under the laws of Delaware in 1970. It was acquired by a subsidiary of Fortune Brands (then known as American Brands, Inc.) in 1987. Certain office products companies that had been acquired by Fortune Brands prior to 1987, including Swingline, Inc. (manufacturer of staplers and punching devices) and Wilson Jones Company (manufacturer of binders and other paper organization products), were later merged into subsidiaries of ACCO World. Fortune Brands acquired Day-Timers in 1988 and merged this business into subsidiaries of ACCO World. ACCO World or its subsidiaries then made a series of additional acquisitions of small businesses in the 1990’s, including Nobo Group Plc, Apollo Presentation Products and Boone International, Inc.

Fortune Brands, Inc.
300 Tower Parkway
Lincolnshire, Illinois 60069
(847) 541-9500
      Fortune Brands, Inc., the parent of ACCO World Corporation, is a $7 billion leading consumer brands company. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, golf equipment and office products. Home and hardware brands include Moen faucets, Aristokraft, Schrock, Diamond and Omega cabinets, Therma-Tru door systems, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware, Inc. Major spirits and wine brands sold by units of Jim Beam Brands Worldwide, Inc. include Jim Beam and Knob Creek bourbons, DeKuyper cordials, The Dalmore single malt scotch, Vox vodka and Geyser Peak and Wild Horse wines. Acushnet Company’s golf brands include Titleist, Cobra and FootJoy. Office brands include Swingline, Wilson Jones, Kensington and Day-Timer sold by units of ACCO World Corporation. Fortune Brands, headquartered in Lincolnshire, Illinois, is traded on the New York Stock Exchange under the ticker symbol “FO” and is included in the S&P 500 Index and the MSCI World Index.
Special Meeting of GBC Stockholders (page 25)
      The special meeting of GBC stockholders will take place on August 15, 2005 at our headquarters located at One GBC Plaza, Northbrook, Illinois, at 10:30 a.m., local time. At the special meeting, GBC stockholders will be asked to consider and vote on a proposal to adopt the merger agreement and approve the merger.
Special Meeting Record Date; Voting Information (page 25)
      GBC stockholders are entitled to vote at the special meeting if they owned shares of GBC common stock or Class B common stock at the close of business on June 23, 2005, the special meeting record date.
      As of the special meeting record date, approximately 14,166,993 shares of GBC common stock and 2,398,275 shares of Class B common stock were issued and outstanding and entitled to vote at the special meeting and there were approximately 575 holders of record of GBC common stock and one holder of record of GBC Class B common stock. Each share of GBC common stock entitles the holder to one vote at the special meeting and each share of GBC Class B common stock entitles the holder to fifteen votes per share at the special meeting.

Required Vote (page 25)
      The affirmative vote of a majority of the voting power of the outstanding shares of GBC common stock and Class B common stock entitled to vote on the merger proposal voting together as a single class is required to adopt the merger agreement and approve the merger.
Voting by GBC Management and Lane Industries, Inc. (page 26)
      At the close of business on the special meeting record date, GBC directors and executive officers as a group owned and were entitled to vote 243,183 shares of GBC common stock, representing approximately .0048% of the outstanding voting power of GBC common stock and Class B common stock entitled to vote at the special meeting. All of the directors and executive officers of GBC that are entitled to vote at the GBC special meeting have indicated that they intend to vote their shares of GBC common stock in favor of adoption of the merger agreement and approval of the merger.
      Lane Industries has entered into a voting agreement with Fortune Brands and ACCO World pursuant to which Lane Industries, which controls approximately 86.7% of the voting power of GBC common stock and Class B common stock as of the record date for the special meeting, has agreed, subject to limited exceptions, to vote, and granted to Fortune Brands a proxy to vote, its shares in favor of adoption of the merger agreement and approval of the merger. Accordingly, the voting power of Lane Industries’ shares is sufficient to adopt the merger agreement and approve the merger and, as a result of Lane Industries’ obligations under the voting agreement, the adoption of the merger agreement and approval of the merger is practically assured.
The Spin-off and Merger (page 28)
      Fortune Brands, ACCO World and GBC have agreed to merge GBC with ACCO World pursuant to the terms of the merger agreement. Prior to the merger, ACCO World will be recapitalized and renamed “ACCO Brands Corporation” and Fortune Brands will distribute all of its shares of ACCO Brands common stock to Fortune Brands common stockholders on a pro rata basis. Once the spin-off is complete, the merger will commence pursuant to the terms of the merger agreement. ACCO Brands’ wholly-owned subsidiary Gemini Acquisition Sub will merge with and into GBC. GBC will survive the merger as a wholly-owned subsidiary of ACCO Brands. At the time of the merger, GBC stockholders will receive the right to receive one share of ACCO Brands common stock for each share of GBC common stock or Class B common stock they own. Immediately after consummation of the merger, on a fully diluted basis, 66% of ACCO Brands will be held by Fortune Brands common stockholders and ACCO Brands’ minority stockholder and 34% will be held by stockholders of GBC.
GBC Board of Directors’ Recommendation to GBC Stockholders (page 25)
      The GBC board of directors has determined that the merger is advisable and fair to, and in the best interests of, GBC and its stockholders and unanimously recommends that GBC stockholders vote FOR the proposal to adopt the merger agreement and approve the merger.
Opinions of GBC’s Financial Advisors (page 39)
      In deciding to approve the merger, the GBC board of directors considered separate opinions delivered to it by its financial advisors, Goldman, Sachs & Co. and Deutsche Bank Securities, Inc.
      Goldman, Sachs & Co. delivered its opinion to the GBC board of directors, which opinion was subsequently confirmed in writing, that as of March 15, 2005, and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the merger agreement is fair from a financial point of view to the holders of GBC common stock and Class B common stock, taken together in the aggregate.
      Deutsche Bank Securities, Inc. delivered its opinion to the GBC board of directors, which opinion was subsequently confirmed in writing, that as of March 14, 2005, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank, the exchange ratio was fair from a financial point of view to the holders of GBC common stock and Class B common stock.
      The full text of the separate written opinions of Goldman Sachs and Deutsche Bank, which set forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with each opinion, are attached to this proxy statement/ prospectus-information statement as Annexes C and D, respectively. Goldman Sachs and Deutsche Bank provided their opinions for the information and assistance of the GBC board of directors in connection with their consideration of the transactions contemplated by the merger agreement and the distribution agreement. These opinions are not a recommendation as to how any holder of GBC common stock or Class B common stock should vote with respect to the transactions contemplated by the merger agreement. GBC encourages you to read each of these opinions in their entirety.
Regulatory Approval (page 52)
      GBC and ACCO World would not be able to complete the spin-off and the merger until they submitted the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 to the Department of Justice and the Federal Trade Commission and the specified waiting period had expired or terminated. GBC and ACCO World submitted the required filings under the Hart-Scott-Rodino Act and the waiting period associated with those filings expired on May 12, 2005.
      GBC and ACCO World obtained approval for the merger from the Spanish competition authorities on June 30, 2005 and from the U.K. Office of Fair Trading on July 4, 2005. In addition, GBC and ACCO World made a mandatory filing to obtain approval of the merger under German law on June 22, 2005. In Germany, the implementation of the transaction is subject to the approval of the German antitrust authorities.
Accounting Treatment (page 53)
      The merger will be accounted for under the purchase method of accounting and ACCO Brands will be considered the acquiror of GBC for accounting purposes.
Treatment of Stock Options (page 60)
      Under the terms of the merger agreement, each option to purchase GBC shares outstanding immediately prior to the merger will be converted into an option to purchase the same number of shares of ACCO Brands common stock at an exercise price per share equal to the exercise price per share of the GBC stock option immediately prior to the conversion.
      Prior to the merger, options to purchase Fortune Brands common stock that are outstanding and unvested immediately prior to the spin-off and held by an employee or former employee of ACCO World will be converted into options to purchase shares of ACCO Brands common stock. The number of shares subject to these ACCO Brands options and their exercise prices will be based on the number of shares subject to, and the exercise price of, the corresponding Fortune Brands option and will be adjusted based on the ratio of the price of Fortune Brands common stock before the spin-off to the price of ACCO Brands common stock after the merger.
Exchange of Shares in the Merger; Treatment of Fractional Shares (page 61)
      Unless a physical certificate is requested, GBC stockholders will receive shares of ACCO Brands common stock in book-entry form. Upon surrender of the shares of GBC common stock or Class B common stock, such shares will be cancelled. No fractional shares of ACCO Brands common stock will be issued to any holder of shares of GBC upon consummation of the merger. For each fractional share that would otherwise be issued to each stockholder, ACCO Brands will pay in cash an amount equal to the stockholder’s proportionate interest in the net proceeds from the sale or sales in the open market of the aggregate fractional ACCO Brands shares that would have been issued in the merger.

Board of Directors and Management of ACCO Brands After the Merger (page 128)
      Upon completion of the merger, the board of directors of ACCO Brands will consist of nine individuals, with six persons to be named by the board of directors of Fortune Brands (one of whom will be Mr. David D. Campbell) and three persons to be named by the board of directors of GBC. GBC and Fortune Brands have agreed that Mr. Campbell will serve as chairman of the board and an individual selected by GBC and Fortune Brands prior to the completion of the merger will serve as independent lead director of the ACCO Brands board. It is expected that at the completion of the merger, the board of directors of ACCO Brands will appoint Mr. Pierre E. Leroy independent lead director of the ACCO Brands board.
      Upon completion of the merger, Mr. Campbell, current Chairman, President and Chief Executive Officer of ACCO World, will be Chief Executive Officer of ACCO Brands and the other initial officers of ACCO Brands will consist of individuals selected by Mr. Campbell from the management of GBC and ACCO World. It is expected that the new ACCO Brands senior management team will include Mr. Campbell; Neal V. Fenwick, Executive Vice President and Chief Financial Officer; Denny Chandler, Chief Operating Officer, Office Products Division; and Boris Elisman, President, Kensington Computer Accessories, each of whom are currently serving in such capacities at ACCO World. In addition, John Turner will continue as President of GBC’s Industrial and Print Finishing Group; and Steven Rubin, GBC’s General Counsel, will become General Counsel of ACCO Brands.
Interests of Certain Persons in the Merger (page 53)
      In considering the GBC board of directors’ determination to approve the merger agreement and to recommend that GBC stockholders vote to adopt the merger agreement and approve the merger, GBC stockholders should be aware of potential conflicts of interest of, and the benefits available to, certain GBC stockholders, directors and officers. These stockholders, directors and officers may have interests in the merger that are different from, or in addition to, the interests of GBC stockholders as a result of, among other things:

•	arrangements regarding the appointment of directors and officers of ACCO Brands;

•	certain outstanding options to purchase GBC common stock issued under GBC stock plans prior to the date of the merger agreement, including those held by executive officers and directors, would become fully exercisable upon completion of the merger and restrictions upon certain restricted stock units under GBC stock plans awarded prior to the date of the merger agreement, including those held by executive officers and directors, would lapse;

•	employment and severance arrangements maintained for GBC executive officers that provide for cash severance pay and other benefits, valued in an aggregate amount of approximately $10,362,122 (based on levels of pay and other circumstances as of June 30, 2005), plus tax gross-up payments, if applicable, if their employment is terminated within specified periods;

•	special fee payments valued in an aggregate amount of $245,000, $90,000 of which is payable by GBC and $155,000 of which is payable by Lane Industries, to be made to directors (or members of their immediate family) as a result of the merger;

•	the voting agreement entered into by Fortune Brands, ACCO World and Lane Industries, GBC’s largest stockholder; and

•	the registration rights agreement entered into by ACCO World and Lane Industries.
No Dissenters’ or Appraisal Rights (page 27)
      GBC stockholders will not be entitled to exercise dissenters’ or appraisal rights or to demand payment for their shares in connection with the merger.

Conditions to the Completion of the Merger (page 67)
      Several conditions must be satisfied or waived before the merger will be completed. These include:

•	the approval and adoption of the merger agreement and the merger by GBC stockholders;

•	the applicable waiting period under the Hart-Scott-Rodino Act having terminated or expired (the waiting period expired on May 12, 2005);

•	all notifications and filings required under non-U.S. competition laws having been made, and all consents, approvals and authorizations required under non-U.S. competition laws in order to complete the merger having been made or obtained and all applicable waiting periods under non-U.S. competition laws having been terminated or expired;

•	the approval for listing on the New York Stock Exchange of the ACCO Brands common stock to be issued in the spin-off and the merger;

•	the completion of the spin-off in accordance with the terms of the merger agreement and the distribution agreement;

•	receipt by each of GBC and Fortune Brands of opinions of their respective tax counsel stating that the merger will constitute a reorganization under section 368(a) of the Internal Revenue Code and receipt by Fortune Brands of an opinion of its tax counsel stating that the spin-off will constitute a spin-off under section 355 of the Internal Revenue Code; and

•	other customary contractual conditions set forth in the merger agreement.
      For a more complete description, see “The Merger Agreement — Conditions to the Completion of the Merger” beginning on page 67.
Termination of the Merger Agreement (page 68)
      Either Fortune Brands or GBC, by action of its respective board of directors, may terminate the merger agreement for the following reasons, among others:

•	Fortune Brands and GBC agree to terminate the agreement by mutual written consent;

•	the merger has not been completed by November 30, 2005, provided that the terminating party’s failure to fulfill any obligation under the merger agreement or the distribution agreement is not the cause of the merger not being completed by November 30, 2005; or

•	GBC stockholders fail to adopt the merger agreement and approve the merger at the GBC special meeting.
      In addition, Fortune Brands may terminate the merger agreement for the following reasons, among others:

•	if the GBC board of directors withdraws, modifies or qualifies (or publicly proposes to withdraw, modify or qualify) its recommendation to GBC stockholders to adopt the merger agreement and approve the merger;

•	if the GBC board of directors recommends an alternate acquisition proposal; or

•	GBC breaches its obligation to call and hold the GBC special meeting.
      Among other reasons, GBC may terminate the merger agreement in accordance with and subject to the conditions described in “The Merger Agreement — No Solicitation” beginning on page 64 herein.
      For a more complete description, see “The Merger Agreement — Termination of the Merger Agreement” beginning on page 68.

Termination Fee (page 69)
      GBC has agreed to pay Fortune Brands a termination fee of $9.5 million, plus expenses incurred in the transaction, if the merger agreement has been terminated under specified circumstances relating to a competing transaction or if Fortune Brands terminates the merger agreement as a result of certain actions or failures to act by GBC or its board of directors. See “The Merger Agreement — Fees and Expenses — Termination Fee” beginning on page 69.
The Spin-Off Transaction (page 71)
      Prior to the spin-off, ACCO World will be renamed “ACCO Brands Corporation” and will be recapitalized so that it has a number of shares of ACCO Brands common stock outstanding that will represent 66% of the outstanding shares of ACCO Brands common stock, on a fully diluted basis, immediately following the merger. ACCO World will also pay prior to the spin-off a special dividend to its stockholders, including Fortune Brands, in the aggregate amount of $625.0 million. Immediately prior to the merger and following the recapitalization, Fortune Brands will distribute in the spin-off all of the shares of ACCO Brands common stock owned by Fortune Brands.
      Fortune Brands stockholders will not be required to pay for shares of ACCO Brands common stock received in the spin-off, or to surrender or exchange shares of Fortune Brands stock or take any other action in order to be entitled to receive ACCO Brands common stock. The distribution of ACCO Brands common stock will not cancel or affect the number of outstanding shares of Fortune Brands common stock. Fortune Brands stockholders should retain their Fortune Brands stock certificates.
      Fractional shares of ACCO Brands common stock will not be distributed in the spin-off. The distribution agent will aggregate fractional shares and sell them in the public market. The net proceeds of those sales will be distributed ratably to holders of Fortune Brands common stock entitled to fractional interests.
Conditions to the Completion of the Spin-Off (page 73)
      The distribution of ACCO Brands common stock is subject to the satisfaction or waiver of certain conditions set forth in the distribution agreement, including:

•	the absence of any law, order or injunction having the effect of making the spin-off illegal or otherwise prohibiting completion of the spin-off, and the absence of any proceeding initiated by any governmental entity seeking, and which is reasonably likely to result in, such a law, order or injunction;

•	each condition to the closing of the merger agreement shall have been fulfilled or waived by the party for whose benefit such condition exists (except for the consummation of the spin-off).
      Fortune Brands may (but is not required to) waive any of these conditions; however, GBC’s consent is required before Fortune Brands may waive the conditions set forth in the first bullet above.
Certain United States Federal Income Tax Consequences of the Spin-Off and the Merger (page 83)
      The spin-off and the merger are conditioned upon the receipt by Fortune Brands and ACCO World of opinions of Chadbourne & Parke LLP, counsel to Fortune Brands and ACCO World, to the effect that the spin-off will constitute a spin-off under section 355 of the Internal Revenue Code and the merger will constitute a reorganization under section 368(a) of the Internal Revenue Code. The spin-off and the merger are also conditioned upon GBC’s receipt of an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to GBC, to the effect that the merger will constitute a reorganization under section 368(a) of the Internal Revenue Code. These opinions of counsel to Fortune Brands, ACCO World and GBC will be based on, among other things, current law and certain representations as to factual matters made by, among others, Fortune Brands, ACCO World and GBC, which, if incorrect, could jeopardize the conclusions reached by such counsel in their opinions.

      So long as the spin-off and merger constitute a spin-off under section 355 of the Internal Revenue Code and a reorganization under section 368(a) of the Internal Revenue Code, respectively, then:

•	no taxable gain or loss will generally be recognized by a Fortune Brands stockholder as the result of the spin-off or receipt of ACCO Brands common stock pursuant to the spin-off (except with respect to cash that a Fortune Brands stockholder may receive instead of a fractional share interest in ACCO Brands common stock);

•	the distribution of ACCO Brands common stock to Fortune Brands stockholders in connection with the spin-off will qualify as tax-free to Fortune Brands so long as the spin-off is not disqualified as tax-free under section 355(e) of the Internal Revenue Code because of certain subsequent acquisitions of Fortune Brands common stock or ACCO Brands common stock by a third party; and

•	no taxable gain or loss will generally be recognized by GBC, ACCO Brands, an ACCO Brands stockholder or a GBC stockholder in the merger (except with respect to cash that a GBC stockholder may receive instead of a fractional share interest in ACCO Brands common stock).

SELECTED HISTORICAL FINANCIAL INFORMATION OF ACCO WORLD CORPORATION
      The following selected historical financial information of ACCO World Corporation for each of the past three fiscal years 2004, 2003 and 2002 has been derived from ACCO World’s financial statements, which were audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The financial data as of March 25, 2005 and 2004, and for each of the three-month periods then ended, and the financial data as of December 27, 2001 and 2000 and for the years then ended, have been derived from ACCO World’s financial statements which include, in management’s opinion, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the results of operations and financial position of ACCO World for the periods and dates presented. This information is only a summary and should be read in conjunction with management’s discussion and analysis of results of operations and financial condition of ACCO World and the financial statements and notes thereto of ACCO World included in this proxy statement/ prospectus-information statement on pages F-1 — F-38.
Selected Financial Data
(in millions)

	Quarter Ended
	March 25,		Fiscal Year Ended December 27,

	2005	2004	2004	2003	2002	2001	2000

	(unaudited)					(unaudited)
Income Statement Data:
Net sales(1)	275.2	270.9	1,175.7	1,101.9	1,105.4	1,176.3	1,354.2
Net income/(loss)	10.5	8.6	68.5	26.7	4.2	(83.8)	(508.0)
Balance Sheet Data (at period end):
Total assets	927.5	885.5	984.5	886.7	860.5	930.8	1,171.2
External long-term debt(2)	—	—	—	—	—	0.9	2.6
Total stockholders’ equity(3)	656.5	459.6	616.8	533.1	528.8	672.1	890.2

(1)	The net sales decline from 2000 to 2001 of $177.9 was due to strategic decisions to minimize reinvestment in declining product categories (including Day-Timers, labels, filing and business essentials), strategic product category exits (including Kensington imaging, joysticks and media), the adverse impact of foreign exchange translation ($27.1), and economic slowdown after the September 11th tragedy in the U.S.

(2)	External long-term debt refers only to the portion financed by third parties, and does not include any portion financed through banking relationships or lines of credit secured by ACCO World’s parent company, Fortune Brands. Interest expenses associated with Fortune Brands’ debt have been allocated to ACCO World for the periods presented.

(3)	If the stockholders’ equity at March 25, 2005 included the declaration of the $625.0 dividend payable to ACCO World stockholders prior to the spin-off, total stockholders’ equity would be reduced to $31.5 on a pro forma basis.

SELECTED HISTORICAL FINANCIAL INFORMATION OF GENERAL BINDING CORPORATION
      The following selected historical financial information of General Binding Corporation for each of the past five fiscal years have been derived from General Binding Corporation’s audited historical financial statements, which for fiscal years ended December 31, 2004, 2003 and 2002 were audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, and for fiscal years ended December 31, 2001 and 2000 were audited by Arthur Andersen LLP. Arthur Andersen LLP has ceased practicing before the Securities and Exchange Commission. The financial information as of March 31, 2005 and 2004, and for each of the three-month periods then ended, have been derived from GBC’s unaudited financial statements which include, in management’s opinion, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the results of operations and financial position of GBC for the periods and dates presented. This information is only a summary and should be read in conjunction with management’s discussion and analysis of results of operations and financial condition of General Binding Corporation and the audited and unaudited consolidated financial statements and notes thereto of General Binding Corporation incorporated by reference into this proxy statement/ prospectus-information statement.

	Quarter Ended
	March 31,		Fiscal Year Ended December 31,

	2005	2004	2004	2003	2002	2001	2000

	(unaudited)
	(Amounts in millions, except for per share data)
Income Statement Data:
Net sales	$180.2	$170.9	$712.3	$697.9	$701.7	$711.9	$824.6
Net income (loss) from continuing operations	$(3.4)	$0.5	$14.8	$(3.3)	$(1.0)	$(19.5)	$2.4
Net income (loss) per share from continuing operations:
Diluted(1)	$(0.21)	$0.03	$0.88	$(0.20)	$(0.06)	$(1.24)	$0.15
Basic(1)	$(0.21)	$0.03	$0.91	$(0.20)	$(0.06)	$(1.24)	$0.15
Balance Sheet Data (at period end):
Total assets	$545.2	$531.6	$540.4	$530.3	$557.4	$719.6	$761.3
Long-term obligations	$260.8	$283.6	$255.2	$282.0	$314.8	$410.7	$397.0
Cash dividends per common share(1)	$—	$—	$—	$—	$—	$—	$—

(1)	Amounts represent per share amounts for both GBC common stock and Class B common stock.

SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL INFORMATION
      The following selected unaudited pro forma combined condensed financial information of GBC and ACCO World combine the consolidated financial information of GBC for the year ended December 31, 2004 and as of and for the three month period ended March 31, 2005, with the consolidated financial information of ACCO World for the year ended December 27, 2004 and as of and for the three month period ended March 25, 2005 after giving effect to the merger of ACCO World and GBC. The selected unaudited pro forma combined condensed financial information is derived from the unaudited pro forma combined condensed financial statements contained elsewhere in this proxy statement/prospectus-information statement.
      We present the unaudited pro forma combined condensed financial information for informational purposes only. The pro forma information is not intended to represent or be indicative of the combined results of operations or financial condition of ACCO Brands that would have been reported had the merger been completed as of the dates presented and should not be taken as representative of the future combined results of operations or financial condition of ACCO Brands.
      We prepared the unaudited pro forma combined condensed financial information using the purchase method of accounting. The unaudited pro forma combined condensed financial information does not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the merger. In addition, the unaudited pro forma combined condensed financial statements do not include the effects of dispositions, if any, that might be required in order to obtain regulatory approval of the merger transaction.

	Fiscal Year Ended	Quarter Ended
	December 27, 2004	March 25, 2005

	(In millions)
Income Statement Data:
Net sales	$1,888.0	$455.4
Net income	59.2	1.2
Balance Sheet Data (at period end):
Total assets		$2,032.5
Long-term debt		913.5
Total stockholders’ equity		529.5

COMPARATIVE PER SHARE INFORMATION
      The following table sets forth certain historical per share data of GBC common stock and combined per share data of GBC and ACCO World on an unaudited pro forma combined basis giving effect to the spin-off and the merger. This information should be read in conjunction with the selected historical financial data and the ACCO Brands Corporation Unaudited Pro Forma Condensed Combined Financial Information and related notes included elsewhere in this proxy statement/prospectus-information statement, and the separate historical financial statements of GBC and ACCO World and the related notes, included or incorporated by reference in this proxy statement/prospectus-information statement. The unaudited pro forma combined information provided below is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that ACCO Brands will experience after the merger. The GBC unaudited pro forma equivalent data was calculated by multiplying the corresponding unaudited pro forma combined data by one, the exchange ratio in the merger.

	Fiscal Year Ended	Quarter Ended
	December 27, 2004	March 25, 2005

GBC — HISTORICAL(1):
Basic net income (loss) per share from continuing operations	$0.91	$(0.21)
Diluted net income (loss) per share from continuing operations	0.88	(0.21)
Cash dividends declared per common share	—	—
Book value per common share, basic	4.80	4.57
Book value per common share, diluted	4.64	4.35
PRO FORMA COMBINED:
Basic net income per share from continuing operations	$1.24	$0.03
Diluted net income per share from continuing operations	1.20	0.02
Book value per common share, basic		11.08
Book value per common share, diluted		10.68
GBC — PRO FORMA EQUIVALENTS:
Basic net income per share from continuing operations	$1.24	$0.03
Diluted net income per share from continuing operations	1.21	0.02
Book value per common share, basic		11.08
Book value per common share, diluted		10.68

(1)	GBC reports its financial information on a calendar period basis, while ACCO World reports its financial information on a fiscal year basis. GBC’s financial information is as of and for the year ended December 31, 2004 and as of and for the three months ended March 31, 2005.

GENERAL BINDING CORPORATION MARKET PRICE AND DIVIDEND INFORMATION
      GBC common stock is currently traded on the Nasdaq National Market under the symbol “GBND”. On March 15, 2005, the last trading day before the announcement of the signing of the merger agreement, the last reported sale price of GBC common stock as reported by the Nasdaq National Market was $13.08. On July 15, 2005, the last practicable trading day prior to the date of this proxy statement/prospectus-information statement, the last reported sale price of GBC common stock as reported by the Nasdaq National Market was $22.85. The following table sets forth the high and low sales prices of GBC common stock for the periods indicated. The quotations are as reported in published financial sources. For current price information, GBC stockholders are urged to consult publicly available sources. Market price data for GBC Class B common stock has not been presented as those shares are not publicly traded and there is no market for those securities. Market price data for ACCO World has not been presented as ACCO World does not trade separately from Fortune Brands common shares. GBC has not declared any cash dividends on its shares of common stock or Class B common stock during the periods indicated and does not anticipate paying cash dividends in the future.

	General Binding
	Corporation
	Common Stock

	High	Low

Calendar Year Ended Dec. 31, 2002
First Quarter	$14.66	$11.86
Second Quarter	$20.00	$14.85
Third Quarter	$19.65	$14.50
Fourth Quarter	$15.40	$8.48
Calendar Year Ended Dec. 31, 2003
First Quarter	$12.83	$7.90
Second Quarter	$12.50	$7.60
Third Quarter	$14.83	$9.25
Fourth Quarter	$18.68	$11.24
Calendar Year Ended Dec. 31, 2004
First Quarter	$19.01	$12.91
Second Quarter	$17.00	$9.75
Third Quarter	$15.92	$10.01
Fourth Quarter	$15.11	$12.83
Calendar Year Ended Dec. 31, 2005
First Quarter	$21.00	$11.70
Second Quarter	$22.35	$19.98
Third Quarter (through July 15, 2005)	$24.00	$21.74

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
      This proxy statement/ prospectus-information statement includes forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes”, “expects”, “may”, “will”, “should”, “could”, “seek”, “intends”, “plans”, “estimates”, “anticipates” or other comparable terms. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements, including those factors discussed in “Risk Factors.” Factors that could cause actual results to differ from those reflected in forward-looking statements relating to the operations and business of GBC, ACCO World and the combined ACCO Brands include:

•	competition within the office products, document finishing and film lamination industries;

•	the effects of economic and political conditions;

•	the ability of distributors to successfully market and sell our products;

•	the availability and price of raw materials;

•	dependence on certain suppliers of manufactured products;

•	the effect of consolidation in the office products industry;

•	the ability to obtain governmental approvals of the transaction on the proposed terms and schedule;

•	the risk that the businesses will not be integrated successfully;

•	the risk that the cost savings and any synergies from the transaction may not be fully realized or may take longer to realize than expected;

•	disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; and

•	other risks and uncertainties, including those set forth in this proxy statement/ prospectus-information statement and those detailed from time to time in GBC’s and ACCO Brands’ filings with the Securities and Exchange Commission.
      You should read this proxy statement/ prospectus-information statement and the documents incorporated by reference into it completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this proxy statement/ prospectus-information statement are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this proxy statement/ prospectus-information statement, and GBC, ACCO World, ACCO Brands and Fortune Brands do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events or changes in future operating results over time.

RISK FACTORS
      In addition to the other information that we have incorporated by reference in the proxy statement/ prospectus-information statement, you should carefully consider and evaluate all of the information in this proxy statement/ prospectus-information statement, including the risk factors listed below. Any of these risks could materially and adversely affect ACCO Brands’ business, financial condition and results of operations, which in turn could materially and adversely affect the price of ACCO Brands common stock.
Risks Relating to the Spin-Off and the Merger

ACCO Brands may not realize the anticipated benefits from the merger.
      The success of the merger will depend, in part, on the ability of ACCO Brands to realize the anticipated synergies, cost savings and growth opportunities from integrating the businesses of GBC with those of ACCO World. ACCO Brands’ success in realizing these synergies, cost savings and growth opportunities, and the timing of this realization, depends on the successful integration of ACCO World’s and GBC’s operations. Even if ACCO Brands is able to integrate the business operations of GBC successfully, ACCO Brands cannot assure you that this integration will result in the realization of the full benefits of the synergies, cost savings and growth opportunities that ACCO World and GBC currently expect from this integration or that these benefits will be achieved within the anticipated time frame. For example, the elimination of duplicative costs may not be possible or may take longer than anticipated, the benefits from the merger may be offset by costs incurred in integrating the companies and regulatory authorities may impose adverse conditions on the combined business in connection with granting approval for the merger.

The integration of ACCO World and GBC following the merger may present significant challenges.
      There is a significant degree of difficulty and management distraction inherent in the process of establishing ACCO Brands as an independent public company and integrating the ACCO World and GBC businesses. These difficulties include:

•	the challenge of establishing ACCO Brands as a separately traded independent public company and then integrating the ACCO World and GBC businesses while carrying on the ongoing operations of each business;

•	the necessity of coordinating geographically separate organizations;

•	the challenge of integrating the business cultures of each company, which may prove to be incompatible;

•	the challenge and cost of integrating the information technology systems of each company; and

•	the potential difficulty in retaining key officers and personnel of ACCO World and GBC.
      The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of ACCO Brands’ businesses. Members of ACCO Brands’ senior management may be required to devote considerable amounts of time to this integration process, which will decrease the time they will have to manage the business of ACCO Brands, service existing customers, attract new customers and develop new products or strategies. If ACCO Brands’ senior management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, ACCO Brands’ business could suffer.
      We cannot assure you that ACCO Brands will successfully or cost-effectively integrate the GBC businesses and the existing businesses of ACCO World. The failure to do so could have a material adverse effect on ACCO Brands’ business, financial condition and results of operations.
          The number of shares GBC stockholders will receive in the merger is not subject to adjustment based on the performance of the ACCO World or GBC businesses. Accordingly, because this performance may fluctuate, the relative market values of the ACCO Brands common stock that GBC stockholders receive in the merger may not reflect the performance of the individual companies at the time of the merger.
      In the merger, each holder of GBC common stock and Class B common stock will receive one share of ACCO Brands common stock (and one associated preferred share purchase right) for each GBC share they own. Fortune Brands common stockholders (who will receive their shares in the spin-off) will not receive any new shares in the merger and will continue to hold their existing shares of Fortune Brands and ACCO Brands common stock. The 1:1 exchange ratio will not be adjusted for changes in the economic performance of the ACCO World or GBC businesses or the market price of GBC common stock. If the economic performance of ACCO World relative to GBC declines (or the economic performance of GBC improves) relative to ACCO World prior to the completion of the merger, the market value of the ACCO Brands common stock that GBC stockholders receive in the merger may not reflect the then current performance of the individual companies.

There is no prior market for ACCO Brands common stock.
      There is no current public trading market for ACCO Brands common stock. We cannot predict the prices at which ACCO Brands common stock may trade following the spin-off and merger. Such trading prices will be determined by the marketplace and may be influenced by many factors, including the depth and liquidity in the market for such shares, investor perceptions of ACCO Brands and the industry in which it participates, ACCO Brands’ dividend policy and general economic and market conditions. Until an orderly market develops, the trading prices for these shares may fluctuate significantly.
      ACCO Brands common stock will be freely transferable, except for shares received by GBC “affiliates,” as that term is defined under the Securities Act of 1933, or held by affiliates of ACCO Brands. See “The Transactions — Federal Securities Law Consequences; Resale Restrictions” on page 58.

Sales of ACCO Brands common stock after the merger may negatively affect its market price.
      The market price of ACCO Brands common stock could decline as a result of sales of a large number of shares of ACCO Brands common stock in the market after the completion of the merger or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for ACCO Brands to obtain additional capital by selling equity securities in the future at a time and at a price that ACCO Brands deems appropriate.
      Immediately after the merger, Fortune Brands stockholders, together with ACCO World’s minority stockholder, will hold, in the aggregate, 66% of ACCO Brands common stock on a fully diluted basis. Currently, Fortune Brands stockholders include index funds tied to the Standard & Poor’s 500 Index or other stock indices, and institutional investors subject to various investing guidelines. Because ACCO Brands will not be included in these indices at the time of the merger or may not meet the investing guidelines of some of these institutional investors, these index funds and institutional investors may be required to sell ACCO Brands common stock that they receive in the spin-off. These sales may negatively affect ACCO Brands common stock price.
      At the close of business on the record date for the special meeting of GBC stockholders, Lane Industries beneficially owned and was entitled to vote 7,474,962 shares of GBC common stock and 2,398,275 shares of GBC Class B common stock. Following the merger, Lane Industries’ shares are anticipated to represent approximately 18.5% of ACCO Brands outstanding common stock on a fully diluted basis. Lane Industries will be able to sell its shares in the public market from time to time, subject to certain limitations on the timing, amount and method of those sales imposed by SEC regulations. Lane Industries also has the right under a registration rights agreement entered into with ACCO World, subject to certain restrictions, including a 180-day waiting period, to cause ACCO Brands to register the sale of shares of ACCO Brands common stock owned by it, and to include its shares in future registration statements relating to ACCO Brands common stock. For more information on this registration rights agreement, see “Additional Agreements Related to the Spin-off and the Merger — Registration Rights Agreement” beginning on page 77. If Lane Industries were to sell a large number of its ACCO Brands shares, the market price of ACCO Brands common stock could decline significantly. In addition, the perception in the public markets that sales by Lane Industries might occur could also adversely affect the market price of ACCO Brands common stock.

          Regulatory agencies may delay or impose conditions on approval of the spin-off and the merger, which may diminish the anticipated benefits of the merger.
      Completion of the spin-off and merger is conditioned upon the receipt of required government consents, approvals, orders and authorizations, including required approvals from foreign regulatory agencies. While we intend to pursue vigorously all required governmental approvals and do not know of any reason why we would not be able to obtain the necessary approvals in a timely manner, the requirement to receive these approvals before the spin-off and merger could delay the completion of the spin-off and merger, possibly for a significant period of time after GBC stockholders have approved the merger proposal at the special meeting. In addition, these governmental agencies may attempt to condition their approval of the merger on the imposition of conditions that could have a material adverse effect on ACCO Brands’ operating results or the value of ACCO Brands common stock after the spin-off and merger are completed. Any delay in the completion of the spin-off and merger could diminish anticipated benefits of the spin-off and merger or result in additional transaction costs, loss of revenue or other effects associated with uncertainty about the transaction. Any uncertainty over the ability of the companies to complete the spin-off and merger could make it more difficult for ACCO World and GBC to retain key employees or to pursue business strategies. In addition, until the spin-off and merger are completed, the attention of ACCO World and GBC management may be diverted from ongoing business concerns and regular business responsibilities to the extent management is focused on matters relating to the transaction, such as obtaining regulatory approvals.
          Some of the directors, officers and stockholders of GBC have interests that are different from, or in addition to, the interests of GBC stockholders.
      In considering the GBC board of directors’ determination to approve the merger agreement and to recommend that GBC stockholders vote to adopt the merger agreement and approve the merger, GBC stockholders should be aware of potential conflicts of interest of, and the benefits available to, certain GBC stockholders, directors and officers. These stockholders, directors and officers may have interests in the merger that are different from, or in addition to, the interests of GBC stockholders as a result of, among other things:

•	arrangements regarding the appointment of directors and officers of ACCO Brands;

•	certain outstanding options to purchase GBC common stock issued under GBC stock plans prior to the date of the merger agreement, including those held by executive officers and directors, would become fully exercisable upon completion of the merger and restrictions upon certain restricted stock units under GBC stock plans issued prior to the date of the merger agreement, including those held by executive officers and directors, would lapse;

•	employment and severance arrangements maintained for GBC executive officers;

•	special fee payments to be made to GBC directors as a result of the merger;

•	the voting agreement entered into by Fortune Brands, ACCO World and Lane Industries, GBC’s largest stockholder; and

•	the registration rights agreement entered into by ACCO World and Lane Industries.
      You should read “The Transactions — Interests of Certain Persons in the Merger” on page 53 for a more complete description of the interests and benefits listed above.
          The merger agreement and voting agreement contain provisions that may discourage other companies from trying to acquire GBC.
      The merger agreement and voting agreement contain provisions that may discourage a third party from submitting a business combination proposal to GBC that might result in greater value to GBC stockholders than the merger. The merger agreement generally prohibits GBC from soliciting any acquisition proposal. In addition, if the merger agreement is terminated by GBC or Fortune Brands in circumstances that obligate GBC to pay a termination fee and to reimburse transaction expenses to Fortune Brands, GBC’s financial condition may be adversely affected as a result of the payment of the termination fee and transaction expenses, which might deter third parties from proposing alternative business combination proposals.
      At the close of business on the record date for the special meeting of GBC stockholders, Lane Industries beneficially owned and was entitled to vote 7,474,962 shares of GBC common stock and 2,398,275 shares of GBC Class B common stock, representing approximately 86.7% of the voting power of GBC common stock and Class B common stock taken together. Under the terms of the voting agreement, Lane Industries has agreed, subject to certain limited exceptions, to vote, and granted to Fortune Brands a proxy to vote, its shares in favor of adoption of the merger agreement and approval of the merger and any other transactions contemplated by the merger agreement and against any action that would reasonably be expected to adversely affect or delay the merger.
          If the spin-off does not constitute a spin-off under section 355 of the Internal Revenue Code or the merger does not constitute a reorganization under section 368(a) of the Internal Revenue Code, either as a result of actions taken in connection with the spin-off or the merger or as a result of subsequent acquisitions of stock of Fortune Brands or stock of ACCO Brands, then Fortune Brands, ACCO Brands, Fortune Brands stockholders and/or GBC stockholders may be responsible for payment of United States federal income taxes.
      The spin-off and the merger are conditioned upon the receipt by Fortune Brands and ACCO World of opinions of Chadbourne & Parke LLP, counsel to Fortune Brands and ACCO World, to the effect that the spin-off will constitute a spin-off under section 355 of the Internal Revenue Code and the merger will constitute a reorganization under section 368(a) of the Internal Revenue Code. The spin-off and the merger are also conditioned upon GBC’s receipt of an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to GBC, to the effect that the merger will constitute a reorganization under section 368(a) of the Internal Revenue Code. These opinions of counsel to Fortune Brands, ACCO World and GBC will be based on, among other things, current law and certain representations as to factual matters made by, among others, Fortune Brands, ACCO World and GBC, which, if incorrect, could jeopardize the conclusions reached by such counsel in their opinions.
      The tax allocation agreement to be entered into by Fortune Brands and ACCO World generally provides that ACCO Brands will be responsible for any taxes imposed on Fortune Brands or ACCO Brands as a result of either:

•	the failure of the spin-off to constitute a spin-off under section 355 of the Internal Revenue Code, or

•	the subsequent disqualification of the distribution of the ACCO Brands common stock to Fortune Brands stockholders in connection with the spin-off as tax-free to Fortune Brands for United States federal income tax purposes, if such failure or disqualification is attributable to certain post-spin-off actions taken by or in respect of ACCO Brands (including its subsidiaries) or its stockholders, such as the acquisition of ACCO Brands by a third party at a time and in a manner that would cause such failure or disqualification. For example, even if the spin-off otherwise qualifies as a spin-off under section 355 of the Internal Revenue Code, the distribution of ACCO Brands common stock to Fortune Brands stockholders in connection with the spin-off may be disqualified as tax-free to Fortune Brands if there is an acquisition of stock of ACCO Brands as part of a plan or series of related transactions that include the spin-off and that results in a deemed acquisition of 50% or more of the ACCO Brands common stock.
      For purposes of this test, any acquisitions of Fortune Brands stock or ACCO Brands stock within two years before or after the spin-off are presumed to be part of such a plan, although ACCO Brands or Fortune Brands may be able to rebut that presumption. Also, for purposes of this test, the merger will be treated as resulting in a deemed acquisition by GBC stockholders of approximately 34% of the ACCO

Brands common stock. The process for determining whether a change of ownership has occurred under the tax rules is complex, inherently factual and subject to interpretation of the facts and circumstances of a particular case. If ACCO Brands does not carefully monitor its compliance with these rules, ACCO Brands might inadvertently cause or permit a change of ownership to occur, triggering its obligation to indemnify Fortune Brands pursuant to the Fortune Brands/ ACCO World tax allocation agreement. In addition, ACCO Brands’ indemnity obligation could discourage or prevent a third party from making a proposal to acquire ACCO Brands. See “Certain United States Federal Income Tax Consequences of the Spin-Off and the Merger” beginning on page 83.
          Failure to complete the merger could adversely impact the market price of GBC as well as GBC’s business and operating results.
      If the merger is not completed for any reason, the price of GBC common stock may decline to the extent that the market price of GBC common stock reflects positive market assumptions that the spin-off and the merger will be completed and the related benefits will be realized. GBC may also be subject to additional risks if the merger is not completed, including:

•	depending on the reasons for termination of the merger agreement, the requirement that GBC pay Fortune Brands a termination fee of $9.5 million plus costs incurred by Fortune Brands and ACCO World in connection with the transaction;

•	substantial costs related to the merger, such as legal, accounting, filing, financial advisory and financial printing fees, must be paid regardless of whether the merger is completed; and

•	potential disruption to the businesses of GBC and distraction of its workforce and management team.
Risks Relating To ACCO Brands’ Business After the Merger
          ACCO Brands may be unable to anticipate changes in consumer preferences, which may result in decreased demand for its products.
      ACCO Brands’ success will depend in part on its ability to anticipate and offer products that appeal to the changing needs and preferences of its customers in the various market categories ACCO Brands will compete in after the merger. If it is not able to anticipate, identify and develop and market products that respond to these changes in customer preferences, demand for ACCO Brands’ products may decline and its operating results may be adversely affected.

ACCO Brands substantial indebtedness could adversely affect its operations and financial condition.
      After the merger, ACCO Brands will have a significant amount of indebtedness. As currently contemplated as described in “Financing of ACCO Brands Corporation” beginning on page 81, ACCO Brands could incur up to $1.0 billion in indebtedness in connection with the spin-off, merger and related financing transactions. This indebtedness could have important consequences to ACCO Brands, such as:

•	limiting its ability to obtain additional financing to fund growth, working capital, capital expenditures, debt service requirements or other cash requirements;

•	limiting its operational flexibility due to the covenants contained in its debt agreements;

•	limiting its ability to invest operating cash flow in its business due to debt service requirements;

•	limiting its ability to compete with companies that are not as highly leveraged and that may be better positioned to withstand economic downturns;

•	increasing its vulnerability to economic downturns and changing market conditions; and

•	to the extent that ACCO Brands’ debt is subject to floating interest rates, increasing its vulnerability to fluctuations in market interest rates.

      ACCO Brands expects to obtain the money to pay its expenses and to pay the principal and interest on its outstanding debt from its operations. ACCO Brands’ ability to meet its expenses and debt service obligations will depend on its future performance, which will be affected by financial, business, economic and other factors, including potential changes in customer preferences, the success of product and marketing innovation and pressure from competitors. If ACCO Brands does not have enough money to pay its debt service obligations, it may be required to refinance all or part of its existing debt, sell assets or borrow more money. We cannot assure you that ACCO Brands will be able to, at any given time, refinance its debt, sell assets or borrow more money on terms acceptable to it or at all.
          ACCO Brands will be subject to restrictive debt covenants, which may restrict its operational flexibility.
      After the merger, ACCO Brands’ credit facilities will contain covenants that restrict its ability to incur additional indebtedness, issue preferred stock, pay dividends on and redeem capital stock, make other restricted payments, including investments, sell its assets, transfer all or substantially all of its assets and enter into consolidations or mergers. After the merger, the new credit facilities will also require the company to maintain specified financial ratios and satisfy financial condition tests. ACCO Brands’ ability to meet those financial ratios and tests may be affected by events beyond its control and we cannot assure you that it will meet those ratios and tests. A breach of any of these covenants, ratios, tests or restrictions could result in an event of default under the new credit facilities, in which case the lenders could elect to declare all amounts outstanding under the facilities to be immediately due and payable. If the lenders under the new credit facilities accelerate the payment of the indebtedness, we cannot assure you that ACCO Brands’ assets would be sufficient to repay in full the indebtedness and any other indebtedness that would become due as a result of any acceleration.
          The ACCO World and GBC businesses are dependent on a limited number of customers and a substantial reduction in sales to these customers could significantly impact ACCO Brands’ operating results.
      The office products industry is concentrated in a small number of major customers, principally office products superstores (which combine contract-stationers, retail and mail order), office products distributors and mass merchandisers. This concentration increases pricing pressures to which ACCO Brands will be subject and leads to pressures on its margins and profits. Additionally, consolidation among customers exposes ACCO Brands to an increased concentration of customer credit risk. A relatively limited number of customers account for a large percentage of the total net sales of GBC and ACCO World. In 2004, on a pro forma basis, approximately 48% of the net sales of ACCO World and GBC were to ACCO Brands’ 10 largest customers, although no single customer accounted for more than 13% of sales on a pro forma basis. Although ACCO Brands will not be dependent on any single customer, the loss of, or significant reduction in business from, one or more of ACCO Brands’ major customers could have a material adverse effect on ACCO Brands’ business, financial position and results of operations.
          If ACCO Brands does not compete successfully in the competitive office products industry, its business and revenues may be adversely affected.
      ACCO Brands’ products and services are sold in highly competitive markets. We believe that the principal points of competition in its markets are product innovation, quality, price, merchandising, design and engineering capabilities, product development, timeliness and completeness of delivery, conformity to customer specifications and post-sale support. Competitive conditions may require ACCO Brands to match or better competitors’ prices to retain business or market share. We believe that ACCO Brands’ competitive position will depend on continued investment in innovation and product development, manufacturing and sourcing, quality standards, marketing and customer service and support. However, there can be no assurance that ACCO Brands will have sufficient resources to make such investments or that it will be successful in maintaining its competitive position. There are no significant barriers to entry into the markets for most of ACCO Brands’ products and services. ACCO Brands also faces increasing competition from its own customers’ private-label and direct sourcing initiatives.

          ACCO Brands’ success will depend on its ability to attract and retain qualified personnel.
      ACCO Brands’ success will depend on its ability to attract and retain qualified personnel, including executive officers and other key management personnel. We cannot assure you that ACCO Brands will be able to attract and retain qualified management and other personnel necessary for the development, manufacture and sale of its products or that key GBC and ACCO World employees will remain with ACCO Brands after the merger. If those GBC and ACCO World employees are not retained, we may experience substantial disruption in these businesses. The loss of key management personnel or other key employees or our inability to attract such personnel may adversely affect our ability to manage our overall operations and successfully implement our business strategy.
          ACCO Brands is subject to environmental regulation and environmental risks.
      ACCO Brands and its operations, both in the United States and abroad, are subject to national, state, provincial and/or local environmental laws and regulations that impose limitations and prohibitions on the discharge and emission of, and establish standards for the use, disposal, and management of, certain materials and waste. These environmental laws and regulations also impose liability for the costs of investigating and cleaning up sites, and certain damages resulting from present and past spills, disposals, or other releases of hazardous substances or materials. Environmental laws and regulations can be complex and may change often. Capital and operating expenses required to comply with environmental laws and regulations can be significant, and violations may result in substantial fines and penalties. In addition, environmental laws and regulations, such as the Comprehensive Environmental Response, Compensation and Liability Act (or CERCLA), in the United States impose liability on several grounds for the investigation and cleanup of contaminated soil, ground water, buildings, and for damages to natural resources at a wide range of properties. For example, contamination at properties formerly owned or operated by ACCO World or GBC, as well as at properties ACCO Brands will own and operate, and properties to which hazardous substances were sent by ACCO World or GBC, may result in liability for ACCO Brands under environmental laws and regulations. There can be no assurance that the costs of complying with environmental laws and regulations and any claims concerning noncompliance, or liability with respect to contamination will not in the future have a material adverse effect on ACCO Brands’ financial position or results of operations.
          ACCO Brands’ business is subject to risks associated with seasonality, which could adversely affect its cash flow, financial condition or results of operations.
      ACCO Brands’ business, as it concerns both historical sales and profit, has experienced increased sales volume in the third and fourth quarters of the calendar year. Two principal factors have contributed to this seasonality: the office products industry’s customers and ACCO Brands’ product line. ACCO Brands will be a major supplier of products related to the “back-to-school” season, which occurs primarily during the months of June, July, August and September for its North American business; and its product line includes several products which lend themselves to calendar year-end purchase timing, including Day-Timers planners, paper organization and storage products (including bindery) and Kensington computer accessories which increase with traditionally strong fourth quarter sales of personal computers. If either of these typical seasonal increases in sales of certain portions of ACCO Brands’ product line does not meet our expectations, ACCO Brands could experience a material adverse effect on its business, financial condition and results of operation for the year.
          The raw materials and labor costs incurred by ACCO Brands are subject to price increases that could adversely affect its profitability.
      The primary materials used in the manufacturing of many of ACCO Brands’ products will be paper, steel, plastics, polyester and polypropylene substrates, wood, aluminum, melamine and cork. These materials are available from a number of suppliers, and ACCO Brands is not dependent upon any single supplier for any of these materials. In general, ACCO Brands’ gross profit may be affected from time to time by fluctuations in the prices of these materials because ACCO Brands’ customers require advance notice and negotiation to pass through raw material price increases, giving rise to a delay before cost increases can be passed to customers. Based on our experience, we believe that adequate quantities of these materials will be available in adequate supplies in the foreseeable future. Inflationary and other increases in costs of materials and labor have occurred in the past and may recur, and there can be no assurance that such raw materials will continue to be available in adequate supply in the future or that shortages in supply will not result in price increases that could have a material adverse effect on ACCO Brands’ financial position or results of operations.
          ACCO Brands will be subject to risks associated with international operations that could harm its business.
      Currently, a substantial part of ACCO World’s and GBC’s business is conducted internationally. On a pro forma basis, approximately 45% of ACCO Brands’ net sales for the twelve months ended December 31, 2004 were from international sales. ACCO Brands’ international operations may be significantly affected by economic, political and governmental conditions in the countries where its products are manufactured or sold. Additionally, while the recent relative weakness of the U.S. dollar to other currencies has been advantageous for ACCO World and GBC sales as the results of non-U.S. operations have increased when reported in U.S. dollars, we can give no assurances and make no predictions about the rate at which the U.S. dollar will trade against other currencies in the future. If the U.S. dollar were to become significantly more valuable relative to other currencies in the global market, such an increase could harm ACCO Brands’ ability to compete, its business and its results of operations.
          ACCO Brands will be subject to risks associated with outsourcing that could harm its business.
      Historically, ACCO World and GBC have outsourced certain manufacturing functions to third party service providers in China and other countries. Outsourcing generates a number of risks, including decreased control over the manufacturing process possibly leading to production delays or interruptions, possible inferior product quality control and misappropriation of trade secrets. In addition, performance problems by these third party service providers could result in cost overruns, delayed deliveries, shortages, quality issues or other problems which could result in significant customer dissatisfaction and could materially and adversely affect ACCO Brands’ business, financial condition and results of operations.
      If one or more of these third party service providers becomes unable or unwilling to continue to provide services of acceptable quality, at acceptable costs or in a timely manner, ACCO Brands’ ability to deliver its products to its customers could be severely impaired. Furthermore, the need to identify and qualify substitute service providers or increase its internal capacity could result in unforeseen operational problems and additional costs. Substitute service providers might not be available or, if available, might be unwilling or unable to offer services on acceptable terms. Moreover, if customer demand for ACCO Brands’ products increases, it may be unable to secure sufficient additional capacity from its current service providers, or others, on commercially reasonable terms, if at all.
          ACCO Brands will depend on certain manufacturing sources whose inability to perform their obligations could harm ACCO Brands’ business.
      GBC relies, and ACCO Brands will rely, on GMP Co. Ltd., in which GBC holds an approximately 20% equity interest, as its sole supplier of many of the laminating machines GBC distributes. There can be no assurance that GMP will be able to continue to perform any or all of its obligations to ACCO Brands. GMP’s equipment manufacturing facility is located in the Republic of Korea, and its ability to supply ACCO Brands with laminating machines, may be affected by Korean and other regional or worldwide economic, political or governmental conditions. Additionally, GMP has a highly leveraged capital structure and its ability to continue to obtain financing is required to ensure the orderly continuation of its operations. If GMP were unable to supply ACCO Brands with adequate equipment, and ACCO Brands could not find a suitable alternative supplier on favorable terms, if at all, it may have a material adverse effect on the ACCO Brands business.

          ACCO Brands’ inability to secure and maintain rights to intellectual property could harm its business.
      After the merger, ACCO Brands will have many patents, trademarks, brand names and trade names that are, in the aggregate, important to its business. The loss of any individual patent or license may not be material to ACCO Brands taken as a whole, but the loss of a number of patents or licenses that represented principal portions of the ACCO Brands business, or expenses related to defending or maintaining the patents or licenses could have a material adverse effect on the ACCO Brands business.
          As a result of the spin-off and merger, ACCO Brands will be subject to financial reporting and other requirements for which its accounting and other management systems and resources may not be adequately prepared.
      The financial results for ACCO World were previously included within the consolidated results of Fortune Brands and its reporting and control systems were appropriate to that of a segment of a public company. However, as a private company, ACCO World was not directly subject to reporting and other requirements of the Securities Exchange Act of 1934, as amended, also referred to herein as the Exchange Act. As a result of the spin-off and merger, ACCO Brands will be directly subject to reporting and other obligations under the Exchange Act, including the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which will require annual management assessments of the effectiveness of ACCO Brands’ internal controls over financial reporting and a report by ACCO Brands’ independent auditors addressing these assessments. These reporting and other obligations will place significant demands on ACCO Brands’ management, administrative and operational resources, including accounting resources. We anticipate that ACCO Brands will need to integrate the ACCO World and GBC businesses to upgrade its systems, including information technology, implement additional financial and management controls, reporting systems and procedures and hire additional accounting and finance staff. If ACCO Brands is unable to integrate and upgrade its financial and management controls, reporting systems, information technology and procedures in a timely and effective fashion, ACCO Brands’ ability to comply with its financial reporting requirements and other rules that apply to reporting companies could be impaired. Any failure to achieve and maintain effective internal controls could have a material adverse effect on ACCO Brands’ business, operating results and stock price.
          Certain provisions in ACCO Brands’ organizational documents and Delaware law may make it difficult for someone to acquire control of ACCO Brands.
      ACCO Brands will have in place certain anti-takeover measures that may affect its common stock. ACCO Brands’ restated certificate of incorporation, its amended by-laws and the Delaware General Corporation Law contain several provisions that would make more difficult an acquisition of control of the company in a transaction not approved by ACCO Brands’ board of directors, such as:

•	the division of ACCO Brands’ board of directors into three classes to be elected on a staggered basis, one class each year;

•	the ability of the ACCO Brands board of directors to issue shares of preferred stock in one or more series without further authorization of stockholders;

•	a prohibition on stockholder action by written consent;

•	a prohibition on the right of stockholders to call a special meeting of stockholders;

•	a requirement that stockholders provide advance notice of any stockholder nominations of directors or any proposal of new business to be considered at any meeting of stockholders;

•	a requirement that the affirmative vote of at least 80% of ACCO Brands’ shares be obtained to amend or repeal the provisions of the restated certificate of incorporation relating to the election and removal of directors, the classified board or the right to act by written consent; and

•	a fair price provision.

      In addition to the provisions in ACCO Brands’ restated certificate of incorporation and amended by-laws, Section 203 of the Delaware General Corporation Law generally provides that a corporation shall not engage in any business combination with any interested stockholder during the three-year period following the time that such stockholder becomes an interested stockholder, unless a majority of the directors then in office approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder or specified stockholder approval requirements are met.
          ACCO Brands’ stockholder rights plan could prevent its stockholders from receiving a premium over the market price for their shares of common stock from a potential acquirer.
      ACCO Brands will have a stockholder rights plan, which will be effective upon completion of the spin-off. This plan entitles ACCO Brands stockholders to acquire shares of its common stock at a price equal to 50% of the then current market value in limited circumstances when a third party acquires 15% or more of ACCO Brands outstanding common stock or announces its intent to commence a tender offer for at least 15% of ACCO Brands common stock, in each case, in a transaction that ACCO Brands’ board of directors does not approve. Because, under these limited circumstances, all of ACCO Brands’ stockholders would become entitled to effect discounted purchases of ACCO Brands common stock, other than the person or group that caused the rights to become exercisable, the existence of these rights would significantly increase the cost of acquiring control of the company without the support of ACCO Brands’ board of directors. The existence of the rights plan could therefore deter potential acquirers and thereby reduce the likelihood that ACCO Brands stockholders will receive a premium for their common stock in an acquisition.
          ACCO Brands may be affected by significant restrictions with respect to the issuance of its equity securities for two years after the spin-off.
      Even if the spin-off otherwise qualifies as a spin-off under section 355 of the Internal Revenue Code, the distribution of ACCO Brands common stock to Fortune Brands stockholders in connection with the spin-off may be disqualified as tax-free to Fortune Brands under section 355(e) of the Internal Revenue Code if 50% or more of the stock of Fortune Brands or ACCO Brands is acquired as part of a plan or series of related transactions that includes the spin-off. For purposes of this test, any acquisitions of Fortune Brands stock or ACCO Brands stock within two years before or after the spin-off are presumed to be part of such a plan, although Fortune Brands or ACCO Brands may be able to rebut that presumption. Also, for purposes of this test, the merger will be treated as resulting in a deemed acquisition by GBC stockholders of approximately 34% of the ACCO Brands common stock. The process for determining whether a change of ownership has occurred under the tax rules is complex, inherently factual and subject to interpretation of the facts and circumstances of a particular case. If an acquisition of Fortune Brands stock or ACCO Brands stock triggers the application of section 355(e) of the Internal Revenue Code, Fortune Brands would recognize taxable gain but the spin-off would generally be tax-free to each Fortune Brands stockholder. Under the Fortune Brands/ ACCO World tax allocation agreement, ACCO Brands would be required to indemnify Fortune Brands against that taxable gain if it were triggered by actions taken by or in respect of ACCO Brands (including its subsidiaries) or its stockholders. See “Additional Agreements Related to the Spin-Off and the Merger — Tax Allocation Agreements — Fortune Brands/ ACCO World” beginning on page 79.
      Because of the change in control limitation imposed by section 355(e) of the Internal Revenue Code, ACCO Brands may be limited in the amount of stock that it can issue to make acquisitions or raise additional capital in the two years subsequent to the spin-off and merger. Also, ACCO Brands’ indemnity obligation to Fortune Brands might discourage, delay or prevent a change of control during this two-year period that stockholders of ACCO Brands may consider favorable. See “Certain United States Federal Income Tax Consequences of the Spin-Off and the Merger” beginning on page 83.

THE GBC SPECIAL MEETING
Date, Time and Place
      The GBC special meeting will be held on August 15, 2005 at GBC’s headquarters located at One GBC Plaza, Northbrook, Illinois, at 10:30 a.m., local time.
Matters for Consideration
      At the special meeting, GBC stockholders will be asked to consider and vote upon a proposal to adopt the merger agreement attached as Annex A to this proxy statement/ prospectus-information statement and approve the merger pursuant to which (i) Gemini Acquisition Sub will merge with and into GBC, with GBC becoming a wholly-owned subsidiary of ACCO Brands and (ii) each outstanding share of GBC common stock and Class B common stock will be converted into the right to receive one share of ACCO Brands common stock (and one associated preferred share purchase right). It is not anticipated that any other matters will be brought before the special meeting.
      THE GENERAL BINDING CORPORATION BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT GBC STOCKHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER.
Special Meeting Record Date; Voting Information; Quorum
      The GBC board of directors has fixed the close of business on June 23, 2005 as the record date for determining the holders of GBC common stock and Class B common stock entitled to notice of, and to vote at, the special meeting. Only holders of record of GBC common stock and Class B common stock at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting.
      As of the record date, approximately 14,166,993 shares of GBC common stock and 2,398,275 shares of Class B common stock were issued and outstanding and entitled to vote at the special meeting and there were approximately 575 holders of record of GBC common stock and one holder of record of GBC Class B common stock. GBC’s amended by-laws provide that each share of GBC common stock shall entitle the holder to one vote on each matter to be considered at the special meeting and that each share of GBC Class B common stock shall entitle the holder to fifteen votes per share on each matter to be considered at the special meeting.
      If you are a record holder of GBC common stock or Class B common stock on the record date, you may vote your shares of GBC common stock and GBC Class B common stock in person at the special meeting or by proxy as described below under “— Voting by Proxy” on page 26.
      The presence in person or by proxy at the special meeting of the holders of at least a majority of the outstanding shares of GBC common stock and Class B common stock entitled to vote will constitute a quorum for the special meeting. Properly signed proxies that are marked “abstain” are known as abstentions. Properly signed proxies that are held by brokers in street name on behalf of customers who have not provided their broker with specific voting instructions on nonroutine matters are known as broker non-votes. Abstentions and broker non-votes will be counted for the purposes of determining whether a quorum exists at the special meeting.
Required Vote
      The affirmative vote of a majority of the voting power of the outstanding shares of GBC common stock and Class B common stock entitled to vote on the merger proposal, voting together as a single class, is required to adopt the merger agreement and approve the merger. Because the required vote of GBC stockholders is based upon the number of outstanding shares of GBC common stock and Class B common stock entitled to vote, rather than upon the number of shares actually voted, the failure by the holder of any such shares to submit a proxy or vote in person at the special meeting, including abstentions and broker non-votes, will have the same effect as a vote against the adoption of the merger agreement and approval of the merger.
Voting by Proxy
      GBC stockholders who vote their shares of GBC common stock and Class B common stock by signing a proxy and returning it in time for the special meeting will have their shares voted as indicated on their proxy card. If a proxy is properly executed but does not contain voting instructions, the proxy will be voted FOR adoption of the merger agreement and approval of the merger. If other matters are properly presented before the special meeting, the persons named in the proxy will have authority to vote in accordance with their judgment on any other such matter, including, without limitation, any proposal to adjourn or postpone the meeting or otherwise concerning the conduct of the meeting. GBC does not currently expect that any matter other than as described in this proxy statement/ prospectus-information statement will be brought before the special meeting.
      If your broker holds your shares of GBC common stock or Class B common stock in street name, you must either direct your broker on how to vote your shares or obtain a proxy from your broker to vote in person at the special meeting. Please check the voting form used by your broker for information on how to submit your instructions to them.
Revocation of Proxies
      GBC stockholders of record may revoke their proxy at any time prior to the time it is voted at the special meeting. Stockholders of record may revoke their proxy by:

•	sending a written notice to GBC’s corporate secretary that is received prior to the special meeting stating that you are revoking your proxy;

•	properly completing a new proxy bearing a later date and properly submitting it so that it is received prior to the special meeting; or

•	attending the special meeting and voting it in person.
      Simply attending the special meeting will not revoke your proxy. If you instructed a broker to vote your shares and you wish to change your instructions, you must follow your broker’s directions for changing those instructions. If an adjournment occurs and no new record date is set, it will have no effect on the ability of GBC stockholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies.
Voting by GBC Management and Lane Industries, Inc.
      At the close of business on the record date for the special meeting of GBC stockholders, GBC directors and executive officers as a group owned and were entitled to vote 243,183 shares of GBC common stock, representing approximately .0048% of the outstanding voting power of GBC common stock and Class B common stock entitled to vote at the special meeting. All of the directors and executive officers of GBC that are entitled to vote at the GBC special meeting have indicated that they intend to vote their shares of GBC common stock in favor of adoption of the merger agreement and approval of the merger.
      In addition, GBC’s majority stockholder, Lane Industries, has entered into a voting agreement with Fortune Brands and ACCO World. At the close of business on the record date for the special meeting of GBC stockholders, Lane Industries beneficially owned and was entitled to vote 7,474,962 shares of GBC common stock and 2,398,275 shares of GBC Class B common stock, representing approximately 86.7% of the voting power of GBC common stock and Class B common stock taken together. Under the terms of the voting agreement, Lane Industries has agreed, subject to limited exceptions, to vote, and granted to Fortune Brands a proxy to vote, its shares in favor of adoption of the merger agreement, approval of the merger and any other transactions contemplated by the merger agreement and against any action that would reasonably be expected to adversely affect or delay the merger. Accordingly, the voting power of Lane Industries’ shares is sufficient to adopt the merger agreement and approve the merger and, as a result of Lane Industries’ obligations under the voting agreement, the adoption of the merger agreement and approval of the merger is practically assured.
No Dissenters’ or Appraisal Rights
      GBC stockholders will not be entitled to exercise dissenters’ or appraisal rights or to demand payment for their shares in connection with the merger because GBC common stock is traded on the Nasdaq National Market. Under Delaware law, no appraisal rights are available for shares of any class or series of stock which, as of the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon any merger agreement, were listed on a national securities exchange or traded on the Nasdaq National Market.
Solicitation of Proxies
      GBC is soliciting proxies for the special meeting and will bear all expenses in connection with solicitation of proxies, except that expenses incurred in connection with the printing and mailing of this proxy statement/ prospectus-information statement will be shared equally by GBC and ACCO World. Upon request, GBC will pay banks, brokers, nominees, fiduciaries or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold shares.
      GBC expects to solicit proxies primarily by mail, but directors, officers and other employees of GBC may also solicit in person or by Internet, telephone or mail.
      Stockholders should not send stock certificates with their proxies. A transmittal form with instructions for the surrender of GBC common stock and/or Class B common stock certificates will be mailed to GBC stockholders shortly after completion of the merger.

THE TRANSACTIONS
Structure of the Spin-Off and the Merger
      Fortune Brands and GBC have agreed pursuant to the merger agreement to separate ACCO World from Fortune Brands in the spin-off and to cause ACCO World to acquire GBC in the merger. Immediately prior to the spin-off, Fortune Brands and ACCO World will approve the ACCO Brands Restated Certificate of Incorporation, attached hereto as Annex E and incorporated herein by reference, and the Amended By-Laws of ACCO Brands Corporation, attached hereto as Annex F and incorporated herein by reference. Upon such action, ACCO World will be renamed “ACCO Brands Corporation.” ACCO World will also be recapitalized and Fortune Brands will distribute all of its shares of ACCO Brands common stock to Fortune Brands common stockholders on a pro rata basis. Prior to the spin-off, ACCO World will pay a special dividend to its stockholders in the aggregate amount of $625.0 million. As a stockholder of ACCO World, Fortune Brands will receive 98.3% of this dividend. Fortune Brands common stockholders will continue to hold their shares of Fortune Brands common stock after the distribution of ACCO Brands common stock.
      Once the spin-off is complete, the merger will be completed pursuant to the terms of the merger agreement. ACCO World’s wholly-owned subsidiary, Gemini Acquisition Sub, will merge with and into GBC. GBC will survive the merger as a wholly-owned subsidiary of ACCO Brands. At the time of the merger, GBC stockholders will receive the right to receive one share of ACCO Brands common stock (and one associated preferred share purchase right) for each share of GBC common stock or GBC Class B common stock they own. Immediately after consummation of the merger, on a fully-diluted basis, 66% of ACCO Brands will be held by Fortune Brands common stockholders and ACCO World’s minority stockholder and 34% will be held by stockholders of GBC.
      We encourage you to read carefully the merger agreement and the distribution agreement which are attached as Annexes A and B to this proxy statement/prospectus-information statement and incorporated herein by reference, respectively, because they set forth the terms of the merger and the distribution of shares of ACCO Brands common stock to Fortune Brands’ common stockholders.
Background of the Merger
      During the spring and summer of 2003, GBC management and the GBC board of directors considered alternatives available to GBC in light of the company’s stock performance and various developments occurring in the office products industry. In particular, GBC management and the GBC board of directors considered whether the limited liquidity and trading volume of the company’s stock was negatively affecting GBC and its stockholders and what impact that changing industry conditions, such as customer consolidation, might have on GBC’s business prospects. GBC management and the GBC board of directors also considered whether increased scale might alleviate these pressures. The GBC board of directors determined that it would be in the best interests of GBC stockholders for GBC to consider strategic alternatives for enhancing GBC’s value, including remaining a stand-alone company and seeking to grow its business organically or engaging in a possible business combination transaction involving the company. In connection with this strategic review, the board formed a committee of directors consisting of Messrs. Forrest M. Schneider, George V. Bayly and Richard U. DeShutter, referred to herein as the “strategic options committee,” to work with GBC management in considering these strategic alternatives. The GBC board also had discussions with Goldman Sachs regarding potential alternatives the company might pursue.
      In December 2003, the GBC board of directors formally retained Goldman Sachs as financial advisor to assist the GBC board and GBC management in the strategic review. GBC management and the strategic options committee, with the assistance of Goldman Sachs, began identifying potential business partners and preparing information for use in evaluating whether a business combination involving the company should be pursued. In addition, Goldman Sachs assisted GBC management and the strategic options committee with the preparation of marketing materials for use in soliciting expressions of interest with respect to a possible business combination or other transaction involving GBC.
      On January 28, 2004, the GBC board of directors met to discuss, among other things, the ongoing strategic review. At the meeting, the GBC board discussed strategic alternatives available to GBC, including the following:

•	a stand-alone scenario, whereby GBC would continue to sell and innovate in its current area of strategic focus;

•	a strategic business combination scenario, whereby GBC would seek to partner with another company in the office products industry in an effort to strengthen both companies by expanding their mutual product offerings; or

•	a financial business combination scenario, whereby GBC would seek to partner with a financial sponsor having an interest in the office products industry.
The GBC board also discussed with Goldman Sachs various strategies for implementing a process whereby GBC could explore a potential business combination which could optimize value to GBC stockholders. After extensive discussion, the board determined to authorize GBC management, with the assistance of Goldman Sachs, to complete the marketing materials it had been preparing and to make contact with potential strategic partners.
      Commencing in late February 2004, Goldman Sachs contacted five companies considered to have a potential strategic interest in GBC and requisite financial capacity to discuss a possible business combination or other transaction with GBC. ACCO World had been identified as a potential strategic partner with GBC, but was not included in the initial list of contacted companies due to concerns that Fortune Brands would not be interested in a transaction in which it would retain a significant interest in a combined entity and that initiating discussions with ACCO World could have negative consequences to GBC if the discussions were to become public, but a transaction with ACCO World was not completed. Goldman Sachs provided each interested party that executed a confidentiality agreement with the prepared marketing materials and invited interested parties to participate in presentations to be given by GBC management. Two potential strategic partners accepted invitations to participate in the management presentations, which were given during March 2004. During the following weeks, each of the potential strategic partners indicated that it did not intend to submit a preliminarily indication of interest regarding a transaction with GBC.
      On February 26, 2004, at a meeting of the GBC board of directors, Goldman Sachs provided an update concerning the contacts with the potential strategic partners, including informing the board of the potential partners who had been contacted and of the initial response to these contacts.
      On March 30, 2004, the GBC board of directors met to discuss, among other things, the status of discussions with potential strategic partners. The board discussed the results of the contacts with the potential strategic partners and whether also contacting potential financial partners could possibly lead to a business combination that would provide to the GBC stockholders value superior to the alternative of remaining a stand-alone entity. Following extensive discussion among the GBC board of directors, GBC management and Goldman Sachs, the GBC board directed Goldman Sachs to expand the scope of potential business partners and to contact potential financial partners.
      Following the March 30th meeting, Goldman Sachs contacted eight financial sponsors that were thought to have both an interest in the office products industry and access to sufficient financing to engage in a transaction with GBC. Five potential financial partners accepted invitations to participate in management presentations, which were given during April 2004.
      Two potential financial partners submitted preliminary indications of interest regarding a transaction with GBC on May 3, 2004.

      On May 5, 2004, the GBC board of directors met and, among other things, reviewed GBC’s strategic alternatives with GBC management and Goldman Sachs. At this meeting, Goldman Sachs reviewed the preliminary indications of interest received by GBC from the potential financial partners. The GBC board of directors authorized management and Goldman Sachs to proceed with the process of soliciting definitive offers from the potential financial partners that had submitted preliminary indications of interest.
      From May 2004 through early June 2004, GBC management and Goldman Sachs provided the remaining potential partners and their legal and financial advisors with access to GBC documents and financial projections assembled for their due diligence review. During this review, GBC management participated in informal discussions with the remaining potential partners during which GBC management became aware that any definitive offers from the potential bidders would value GBC at less than desirable amounts.
      On June 23, 2004, the GBC board of directors met to review the status of discussions with potential business partners and to consider possible alternatives. Following extensive discussions among the GBC board of directors, GBC management and Goldman Sachs, the GBC board of directors determined to conclude the solicitation of third party bids as the process had not led to any bids for GBC at desirable levels and to pursue other alternatives, including consideration of whether to approach Fortune Brands regarding a potential transaction with ACCO World. The GBC board directed GBC management and Goldman Sachs to consider the viability of a potential transaction with ACCO World prior to the board’s August 12, 2004 meeting.
      On August 12, 2004, at a meeting of the GBC board of directors, GBC management and Goldman Sachs made presentations describing a potential transaction structure whereby ACCO World would be spun-off from Fortune Brands in a tax-free distribution of shares to Fortune Brands’ stockholders and would then immediately merge with GBC. Following extensive discussion regarding, among other things, the potential advantages that could develop for GBC as a result of such a transaction, including the increased scale, scope and diversity of operations, the efficiencies that may be achievable through complementary businesses, distribution channels, product lines, served markets and customers resulting from such a transaction and the likelihood that a business combination with ACCO World would provide to GBC stockholders value superior to what had been informally indicated during GBC’s prior solicitation of third party bids, the GBC board of directors authorized the initiation of discussions with Fortune Brands regarding a potential business combination with ACCO World.
      During September 2004, the GBC board formed a committee of directors consisting of Messrs. Bayly, Schneider and G. Thomas Hargrove, referred to herein as the “transaction committee,” to assist GBC management in conducting any negotiations with Fortune Brands and ACCO World.
      On September 23, 2004, Mr. Bayly contacted Mr. Norman H. Wesley, Fortune Brands’ Chairman and Chief Executive Officer, to arrange a meeting with members of Fortune Brands’ management to discuss a potential business combination.
      On September 29, 2004, Messrs. Hargrove and Bayly met with Messrs. Wesley and Christopher J. Klein, Fortune Brands’ Senior Vice President, Strategy and Business Development. The meeting included a general discussion of the perceived benefits of a transaction involving ACCO World and GBC and the spin-off/merger transaction structure proposed by GBC.
      On October 6, 2004, representatives of Goldman Sachs met with Mr. Klein and representatives of Citigroup Global Markets Inc., Fortune Brands’ financial advisor, to further discuss the transaction structure proposed by GBC. At this meeting, Goldman Sachs discussed the proposed structure of the spin-off and subsequent merger and described key tax requirements of the proposed structure.
      On October 18, 2004, members of GBC’s transaction committee met with Mr. Klein. At this meeting, Mr. Klein presented Fortune Brands’ response to GBC’s proposed transaction. Among other things, this response provided that a spin-off/merger structure may be acceptable to Fortune Brands, but that certain criteria would need to be agreed upon before Fortune Brands and ACCO World would be willing to proceed with negotiations with GBC. These criteria included an agreement that Fortune Brands’

stockholders own greater than 50% of a combined entity following a merger and that ACCO World senior executives be the senior executives of a combined company.
      On October 21, 2004, the GBC board of directors met and, among other things, reviewed Fortune Brands’ response to GBC’s proposal. After discussing the response with the transaction committee, GBC management and Goldman Sachs, the board of directors authorized the transaction committee to continue discussions with Fortune Brands with respect to the proposed transaction, subject to negotiation of certain of Fortune Brands’ conditions to proceed and Fortune Brands and GBC agreeing to negotiate exclusively with one another for a mutually agreeable period.
      On October 25, 2004, Mr. Schneider met with Mr. Klein to discuss GBC’s response to Fortune Brands’ October 18th proposals.
      On October 28, 2004, GBC and Fortune Brands entered into a confidentiality agreement to facilitate the exchange of confidential information as part of a mutual due diligence process.
      On November 5, 2004, GBC and Fortune Brands provided one another with historical financial information regarding the GBC and ACCO World businesses.
      On November 9, 2004, Messrs. Hargrove, Schneider, Dennis J. Martin, GBC’s Chairman, President and Chief Executive Officer, Don Civgin, GBC’s Senior Vice President and Chief Financial Officer, and Steven Rubin, GBC’s Vice President, Secretary and General Counsel, along with representatives of Goldman Sachs and Skadden, Arps, Slate, Meagher & Flom LLP, GBC’s legal advisor, met with Messrs. Wesley, Klein, Mark A. Roche, Fortune Brands’ Senior Vice President, General Counsel and Secretary, David D. Campbell, ACCO World’s Chairman, President and Chief Executive Officer, Neal V. Fenwick, ACCO World’s Executive Vice President of Finance and Administration and chief financial officer, and Denny Chandler, then President of ACCO U.S., along with other representatives of ACCO World’s senior management, Citigroup and Bain & Company, management consultants assisting ACCO World. At this meeting, the GBC and ACCO World representatives presented an overview of their respective businesses, assets and strategy. In addition, the parties discussed potential synergy opportunities arising from a combination of the GBC and ACCO World businesses.
      On November 12, 2004, Mr. Civgin, along with representatives of Goldman Sachs, met with Mr. Fenwick, along with representatives of Citigroup, to continue discussions regarding potential synergy opportunities between the companies. These opportunities were further discussed at a meeting between Mr. Civgin, along with representatives of Goldman Sachs, and Mr. Fenwick, along with representatives of Citigroup, on November 19, 2004 and a meeting between Messrs. Hargrove, Martin and Civgin, along with representatives of Goldman Sachs, and Messrs. Campbell, Fenwick and Chandler, along with representatives of Citigroup, on November 23, 2004.
      On December 2, 2004, at a meeting of the GBC board of directors, the transaction committee and GBC management updated the board as to the status of discussions with Fortune Brands and ACCO World. The transaction committee and GBC management also reviewed with the board a summary of terms proposed to be delivered to Fortune Brands. At this meeting, representatives of Goldman Sachs made a presentation regarding the potential financial implications of the combination of GBC and ACCO World, including the implications of various possible ownership percentages of a combined entity. Following extensive discussion, the GBC board of directors authorized the transaction committee and GBC management to deliver the summary of proposed terms to Fortune Brands.
      On December 3, 2004, Skadden, Arps forwarded to Fortune Brands and Chadbourne & Parke LLP, Fortune Brands’ and ACCO World’s legal advisor, the summary of proposed terms of the transaction. Throughout the week of December 6, 2004, GBC and Fortune Brands, and their respective legal and financial advisors, negotiated the summary of proposed terms.
      On December 13, 2004, each of GBC and Fortune Brands agreed, as a preliminary matter, and subject to further due diligence and the negotiation of material terms, to the provisions of a non-binding term sheet providing for a spin-off/merger transaction. In the non-binding term sheet, GBC and Fortune

Brands established a framework for determining the post-merger ownership split for the combined entity, which split would be fixed at the time a merger agreement was signed. The determination of the ownership split was to be subject to a number of adjustments which would be quantified, reviewed and agreed upon following more extensive due diligence, and would include adjustments relating to matters affecting the relative EBITDA and levels of indebtedness to be contributed by each of GBC and ACCO World to the combined entity. Based on the information GBC and Fortune Brands provided to one another as of December 13, 2004, the framework yielded an ownership split for GBC stockholders of 37.2% of a combined entity on a fully diluted basis. The non-binding term sheet also provided for ACCO World to declare a dividend not to exceed $625.0 million to its stockholders prior to Fortune Brands’ distributing its shares of ACCO World common stock to Fortune Brands’ stockholders, for commitment letters for financing such dividend as well as to restructure GBC’s and ACCO World’s debt to be obtained prior to the signing of any definitive agreements and for Mr. Campbell to be the CEO of the combined entity. GBC and Fortune Brands also entered into a 60-day exclusivity agreement providing that until February 11, 2005 the parties would not negotiate a transaction involving GBC or ACCO World with another person and would not provide non-public information regarding GBC or ACCO World to another person who may be considering such a transaction. GBC and Fortune Brands also agreed that, as a condition to Fortune Brands entering into a definitive agreement with GBC, Lane Industries would be required to enter into an agreement committing to vote its shares of GBC stock in favor of the proposed merger.
      On December 14, 2004, Messrs. Hargrove and Schneider, along with representatives of GBC’s senior management, Goldman Sachs and Skadden, Arps, met with representatives of Fortune Brands’ senior management, Citigroup and Chadbourne & Parke to discuss the due diligence process for the proposed transaction. During the period through the execution of the merger agreement in March 2005, representatives of GBC engaged in a due diligence review of ACCO World and representatives of Fortune Brands and ACCO World engaged in a due diligence review of GBC.
      On December 24, 2004, Messrs. Hargrove, Schneider and Civgin, along with Ms. Jamie Knez, Lane Industries’ Treasurer, and Messrs. Klein, Mark Hausberg, Fortune Brands’ Senior Vice President, Finance and Treasurer, and Fenwick met with representatives of Citigroup and Goldman Sachs to discuss the financing of the proposed transaction.
      On January 5, 2005, Messrs. Hargrove, Schneider, and Civgin met with Messrs. Wesley, Klein, Campbell and Fenwick to review and discuss ACCO World’s business and the manner in which the GBC and ACCO World businesses might be integrated.
      On January 10, 2005, Chadbourne & Parke distributed a proposed draft merger agreement to Skadden, Arps. During the following two weeks, Chadbourne & Parke distributed proposed drafts of the other transaction documents to Skadden, Arps.
      On January 18, 2005, Mr. Hargrove had a telephone conversation with Mr. Wesley to discuss compensation and benefit matters for employees of the combined entity that would result from the proposed transaction.
      On January 19 and 21, 2005, members of GBC’s senior management, along with representatives of Goldman Sachs, Skadden, Arps, and Ernst & Young LLP, GBC’s accounting advisors, met with members of Fortune Brands’ and ACCO World’s senior management, along with representatives of Citigroup, KPMG LLP, Fortune Brands’ and ACCO World’s accounting advisors, and Bain & Company to conduct due diligence sessions regarding GBC’s business and financial condition.
      Also on January 21, 2005, Skadden, Arps sent comments on the proposed merger agreement to Chadbourne & Parke.
      On January 25 and 27, 2005, members of the transaction committee and GBC’s senior management, along with representatives of Goldman Sachs, Skadden, Arps, and Ernst & Young, met with members of ACCO World’s senior management and divisional heads of ACCO World’s businesses, along with representatives of Citigroup and KPMG, to conduct due diligence sessions regarding ACCO World’s business and financial condition.
      On January 31, 2005, Messrs. Hargrove, Schneider, Bayly and Rubin and representatives of Goldman Sachs and Skadden, Arps met with Messrs. Klein and Roche and representatives of Citigroup and Chadbourne & Parke to negotiate certain terms of the proposed transaction documents.
      In light of Goldman Sachs’ potential participation in the financing of the proposed transaction, on February 1, 2005, GBC engaged Deutsche Bank Securities, Inc. to provide a separate review of the fairness, from a financial point of view, to the GBC stockholders of the exchange ratio which may be agreed to in the proposed transaction documents.
      On February 11, 2005, Mr. Rubin and representatives of Skadden, Arps met with Mr. Roche and representatives of Chadbourne & Parke to continue negotiations of the terms of the proposed transaction documents.
      Also on February 11, 2005, Messrs. Hargrove, Schneider and Bayly met with Mr. Wesley. At this meeting, the parties discussed various compensation and benefits issues, including salaries for senior executives of the combined entity, the treatment of incentive awards previously issued to GBC employees and the manner in which a combined entity would develop a long-term incentive plan for the combined entity’s employees. The parties also discussed governance matters for the combined entity, including individuals who would be expected to be named to the board of directors of the combined entity, Mr. Campbell’s being appointed both CEO and Chairman of the combined entity and the board of directors of the combined entity having an independent lead director.
      On February 15, 2005, Mr. Hargrove and members of GBC’s senior management, along with representatives from Goldman Sachs and Skadden, Arps, met with Mr. Klein and other members of Fortune Brands’ senior management, along with representatives from Citigroup, to discuss the results of the parties’ due diligence reviews and other matters to which the parties had agreed the post-merger ownership split tentatively reached in December 2004 would be subject, such as domestic and foreign tax issues, employee pension and benefit plan costs, public company costs, contingent liabilities and EBITDA calculation adjustments. At this meeting, Mr. Klein proposed that GBC stockholders would own 33% of a combined entity on a fully diluted basis after the merger of GBC and ACCO World and explained that the proposal reflected Fortune Brands’ analysis of the additional information provided during the due diligence process and its quantification of the adjustments contemplated by the agreed framework.
      On February 21, 2005, Mr. Hargrove had a telephone conversation with Mr. Wesley to discuss the proposed ownership percentages of a combined entity. During this conversation, Messrs. Hargrove and Wesley discussed the methodology used by Fortune Brands when making its proposal and whether the adjustments would lead to ownership percentages that accurately reflected the relative contributions of GBC and ACCO World to the combined entity. The parties were unable to reach any agreement on ownership percentages during this discussion.
      On February 23, 2005, Messrs. Hargrove and Bayly met with Mr. Klein to continue negotiations regarding the proposed ownership percentages, the result of which was that the parties generally agreed that GBC stockholders would own 34% of a combined entity on a fully diluted basis after the merger. This agreement, however, remained subject to approval of the parties’ respective boards of directors and negotiation of definitive transaction documents.
      On February 24, 2005, the GBC board of directors met to review the status of discussions with Fortune Brands and ACCO World. Representatives of Skadden, Arps reviewed in detail the board’s fiduciary duties, both generally and in the specific context of the proposed transaction, and provided the board the opportunity to ask questions regarding its legal due diligence findings which had been previously reported to the board. GBC’s management and Ernst & Young also made presentations to the board regarding their due diligence findings. Goldman Sachs then discussed certain valuation sensitivity analyses, including implications of various ownership percentages of a combined entity, based on its review of updated information regarding GBC and ACCO World. Following extensive discussion, the board of directors authorized and directed GBC’s management and the transaction committee to continue negotiations with Fortune Brands and ACCO World.
      Over the course of the next several weeks, the parties and their legal advisors conducted further negotiations. The negotiations focused primarily on (1) the mechanics of determining the number of shares to be distributed to Fortune Brands’ stockholders in the spin-off, (2) the scope of the representations regarding their respective businesses that GBC and ACCO World would provide one another and the extent to which Fortune Brands would jointly and severally provide those representations with ACCO World, (3) the restrictions an agreement would place on GBC’s ability to contact and engage in discussions with other potential partners and whether Fortune Brands and ACCO World would have similar restrictions, (4) limitations on GBC’s and ACCO World’s conduct, other than in the ordinary course of business, (5) the termination provisions of the merger agreement, (6) the circumstances under which termination fees would be payable and the amount of those fees and (7) the treatment of employee benefits matters. During this period, Fortune Brands, ACCO World and Lane Industries also negotiated the terms and conditions of the voting agreement and registration rights agreement to be entered with Lane Industries.
      On March 7, 2005, representatives of Citigroup, Goldman Sachs and Deutsche Bank attended a management presentation given by ACCO World management in connection with the financing of the proposed transaction. Also in attendance at this meeting were Messrs. Hargrove, Schneider, Martin and Civgin, Ms. Knez of Lane Industries and Mr. Klein of Fortune Brands. During the period through the execution of the merger agreement, ACCO World and GBC negotiated the terms of commitment letters setting forth proposed terms for the financing.
      On March 14, 2005, the board of directors of GBC met to consider the proposed merger agreement and other transaction documents. At this meeting, Messrs. Campbell and Fenwick spoke to the board regarding ACCO World and their perspectives regarding the proposed combined entity. After Messrs. Campbell and Fenwick were excused from the meeting, representatives from Skadden, Arps reviewed in detail the principal terms of the various agreements to be entered into in connection with the transaction. Deutsche Bank presented its financial analyses of the transactions contemplated by the merger agreement and the distribution agreement and delivered its oral opinion, subsequently confirmed in writing, to the effect that, as of the date of such opinion, and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio pursuant to the merger agreement is fair from a financial point of view to the holders of GBC common stock and Class B common stock. Goldman Sachs also presented its preliminary financial analysis of the transactions contemplated by the merger agreement and the distribution agreement and presented a detailed review of a draft opinion letter prepared by Goldman Sachs which provided that, as of the date of such letter, and based upon and subject to the factors and assumptions set forth in the letter, the exchange ratio pursuant to the merger agreement is fair from a financial point of view to the holders of GBC common stock and Class B stock, taken together in the aggregate. Goldman Sachs informed the GBC board of directors that it was not rendering an opinion at the time, but that Goldman Sachs expected that it would be prepared to deliver its oral opinion and subsequently to confirm such oral opinion in writing upon the finalizing of the merger agreement and distribution agreement in substantially the form previously provided to Goldman Sachs. Following extensive discussion of, among other things, relative prospects of GBC as a stand-alone entity and of GBC and ACCO World on a combined basis, the GBC board approved the proposed merger agreement and other transaction documents to be entered into by GBC as being in the best interests of GBC and its stockholders, and authorized the execution and delivery of the merger agreement and other transaction documents, with final terms to be negotiated and approved by the transaction committee of the board. The GBC board also approved the merger agreement and the voting agreement among Lane Industries, Fortune Brands and ACCO World and transactions contemplated thereby for purposes of Section 203 of the Delaware General Corporation Law. Messrs. Schneider, Jeffrey P. Lane, Nelson P. Lane and Mark Knez abstained from voting on the Section 203 approval in light of their relationships with Lane Industries.

      Negotiations regarding the terms of the merger agreement and other transaction documents continued through March 15, 2005. On March 15, 2005, Goldman Sachs distributed its financial analyses of the transactions contemplated by the merger agreement and the distribution agreement to the board of directors of GBC. In addition, Goldman Sachs delivered its oral opinion, which opinion was subsequently confirmed in writing, that, as of March 15, 2005, and based upon and subject to the factors and assumptions set forth in its opinion, the exchange ratio pursuant to the merger agreement is fair from a financial point of view to the holders of GBC common stock and Class B common stock, taken together in the aggregate. On March 15, 2005, the transaction committee discussed the final terms of the merger agreement and other transaction documents and authorized their execution and delivery by GBC.
      Following the close of trading on the Nasdaq National Market on March 15, 2005, ACCO World received the signed commitments of Citigroup and Goldman Sachs to provide financing for the proposed transactions. After receipt, the appropriate parties entered into the merger agreement, distribution agreement, voting agreement, registration rights agreement and employee matters agreement.
      On the morning of March 16, 2005, before the open of trading on the Nasdaq National Market, GBC and Fortune Brands issued a joint press release announcing the transaction.
GBC’s Reasons for the Merger
      At a special meeting held on March 14, 2005, the GBC board of directors unanimously determined that the merger is in the best interests of GBC and its stockholders, approved the merger agreement and recommended that GBC stockholders vote FOR adoption of the merger agreement and approval of the merger.
      In reaching its decision to approve the merger agreement and recommend that GBC stockholders vote to adopt the merger agreement and approve the merger, the GBC board of directors considered a number of factors weighing positively in favor of the merger, including the following:

•	Form of Merger Consideration. The GBC board of directors considered that the merger would allow GBC stockholders to exchange their shares of GBC common stock and Class B common stock for shares of ACCO Brands common stock and retain an equity interest in the combined enterprise and the related opportunity to share in its future growth. The GBC board of directors also considered that the merger would create a larger company with capital stock potentially having greater liquidity and trading volume than GBC common stock, an expanded investor base and the potential to generate enhanced analyst coverage.

•	Business, Condition and Prospects. The GBC board of directors considered information concerning the business, operations, financial condition, earnings and prospects of each of GBC and ACCO World as separate entities and on a combined basis, including their revenues, their complementary businesses and the potential for revenue enhancement and cost savings, as well as current industry, economic and market conditions and trends. The GBC board of directors also reviewed GBC’s future prospects if it were to remain independent, including the risks inherent in remaining independent. Further, the GBC board of directors explored possible alternatives to the merger (including the possibility of continuing to operate as an independent entity), the range of possible benefits to GBC stockholders from these alternatives and the possible timing and likelihood of accomplishing these alternatives.

•	Strategic Advantages. The GBC board of directors considered the expected enhanced strategic and market position of ACCO Brands following the merger. The GBC board of directors also considered the increased scale, scope and diversity of operations, distribution channels, efficiencies that may be achievable through complementary businesses, product lines, served markets and customers resulting from combining GBC’s and ACCO World’s businesses and that the larger market capitalization of ACCO Brands following the merger may allow it to have increased access to debt and equity markets than GBC would as a stand-alone entity.

•	Management/ Culture. The GBC board of directors considered whether ACCO World’s executive management has demonstrated the skills necessary to successfully address the structural, operational, product, financial and marketing issues required to enhance the performance of the businesses of ACCO Brands. Further, the GBC board of directors considered the compatibility of GBC’s and ACCO World’s corporate values and management styles.

•	Ability to Accept Superior Proposal Upon Payment of Termination Fee. The GBC board of directors considered GBC’s ability to terminate the merger agreement prior to stockholder approval of the merger in order to enter into an alternative transaction in response to a superior proposal, although GBC’s ability to enter into an alternative transaction would be restricted in that it could not solicit competing offers and would be required to pay, in connection with accepting a superior proposal, a $9.5 million termination fee, plus costs and expenses incurred by Fortune Brands and ACCO World in connection with the transaction.

•	Tax Treatment. The GBC board of directors considered the structure of the merger as a tax-free reorganization for federal income tax purposes.

•	Opinions of Financial Advisors. The GBC board of directors considered Goldman Sachs’ presentation of its financial analyses of the transactions contemplated by the merger agreement and the distribution agreement and its opinion that, as of March 15, 2005, and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the merger agreement is fair from a financial point of view to the holders of the GBC common stock and the Class B common stock, taken together in the aggregate. The GBC board of directors also considered Deutsche Bank’s presentation of its financial analyses of the transactions contemplated by the merger agreement and the distribution agreement and its opinion that, as of March 14, 2005, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank, the exchange ratio is fair from a financial point of view to the holders of GBC common stock and Class B common stock. The full text of the separate written opinions of Goldman Sachs and Deutsche Bank, which set forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with each opinion, are attached to this proxy statement/ prospectus-information statement as Annexes C and D, respectively.

•	Additional Considerations. In the course of its deliberations on the merger, the GBC board of directors consulted with members of GBC’s management and GBC’s legal, financial, accounting and tax advisors on various legal, business and financial matters. Additional factors considered by the GBC board of directors in determining whether to approve the merger agreement and recommend that GBC stockholders vote to adopt the merger agreement and approve the merger included: (1) the likelihood of the merger being approved by the appropriate regulatory authorities; (2) the uncertainty of an alternative transaction that would yield a superior value to GBC stockholders; (3) the terms and conditions of the merger agreement; and (4) the fact that GBC stockholders will have an opportunity to vote on the proposed merger.
      In addition to these factors, the GBC board of directors also considered the potential adverse impact of factors weighing negatively against the merger, including the following:

•	the potential diversion of management resources from operational matters and the opportunity costs associated with the proposed merger prior to the completion of the merger;

•	the possibility that the increased revenues, earnings and synergies expected to result from the merger would fail to materialize within the projected time frames;

•	the challenges of integrating GBC’s and ACCO World’s businesses;

•	the inability to adjust the exchange ratio based upon events that may occur between signing of the merger agreement and the completion of the merger;

•	ACCO Brands’ potential liabilities to Fortune Brands and Lane Industries under the tax allocation agreements following the merger;

•	the possibility that the merger might not be completed as a result of one or more closing conditions not being satisfied, which could result in significant distractions of GBC’s employees and increased expenses from an unsuccessful attempt to complete the merger;

•	GBC being required to conduct its business only in the ordinary course consistent with past practice and subject to operational restrictions prior to the completion of the merger; and

•	GBC being required to pay a $9.5 million termination fee, plus costs and expenses incurred by Fortune Brands and ACCO World in connection with the transaction, if the merger agreement is terminated under circumstances specified in the merger agreement and, in some cases, if GBC later agrees to or consummates a takeover proposal.
      The above discussion is not intended to be exhaustive, but GBC believes that it addresses the material positive and negative factors considered by the GBC board of directors in its consideration of the merger. In view of the variety of factors and the amount of information considered, the GBC board of directors did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In particular, the GBC board of directors did not reach any observations or conclusions with respect to any individual analyses conducted by its financial advisors, but instead considered its financial advisors’ presentations as a whole, based upon all of the analyses provided to the board. The GBC board of directors viewed its determination as being based on an overall analysis and on the totality of the information presented to and factors considered by it. In addition, individual members of GBC’s board of directors may have given different weights to different factors.
      In considering the recommendation of the GBC board of directors to approve the merger agreement and the merger, GBC stockholders should be aware that certain executive officers and directors of GBC have certain interests in the proposed merger that may be different from, or in addition to, the interests of GBC stockholders generally. The GBC board of directors was aware of these interests and considered them when approving the merger agreement and recommending that GBC stockholders vote to adopt the merger agreement and approve the merger. See “— Interests of Certain Persons in the Merger” beginning on page 53.
Fortune Brands’ Reasons for the Spin-Off and the Merger
      Fortune Brands’ board of directors believes that the spin-off and merger will accomplish a number of important business objectives and, by enabling Fortune Brands and ACCO World to develop their respective businesses separately, should better position the two companies for enhanced performance. These important business objectives include:

•	Facilitate the Merger. The spin-off will facilitate the merger of ACCO World and GBC, resulting in a combined office products company with a breadth and strength of product brands that is better positioned in key geographic markets, that can respond better to large customers and that can realize potential cost reductions through careful integration and efficiencies.

•	Greater Strategic Focus. The spin-off separates ACCO World’s office products business from Fortune Brands’ remaining businesses, so that each of Fortune Brands and ACCO World can adopt strategies and pursue objectives appropriate to its specific businesses. The spin-off will permit the management of each company to prioritize the allocation of its respective management and financial resources for achievement of its own corporate objectives. It will also permit Fortune Brands’ management to focus more on its higher return businesses: spirits and wine, golf and hardware and home improvement.

•	Focused Incentives and Greater Accountability for Employees. The distribution will allow each company to seek to attract, motivate and retain qualified personnel by enabling Fortune Brands and

ACCO Brands to provide incentive compensation programs that are more closely based on the performance of the respective business in which such individuals are employed.

•	Direct Access to Capital Markets. The establishment of ACCO Brands common stock as a separate, publicly-traded equity security will allow Fortune Brands and ACCO Brands separately to seek to issue debt or equity securities to fund its growth. It will also afford investors the opportunity to invest in either or both of Fortune Brands or ACCO Brands.

      In reaching its decision to approve the spin-off and merger, the Fortune Brands board of directors consulted with members of Fortune Brands’ management and Fortune Brands’ legal and financial advisors and considered a wide variety of additional factors in favor of the spin-off and the merger, including, but not limited to, the following:

•	the strategic and competitive benefits of a combined ACCO World and GBC including the expected ability of the combined company to respond better to large customers who, because of consolidation in the customer tier, increasingly want to deal with suppliers with strong product development capabilities;

•	the potential cost reductions attributable to efficiencies and synergies to be realized by the combination of ACCO World and GBC such as facility integration, headcount reduction, supply chain optimization and revenue enhancement, and the expectation of compatibility and smooth integration between GBC and ACCO World on a business level as well as with respect to brands, product lines and cultures;

•	strategic alternatives available to Fortune Brands and the potential risks and benefits of each such alternative, including selling ACCO World or attempting to grow ACCO World by acquiring related or unrelated product lines;

•	the $625.0 million dividend to be paid by ACCO Brands in connection with the spin-off and merger;

•	the proposed deal structure, involving the spin-off immediately followed by the merger, would be a tax-efficient structure for Fortune Brands and Fortune Brands stockholders; and

•	the other terms and conditions of the merger agreement, the distribution agreement and the related agreements, which are summarized in this document.
      The Fortune Brands board of directors also considered certain countervailing factors during its deliberations that did not favor the spin-off and merger, including the possibility that the increased revenues and earnings expected to result for ACCO Brands from the merger would fail to materialize and the potential impact such failure would have on Fortune Brands stockholders receiving ACCO Brands common shares in the transaction.
      The above discussion is not intended to be exhaustive, but Fortune Brands believes that it addresses the material information and factors considered by the Fortune Brands board of directors in its consideration of the spin-off and merger, including factors that support the spin-off and the merger as well as those that may weigh against the spin-off and the merger. In view of the variety of factors and the amount of information considered, the Fortune Brands board of directors did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, the Fortune Brands board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of Fortune Brands’ board of directors may have given different weights to different factors.

Opinions of GBC’s Financial Advisors

Opinion of Goldman, Sachs & Co.
      Goldman, Sachs & Co. delivered its opinion to the GBC board of directors, which opinion was subsequently confirmed in writing, that as of March 15, 2005, and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the merger agreement is fair from a financial point of view to the holders of GBC common stock and Class B common stock, taken together in the aggregate.
      The full text of the written opinion of Goldman Sachs, dated March 15, 2005, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion is attached as Annex C to this proxy statement/prospectus-information statement. Goldman Sachs provided its opinion for the information and assistance of the GBC board of directors in connection with its consideration of the transactions contemplated by the merger agreement and the distribution agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of GBC common stock or Class B common stock should vote with respect to the transactions contemplated by the merger agreement and the distribution agreement.
      In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	the distribution agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of GBC and Fortune Brands for the four years ended December 31, 2003;

•	Annual Reports on Form 10-K of GBC and Fortune Brands for the year ended December 31, 2004;

•	audited consolidated financial statements for ACCO World and its subsidiaries for the four years ended December 27, 2004;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of GBC and Fortune Brands;

•	certain other communications from GBC and Fortune Brands to their respective stockholders;

•	certain internal financial analyses and forecasts for GBC prepared by GBC management;

•	certain internal financial analyses and forecasts for ACCO World prepared by ACCO World management; and

•	certain internal financial analyses and forecasts for ACCO Brands (pro forma for the merger) prepared by ACCO World management, or the Pro Forma Forecasts, including certain cost savings and operating synergies projected to result from the distribution and the merger, or the Synergies.
      Goldman Sachs also held discussions with members of the senior management of GBC and ACCO World regarding their assessment of the strategic rationale for, and the potential benefits of, the distribution and the merger, and the past and current business operations, financial condition and future prospects of ACCO Brands (pro forma for the merger), including the Pro Forma Forecasts. In addition, Goldman Sachs reviewed the reported price and trading activity for GBC common stock, compared certain financial and stock market information for GBC and financial information for ACCO World with similar financial and stock market information for certain other companies the securities of which are publicly traded, and performed such other studies and analyses, and considered such other factors, as it considered appropriate.
      Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering the opinion described above. In that regard, Goldman Sachs assumed with the consent of GBC that the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of ACCO World. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of GBC or ACCO World or any of their respective subsidiaries, nor was any evaluation or appraisal of the assets or liabilities of GBC or ACCO World or any of their respective subsidiaries furnished to Goldman Sachs. In addition, Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the distribution and the merger will be obtained without any adverse effect on GBC or ACCO World or on the expected benefits of the distribution and the merger in any way meaningful to the analysis of Goldman Sachs. Goldman Sachs’ opinion does not address the underlying business decision of GBC to engage in the distribution and the merger. In addition, Goldman Sachs did not express any opinion as to the prices at which the shares of ACCO Brands common stock will trade at any time nor did Goldman Sachs express any view as to the allocation of the shares of ACCO Brands common stock to be received pursuant to the merger agreement among the holders of GBC common stock and Class B common stock.
      The following is a summary of the material financial analyses of the transactions contemplated by the merger agreement and the distribution agreement distributed by Goldman Sachs to the board of directors of GBC in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 15, 2005 and is not necessarily indicative of current market conditions. On March 14, 2005, Goldman Sachs presented its preliminary financial analyses of the transactions contemplated by the merger agreement and the distribution agreement to the GBC board of directors, based on market data as it existed on or before March 11, 2005. The quantitative data provided below does not differ materially from the quantitative data presented to the GBC board of directors on March 14, 2005.
      Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices for GBC common stock for the three-year period ended March 15, 2005. Goldman Sachs also reviewed the average historical trading prices for various time periods ended March 15, 2005. Goldman Sachs performed this historical stock trading analysis in order to permit a comparison of the GBC closing price on March 15, 2005 to the average closing price of the previous one-month, six-month, one-year and three-year periods. For each of these periods, the average closing price per GBC share was between $13.20 and $13.62.
      Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information, ratios and public market multiples, where applicable, for GBC, ACCO World and ACCO Brands (pro forma for the merger) to corresponding information for the following publicly traded corporations:
Selected Office Products Companies

•	Avery Dennison Corporation

•	Buhrmann NV

•	Cenveo, Inc.

•	Global Imaging Systems, Inc.

•	MeadWestvaco Corporation

•	Newell Rubbermaid Inc.

Selected Industrial Companies

•	Dorel Industries Inc.

•	Escalade, Incorporated

•	Furniture Brands International, Inc.

•	Hooker Furniture Corporation

•	Jakks Pacific, Inc.

•	Knoll, Inc.

•	The Scotts Miracle-Gro Company (f.k.a. “The Scotts Company”)

•	Select Comfort Corporation

•	Stanley Furniture Company, Inc.
      Although none of the selected companies is directly comparable to GBC, ACCO World or ACCO Brands (pro forma for the merger), the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of GBC, ACCO World and ACCO Brands (pro forma for the merger).
      The multiples and ratios for GBC were calculated using the GBC closing price on March 15, 2005 and were based on the most recent publicly available information and Institutional Brokers Estimate System (referred to as IBES) estimates. The ratios for ACCO World and ACCO Brands (pro forma for the merger) were based on historical financial data provided by ACCO World management. The multiples and ratios for each of the selected companies were calculated using their respective closing prices on March 15, 2005 and were based on the most recent publicly available information, IBES estimates when available, and Wall Street research when IBES estimates were not available.
      With respect to the selected companies and GBC, Goldman Sachs calculated the levered market capitalization as a multiple of latest twelve months, or LTM, earnings before interest, taxes and depreciation and amortization, or EBITDA. Goldman Sachs also compared the LTM EBITDA margins for the selected companies to those for GBC, ACCO World and ACCO Brands (pro forma for the merger). The results of these analyses are summarized as follows:

ACCO
Brands
	Selected Office Products		Selected Industrial				(pro
	Companies		Companies				forma
						ACCO	for
	Range	Median	Range	Median	GBC	World	merger)

Levered Market Capitalization as a multiple of LTM EBITDA	7.0x-12.2x	9.7x	7.3x-13.6x	9.3x	6.7x	NA	NA
LTM EBITDA Margin	5.2%-14.8%	12.5%	8.6%-14.4%	11.6%	10.5%	14.2%	12.2%
      Goldman Sachs calculated the selected companies’ estimated calendar year 2005 price-to-earnings ratio and compared such ratio to the results for GBC. Goldman Sachs also considered the estimated five-year earnings per share, or EPS, compounded annual growth rate, which is referred to as CAGR, for the selected companies. The following table presents the results of these analyses:

ACCO
Brands
	Selected Office Products		Selected Industrial				(pro
	Companies		Companies				forma
						ACCO	for
	Range	Median	Range	Median	GBC	World	merger)

Price/ Earnings Ratio (2005E)	13.7x-22.1x	18.3x	9.9x-21.9x	13.2x	10.5x	NA	NA
5-Year EPS CAGR	5.0%-17.5%	9.5%	10.0%-20.0%	16.5%	NA	NA	NA

      In its review of the Selected Companies Analysis, Goldman Sachs did not seek to derive any illustrative per share value indications for GBC, ACCO World or ACCO Brands (pro forma for the merger). Rather, Goldman Sachs performed the selected companies analysis in order to permit a comparison of how the equity capital markets value GBC relative to publicly traded companies with operations that, for purposes of analysis, may be considered similar to certain operations of GBC. Such a comparison is one measure of whether the valuation of GBC in the equity capital markets as of March 15, 2005 reasonably reflected the inherent value of GBC.
      Discounted Cash Flow Sensitivity Analysis. Goldman Sachs performed a discounted cash flow sensitivity analysis on GBC using GBC management projections as of January 17, 2005. Goldman Sachs calculated illustrative prices per share of GBC common stock by calculating (a) the sum of (i) the illustrative net present value indications of unlevered free cash flows for GBC for the years 2005 through 2008 using discount rates ranging from 8.0% to 10.0% and (ii) the present value of the illustrative terminal value indications as of year-end 2008 based on terminal multiples ranging from 6.1x EBITDA to 7.3x EBITDA using discount rates ranging from 8.0% to 10.0% less (iii) GBC’s net debt as of December 31, 2004 divided by (b) GBC’s total outstanding diluted shares. The following table presents the results of this analysis:

Illustrative per Share
Value Indications

GBC	$12.22-$18.93
      Goldman Sachs also performed a discounted cash flow sensitivity analysis on ACCO Brands (pro forma for the merger) using the Pro Forma Forecasts. Goldman Sachs calculated illustrative prices per share of ACCO Brands common stock (pro forma for the merger) by calculating (a) the sum of (i) the illustrative net present value indications of unlevered free cash flows for ACCO Brands (pro forma for the merger) for the years 2005 through 2008 using discount rates ranging from 8.0% to 10.0% and (ii) the present value of the illustrative terminal value indications as of year-end 2008 based on terminal multiples ranging from 6.1x EBITDA to 7.3x EBITDA using discount rates ranging from 8.0% to 10.0% less (iii) the net debt of ACCO Brands (pro forma for the merger) as of December 31, 2004 divided by (b) the total outstanding diluted shares of ACCO Brands (pro forma for the merger). The following table presents the results of this analysis:

Illustrative per Share
Value Indications

ACCO Brands (pro forma for the merger)	$12.88-$20.20
      Goldman Sachs performed these various discounted cash flow analyses because such analyses — which are based on management’s estimates of future cash flows and the perceived riskiness of achieving such projections — result in illustrative per share equity values for GBC and ACCO Brands (pro forma for the merger), respectively.
      Pro Forma Merger Analysis. Goldman Sachs prepared illustrative pro forma analyses of the potential financial impact of the merger using (a) earnings estimates for GBC prepared by its management and (b) the Pro Forma Forecasts, including the Synergies. For each of the years 2005, 2006 and 2007, Goldman Sachs compared the projected diluted earnings per share of GBC common stock and Class B common stock, on a standalone basis, to the projected diluted earnings per share of the common stock of ACCO Brands (pro forma for the merger). Based on such analyses, the proposed transaction would be accretive to GBC’s stockholders on a diluted earnings per share basis in all of the years 2005, 2006 and 2007. Goldman Sachs performed this pro forma merger analysis because such analysis results in a measure of how accretive or dilutive the transaction is expected to be to the earnings per share for the GBC stockholders.

      Goldman Sachs also compared the implied value per share of the ACCO Brands common stock to be received in exchange for each share of GBC common stock and Class B common stock, taken together in the aggregate, to the market price of a share of GBC common stock as of March 15, 2005. Goldman Sachs calculated the implied value per share of the ACCO Brands common stock to be received in exchange for each share of GBC common stock and Class B common stock, taken together in the aggregate, based on 2004 EBITDA for ACCO Brands (pro forma for the merger) and multiples ranging from 6.1x EBITDA to 7.3x EBITDA. Goldman Sachs performed this calculation both pro forma before Synergies and pro forma for Synergies expected for the first full year following the merger. The following table presents the results of this analysis:

Implied Value per Share of ACCO Brands Common Stock to be Received in Exchange for Each Share of GBC
Common Stock and Class B Common Stock vs. GBC Share Price as of March 15, 2005 ($13.08)

ACCO Brands 2004 (pro forma for	Pro Forma	Pro Forma for
the merger)	Before	Synergies in First
EBITDA Multiple	Synergies	Full Year

6.1x	(28.9)%	(6.5)%
6.3x	(21.8)%	+1.4%
6.5x	(14.7)%	+9.2%
6.7x	(6.1)%	+18.7%
6.9x	(0.5)%	+24.9%
7.1x	+6.6%	+32.7%
7.3x	+13.7%	+40.6%
      Goldman Sachs also calculated the 2004 EBITDA multiple for ACCO Brands (pro forma for the merger) at which the implied value per share of the ACCO Brands common stock to be received in exchange for each share of GBC common stock and Class B common stock, taken together in the aggregate, would be equal to the market price of a share of GBC common stock as of March 15, 2005. This multiple was approximately 6.9x excluding Synergies and approximately 6.3x including Synergies expected in the first full year following the merger.
      Contribution Analysis. Goldman Sachs analyzed the potential contribution of GBC and ACCO World to ACCO Brands (pro forma for the merger), without Synergies, based on actual 2004 and estimated years 2005, 2006 and 2007 adjusted EBITDA, adjusted operating income and net income of GBC and ACCO World. The analysis was done on both an absolute contribution and debt-adjusted contribution basis, and was based on (a) GBC public filings, historical financial data and management projections and (b) ACCO World consolidated financial statements and management projections. The following table presents the results of this analysis:

	GBC Absolute Contribution to			GBC Debt-Adjusted Contribution to
	ACCO Brands			ACCO Brands

		Adjusted			Adjusted
	Adjusted	Operating		Adjusted	Operating
	EBITDA	Income	Net Income	EBITDA	Income	Net Income

2004A	31%	28%	N/A	31%	25%	17%
2005E	29%	26%	N/A	27%	22%	16%
2006E	29%	27%	N/A	27%	23%	19%
2007E	30%	28%	N/A	29%	25%	21%
      Goldman Sachs performed the contribution analysis in order to compare the 34% ownership by GBC’s stockholders in ACCO Brands immediately following the merger to GBC’s contribution to various actual and estimated pro forma financial results for ACCO Brands (pro forma for the merger). Such a comparison is one measure of whether the GBC stockholders are receiving a fair share of the equity ownership of the combined company.
      The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company used in the above analyses as a comparison is directly comparable to GBC or ACCO World.
      Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the GBC board of directors as to the fairness from a financial point of view of the exchange ratio, pursuant to the merger agreement, provided to the holders of GBC common stock and Class B common stock, taken together in the aggregate. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of GBC, ACCO World, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.
      As described above, Goldman Sachs’ opinion to the GBC board of directors was one of many factors taken into consideration by the GBC board of directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C to this proxy statement/ prospectus-information statement.
      Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs acted as financial advisor to GBC in connection with, and participated in certain of the negotiations leading to, the distribution and the merger. In addition, Goldman Sachs has provided certain investment banking services to GBC and its affiliates from time to time. Goldman Sachs has also provided certain investment banking services to Fortune Brands and its affiliates from time to time, including having been retained by Fortune Brands as financial advisor in August 2000 in connection with its exploration of strategic alternatives related to ACCO World; and having acted as financial advisor to Fortune Brands in connection with its sale of a minority equity interest in ACCO World in January 2002.
      Goldman Sachs Credit Partners L.P. (“GSCP”), an affiliate of Goldman Sachs, Citicorp North America, Inc. (“CNAI”), ABN AMRO Bank N.V., ABN AMRO Incorporated and ACCO World have entered into a commitment letter and related fee letter pursuant to which GSCP, CNAI and ABN AMRO Bank have agreed to establish the senior secured credit facilities described therein, the proceeds of which will be used to provide financing in connection with the distribution and the merger. In addition, Goldman Sachs, Citigroup Global Markets Inc. (“CGMI”), ABN AMRO Incorporated and ACCO World have entered into an engagement letter pursuant to which ACCO World has engaged Goldman Sachs, CGMI and ABN AMRO Incorporated to provide certain capital markets services as described therein to ACCO World in connection with the distribution and the merger. Goldman Sachs and its affiliates also may provide investment banking services to ACCO Brands, GBC, Fortune Brands, ACCO World and their respective affiliates in the future. In connection with the above-described investment banking services Goldman Sachs and its affiliates have received, and may receive in the future, compensation.
      Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman Sachs and its affiliates may provide such service to ACCO Brands, GBC,

Fortune Brands, ACCO World and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of ACCO Brands, GBC, Fortune Brands and ACCO World for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.
      The board of directors of GBC selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the distribution and the merger. Pursuant to a letter agreement dated December 10, 2003, as amended March 15, 2005, GBC engaged Goldman Sachs to act as its financial advisor in connection with the distribution and the merger. Pursuant to the terms of this engagement letter, GBC has agreed to pay Goldman Sachs a transaction fee equal to a percentage of the aggregate consideration paid to GBC stockholders in connection with the merger, all of which is payable upon consummation of the merger. The percentage is dependent upon the average of the last sales prices of GBC common stock on the five trading days ending five trading days prior to the consummation of the merger. Based on this formula, if the transaction had been consummated on July 13, 2005, the transaction fee paid to Goldman Sachs would be approximately $5,610,000. In addition, GBC has agreed to reimburse Goldman Sachs for its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Opinion of Deutsche Bank Securities, Inc.
      Deutsche Bank Securities, Inc. has acted as a financial advisor to GBC in connection with the proposed merger. At the March 14, 2005 meeting of GBC’s board of directors, Deutsche Bank delivered its oral opinion, subsequently delivered in writing on March 15, 2005, to GBC’s board of directors to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank, the exchange ratio was fair from a financial point of view to the holders of GBC common stock and Class B common stock.
      The full text of Deutsche Bank’s written opinion, dated March 14, 2005, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion is attached as Annex D to this proxy statement/ prospectus-information statement. We urge you to read this opinion carefully and in its entirety. The Deutsche Bank opinion is directed to the board of directors of GBC, addresses only the fairness from a financial point of view of the exchange ratio pursuant to the merger agreement to the holders of GBC common stock and Class B common stock, and does not address any other aspect of the merger or constitute a recommendation to any GBC stockholder as to how to vote at the special meeting. This summary is qualified in its entirety by reference to the full text of the opinion.
      In connection with rendering the opinion described above and performing its related financial analysis, Deutsche Bank, among other things:

•	reviewed certain publicly available financial and other information concerning ACCO World and GBC and certain internal analyses and financial and other information furnished to it by ACCO World and GBC, respectively;

•	reviewed certain financial forecasts prepared by management relating to ACCO World and GBC, respectively;

•	reviewed certain financial forecasts and projections relating to the merger, including information relating to the certain financial and operational benefits anticipated from the merger, provided by the management of ACCO World (including potential synergies);

•	held discussions with members of the senior managements of ACCO World and GBC regarding the businesses and prospects of their respective companies and the joint prospects of a combined ACCO Brands following the merger, including the financial and operational benefits anticipated from the merger (including potential synergies);

•	compared the pro forma impact of the merger on earnings per share, cash flow, consolidated capitalization and financial ratios to GBC and GBC common stock and Class B common stock, as appropriate;

•	reviewed information relating to the relative contributions of ACCO World’s business and GBC’s business to ACCO Brands;

•	reviewed the reported prices and trading activity for GBC common stock;

•	compared certain financial and stock market information for ACCO World and GBC with similar information for certain other companies whose securities are publicly traded; and

•	reviewed the terms of the merger agreement, the distribution agreement and certain related documents in each case as set forth in drafts dated as of March 8, 2005.
      In preparing its opinion, Deutsche Bank did not assume responsibility for the independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning GBC or ACCO World, including, without limitation, any financial information, forecasts or projections, considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of GBC or ACCO World. With respect to the financial forecasts and projections, including the analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies expected to be achieved as a result of the proposed merger, which are referred to herein as Potential Synergies, made available to Deutsche Bank and used in its analyses, Deutsche Bank assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of GBC or ACCO World, as the case may be, as to the matters covered thereby. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts and projections, including the Potential Synergies, or the assumptions on which they are based. Deutsche Bank was not authorized to contact, nor did it contact, any party regarding a potential transaction with GBC. Deutsche Bank’s opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to Deutsche Bank as of, the date of such opinion.
      For purposes of rendering its opinion, Deutsche Bank assumed that, in all respects material to its analysis:

•	the representations and warranties of GBC, ACCO World and Gemini Acquisition Sub contained in the merger agreement are true and correct;

•	GBC, ACCO World and Gemini Acquisition Sub will each perform all of the covenants and agreements to be performed by it under the merger agreement;

•	all conditions to the obligations of each of GBC, ACCO World and Gemini Acquisition Sub to consummate the merger and the related transactions will be satisfied without any waiver or modification thereof;

•	all material governmental, regulatory or other approvals and consents required in connection with the completion of the transactions contemplated by the merger agreement will be obtained;

•	in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either GBC or ACCO World is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material effect on GBC or ACCO World or materially reduce the contemplated benefits of the merger to GBC;

•	the distribution will qualify under section 355 of the Internal Revenue Code as a “spin-off”; and

•	the merger will constitute a tax-free reorganization within the meaning of section 368(a) of the Internal Revenue Code and a “plan of reorganization” for purposes of section 354 and 361 of the Internal Revenue Code.
      The following is a summary of the material financial analyses performed by Deutsche Bank in connection with its opinion. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Deutsche Bank, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.
Implied Percentage Ownership Analysis
      Deutsche Bank used three methodologies to calculate ranges of implied percentage ownership by current stockholders of GBC in ACCO Brands after the merger. Deutsche Bank compared these ranges of implied percentage ownership to the ownership of 34.0% of ACCO Brands by current GBC stockholders after the merger pursuant to the exchange ratio.
      Deutsche Bank based these analyses on projections for GBC developed by the management of GBC and projections for ACCO World developed by the management of ACCO World with, as necessary, pro forma adjustments to restate the projections of ACCO World as if it was an independent publicly traded company with $625 million of net debt as of December 31, 2004.
      Public Market Valuation. Deutsche Bank compared certain financial information and commonly used valuation measurements for each of GBC and ACCO World to corresponding information and measurements for a group of 13 publicly traded companies that participate in part or in whole in the office products market or are diversified manufacturers who sell through similar distribution channels. This group consisted of Avery Dennison Corporation, Brady Corporation, Deluxe Corporation, Dorel Industries Inc., Ennis, Inc., Hooker Furniture Corporation, John H. Harland Company, Kimball International, Knoll, Inc., Nashua Corporation, Newell Rubbermaid, Inc., Steelcase Inc., and The Standard Register Company. We refer to this group of companies as the Selected Companies. Such financial information and valuation measurements included, among other things, (1) ratios of common equity market prices per share, or equity value, to estimated 2004, and projected 2005 and 2006 earnings per share, or EPS; and (2) ratios of common equity market value as adjusted for debt and cash, or enterprise value, to estimated calendar year 2004, and projected calendar year 2005 and calendar year 2006 earnings from operations before interest expense, income taxes and depreciation and amortization adjusted to include certain unusual or non-recurring items, or EBITDA. To calculate the Enterprise Value to EBITDA trading multiple, Deutsche Bank used publicly available SEC filings, press releases and the most recently available research guidance from analyst equity reports. To calculate the Equity Value to EPS trading multiples, Deutsche Bank used publicly available information concerning projected financial performance, including published earnings estimates reported by KeyBanc Capital Markets equity research and the Institutional Brokers Estimate System (referred to as IBES). The multiple ranges resulting from this analysis are summarized below:

	Low	High		Median		Mean

Equity Value to EPS Multiple
2004	10.1x	31.9	x	21.1	x	20.5x
2005	9.8x	44.3	x	15.2	x	20.0x
2006	8.8x	40.8	x	15.5	x	17.4x
Enterprise Value to EBITDA Multiple
2004	6.5x	15.6	x	9.7	x	10.4x
2005	6.6x	14.5	x	9.0	x	9.6x
2006	6.4x	10.9	x	8.2	x	8.5x

      From this data, Deutsche Bank derived ranges of multiples deemed most meaningful for its analysis, applied such ranges of multiples to the corresponding financial projections for GBC and ACCO World and, as a result, arrived at ranges of implied enterprise values for GBC and ACCO World. Deutsche Bank then subtracted net debt of $283 million and $625 million, respectively, from GBC and ACCO World to arrive at their implied equity values. The results of this analysis are summarized below:

	Relevant
	Multiple			Equity		Equity
	Ranges			Value Low		Value High

				(US$ in millions)
GBC
2004 EBITDA	6.6x	-	9.2x	$201.3	-	$392.0
2004 net income	13.2x	-	18.9x	$194.9	-	$279.0
2005E EBITDA	6.6x	-	9.0x	$169.4	-	$333.8
2005E net income	11.5x	-	15.3x	$163.8	-	$217.9
2006E EBITDA	6.6x	-	9.0x	$211.7	-	$391.4
2006E net income	10.1x	-	14.7x	$192.4	-	$280.0
ACCO World
2004 EBITDA	7.0x	-	9.7x	$513.2	-	$952.2
2004 net income	13.2x	-	19.6x	$591.9	-	$879.0
2005E EBITDA	6.6x	-	9.0x	$503.1	-	$913.3
2005E net income	12.2x	-	15.3x	$737.9	-	$925.4
2006E EBITDA	6.6x	-	9.0x	$566.3	-	$999.5
2006E net income	10.1x	-	14.7x	$667.9	-	$972.2
      Using the high and low values from the ranges of the implied equity values resulting from the public market valuation analysis for each of GBC and ACCO World, Deutsche Bank calculated the following implied relative ownership by current GBC stockholders of a combination of GBC and ACCO World:

	Implied Ownership by Current GBC
	Stockholders of ACCO Brands
	Corporation

	Low Values of
	GBC and ACCO	High Values of GBC
Implied Equity Values Based on:	World	and ACCO World

GBC
2004 EBITDA	28.2%	29.2%
2004 net income	24.8%	24.1%
2005E EBITDA	25.2%	26.8%
2005E net income	18.2%	19.1%
2006E EBITDA	29.6%	30.0%
2006E net income	22.4%	22.4%
      None of the 13 companies utilized as a comparison are identical to either GBC or ACCO World. Accordingly, Deutsche Bank believes the analysis of publicly traded comparable companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Bank’s opinion, concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies. On the other hand, each of the 13 companies chosen participates in part or in whole in similar industries or utilizes similar distribution channels to GBC. These derived metrics represent how public equity markets value companies similar to GBC and ACCO World. Deutsche Bank employed this public market valuation analysis as one of various techniques to gauge whether, from a financial point of view, the equity ownership in the combined company received by GBC stockholders is fair.
Discounted Cash Flow Analysis
      Deutsche Bank performed a discounted cash flow analysis for each of GBC and ACCO World. Deutsche Bank calculated the discounted cash flow values as the sum of the net present values of (1) the estimated future cash flow that each of GBC and ACCO World will generate for the years 2005 through 2009, plus (2) the terminal value of each of GBC and ACCO World at the end of such period. The estimated future cash flows were based on the financial projections for GBC and ACCO World for the years 2005 through 2009 prepared by their respective managements. The terminal values of each of GBC and ACCO World were calculated based on projected EBITDA for 2009 and a range of multiples of 7.0x to 8.0x. Deutsche Bank used such multiples based on its review of the trading characteristics of the common stock of certain of the Selected Companies. Further, Deutsche Bank calculated the implied perpetuity growth rates for GBC and ACCO World which ranged from 3.6% to 6.3% and 1.9% to 4.7%, respectively. Deutsche Bank used discount rates ranging from 10.0% to 12.0% for GBC and discount rates ranging from 9.5% to 11.5% for ACCO World based on its GBC weighted average cost of capital calculation and its judgment of the weighted average cost of capital for ACCO World. The results of this analysis are summarized below:

	Implied Equity		Equity Value
	Value		per Share

	Low	High	Low	High

	(US$ in millions)
GBC	$223	$319	$13.29	$19.07
ACCO World	$550	$772	NA	NA
      Using the high and low values from the ranges of the implied Equity Values resulting from the discounted cash flow analysis for each of GBC and ACCO World, Deutsche Bank calculated the following implied relative ownership of GBC stockholders of ACCO Brands. Potential synergies and cost savings from the merger were not taken into consideration in this analysis.

Implied Equity
Ownership by
Current GBC Stockholders
Implied Equity Values Based on:	of ACCO Brands

High End of Ranges	29.3%
Low End of Ranges	28.8%
      Deutsche Bank performed this discounted cash flow analysis for each of GBC and ACCO World based on estimated future cash flow projections prepared by the respective management teams. These analyses derive equity value per share for each of GBC and ACCO World and serve as one basis for determining implied equity ownership by current GBC stockholders of ACCO Brands.
      Contribution Analysis. Deutsche Bank analyzed the relative contributions of GBC to the combination of GBC and ACCO World based on EBITDA and net income of each of GBC and ACCO World for calendar year 2004 and projected calendar years 2005 and 2006. Potential synergies and cost savings from the merger were not taken into consideration in this analysis.
      This analysis indicated the following relative contributions of GBC to a combination of GBC and ACCO World:

	Contribution of GBC to a Combination of
	GBC and ACCO World

Financial Metric	2004	2005 (Projected)	2006 (Projected)

EBITDA	31.1%	28.6%	29.3%
Net Income	24.8%	19.1%	22.4%

      Using the previous EBITDA analysis, Deutsche Bank derived an implied enterprise value for ACCO Brands by applying GBC’s relative contribution of EBITDA to a combination of GBC and ACCO World to its current enterprise value of $492 million. Deutsche Bank then subtracted GBC’s current enterprise value from the implied enterprise value of ACCO Brands to derive the implied enterprise value of ACCO World. Deutsche Bank then subtracted net debt of $625 million from ACCO World to arrive at ACCO World’s implied equity value. Deutsche Bank then calculated GBC’s implied equity ownership from these results. On a net income basis, the implied equity ownership is the same as that derived in the previously mentioned analysis. The results of this analysis are summarized below:

	Implied Equity Ownership of ACCO Brands

Financial Metric	2004	2005 (Projected)	2006 (Projected)

EBITDA	31.0%	25.8%	27.2%
Net Income	24.8%	19.1%	22.4%
      Deutsche Bank analyzed the relative contribution of GBC to the combination of GBC and ACCO World based on actual and estimated pro forma financial results of the companies for the purpose of comparing those results in relation to the 34% post merger ownership by GBC stockholders in ACCO Brands. Deutsche Bank employed this analysis as one of various techniques to gauge whether, from a financial point of view, the equity ownership in the combined company received by GBC stockholders is fair.
Pro Forma Merger Analysis
      EPS Accretion/ Dilution Analysis. Deutsche Bank analyzed the pro forma financial impact of the merger on estimated EPS to GBC stockholders based on their ownership of ACCO Brands. Deutsche Bank based its analysis on, among other things:

•	Financial projections for ACCO Brands based on projections developed by the management of GBC and ACCO World; and

•	Estimates of cost savings and the potential synergies resulting from the merger developed by the management of GBC and ACCO World.
      For the purpose of this analysis, Deutsche Bank excluded the impact on earnings of certain one-time transaction-related expenses and other unusual items. This analysis indicated the following pro forma earnings impact to current GBC stockholders relative to GBC EPS for 2005 and 2006 as estimated by GBC’s management and KeyBanc Capital Markets equity research, respectively:

	Implied
	Pro Forma
	Accretion to
	Current GBC
	Stockholders

Source of GBC EPS Estimates	2005	2006

GBC Management	76.5%	52.2%
KeyBanc Capital Markets Equity Research	20.0%	NA
      Deutsche Bank analyzed the pro forma financial impact of the merger on estimated earnings per share to gauge the accretion or dilution to the shares of ACCO Brands common stock held by the current GBC stockholders post merger.
      Pro Forma Discounted Cash Flow Analysis. Deutsche Bank performed a discounted cash flow analysis of ACCO Brands. Deutsche Bank calculated the discounted cash flow values as the sum of the net present values of (1) the estimated future cash flow that ACCO Brands will generate for the years 2005 through 2009, plus (2) the terminal value of ACCO Brands at the end of such period. The estimated future cash flow was based on the financial projections for ACCO Brands for the years 2005 through 2009 prepared by ACCO World’s management and reviewed by GBC’s management. The terminal value of ACCO Brands was calculated based on projected EBITDA for 2009 and a range of multiples of 7.0x to

8.0x. Deutsche Bank used such multiples based on its review of the trading characteristics of the common stock of certain of the Selected Companies. Deutsche Bank used discount rates ranging from 9.0% to 11.0% for ACCO Brands. Deutsche Bank then compared the implied equity value range for GBC relative to ownership of 34.0% of ACCO Brands pursuant to the exchange ratio in the merger. The following table presents the range of equity values for GBC and ACCO Brands, respectively.
      Using the high and low values from the ranges of the implied equity values resulting from the discounted cash flow analysis for each of GBC and ACCO Brands, Deutsche Bank calculated the implied increase in equity value of GBC relative to 34% ownership in ACCO Brands pursuant to the exchange ratio:

	Implied Equity
	Value

	Low	High

	(US$ in millions)
GBC (standalone)	$223	$319
34% of ACCO Brands	$249	$365
% difference	11.7%	14.2%
      Deutsche Bank employed this analysis as one of various techniques to gauge whether, from a financial point of view, the equity ownership in the combined company received by GBC stockholders is fair.
      The foregoing summary is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, Deutsche Bank did not assign specific weights to any particular analyses.
      In conducting its analyses and arriving at its opinions, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to GBC’s board of directors as to the fairness from a financial point of view of the exchange ratio to the holders of GBC common stock and Class B common stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, Deutsche Bank made, and was provided by GBC and ACCO World management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond GBC’s and ACCO World’s control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of GBC, ACCO World or their respective advisors, neither GBC nor Deutsche Bank nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions. In addition, Deutsche Bank’s opinion did not in any manner address the prices at which ACCO Brands common stock will trade at any time.
      The terms of the merger were determined through negotiations among GBC, Fortune Brands and ACCO World and were approved by GBC’s board of directors. The decision to enter into the merger agreement was solely that of GBC’s board of directors. As described above, the opinion and presentation of Deutsche Bank to GBC’s board of directors was only one of a number of factors taken into consideration by GBC’s board of directors in making its determination to approve the merger. Deutsche Bank’s opinion was provided to GBC’s board of directors to assist it in connection with its consideration of the merger and does not constitute a recommendation to any holder of GBC common stock or Class B common stock as to how to vote with respect to the merger agreement. In addition, Deutsche Bank was not asked to, and its opinion does not address, the fairness to, or any consideration of, the holders of any class of securities, creditors or other constituencies of GBC, other than holders of GBC’s common stock and Class B common stock.
      GBC selected Deutsche Bank as a financial advisor in connection with the merger based on Deutsche Bank’s qualifications, expertise, reputation and experience in mergers and acquisitions. GBC has retained Deutsche Bank pursuant to an engagement letter agreement dated February 1, 2005. As compensation for Deutsche Bank’s services relating to its fairness evaluation in connection with the merger, GBC agreed to pay Deutsche Bank (i) $200,000 on the date on which the engagement letter was entered into, (ii) $800,000 on the date on which Deutsche Bank rendered its opinion and (iii) $250,000 on the date on which the merger is completed. Regardless of whether the merger is completed, GBC has agreed to reimburse Deutsche Bank for reasonable fees and disbursements of Deutsche Bank’s counsel and all of Deutsche Bank’s reasonable travel and other out-of-pocket expenses incurred in connection with the merger or otherwise arising out of the retention of Deutsche Bank under the engagement letter, which are not to exceed $50,000 without GBC’s prior written consent. GBC has also agreed to indemnify Deutsche Bank and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the merger.
      Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank is an affiliate of Deutsche Bank AG (together with its affiliates, the DB Group). One or more members of the DB Group have, from time to time, provided investment banking, commercial banking (including extension of credit) and other financial services to GBC or its affiliates for which they have received compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of GBC and Fortune Brands for their own accounts or the accounts of their customers and, accordingly, may from time to time hold a long or short position in such securities, instruments and obligations.
Regulatory Approval
      United States Antitrust. Under the Hart-Scott-Rodino Antitrust Improvements Act and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the specified waiting period requirements have been satisfied. GBC and Lane Industries filed Notification and Report Forms with the Antitrust Division of the Department of Justice and the Federal Trade Commission on April 6, 2005 and Fortune Brands and ACCO World filed these forms on April 12, 2005. The waiting period expired on May 12, 2005.
      German and Spanish Approvals. In connection with the merger, ACCO World and GBC are required to provide notifications to, and obtain the approval from, the German and Spanish competition authorities (the Bundeskartellamt and the Servicio de Defensa de la Competencia, respectively). ACCO World and GBC provided notification to the Spanish competition authorities on May 18, 2005 and obtained approval for the merger on June 30, 2005. ACCO World and GBC provided notification to the German competition authorities on June 22, 2005. In Germany, the implementation of the transaction is subject to the approval of the German antitrust authorities.
      Other Approvals. In addition, Fortune Brands, ACCO World and GBC have elected to file a pre-closing notification with the U.K. Office of Fair Trading. The filing to the Office of Fair Trading was made on April 22, 2005 and approval for the merger was obtained on July 4, 2005.

      General. It is possible that any of the above governmental entities with which filings are made may seek, as conditions for granting approval of the merger, various regulatory concessions. There can be no assurance that:

•	Fortune Brands, ACCO World or GBC will be able to satisfy or comply with such conditions;

•	compliance or non-compliance will not have adverse consequences on ACCO Brands after completion of the merger; or

•	the required regulatory approvals will be obtained within the time frame contemplated by Fortune Brands, ACCO World and GBC and referred to in this proxy statement/ prospectus-information statement or on terms that will be satisfactory to Fortune Brands, ACCO World and GBC.
See “The Merger Agreement — Conditions to the Completion of the Merger” beginning on page 67.
      At any time before or after the completion of the merger, the Antitrust Division, the Federal Trade Commission or others (including states and private parties) could take action under the antitrust laws, including seeking to prevent the merger, to rescind the merger or to conditionally approve the merger. Such conditions could possibly include, among others, the divestiture of assets of Fortune Brands, ACCO World or GBC. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.
Accounting Treatment
      The merger will be accounted for using the purchase method of accounting and ACCO World will be considered the acquiror of GBC for accounting purposes. Accordingly, the historical financial statements of ACCO World will become the historical financial statements of ACCO Brands following the merger.
Interests of Certain Persons in the Merger
      In considering the recommendation of the GBC board of directors with respect to the merger, GBC stockholders should be aware that certain executive officers and directors of GBC have certain interests in the merger that may be different from, or in addition to, the interests of GBC stockholders generally. These interests are summarized below.
      Positions with ACCO Brands. The merger agreement provides that upon completion of the merger, the board of directors of ACCO Brands will consist of nine persons, three of whom will be named by the GBC board of directors. It is anticipated that the GBC board of directors will name Messrs. G. Thomas Hargrove, Forrest M. Schneider and George V. Bayly, each of whom is currently a GBC director, to the ACCO Brands board of directors. Additionally, the merger agreement provides that the initial officers of ACCO Brands will consist of individuals selected by Mr. David D. Campbell, the Chief Executive Officer of ACCO Brands following the completion of the merger. It is anticipated that Mr. Campbell will name Messrs. John Turner and Steven Rubin, each of whom is currently a GBC executive officer, to be officers of ACCO Brands.
      Stock Options and Other Stock-Based Awards. Pursuant to stock option agreements entered into in connection with grants of stock options under GBC stock plans prior to 2005, all outstanding pre-2005 options to purchase GBC common stock held by executive officers and directors would become fully exercisable upon completion of the merger. Based upon options outstanding as of July 11, 2005, options held by GBC’s executive officers and directors relating to 333,125 shares of GBC common stock would be subject to accelerated vesting upon completion of the merger. Stock option agreements entered into in connection with the grant of stock options in 2005 provide that outstanding 2005 options to purchase GBC common stock would not become fully exercisable upon completion of the merger, however if an employee (including an executive officer other than Mr. Dennis J. Martin, GBC’s Chairman, President and Chief Executive Officer) is terminated at the time of or after the merger is completed in a manner that would cause the employee to be entitled to receive severance pursuant to any written plan of GBC or written agreement between GBC and the employee, in lieu of any full vesting to which the employee may be entitled under such plan or agreement, the options would continue to vest during the period over which severance is paid and/or calculated. If Mr. Martin’s employment is terminated due to a “change in control termination” (as defined in Mr. Martin’s employment agreement with GBC), the 100,000 options at a strike price of $12.77 per option granted to Mr. Martin in 2005 would immediately become vested and exercisable in full pursuant to the terms of Mr. Martin’s employment agreement with GBC.
      In addition, all restrictions imposed on the following classes of unvested restricted stock units granted under the GBC stock plans, including those held by GBC executive officers and directors, would immediately lapse upon completion of the merger and each of those restricted stock units would be converted into one unrestricted share of ACCO Brands common stock:

•	unvested restricted stock units granted under the GBC stock plans in 2003 and 2004 which have been earned as of the date of the completion of the merger pursuant to certain performance criteria;

•	remaining unvested restricted stock units granted under the GBC stock plans in 2003 which remain subject to target awards for the year 2005; and

•	a pro rata portion of remaining unvested restricted stock units granted under the GBC stock plans in 2004 which remain subject to target awards for the years 2005 and 2006.
      Based upon grants outstanding as of July 11, 2005, restricted stock units held by GBC’s executive officers and directors relating to 139,756 shares of GBC common stock would be subject to accelerated vesting upon completion of the merger. Pursuant to the employee matters agreement, upon completion of the merger, restricted stock units granted to GBC employees in 2004, including executive officers and directors, which have not yet been earned as of the date of the completion of the merger and which are not part of the pro-rata portion of the remaining awards mentioned above will convert into restricted stock units with respect to shares of ACCO Brands common stock with a vesting date of February 26, 2007 (with the recipient of such restricted stock units needing to be employed by GBC or an affiliate thereof on February 26, 2007 in order for such restricted stock units to vest). Additionally, restricted stock units granted in 2005 to Mr. Thomas Stenebring, a GBC executive officer, provide that if Mr. Stenebring is terminated at the time of or after the completion of the merger in a manner that would cause Mr. Stenebring to be entitled to receive severance pursuant to any written plan of GBC or written agreement between GBC and Mr. Stenebring, in lieu of any full vesting to which Mr. Stenebring may be entitled under such plan or agreement, the restricted stock units would continue to vest during the period over which severance is paid and/or calculated.
      The following table sets forth, as of July 11, 2005, the number of shares subject to unvested options held by GBC’s executives and directors which will become fully exercisable upon completion of the merger and the weighted average exercise prices of those options and the number of shares subject to grants of restricted stock units which will immediately accelerate upon completion of the merger:

			Number of Shares
			Subject to Grants
			of Restricted Stock
	Number of Shares	Weighted Average	Units which
	Subject to Unvested	Exercise Price per	Immediately
Name	Options	Share ($)	Accelerate

Dennis J. Martin,	162,500	13.35	49,446
Director, Chairman of the
Board, President and Chief
Executive Officer
George V. Bayly,	3,000	21.07	0
Director
G. Thomas Hargrove,	3,000	21.07	0
Director
Marc Knez,	3,000	21.07	0
Director

			Number of Shares
			Subject to Grants
			of Restricted Stock
	Number of Shares	Weighted Average	Units which
	Subject to Unvested	Exercise Price per	Immediately
Name	Options	Share ($)	Accelerate

Jeffery P. Lane,	3,000	21.07	0
Director
Nelson P. Lane,	3,000	21.07	0
Director
Arthur C. Nielsen, Jr.,	3,000	21.07	0
Director
Forrest M. Schneider,	3,000	21.07	0
Director
Robert J. Stucker,	3,000	21.07	0
Director
Thomas Stenebring,	17,500	10.56	20,754
President, Europe Group,
Senior Vice President,
Worldwide Office Products
John E. Turner,	32,500	13.35	15,321
Group President, Industrial and
Print Finishing Group
Govind K. Arora,	32,500	13.35	21,692
Senior Vice President,
Worldwide Manufacturing and
Logistics
Don Civgin,	40,625	13.36	19,152
Senior Vice President and
Chief Financial Officer
Steven Rubin,	11,750	13.47	5,745
Vice President, Secretary and
General Counsel
Perry S. Zukowski,	11,750	13.47	7,656
Vice President, Human Resources
      Under the terms of the merger agreement, each outstanding option to purchase GBC common stock existing at the time of the completion of the merger, including those held by executive officers and directors, will convert into an option to purchase the same number of shares of ACCO Brands common stock at an exercise price per share equal to the exercise price per share specified in the GBC stock option immediately prior to the conversion. For a more complete description of the treatment of GBC stock options under the merger agreement, see “The Merger Agreement — Treatment of Stock Options” on page 60.
      CEO Employment Agreement. GBC has entered into an executive employment agreement with Mr. Dennis J. Martin. Under the terms of Mr. Martin’s employment agreement, Mr. Martin would be entitled to severance payments and other benefits (as summarized below) if Mr. Martin’s employment with GBC is terminated within twenty-four months following a “change in control” (or prior to a change in control but at the request of any third party participating in the change in control or otherwise in connection with or in anticipation of a change in control) without “cause” or by Mr. Martin for “good reason” (each as defined in Mr. Martin’s employment agreement), or if Mr. Martin’s employment is terminated by Mr. Martin for any reason within the thirty-day period beginning on the six-month anniversary of a change in control. In the event of an eligible termination, GBC must pay Mr. Martin a single lump-sum cash payment equal to three times the sum of his annual base salary at the time of termination plus the greater of either his target bonus for the year in which the change in control takes place or his bonus based on actual performance for that year. Completion of the merger would constitute a change in control under Mr. Martin’s employment agreement.

      If Mr. Martin’s employment terminates in a “change in control termination” and he is entitled to receive severance payments under his employment agreement, Mr. Martin would also receive:

•	continued participation in GBC’s medical and dental plans on a cost-sharing basis for three years following termination;

•	to the extent not already vested and exercisable, the ability to exercise any or all stock options that were outstanding immediately prior to the change in control for the earlier of two years following termination or the expiration date of the stock option;

•	a lump sum payment equal to the amount of retirement plan payments made by GBC for Mr. Martin in the two calendar years prior to termination; and

•	a gross-up for any “golden parachute” excise tax that may be payable by Mr. Martin under Section 4999 of the Internal Revenue Code, and any income and employment withholding taxes on the gross-up payment, with respect to the severance payments and other benefits due to Mr. Martin (whether under the change in control plan or otherwise), unless the amount of any “excess parachute payments” paid or payable to Mr. Martin do not exceed 330% of Mr. Martin’s base pay as determined pursuant to Section 280G of the Internal Revenue Code, in which case the gross-up payment shall not be paid and the amounts payable to Mr. Martin will be reduced so that no amounts paid or payable to Mr. Martin will be deemed “excess parachute payments” for purposes of Section 4999 of the Internal Revenue Code.
      Executive Severance/ Change in Control Agreements. GBC has entered into an Executive Severance/ Change in Control Agreement, referred to in this proxy statement/ prospectus-information statement as the “change in control agreements”, with each of the following executive officers of the company: Messrs. Don Civgin, Govind K. Arora, John E. Turner, Thomas Stenebring, Steven Rubin and Perry S. Zukowski. The change in control agreements generally provide for severance and change in control payments and benefits to each of the executive officers under the same terms and conditions as those described for Mr. Martin above, except the executive officers do not have the ability to terminate their employment for any reason within the thirty-day period beginning on the six month anniversary of a change in control and receive change in control payments and, in the event of an eligible termination:

•	GBC must pay the executive officer a single lump-sum cash payment equal to 2.25 times (2.0 times for Messrs. Civgin and Stenebring) the sum of the executive’s annual base salary plus the greater of either the executive’s target bonus for the year in which the change in control takes place or the executive’s bonus based on actual performance for that year;

•	the executive officer would be entitled to continued participation in GBC’s medical and dental plans on a cost-sharing basis for two years following termination;

•	to the extent not already vested and exercisable, the executive officer would be entitled to exercise any or all stock options (other than stock options issued in 2005 with respect to a change in control caused by the merger (See “— Stock Options and Other Stock Based Awards” on page 53)) that were outstanding immediately prior to the change in control for the earlier of one year following termination or the expiration date of the stock option;

•	the executive officer would be entitled to outplacement services of an amount not to exceed ten percent of the executive’s base salary in effect at the time of termination; and

•	a gross-up for any “golden parachute” excise tax that may be payable by the executive under Section 4999 of the Internal Revenue Code, and any income and employment withholding taxes on the gross-up payment, with respect to the severance payments and other benefits due to the executive officer (whether under the change in control plan or otherwise), unless the amount of any “excess parachute payments” paid or payable to the executive do not exceed 330% of the executive’s base pay as determined pursuant to Section 280G of the Internal Revenue Code, in which case the gross-up payment shall not be paid and the severance payable to the executive will be reduced so that no amounts paid or payable to the executive will be deemed “excess parachute payments” for purposes of Section 4999 of the Internal Revenue Code.

      Additionally, following the execution of the merger agreement, on March 17, 2005, GBC entered into agreements with Messrs. Rubin, Turner and Arora amending each of their change in control agreements to provide that, if the respective executive’s employment with GBC is terminated in a “change in control termination” as described above or for certain other reasons, the executive will be deemed to have satisfied the age and service requirements for retiree medical benefits as in effect on February 10, 2005 and he and his eligible dependents may commence coverage for such retiree benefits at any time following the expiration of the active employee medical and dental continuation coverage period as described in his respective change in control agreement to the same extent and on the same cost-sharing basis as do other GBC retirees with the same combined age and years of service as of the executive’s date of termination.
      The following chart sets forth, for Mr. Martin and for each of the executive officers entering into change in control agreements, the value of the cash severance pay and other benefits due the executive officer (based on levels of pay and other circumstances as of June 30, 2005), excluding the amount of any excise tax gross-up, if applicable, if the executive officer terminated employment in a “change in control termination” under his employment or change in control agreement:

Payment and
Name	Benefit Amounts ($)

Dennis J. Martin,	4,383,460
Chairman of the Board, President and
Chief Executive Officer
Thomas Stenebring,	1,352,540
President, Europe Group, Senior Vice
President, Worldwide Office Products
John E. Turner,	1,122,484
Group President, Industrial and Print
Finishing Group
Govind K. Arora,	874,653
Senior Vice President, Worldwide
Manufacturing and Logistics
Don Civgin,	1,206,042
Senior Vice President and Chief
Financial Officer
Steven Rubin,	770,991
Vice President, Secretary and General
Counsel
Perry S. Zukowski,	651,952
Vice President, Human Resources
      2005 Bonuses. Under the terms of the employee matters agreement, bonuses to applicable GBC employees, including executive officers, under GBC’s 2005 short term incentive plan would be paid pro rata at target as soon as practicable following the completion of the merger and will remain in effect for the remainder of 2005 following the completion of the merger, with the actual bonus amount being offset (but not below zero) by the pro rata payment.
      Transaction Committee Fees. During September 2004, the GBC board formed a committee of directors consisting of Messrs. G. Thomas Hargrove, Forrest M. Schneider and George V. Bayly, referred to herein as the “transaction committee”, to assist GBC management in conducting any negotiations with Fortune Brands and ACCO World. On March 14, 2005, the GBC board of directors unanimously voted special fee payments of $50,000 to Mr. Hargrove and $20,000 to each of Messrs. Bayly and Schneider which would be payable to them upon completion of the merger.
      Lane Industries Transaction Bonuses. We have been informed by Lane Industries that, on May 4, 2005, the board of directors of Lane Industries unanimously approved the payment of a special transaction bonus to Mr. Schneider and each other officer of Lane Industries. This program provided for the payment to Mr. Schneider of $50,000 immediately and the payment of $50,000 to him upon completion of the merger and the payment to Ms. Jamie Knez, the spouse of Mr. Marc Knez, of $27,500 immediately and the payment of $27,500 to her upon completion of the merger.
      Relationship with Lane Industries. Messrs. Jeffrey P. Lane and Nelson P. Lane, current directors of GBC, are also directors and stockholders of Lane Industries, which controls approximately 86.7% of the voting power of the outstanding GBC common stock and Class B common stock as of the record date for the special meeting of GBC stockholders. In addition, Mr. Schneider is the President and Chief Executive Officer of Lane Industries and Mr. Marc Knez’s spouse serves as an officer of Lane Industries. In connection with the merger agreement, Lane Industries entered into a voting agreement pursuant to which Lane Industries has agreed, subject to limited exceptions, to vote, and granted to Fortune Brands a proxy to vote, all its shares of GBC stock for the adoption of the merger agreement and approval of the merger. See “Additional Agreements Related to the Spin-Off and the Merger — Voting Agreement” beginning on page 75 for a discussion of the terms of the voting agreement. Lane Industries has also entered into a registration rights agreement with ACCO Brands that will become effective upon the completion of the merger that grants registration rights with respect to stock of ACCO Brands issued to Lane Industries, and Lane Industries will enter into a tax allocation agreement with ACCO Brands and GBC prior to the completion of the merger that, among other things, will terminate the current tax allocation agreements between Lane Industries and GBC and will provide indemnification rights to Lane Industries for certain tax obligations. See “Additional Agreements Related to the Spin-Off and the Merger — Registration Rights Agreement” beginning on page 77 for a discussion of the terms of the registration rights agreement and “Additional Agreements Related to the Spin-Off and the Merger — Tax Allocation Agreements — Lane Industries/ GBC” beginning on page 80 for a discussion of the terms of the tax allocation agreement.
      Indemnification and Insurance. The merger agreement requires ACCO Brands to maintain for a period of six years after the merger, for the benefit of GBC’s directors and officers, directors’ and officers’ liability insurance and fiduciary liability insurance policies currently maintained by GBC, or policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured than the current insurance maintained by GBC with respect to claims arising from facts or events that occurred on or before the effective time of the merger. ACCO Brands is not, however, required to expend in any one year an amount in excess of 250% of the current annual premiums paid by GBC for this insurance.
      The GBC board of directors was aware of the interests described above and considered them, among other matters, when adopting the merger agreement and recommending that GBC stockholders vote to adopt the merger agreement and approve the merger.
Federal Securities Law Consequences; Resale Restrictions
      ACCO Brands common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except for shares issued to any GBC stockholder who may be deemed to be an “affiliate” of GBC or ACCO Brands for purposes of Rule 145 under the Securities Act. It is expected that each affiliate will agree not to transfer any ACCO Brands common stock received in the merger except in compliance with the resale provisions of Rule 144 or 145 under the Securities Act or as otherwise permitted under the Securities Act. The merger agreement requires GBC to use its reasonable best efforts to cause its affiliates to enter into such agreements.
      In connection with GBC’s entering into the merger agreement, Lane Industries, an affiliate of GBC, has entered into a registration rights agreement with ACCO World that will become effective upon the completion of the merger under which Lane Industries, subject to certain restrictions, including a 180-day waiting period, has the right to cause ACCO Brands to register the sale of ACCO Brands common stock owned by it, and to include its shares in future registration statements relating to ACCO Brands common stock. See “Additional Agreements Related to the Spin-Off and the Merger — Registration Rights Agreement” beginning on page 77 for a discussion of the terms of the registration rights agreement.

Listing and Trading of ACCO Brands Common Stock
      There is no current trading market for ACCO Brands common stock. We cannot assure you as to the price at which ACCO Brands common stock will trade, whether before, on or after the distribution date. See “Risk Factors — Risks Relating to the Spin-Off and the Merger” beginning on page 15.
      ACCO World will apply to list ACCO Brands common stock on the New York Stock Exchange under the trading symbol “ABD”. ACCO Brands initially will have approximately 24,503 stockholders of record, based on the number of record holders of Fortune Brands common stock as of July 13, 2005 and the number of record holders of GBC common stock and Class B common stock as of the special meeting record date. For certain information regarding options to purchase ACCO Brands common stock that will be or may become outstanding after the spin-off and merger, see “The Merger Agreement — Treatment of Stock Options” on page 60.
      Shares of GBC common stock will be delisted from the Nasdaq National Market following completion of the merger.

THE MERGER AGREEMENT
      The following is a summary of the material terms and provisions of the merger agreement, which is attached as Annex A to this proxy statement/ prospectus-information statement and incorporated by reference. We encourage you to read the entire merger agreement.
The Merger
      Under the merger agreement and in accordance with Delaware law, Gemini Acquisition Sub will merge with and into GBC. As a result of the merger, the separate corporate existence of Gemini Acquisition Sub will terminate and GBC will continue as the surviving corporation.
Merger Consideration
      The merger agreement provides that each share of GBC common stock and Class B common stock issued and outstanding immediately prior to the time of the merger will be converted into the right to receive one share of ACCO Brands common stock.
Treatment of Stock Options
      Each option to purchase GBC shares outstanding immediately prior to the merger will cease to represent a right to purchase GBC common stock and be converted into an option to purchase the same number of shares of ACCO Brands common stock at an exercise price per share equal to the exercise price per share specified in the GBC stock option immediately prior to the conversion.
      Prior to the merger, each outstanding option to purchase Fortune Brands common stock granted pursuant to or governed by the Fortune Brands 2003 Long-Term Incentive Plan or the Fortune Brands 1999 Long-Term Incentive Plan that is outstanding and unvested immediately prior to the spin-off and held by an employee or former employee of ACCO World or one of its subsidiaries will be converted into a right to purchase a number of shares of ACCO Brands common stock equal to the number of shares of Fortune Brands common stock subject to the corresponding Fortune Brands option multiplied by the price of Fortune Brands common stock on the day before the spin-off and divided by the price of ACCO Brands common stock on the day after the spin-off, provided that any fractional shares of ACCO Brands common stock resulting from such calculation will be rounded down to the nearest whole share. The exercise price per share of the converted option will be equal to the exercise price per share of Fortune Brands common stock under the corresponding Fortune Brands option multiplied by the price of ACCO Brands common stock on the day after the spin-off divided by the price of Fortune Brands common stock on the day before the spin-off, provided that such exercise price will be rounded up to the nearest whole cent.
      As of July 11, 2005, options to purchase 2,148,954 GBC shares were outstanding and would be converted into options to purchase 2,148,954 ACCO Brands shares if the merger were completed on such date. Based on Fortune Brands’ and GBC’s stock price as of July 11, 2005, outstanding options to purchase Fortune Brands shares would be converted into options to purchase 2,755,502 ACCO Brands shares if the merger was completed as of such date.
Treatment of Restricted Stock Units
      Each GBC restricted stock unit that pursuant to the applicable GBC stock plan under which the unit was granted would have its restrictions lapse and become vested in full upon completion of the merger will, upon completion of the merger, be automatically converted into one share of ACCO Brands common stock. Each GBC restricted stock unit which would not have its restrictions lapse and become vested in full upon completion of the merger will be treated in accordance with the terms of the employee matters agreement. See “Additional Agreements Related to the Spin-Off and the Merger — Employee Matters Agreement” beginning on page 77.

Exchange of Shares in the Merger; Treatment of Fractional Shares
      In connection with the merger, ACCO Brands will deposit, or cause to be deposited, with the exchange agent, the shares of ACCO Brands common stock to be issued in the merger and delivered in exchange for shares of GBC common stock and Class B common stock.
      Unless a physical certificate is requested, GBC stockholders will receive shares of ACCO Brands common stock in book-entry form. Upon surrender of the shares of GBC common stock or Class B common stock, such shares will be cancelled. As soon as reasonably practicable after the cancellation, the exchange agent will mail to GBC stockholders:

•	account statements indicating the number of whole shares of ACCO Brands common stock owned by each stockholder as a result of the exchange of shares in the merger; and

•	a check representing the amount of cash in lieu of fractional shares of ACCO Brands common stock payable by ACCO Brands to the stockholder.
      After the effective time of the merger, there will be no transfers on the stock transfer books of GBC of shares of GBC common stock or Class B common stock.
      No fractional shares of ACCO Brands common stock will be issued to any holder of shares of GBC upon consummation of the merger. For each fractional share that would otherwise be issued to any stockholder, ACCO Brands will pay in cash an amount equal to the stockholder’s proportionate interest in the net proceeds from the sale or sales in the open market of the aggregate fractional ACCO Brands shares that would have been issued in the merger. The exchange agent will sell the aggregate fractional shares at the then prevailing prices on the New York Stock Exchange.
Effective Time
      The effective time of the merger will be the time and date set forth in the certificate of merger that will be filed with the Secretary of State of the State of Delaware on the closing date of the merger. The closing date of the merger will be a date to be specified by the parties, as soon as practicable, but in any event within three business days after the satisfaction or waiver of the conditions precedent to the merger unless otherwise agreed by the parties to the merger agreement.
Officers and Directors of ACCO Brands
      The parties to the merger agreement have agreed that, as of the effective time of the merger, Mr. David D. Campbell, current President and Chief Executive Officer of ACCO World, will be Chief Executive Officer of ACCO Brands and the other initial officers of ACCO Brands will consist of individuals selected by Mr. Campbell prior to the time of the merger from the management of GBC and ACCO World. Mr. Neal V. Fenwick, current Executive Vice President of Finance and Administration and chief financial officer of ACCO World, has already been named as Chief Financial Officer of ACCO Brands by Mr. Campbell.
      The parties have also agreed that, as of the effective time of the merger, the board of directors of ACCO Brands will consist of nine individuals, with six persons to be named by the board of directors of Fortune Brands (one of whom will be Mr. Campbell) and three persons to be named by the board of directors of GBC. Additionally, the parties have agreed that, as of the effective time of the merger, Mr. Campbell will serve as chairman of the board and an individual selected by GBC and Fortune Brands prior to the completion of the merger will serve as independent lead director of the ACCO Brands board.
      Immediately following the merger, 34% of ACCO Brands, on a fully diluted basis, will be owned by GBC stockholders. Because GBC stockholders in the aggregate will become minority stockholders in ACCO Brands, without additional votes of other ACCO Brands stockholders, former GBC stockholders in the aggregate generally will not have the ability to approve or block approval of proposals to be voted upon by ACCO Brands stockholders, including as they relate to the election of directors.

Pre-Merger Transactions
      Prior to the merger, Fortune Brands and ACCO World will execute a tax allocation and other agreements as required by the merger agreement. GBC and Lane Industries will also execute a tax allocation agreement as required by the merger agreement. Pursuant to the terms of the distribution agreement, prior to the completion of the merger, Fortune Brands and ACCO World will cause ACCO World to be recapitalized and effect the distribution of its common stock to Fortune Brands common stockholders.
Representations and Warranties
      The merger agreement contains representations and warranties made by GBC to Fortune Brands, ACCO World and Gemini Acquisition Sub. The merger agreement also contains representations and warranties made by ACCO World to GBC, several of which were also made jointly and severally by Fortune Brands. These representations and warranties of ACCO World and GBC, which are substantially reciprocal, relate to, among other things:

•	corporate existence, qualification to conduct business and corporate power;

•	ownership of subsidiaries;

•	capital structure;

•	corporate authority to enter into, and perform the obligations under, the merger agreement and enforceability of the merger agreement;

•	absence of a breach of organizational documents and absence of a material breach of laws or material agreements as a result of the merger;

•	required governmental approvals;

•	financial statements;

•	information supplied for use in this proxy statement/ prospectus-information statement;

•	board of directors’ approval;

•	litigation;

•	compliance with laws;

•	absence of certain changes or events;

•	environmental matters;

•	intellectual property matters;

•	title to properties;

•	assets and services;

•	payment of fees to finders or brokers in connection with the merger;

•	tax matters;

•	material contracts;

•	employee benefits;

•	labor relations;

•	insurance;

•	absence of material liens; and

•	affiliate transactions.

      GBC has also made representations and warranties to Fortune Brands, ACCO World, and Gemini Acquisition Sub relating to the required vote of GBC stockholders to adopt the merger agreement and the merger, the inapplicability to the merger of state anti-takeover laws, filings with the Securities and Exchange Commission and the opinions of its financial advisors.
      Fortune Brands has also made representations to GBC regarding Fortune Brands’ capacity as a party to the merger agreement.
      Most of the representations and warranties contained in the merger agreement are subject to materiality qualifications and/or knowledge qualifications, and none of the representations and warranties survive the effective time of the merger.
Conduct of Business Pending Closing
      Each of GBC and ACCO World has undertaken to perform certain covenants in the merger agreement and agreed to restrictions on its activities until the effective time of the merger. In general, the parties are required to conduct their business in the ordinary course, to use all reasonable efforts to preserve their business organizations, to keep available the services of the current officers and other key employees and preserve their relationships with customers and suppliers with the intention that the ongoing businesses shall not be materially impaired. Each of GBC and ACCO World have agreed to specific restrictions relating to the following:

•	entering into any new material lines of business or incurring any capital expenditures other than in the ordinary course of business consistent with past practice;

•	declaring or paying dividends in respect of its capital stock;

•	splitting, combining or reclassifying its capital stock or issuing securities in respect of, in lieu of or in substitution for its capital stock;

•	repurchasing, redeeming or otherwise acquiring its capital stock;

•	issuing, delivering, selling, pledging or encumbering any shares of its capital stock or any securities convertible into or exercisable for, or any right to acquire, capital stock;

•	amending its certificate of incorporation, by-laws or other governing documents (other than pursuant to the merger agreement and other agreements related to the transaction);

•	making acquisitions of other entities or material assets or disposing of assets, other than inventory in the ordinary course of business consistent with past practice;

•	making loans, advances, capital contributions to, or investments in, any other person other than certain intercompany loans or investments, employee loans, loans made pursuant to existing obligations, loans, advances, capital contributions or investments made in the ordinary course of business which are not material, or loans, advances, capital contributions or investments not in excess of specified amounts;

•	incurring debt, other than under existing agreements or in the ordinary course of business which is not material;

•	compensation and benefit matters with respect to directors, officers and employees;

•	changing its accounting methods, except as may be required by changes in generally accepted accounting principles;

•	changing its fiscal year, making any material tax elections or settling or compromising any material income tax liabilities other than in the ordinary course of business consistent with past practice;

•	entering into contracts that limit or restrict the ability to engage or compete in any line of business or in any geographic area;

•	acting in any manner such that material intellectual property that is owned lapses or becomes impaired or unenforceable; and

•	entering into or amending certain types of agreements or arrangements with related parties.
      Fortune Brands has also agreed to cause ACCO World to adhere to the covenants listed above and has agreed to restrictions on its ability to transfer its shares of common stock of ACCO World and to issue securities which could be converted into options to acquire shares of common stock of ACCO Brands after the completion of the merger.
      Each party has also agreed to use its reasonable best efforts not to take any action that would prevent or impede the spin-off or merger from qualifying as generally tax-free transactions.
Reasonable Best Efforts
      The merger agreement provides that each party to the merger agreement, subject to certain limitations, will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing or causing to be done, all things necessary, proper or advisable under the merger agreement and applicable laws to consummate the merger and the transactions contemplated by the merger agreement as soon as is practicable. However, nothing in the merger agreement requires Fortune Brands, ACCO World, GBC or ACCO Brands for any reason to sell, hold separate or otherwise dispose of assets, or to conduct its business in a specified manner, or to agree to take any such actions.
No Solicitation
      The merger agreement contains detailed provisions restricting GBC’s ability to seek an alternative transaction. Under these provisions, GBC agrees that it and its subsidiaries will not, and will use reasonable best efforts to ensure that its and its subsidiaries’ officers, directors, employees, agents and representatives do not, directly or indirectly:

•	initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, any acquisition proposal, as described below;

•	have any discussions with or provide any confidential information or data to any person relating to an acquisition proposal, or engage in any negotiations concerning an acquisition proposal or knowingly facilitate any effort or attempt to make or implement an acquisition proposal;

•	approve, recommend, agree to or accept, or propose publicly to approve, recommend, agree to or accept, any acquisition proposal;

•	approve, recommend, agree to or accept, or propose to approve, recommend, agree to or accept, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement related to any acquisition proposal; or

•	waive, amend, modify or grant any release under any standstill or similar agreement or confidentiality agreement (other than the confidentiality agreement between GBC and Fortune Brands) to which it or any of its subsidiaries is a party.
      The merger agreement provides that the term “acquisition proposal” means any inquiry, proposal or offer from any person with respect to:

•	a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving GBC or any of its significant subsidiaries;

•	any direct or indirect purchase or sale, lease, exchange, transfer or other disposition of 15% or more of the consolidated assets (including stock of subsidiaries) of GBC and its subsidiaries, taken as a whole;

•	any direct or indirect purchase or sale of, or tender or exchange offer for, or similar transaction with respect to, the equity securities of GBC that, if consummated, would result in any person beneficially owning securities representing 15% or more of the total voting power of GBC (or of the surviving parent entity in such transaction).
      The merger agreement does not prevent GBC or its board of directors from:

•	engaging in any discussions or negotiations with, or providing any information to, any person in response to an unsolicited bona fide written acquisition proposal by such person which has not been withdrawn; or

•	approving or recommending a superior acquisition proposal, as described below, or terminating the merger agreement subject to the termination provisions.
      However, GBC or its board of directors may take such actions only if and to the extent that:

•	GBC stockholders have not yet adopted and approved the merger agreement;

•	GBC has received an unsolicited bona fide written acquisition proposal from a third party which has not been withdrawn that was made after March 15, 2005 and did not result from a breach of GBC’s no solicitation obligations; and

•	before engaging in any discussion or negotiations, or providing any information, the GBC board concludes in good faith that the acquisition proposal is a superior acquisition proposal or is reasonably likely to be a superior acquisition proposal, or

•	before approving or recommending a proposal or terminating the merger agreement, the GBC board concludes in good faith that the acquisition proposal is a superior acquisition proposal;

•	the GBC board, after consulting with outside legal counsel, determines in good faith, based on such matters as it deems appropriate, that failure to take such action would be a breach of its fiduciary duties to stockholders under applicable laws;

•	before approving or recommending a proposal or terminating the merger agreement, the GBC board has provided Fortune Brands with at least three business days’ notice of such action;

•	before providing any information or data to any person in connection with an acquisition proposal by that person, GBC or its board of directors receives from that person an executed confidentiality agreement with terms substantially the same as those contained in the confidentiality agreement between Fortune Brands and GBC; and

•	before providing any information or data to any person or entering into discussions with any person, GBC promptly notifies Fortune Brands of any inquiries, proposals or offers received from, any information requested by, or any discussions or negotiations sought to be initiated or continued with, that person or any of its representatives.
      The merger agreement provides that the term “superior acquisition proposal” means a bona fide written inquiry, acquisition proposal or offer with respect to GBC (except that for purposes of a superior acquisition proposal, references to 15% in the definition of acquisition proposal are deemed to be references to 50%) made by a person other than a party to the merger agreement which is not subject to any financing contingency or due diligence condition and is otherwise on terms the GBC board in good faith concludes, after consultation with its legal and financial advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, would, if consummated, result in a transaction more favorable to its stockholders, from a financial point of view, than the transactions contemplated by the merger agreement and is reasonably likely to be completed.
      In addition to the foregoing, as promptly as practicable (and in no event later than 36 hours) after the receipt of an acquisition proposal, any material relating to an acquisition proposal or any request for nonpublic information, GBC must provide Fortune Brands and ACCO World with oral and written notice of the material terms and conditions of such acquisition proposal, request or inquiry, the identity of the person or persons making the proposal, request or inquiry and a copy of all correspondence and written materials provided to it in connection with such acquisition proposal, request or inquiry. GBC must also update Fortune Brands and ACCO World with all information reasonably necessary to keep Fortune Brands and ACCO World informed of the status and material terms of any acquisition proposal, request or inquiry. GBC must also provide Fortune Brands and ACCO World with 48 hours notice of any meeting of its board of directors at which an acquisition proposal will be considered.
      In addition, the merger agreement does not prevent GBC or its board of directors from disclosing to its stockholders a position with respect to a tender offer as required by law.
      The board of directors of GBC may withdraw, modify or qualify its recommendation that GBC stockholders adopt the merger agreement and approve the merger upon three business days’ written notice to Fortune Brands if, after consulting with outside legal counsel, it determines in good faith, based on such matters it deems appropriate, that failure to take such action would be a breach of its fiduciary duties to stockholders under applicable laws. Notwithstanding a withdrawal, modification or qualification in the recommendation of the GBC board of directors, GBC is still required to convene a meeting of its stockholders to vote upon adoption of the merger agreement and approval of the merger.
Financing
      The merger agreement provides that ACCO World will use its reasonable best efforts to arrange financing as described in the merger agreement (See “Financing of ACCO Brands Corporation” beginning on page 81), and GBC and Fortune Brands will provide such cooperation as is reasonably necessary in connection with the financing. ACCO World will keep GBC and Fortune Brands reasonably informed of the status of ACCO World’s efforts to arrange the financing.
Insurance and Indemnification
      Following the merger, ACCO Brands will be obligated to:

•	indemnify and provide advancement of expenses, for a period of six years, to all past and present directors, officers and employees of ACCO World and its subsidiaries, and of GBC and its subsidiaries, to the same extent those persons were indemnified or had the right to advancement of expenses on the date of the merger agreement pursuant to GBC’s, Fortune Brands’, or ACCO World’s certificate of incorporation, by-laws or indemnification agreements, as applicable, for acts or omissions occurring on or before the effective time of the merger, including acts or omissions occurring in connection with the approval of the merger agreement and consummation of the transactions contemplated thereby;

•	maintain for a period of six years after the merger, for the benefit of GBC’s directors and officers, directors’ and officers’ liability insurance and fiduciary liability insurance policies currently maintained by GBC, or policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured than the current insurance maintained by GBC with respect to claims arising from facts or events that occurred on or before the effective time of the merger. However, ACCO Brands will not be required to expend in any one year an amount in excess of 250% of the current annual premiums paid by GBC for this insurance; and

•	maintain for a period of six years after the merger, for the benefit of the directors and officers of ACCO World directors’ and officers’ liability insurance and fiduciary liability insurance policies which are, in the aggregate, no less advantageous to the insured than the current insurance maintained by Fortune Brands and ACCO World with respect to claims arising from facts or events that occurred on or before the effective time of the merger. However, ACCO Brands will not be required to obtain coverage in an amount exceeding $50 million or to expend in any one year an amount in excess of $1,000,000.

Conditions to the Completion of the Merger
      Conditions to GBC’s, ACCO World’s and Fortune Brands’ Obligations to Complete the Merger. The respective obligations of GBC, ACCO World and Fortune Brands to complete the merger are subject to the satisfaction or waiver of various conditions, including:

•	the approval and adoption of the merger agreement and the merger by GBC stockholders;

•	the absence of any law, order or injunction having the effect of making the merger illegal or otherwise prohibiting completion of the merger, and the absence of any proceeding initiated by any governmental entity seeking, and which is reasonably likely to result in, such a law, order or injunction;

•	the applicable waiting period under the Hart-Scott-Rodino Act shall have been terminated or expired (the waiting period expired on May 12, 2005);

•	all notifications and filings required under non-U.S. competition laws to have been made, and all consents, approvals and authorizations required to be obtained prior to completion of the merger under non-U.S. competition laws in order to complete the merger to have been made or obtained and all applicable waiting periods under non-U.S. competition laws to have been terminated or expired;

•	the approval for listing on the New York Stock Exchange of the ACCO Brands common stock to be issued in the spin-off and the merger;

•	the effectiveness of the registration statement of which this proxy statement/ prospectus-information statement is a part;

•	the completion of the spin-off transaction in accordance with the terms of the merger agreement and the distribution agreement; and

•	the completion of the financing of the transaction.
      Conditions to GBC’s Obligation to Complete the Merger. GBC’s obligation to complete the merger is also subject to the satisfaction or waiver of the following additional conditions:

•	the accuracy of each of Fortune Brands and ACCO World’s representations and warranties set forth in the merger agreement, without any qualification or limitation as to materiality or material adverse effect set forth therein, except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on ACCO World and its subsidiaries;

•	the performance or compliance of each of Fortune Brands, ACCO World and Gemini Acquisition Sub with all agreements and covenants required to be performed by it under the merger agreement that are qualified as to materiality or material adverse effect and the performance or compliance in all material respects with all other agreements and covenants required to be performed by it under the merger agreement that are not so qualified;

•	receipt from Skadden, Arps, Slate, Meagher & Flom LLP of an opinion stating that the merger will constitute a reorganization under section 368(a) of the Internal Revenue Code; and

•	the execution and delivery by Fortune Brands and ACCO World of the tax allocation agreement and the transition services agreement, and the employee matters agreement being in full force and effect with respect to ACCO Brands’ obligations following the effective time.
      Conditions to ACCO World’s and Fortune Brands’ Obligations to Complete the Merger. ACCO World’s and Fortune Brands’ obligations to complete the merger are also subject to the satisfaction or waiver of the following additional conditions:

•	the accuracy of GBC’s representations and warranties set forth in the merger agreement, without any qualification or limitation as to materiality or material adverse effect set forth therein, except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on GBC and its subsidiaries;

•	the performance or compliance of GBC with all agreements and covenants required to be performed by it under the merger agreement that are qualified as to materiality or material adverse effect and the performance or compliance in all material respects with all other agreements and covenants required to be performed by it under the merger agreement that are not so qualified;

•	receipt from Chadbourne & Parke LLP of an opinion stating that the merger will constitute a reorganization under section 368(a) of the Internal Revenue Code and the distribution will constitute a spin-off under section 355 of the Internal Revenue Code; and

•	the execution and delivery by GBC and Lane Industries of the tax allocation agreement, and the employee matters agreement being in full force and effect with respect to GBC’s obligations following the effective time.

      Each of GBC and Fortune Brands may waive, at their sole discretion, any of the conditions to their respective obligations to complete the merger. If GBC or Fortune Brands waives any of the conditions to their respective obligations to complete the merger, the board of directors of GBC will evaluate the materiality of the waiver to determine whether amendment of this proxy statement/ prospectus-information statement and resolicitation of proxies is warranted. In the event that the board of directors of GBC determines the waiver is material to a GBC stockholder’s decision with respect to the vote regarding the adoption of the merger agreement and the merger, GBC currently intends to amend and recirculate this proxy statement/ prospectus-information statement to its stockholders and resolicit their proxies. None of GBC or Fortune Brands currently intends to waive any conditions to their respective obligations to complete the merger.
Amendments
      The merger agreement may be amended by action of the boards of directors of the parties at any time before or after approval by GBC stockholders, provided that, after approval by GBC stockholders, no amendment which by law or under the rules of any stock exchange or the Nasdaq National Market requires further stockholder approval may be made to the merger agreement without obtaining such further approval. All amendments to the merger agreement must be in writing and signed by each party.
Termination of the Merger Agreement
      Termination by GBC or Fortune Brands. Either Fortune Brands or GBC, by action of its respective board of directors, may terminate the merger agreement at any time prior to the merger if:

•	Fortune Brands and GBC agree to terminate the agreement by mutual written consent;

•	the merger has not been completed by November 30, 2005, provided that the terminating party’s failure to fulfill any obligation under the merger agreement or the distribution agreement is not the cause of the merger not being completed by November 30, 2005;

•	an order or ruling of a court or other governmental entity permanently prohibiting the completion of the merger becomes final and non-appealable, provided that the terminating party has used its reasonable best efforts to avoid or remove the prohibition to the extent required in accordance with the terms of the merger agreement;

•	a court or other governmental entity fails to issue an order or ruling that is necessary to satisfy specified conditions to the merger and the denial of a request to issue such an order or ruling becomes final and non-appealable, provided that the terminating party has used its reasonable best efforts to obtain the order or ruling; or

•	GBC stockholders fail to adopt the merger agreement and approve the merger at the GBC special meeting.
      Termination by Fortune Brands. Fortune Brands, by action of its board of directors, also may terminate the merger agreement at any time prior to the merger if:

•	the GBC board of directors:

•	fails to recommend adoption of the merger agreement and the merger to GBC stockholders;

•	withdraws, modifies, or qualifies (or publicly proposes to withdraw, modify or qualify) its recommendation to GBC stockholders to adopt the merger agreement and the merger;

•	fails to confirm its recommendation to GBC stockholders to adopt the merger agreement and the merger within five business days of Fortune Brands’ request to do so; or

•	approves or recommends an alternate acquisition proposal;

•	GBC breaches its obligation to call and hold the GBC special meeting;

•	a tender or exchange offer relating to securities of GBC has been commenced by a person unaffiliated with Fortune Brands and GBC has not sent to its stockholders within ten business days after such tender or exchange offer is first published, sent or given, a statement that GBC recommends rejection of such tender or exchange offer; or

•	GBC breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement such that any of the conditions described above with respect to the accuracy of GBC’s representations and warranties or the performance by GBC of its covenants and agreements is not capable of being satisfied prior to November 30, 2005.
      Termination by GBC. GBC, by action of its board of directors, also may terminate the merger agreement at any time prior to the merger:

•	if Fortune Brands or ACCO World breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement such that any of the conditions described above with respect to the accuracy of Fortune Brands’ and ACCO World’s representations and warranties or the performance by Fortune Brands and ACCO World of their respective covenants and agreements is not capable of being satisfied prior to November 30, 2005; or

•	in accordance with and subject to the conditions described in “— No Solicitation” beginning on page 64.
Fees and Expenses
      General. The merger agreement provides that each party will pay its own fees and expenses in connection with the merger agreement, the merger and the transactions contemplated by the merger agreement, whether or not the merger is completed, except that ACCO World and GBC will each pay one-half of the expenses incurred in connection with (i) the filing, printing and mailing of the registration statement of which this proxy statement/ prospectus-information statement is a part and (ii) antitrust and other competition filings in the United States and outside the United States.
      Termination Fee. GBC has agreed to pay Fortune Brands a termination fee of $9.5 million plus reasonable out-of-pocket fees and expenses incurred by Fortune Brands and ACCO World in connection with the agreement, the other related agreements and the transactions contemplated thereby in the following circumstances:

•	the merger agreement has been terminated (1) by either Fortune Brands or GBC because the merger has not been completed by November 30, 2005 and the GBC special meeting has not occurred, (2) by either Fortune Brands or GBC because GBC stockholders fail to adopt the merger agreement and approve the merger at the GBC special meeting or (3) by Fortune Brands because of GBC’s intentional breach or failure to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement; and

•	if the merger agreement is terminated (1) because GBC stockholders fail to adopt the merger agreement and approve the merger, at any time before the GBC special meeting, an acquisition proposal with respect to GBC has been publicly announced, become publicly known or otherwise been communicated to the senior management, board of directors or stockholders of GBC or (2) because the merger has not been completed by November 30, 2005, or because GBC intentionally breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement, at any time before the agreement is terminated, an acquisition proposal has been publicly announced, become publicly known or otherwise been communicated to the senior management, board of directors or stockholders of GBC; and

•	within twelve months of the termination of the merger agreement, GBC enters into a definitive agreement with respect to or consummates an acquisition proposal, provided that for purposes of this clause of the merger agreement, references to 15% in the definition of an acquisition proposal with respect to GBC shall be deemed to be references to 33%; or

•	Fortune Brands terminates the merger agreement as a result of GBC breaching its obligation to call and hold the GBC special meeting;

•	Fortune Brands terminates the merger agreement as a result of the GBC board of directors recommending an alternate acquisition proposal;

•	Fortune Brands terminates the merger agreement as a result of a tender or exchange offer relating to securities of GBC having been commenced by a person unaffiliated with Fortune Brands, and GBC having failed to send to its stockholders within ten business days after such tender or exchange offer is first published, sent or given, a statement that GBC recommends rejection of such tender or exchange offer; or

•	GBC terminates the agreement in accordance with and subject to the conditions described in “— No Solicitation” beginning on page 64.
Non-Competition
      For a period of five years following the completion of merger, Fortune Brands and its subsidiaries may not, without ACCO Brands’ prior written consent, engage, directly or indirectly, in North America, South America, Europe, Asia (including Japan) and Australia and New Zealand, in the businesses engaged in by ACCO Brands and its subsidiaries prior to the completion of the merger in those territories.
      However, Fortune Brands and its subsidiaries are not restricted from:

•	owning not in excess of 5% in the aggregate of any class of capital stock or other equity interest of any person engaged in the businesses described above;

•	until the second anniversary of the completion of the merger, acquiring control of any business deriving less than 30% of its revenues from the businesses described above so long as Fortune Brands uses reasonable efforts to divest such operations as promptly as practicable, with this obligation to divest expiring on the second anniversary of the completion of the merger, and

•	following the second anniversary of the completion of the merger, acquiring control of any business deriving less than 50% of its revenues from the businesses described above so long as Fortune Brands uses reasonable efforts to divest such operations as promptly as practicable, with this obligation to divest expiring on the fifth anniversary of the completion of the merger.
      Additionally, subject to any other agreement between them, the parties acknowledge that nothing in the merger agreement prevents Master Lock Company, a subsidiary of Fortune Brands, or any of its subsidiaries, from entering into any business engaged in, acquiring control of or any interest in any business engaged in, engaging in or continuing to engage in any activity which comprises or is an extension or expansion of the business of researching, developing, designing, engineering, manufacturing, building, selling and distributing computer security locks.
THE SPIN-OFF TRANSACTION
General
      The board of directors of Fortune Brands has approved and authorized the spin-off and the distribution agreement, subject to satisfaction of the conditions set forth in the distribution agreement and further action of Fortune Brands’ board of directors to establish the distribution record date and the distribution date. Upon satisfaction or waiver, subject to applicable law, of the conditions to the distribution of ACCO Brands common stock set forth in the distribution agreement, Fortune Brands will pay to its stockholders on the distribution date a special dividend payable in ACCO World common stock. Prior to the distribution, ACCO World will be recapitalized and renamed in accordance with the distribution agreement so that it has a number of shares of ACCO World common stock outstanding that will represent 66% of the outstanding shares of ACCO Brands common stock, on a fully diluted basis, immediately following the merger. Following this recapitalization, Fortune Brands will distribute to its stockholders in the spin-off all of the shares of ACCO Brands common stock owned by Fortune Brands. Fortune Brands currently estimates that one share of ACCO Brands common stock will be distributed for each 4.32 shares of Fortune Brands common stock held on the distribution date.
Manner of Effecting the Spin-Off
      On the distribution date, Fortune Brands will deliver all the outstanding shares of ACCO Brands common stock owned by it to the distribution agent, Wells Fargo Bank, N.A., for allocation to the holders of record of Fortune Brands common stock as of the close of business on the distribution record date, which will be the date on which the merger becomes effective. Fortune Brands currently estimates that in the distribution, each holder of Fortune Brands common stock will receive 0.23 shares of ACCO Brands common stock for each share of Fortune Brands common stock held. Ownership of ACCO Brands common stock will be registered only in book-entry form. Book-entry registration refers to a method of recording stock ownership in ACCO Brands’ records in which no stock certificates are issued. On the distribution date, each record holder of Fortune Brands common stock will be credited through book-entry in ACCO Brands’ records with the number of shares of ACCO Brands common stock received by the stockholder. Following the spin-off, Fortune Brands stockholders will receive account statements indicating the number of shares of ACCO Brands common stock registered in book-entry form which they received in respect of their Fortune Brands common stock.
      Fractional shares of ACCO Brands common stock will not be distributed in the spin-off. The distribution agent will aggregate fractional shares and sell them in the public market. The net proceeds of those sales will be distributed ratably to holders of Fortune Brands common stock entitled to fractional interests.
      Fortune Brands stockholders will not be required to pay for shares of ACCO Brands common stock received in the spin-off, or to surrender or exchange shares of Fortune Brands common stock or take any other action in order to be entitled to receive ACCO Brands common stock.
      The distribution of ACCO Brands common stock will not affect the number of outstanding shares of Fortune Brands common stock. Fortune Brands stockholders should retain their certificates representing Fortune Brands common stock.
Resale Restrictions on Distributed Shares
      Shares of ACCO Brands common stock distributed to Fortune Brands stockholders in the spin-off will be freely transferable, except for shares received by persons who may be deemed to be “affiliates” of

ACCO Brands under the Securities Act. Persons who may be deemed affiliates of ACCO Brands after the spin-off generally include individuals or entities that control, are controlled by, or are under common control with ACCO Brands. This may include ACCO Brands’ officers and directors, as well as its significant stockholders, if any. Persons who are affiliates of ACCO Brands will be permitted to sell their shares of ACCO Brands common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Rule 144 under the Securities Act.
Dividend Policy
      ACCO Brands intends to retain any future earnings to fund the development and growth of its business. Therefore, ACCO Brands does not anticipate paying any cash dividends in the foreseeable future. Any determination as to the declaration and payment of dividends is at the sole discretion of ACCO Brands’ board of directors.
THE DISTRIBUTION AGREEMENT
      The following is a summary of the material terms and provisions of the distribution agreement, which is attached as Annex B to this proxy statement/ prospectus-information statement and incorporated by reference. We encourage you to read the entire distribution agreement.
General
      The distribution agreement between Fortune Brands and ACCO World provides for, among other things, the principal corporate transactions required to effect the proposed distribution of ACCO Brands common stock to Fortune Brands stockholders and certain other terms governing the relationship between Fortune Brands and ACCO World with respect to or in consequence of the spin-off transaction.
The Recapitalization and Special Dividend
      Prior to the spin-off, Fortune Brands and ACCO World will increase the number of outstanding shares of ACCO World common stock so that immediately prior to the spin-off and merger ACCO Brands will have an aggregate number of shares of common stock outstanding which will result in, after completion of the merger, Fortune Brands stockholders and ACCO World’s minority stockholder owning, in the aggregate, 66% of the common stock of ACCO Brands on a fully diluted basis and GBC stockholders owning 34% of the common stock of ACCO Brands on a fully diluted basis. Also prior to the spin-off, the ACCO World board of directors will authorize ACCO World to pay a special dividend to the holders of record of ACCO World common stock prior to the spin-off in the aggregate amount of $625.0 million.
Covenants
      Each of Fortune Brands and ACCO World have agreed to take specified actions after the signing of the distribution agreement. These actions include the following:

•	immediately before the spin-off, all intercompany agreements and loans between Fortune Brands and its subsidiaries (other than ACCO World and its subsidiaries), on the one hand, and ACCO World and its subsidiaries, on the other hand, will be terminated, except for those specifically provided for in the distribution agreement;

•	immediately before the spin-off, if amounts due to ACCO World from Fortune Brands under cancelled intercompany cash management loans are greater than the amount of “credited cash”, then Fortune Brands will reimburse ACCO World in the amount of the excess;

•	immediately before the spin-off, if the amounts due to ACCO World from Fortune Brands under cancelled intercompany cash management loans are less than the amount of “credited cash”, then ACCO World will reimburse Fortune Brands in the amount of the shortfall; and

•	Fortune Brands will satisfy all indebtedness for borrowed money of ACCO World and its subsidiaries that was outstanding as of the close of business on March 14, 2005.
      The distribution agreement provides that the amount of “credited cash” equals:

•	the sum of amounts due on March 14, 2005 to ACCO World from Fortune Brands under intercompany cash management loans plus the amount of cash and cash equivalents maintained by ACCO World on March 14, 2005, minus

•	the sum of $10,000,000 plus the aggregate amount paid between March 16, 2005 and the date of the completion of the merger to ACCO World employees under the Day-Timer Special Incentive Plan and the ACCO Senior Management Incentive Plan (and any taxes incurred in respect of such payments).
Conditions to the Completion of the Spin-Off
      The distribution agreement provides that the distribution of ACCO Brands common stock will occur only if certain conditions are satisfied or waived by Fortune Brands’ board of directors, including:

•	the absence of any law, order or injunction having the effect of making the spin-off illegal or otherwise prohibiting completion of the spin-off, and the absence of any proceeding initiated by any governmental entity seeking, and which is reasonably likely to result in, such a law, order or injunction; and

•	each condition to the closing of the merger agreement shall have been fulfilled or waived by the party for whose benefit such condition exists (except for the consummation of the spin-off).
      ACCO World and Fortune Brands are required to use their reasonable best efforts to cause these conditions to be satisfied as soon as reasonably practicable. Fortune Brands may (but is not required to) waive any of these conditions; however, GBC’s consent is required before Fortune Brands may waive the conditions set forth in the first bullet set forth above.
Subsequent Transfers
      Following the completion of the spin-off, if Fortune Brands possesses any assets, rights or properties used primarily or held for use primarily before the spin-off by ACCO World in the conduct of its businesses as conducted as of March 15, 2005, other than certain specified assets, rights or properties, and ACCO Brands notifies Fortune Brands of such fact prior to the one-year anniversary of the completion of the spin-off, Fortune Brands is required to cause the prompt transfer of such assets, rights or properties to ACCO Brands.
Mutual Release; Indemnification
      Mutual Release of Pre-Closing Claims. ACCO World and Fortune Brands have each agreed to release the other from any and all claims that it may have against the other party which arise out of or relate to events, circumstances or actions taken by the other party occurring or failing to occur or any conditions existing at or prior to the time of the spin-off. The mutual release is subject to specified exceptions set forth in the distribution agreement. The specified exceptions include:

•	any liability assumed, transferred, assigned or allocated to ACCO World or to Fortune Brands in accordance with, or any other liability of either of them under, the merger agreement or any other transaction agreements or any contracts contemplated thereby;

•	the ability of a party to enforce its rights under the merger agreement or any other transaction agreements or any contracts contemplated thereby; or

•	any liability the release of which would result in the release of any person other than ACCO World, Fortune Brands or their respective subsidiaries.
      Indemnification by ACCO Brands. Under the terms of the distribution agreement, ACCO Brands will indemnify Fortune Brands from and against any and all losses relating to any of the following:

•	all liabilities of ACCO World under the merger agreement and any other transaction agreement to which ACCO World is a party; and

•	all liabilities of Fortune Brands to the extent based upon, arising out of or relating to ACCO World’s business (other than specified environmental liabilities for which Fortune Brands has expressly agreed to indemnify ACCO World).
      Indemnification by Fortune Brands. Under the terms of the distribution agreement, Fortune Brands will indemnify ACCO Brands from any and against all losses relating to any of the following:

•	all liabilities of Fortune Brands under the merger agreement and any other transaction agreement to which Fortune Brands is a party; and

•	all liabilities of ACCO Brands to the extent based upon, arising out of or relating to Fortune Brands’ businesses, other than the businesses of ACCO Brands.
      The indemnification provisions set forth in the distribution agreement do not apply to any indemnification or other claims relating to taxes. Instead, these indemnification obligations are covered in the Fortune/ ACCO World tax allocation agreement. See “Additional Agreements Related to the Spin-Off and the Merger — Tax Allocation Agreements — Fortune Brands/ ACCO World” beginning on page 79.
Insurance
      Following the spin-off, ACCO Brands will be responsible for obtaining and maintaining its own insurance coverage and will no longer be an insured party under Fortune Brands insurance policies, except that ACCO Brands will have the right to assert claims for any liability with respect to the ACCO Brands business under shared policies with third party insurers which are “occurrence basis” policies arising out of incidents occurring from the date coverage commenced until the time of the spin-off. ACCO Brands will have similar rights under “claims made” policies arising out of incidents occurring from the date of coverage until the time of the spin-off, so long as the claim is properly asserted to the insurer prior to the spin-off.
Non-Solicitation of Employees
      Under the terms of the distribution agreement, Fortune Brands and ACCO World each agree not to solicit, recruit or hire any employee of the other for a period of twelve months following the date of the spin-off or until six months after the employee’s employment with the respective company terminates, whichever occurs first. These restrictions do not apply to general recruiting efforts carried out through a public or general solicitation.
Expenses
      Under the terms of the distribution agreement, ACCO World generally will be obligated to pay all expenses incurred in connection with the spin-off transaction and the merger.
Amendments; Waivers
      Any provision of the distribution agreement may be amended before the completion of the spin-off through a written amendment signed by Fortune Brands, ACCO World and, unless the merger agreement has been terminated, GBC.

      Any provision of the distribution agreement may be waived by ACCO World or Fortune Brands, except that:

•	any waiver by ACCO World prior to the completion of the spin-off is subject to the prior written consent of GBC unless the merger agreement has been terminated; and

•	certain waivers by Fortune Brands of conditions to the consummation of the spin-off are subject to the prior written consent of GBC. See “— Conditions to the Completion of the Spin-Off” on page 73.
      GBC may not unreasonably withhold, delay or condition its agreement to a waiver or amendment.
ADDITIONAL AGREEMENTS RELATED TO THE SPIN-OFF AND THE MERGER
      GBC, ACCO World, Fortune Brands and Lane Industries have entered into or, before the completion of the spin-off and merger, will enter into, agreements related to the spin-off and the merger and various interim and on-going relationships between GBC, ACCO World (and after the merger, ACCO Brands), Fortune Brands and Lane Industries. The material terms of these agreements are summarized below. The descriptions of the voting agreement, the registration rights agreement, the employee matters agreement and the tax allocation agreements are qualified by reference to the complete text of these agreements, which are incorporated by reference into this document and filed as exhibits to the Registration Statement of which this proxy statement/ prospectus-information statement is a part.
Voting Agreement
      The following is a summary of the material terms and provisions of the voting agreement by and among Fortune Brands, ACCO World and Lane Industries. We encourage you to read the entire voting agreement.
      Agreement to Vote and Proxy. In connection with the merger, Fortune Brands, ACCO World and Lane Industries entered into a voting agreement. At the close of business on the record date for the special meeting of GBC stockholders, Lane Industries beneficially owned and was entitled to vote 7,474,962 shares of GBC common stock and 2,398,275 shares of GBC Class B common stock. Under the terms of the voting agreement, Lane Industries agreed that it would vote, and granted Fortune Brands a proxy to vote, all shares of GBC common stock and Class B common stock over which it has beneficial or record ownership, or that it has the right to vote:

•	in favor of the merger agreement, the merger and any other actions necessary or desirable in furtherance of the merger agreement, the merger and the transactions contemplated by the merger agreement; and

•	against approval of any action or agreement:

•	that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of GBC under the merger agreement; or

•	except with the prior written consent of Fortune Brands, that would reasonably be expected to adversely affect or delay the merger in any respect including, but not limited to:

•	any proposal for a competing transaction with respect to GBC;

•	any amendment of GBC’s certificate of incorporation or bylaws other than as contemplated by the merger agreement or any other proposal, action or transaction involving GBC or any of its subsidiaries that would reasonably be expected to in any manner impede, frustrate, prevent or nullify the merger agreement, the merger or any of the other transactions contemplated by the merger agreement or change in any manner the voting rights of any class of GBC’s capital stock;

•	any change in the persons who constitute GBC’s board of directors that is not approved in advance by at least a majority of the persons who were directors of GBC as of March 15, 2005 or their successors who were so approved;

•	any material change in the capitalization or dividend policy of GBC; or

•	any other material change in GBC’s corporate structure or business that would reasonably be expected to adversely affect or delay the merger in any respect.
      Restrictions on Transfer. Lane Industries agreed that from the date of the voting agreement until the termination of the voting agreement, it will not:

•	sell, transfer, pledge (except to the extent that shares of GBC common stock or Class B common stock are pledged as of the date of the voting agreement), encumber, assign or otherwise dispose of (including by gift) (which actions are collectively referred to herein as a Transfer), or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any shares of GBC common stock or Class B common stock over which it has record or beneficial ownership other than pursuant to the merger agreement;

•	deposit any shares of GBC common stock or Class B common stock over which it has record or beneficial ownership into a voting trust, enter into any voting arrangement or understanding, or otherwise Transfer, whether by proxy, voting agreement or otherwise the right to vote the shares of GBC common stock or Class B common stock over which it has beneficial or record ownership; or

•	take any other action that would make any of its representations or warranties contained in the voting agreement untrue or incorrect or have the effect of preventing, disabling or impeding it from performing its obligations under the voting agreement.
      These restrictions would not apply to

•	a Transfer to affiliates of Lane Industries (other than GBC or its affiliates) who agree to be bound by the terms of the voting agreement;

•	Transfers pursuant to the exercise of options that were granted by Lane Industries and outstanding as of the date of the voting agreement; or

•	Transfers of shares of GBC common stock or Class B common stock as part of the exercise of remedies under a pledge agreement pursuant to which Lane Industries pledged its shares of GBC common stock and Class B common stock following an event of default under that pledge agreement, provided that those shares of GBC common stock or Class B common stock will be, and a transferee will hold those shares, subject to the rights of Fortune Brands and ACCO World under the voting agreement.
      No Solicitation. Lane Industries agreed that it would not, directly or indirectly:

•	initiate, solicit, encourage or knowingly facilitate any inquiry or proposal regarding a competing transaction with respect to GBC;

•	have any discussions with or provide any confidential information or data to any person relating to any competing transaction with respect to GBC, or engage in any negotiations concerning any competing transaction with respect to GBC, or knowingly facilitate any effort or attempt to make or implement any competing transaction with respect to GBC;

•	approve, recommend, agree to or accept, or propose publicly to approve, recommend, agree to or accept any competing transaction with respect to GBC;

•	approve, recommend, agree to or accept, or propose to approve, recommend, agree to or accept, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement related to any competing transaction with respect to GBC; or

•	waive, amend or modify any standstill or confidentiality agreement to which it or GBC or any of GBC’s subsidiaries is a party.
      Lane Industries may consult with and provide information to the GBC board of directors with respect to a competing transaction if the GBC board, after consultation with its outside counsel, determines in good faith that its failure to consult with Lane Industries would breach its fiduciary duties. For a detailed description of what constitutes a competing transaction with respect to GBC, see “The Merger Agreement — No Solicitation” beginning on page 64.
      Termination. The voting agreement will terminate and have no further effect upon the earlier to occur of:

•	the effective time of the merger; and

•	the termination of the merger agreement in accordance with its terms.
Registration Rights Agreement
      The following is a summary of the material terms and provisions of the registration rights agreement between ACCO World and Lane Industries. We encourage you to read the entire registration rights agreement.
      In connection with the merger, ACCO World and Lane Industries entered into a registration rights agreement. The registration rights agreement provides that it will become effective as of the effective time of the merger.
      Under the terms of the registration rights agreement, Lane Industries will have the right, subject to certain restrictions, to demand that ACCO Brands file, prior to the fifth anniversary of the effective time of the merger, up to three registration statements to register the resale of Lane Industries’ ACCO Brands common stock. ACCO Brands will use its commercially reasonable efforts to effect the registration of the shares, but ACCO Brands will not be required to cause any registration statement demanded by Lane Industries to become effective prior to the day that is 180 days after the effective time of the merger. In addition, subject to customary limitations, Lane Industries will have the right to cause ACCO Brands to include Lane Industries’ ACCO Brands common stock in other registration statements filed by ACCO Brands.
Employee Matters Agreement
      The employee matters agreement among Fortune Brands, ACCO World and GBC governs aspects of the participation by GBC and ACCO World employees in stock and other benefit plans after the merger as well as the effect of the merger on certain GBC stock and other benefit plans.
      Benefit Plans. Prior to the completion of the merger, Fortune Brands, ACCO World and GBC agree to cooperate in reviewing, evaluating and analyzing the GBC and ACCO World benefit plans with a view towards developing appropriate employee benefit plans for ACCO Brands. GBC and ACCO World benefit plans will remain in effect until the plans are modified or terminated as a result of this review.
      Employees of ACCO World and GBC and their subsidiaries participating in any cash bonus or incentive compensation plan of ACCO World or GBC will receive, promptly after the effective time of the merger, full payment of all amounts due for the year ended December 31, 2004 to the extent not then paid. The 2005 GBC short term incentive plan bonus will be paid pro rata at target as soon as practicable after completion of the merger and will remain in effect for the remainder of 2005, with the employee’s actual bonus amount being offset (but not below zero) by the pro rata payment.

      GBC Nonemployee Directors, Pre-Existing Limitations. Under the terms of the employee matters agreement, GBC will terminate its plan for the deferral of director fees by nonemployee directors as of the effective time and pay the deferred amounts in a single lump sum as soon as practicable after the effective time.
      ACCO World and GBC agree that if an employee of GBC or ACCO World becomes eligible to participate in an employee benefit plan of the other company, GBC and ACCO World will waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employee and his or her dependents except to the extent that such pre-existing conditions, exclusions or waiting periods would apply under the analogous respective ACCO World plan or GBC plan. ACCO World and GBC further agree to recognize all service of such employee with ACCO World or GBC, respectively, for purposes of eligibility to participate and entitlement to benefits and, other than with respect to defined benefit pension plans, vesting and benefit accrual in any such plans.
      Fortune Brands Welfare and Savings Plans, ACCO Defined Benefit Plan. For employees of ACCO World and its subsidiaries who participate in employee welfare benefit plans of Fortune Brands, ACCO World agrees to establish comparable plans as of the effective time.
      The employee matters agreement also provides for the transfer to plans and trusts to be established by ACCO World of assets and liabilities related to or in respect of ACCO World employees under certain Fortune Brands’ pension and savings plans and trusts, and the establishment of similar plans and trusts by ACCO Brands after the completion of the merger.
      Long Term Incentive Plan. Prior to the completion of the merger, Fortune Brands, GBC and ACCO World will cooperate in reviewing, evaluating and analyzing the respective long term incentive plans applicable to employees of ACCO World and GBC with a view towards developing an appropriate long term incentive plan for ACCO Brands. This plan will be established by the ACCO World board of directors and approved by Fortune Brands as ACCO World’s majority stockholder at or immediately prior to the completion of the merger after the individuals who will be appointed as directors of ACCO Brands have reviewed such plans.
      GBC Key Employee Retention/ Stock Incentive Awards. Fortune Brands, ACCO World and GBC have agreed that GBC may establish a key employee retention program allowing GBC to award retention bonuses to key employees in an aggregate amount up to $750,000. GBC, however, must consult with ACCO World, before awarding aggregate bonuses in excess of $545,000 or awarding bonuses to persons other than those already identified to, as of March 15, 2005, ACCO World and Fortune Brands. The retention bonuses will provide that:

•	50% of a retention bonus will be paid 120 days after the completion of the merger if the employee remains employed with GBC for the 120 day period;

•	the remainder of the retention bonus will be paid 180 days after the completion of the merger if the employee remains employed with GBC for the 180 day period; and

•	the entire retention bonus would be paid if a participant is terminated without “cause” (as defined in the retention program documents) by GBC on or before the 180th day after the completion of the merger.
      Further, with respect to GBC performance restricted stock unit awards and stock incentive awards:

•	the restricted stock units awarded in 2004 that vest in full upon the consummation of the merger will be treated as described in the merger agreement (See “The Merger Agreement — Treatment of Restricted Stock Units” beginning on page 60);

•	restricted stock units awarded in 2004 that do not vest in full upon the consummation of the merger will convert into a restricted stock unit with respect to one share of ACCO Brands common stock, with a vesting date of February 26, 2007, provided that the employee is employed by GBC or an affiliate on that date;

•	stock incentive awards issued to officers and employees of GBC and its subsidiaries during 2005 (other than to Mr. Dennis J. Martin, GBC’s Chairman, President, and Chief Executive Officer), will provide that the completion of the merger will not be deemed to be a change in control and the awards for a recipient who is entitled to receive severance benefits at or following the effective time shall continue to vest in any awards during the period over which such severance is paid and/or calculated; and

•	the stock incentive award issued to Mr. Martin during 2005 shall be covered by the terms of his employment agreement with GBC dated as of May 8, 2001 (See “Interests of Certain Persons in the Merger — CEO Employment Agreement” beginning on page 55.).
      Sick Leave, Severance Pay and Retiree Benefits for GBC Employees. GBC and ACCO World agree to grant all unused but accrued sick and vacation days as of the time of the merger to GBC employees remaining in employment with GBC. For those employees who will not remain with the company, a lump sum cash payment for such unused benefits will be made consistent with GBC practices. ACCO World and GBC will also honor, during a twelve month period after the merger, GBC’s general severance plan, subject to certain limitations.
      Certain former U.S. employees of GBC currently qualify to receive medical and other benefits as retirees of GBC until they are eligible for Medicare benefits. ACCO World agrees that GBC will, until the ten-year anniversary of the effective time continue to provide such benefits to former employees and will continue to offer the benefit to GBC employees who at the effective time of the merger have reached age 60 and are eligible for benefits, or have reached age 55 and have been employed by the company for ten years at the time of the completion of the merger and continue as an employee until age 60.
Tax Allocation Agreements

Fortune Brands/ ACCO World
      Through the date of the spin-off, the results of operations of ACCO World and its subsidiaries have been and will be included in Fortune Brands’ consolidated United States federal tax returns. As part of the spin-off and the merger, Fortune Brands and ACCO World will enter into a tax allocation agreement which provides, among other things, for the allocation between Fortune Brands and ACCO World (and after the merger, ACCO Brands) of federal, state, local and foreign tax liabilities relating to ACCO Brands and its subsidiaries. In general, Fortune Brands will assume and be responsible for the consolidated federal, and certain state, local and foreign tax liabilities of ACCO World and its subsidiaries for periods prior to the spin-off, and ACCO Brands will assume and be responsible for all tax liabilities of ACCO Brands and its subsidiaries after the spin-off.
      The Fortune Brands/ ACCO World tax allocation agreement also allocates liability for any taxes that may arise in connection with separating ACCO World from Fortune Brands. The tax allocation agreement generally provides that Fortune Brands will be responsible for any such taxes. However, ACCO World (and after the spin-off and merger, ACCO Brands) will be responsible for any taxes imposed on ACCO Brands or Fortune Brands as a result of either:

•	the failure of the spin-off to constitute a spin-off under section 355 of the Internal Revenue Code, or

•	the subsequent disqualification of the distribution of ACCO Brands common stock to Fortune Brands’ stockholders in connection with the spin-off as tax-free to Fortune Brands for United States federal income tax purposes, if such failure or disqualification is attributable to certain post-spin-off actions taken by or in respect of ACCO Brands (including its subsidiaries) or its stockholders, including any change of ownership of 50% or more in either the voting power or value of ACCO Brands stock. The merger will be treated as a deemed acquisition by GBC stockholders of approximately 34% of ACCO Brands common stock. The process for determining whether a change of ownership has occurred under the tax rules is complex, inherently factual and subject to interpretation of the facts and circumstances of a particular case. If ACCO Brands does not carefully monitor its compliance with these rules, ACCO Brands might inadvertently cause or permit a change of ownership to occur, triggering its obligation to indemnify Fortune Brands pursuant to the Fortune Brands/ ACCO World tax allocation agreement. ACCO Brands’ obligation to indemnify Fortune Brands in the event that a change of ownership causes the distribution of ACCO Brands common stock to Fortune Brands stockholders in connection with the spin-off not to be tax-free to Fortune Brands could discourage or prevent a third party from making a proposal to acquire ACCO Brands.
      Though valid as among the parties thereto, the Fortune Brands/ ACCO World tax allocation agreement is not binding on the IRS and does not affect the liability of each of Fortune Brands, ACCO Brands and their respective subsidiaries to the IRS for all federal taxes of the consolidated group relating to periods through the date of the spin-off.

Lane Industries/ GBC
      Through the date of the consummation of the merger, the results of operations of GBC and certain of its subsidiaries have been and will be included in the consolidated United States federal tax returns and certain consolidated, combined, unitary or similar state tax returns of Lane Industries, Inc. In connection with the merger, GBC and Lane Industries will enter into the Lane Industries/ GBC tax allocation agreement which provides for the termination of all rights and obligations of the parties under all of the existing federal and state tax allocation agreements among GBC, Lane Industries and certain of the other members of Lane Industries’ consolidated, combined, unitary and similar groups. The Lane Industries/ GBC tax allocation agreement will allocate between GBC (and its subsidiaries) and Lane Industries (and its non-GBC subsidiaries) the tax liabilities for pre- and post-merger tax periods and the responsibility for preparing and filing tax returns with respect to those tax periods. In general, Lane Industries will be responsible for separate tax returns filed in respect of Lane Industries or any non-GBC subsidiary of Lane Industries and any related taxes, and for consolidated, combined and unitary tax returns and any related taxes (subject to reimbursement by GBC for GBC’s and its subsidiaries’ share of such taxes, as determined under the provisions of the Lane Industries/ GBC tax allocation agreement). GBC will be responsible for separate tax returns filed in respect of GBC or of any subsidiary of GBC and any related taxes, except that GBC will also be responsible for consolidated, combined or unitary group state tax returns and any related taxes for the 2004 tax year (subject to reimbursement by Lane Industries for Lane Industries’ and its non-GBC subsidiaries’ share of such taxes, as determined under the provisions of the Lane Industries/ GBC tax allocation agreement). In addition, the Lane Industries/ GBC tax allocation agreement will require Lane Industries to indemnify GBC for all taxes attributable to the proposed unagreed adjustments relating to an ongoing Internal Revenue Service audit for the 1999 tax year. Also, the Lane Industries/ GBC tax allocation agreement will require GBC to indemnify Lane Industries for any losses and expenses incurred by Lane Industries as a result of or in connection with any recapture of dual consolidated losses relating to GBC or any of its subsidiaries.
      The Lane Industries/ GBC tax allocation agreement will also require GBC or Lane Industries, as applicable, to indemnify the other party for the loss of pre-2005 net operating losses under certain circumstances, as well as to compensate the other party for any tax savings realized by it for the 2005 tax year as a result of the filing of consolidated, combined or unitary tax returns for such tax year. The Lane Industries/ GBC tax allocation agreement will also address other tax-related matters, including refunds, tax contests, transfer taxes and cooperation and the exchange of information.
Transition Services Agreement
      On or prior to the date of the spin-off, Fortune Brands and ACCO World will enter into a transition services agreement under which each of Fortune Brands and ACCO Brands will provide to the other certain specified services after the effective time of the merger. Among other services, Fortune Brands will provide ACCO Brands with office space in specified non-U.S. locations and certain accounting, payroll, IT support and other services to a limited number of ACCO Brands employees allowed to use the office space provided under the agreement. ACCO Brands will provide space for storage of Fortune Brands’ archived documents at a predetermined monthly rate. The agreement also specifies certain areas in which no post-closing services will be provided by the counterparties.
FINANCING OF ACCO BRANDS CORPORATION
New Bank Facility and Notes
      On March 15, 2005, ACCO World and several financial institutions entered into a commitment letter and a related engagement and fee letter, or the financing letters, which were amended and restated on April 19, 2005, with respect to the financing of ACCO Brands following the spin-off and the merger. The financing letters provide for a commitment of an aggregate amount of $1.1 billion in financing, consisting of the following:

•	senior secured credit facilities, consisting of a Term A Loan Facility in the principal amount of $200.0 million, a Term B Loan Facility in the principal amount of $400.0 million and a $150.0 million aggregate principal amount Revolving Credit Facility, which are collectively referred to herein as the First Priority Facilities; and

•	a junior secured Term C Loan Facility in the principal amount of $350.0 million, which will not be drawn to the extent of any net proceeds ACCO Brands receives from the issuance of $350.0 million in aggregate principal amount of senior subordinated notes in a public offering, Rule 144A offering or other private placement.
      The senior subordinated notes are defined in this proxy statement/ prospectus-information statement as “Notes”. ACCO World will use the proceeds of the First Priority Facilities and either the Notes or the Term C Facility to repay the $625.0 million special dividend notes issued by ACCO World to its stockholders immediately prior to the spin-off, to repay substantially all of the outstanding indebtedness of ACCO World, GBC and their subsidiaries and to pay the transaction costs incurred in connection with the spin-off, merger and the related financing, as set forth in the sources and uses table below. The actual amount initially drawn under the Revolving Credit Facility may depend on the timing of the completion of the merger, though the draw down on the date of closing may not exceed $25 million (increased by a seasonal working capital adjustment in an amount to be agreed). The Term A Loan Facility and the Term B Loan Facility will be available in a single draw down on the date of closing to consummate the spin-off and merger transactions. The Revolving Credit Facility may be used by ACCO Brands for general corporate purposes and reborrowed and a portion will be available for letters of credit, as described below. ACCO Brands’ direct and indirect domestic subsidiaries (and other entities to be determined) will serve as guarantors of the Term A Loan Facility, Term B Loan Facility and Revolving Credit Facility. These facilities are referred to herein as the “Senior Secured Credit Facilities.” The Senior Secured Credit Facilities, guaranties thereof and hedge agreements entered into in connection therewith with a lender or affiliate of a lender will be secured by substantially all of the property and assets of ACCO Brands and the guarantors.
      The following table represents the anticipated sources and uses of the proposed financing assuming the merger is completed on or about August 16, 2005.
Sources and Uses of Funds

($ In millions)

Sources
Term A Loan Facility	$200.0
Term B Loan Facility	$400.0
Initial Drawing on Revolving Credit Facility	0
Excess Cash on Hand	$41.0
Term C Loan Facility or Notes	$350.0

TOTAL SOURCES	$991.0

($ In millions)

Uses
Repayment of Dividend Notes	$625.0
Repayment of Indebtedness	$309.7
Transaction Fees and Expenses	$46.3

TOTAL USES	$991.0

Proposed Terms of the Senior Secured Credit Facilities
      ACCO Brands, a subsidiary of ACCO Brands located in the United Kingdom and a subsidiary of ACCO Brands located in the Netherlands intend to enter into new Senior Secured Credit Facilities with Citigroup Global Markets Inc. and ABN AMRO Incorporated. The following is a description of the general proposed terms of the new Senior Secured Credit Facilities and is qualified in its entirety by reference to the complete text of the documents to be entered into in connection therewith.
      Each borrower will be entitled to make borrowings at a rate based on (1) in the case ACCO Brands only, ABR (which means the highest of (i) the Citibank, N.A., base rate; and (ii) the Federal Funds Effective Rate plus 1/2 of 1%) or (2) LIBOR plus, in each case, an applicable margin to be determined. At the end of the fiscal quarter ending at least six months after the closing date, the applicable margin for the Revolving Credit Facility and the Term A Loan Facility will be determined in accordance with a grid to be negotiated based on the current total leverage ratio. Each borrower may elect interest periods of 1, 2, 3, or 6 months (or if available to all of the lenders, 9 or 12 months) for LIBOR borrowings. Interest on the loans will be calculated on the basis of actual days elapsed in a year of 360 days (or, 365 or 366 days, as the case may be, in the case of ABR loans, except where ABR is based on the Federal Funds Effective Rate). Interest will be payable in arrears (a) for loans accruing interest at a rate based on LIBOR, at the end of each interest period (or every 90 days for interest periods greater than 90 days) and on the applicable maturity date, and (b) for loans accruing interest based on the ABR, quarterly in arrears and on the applicable maturity date. ACCO Brands will also be required to pay certain fees and expenses in connection with the Senior Secured Credit Facilities.
      The Term A Loan Facility will mature on the date five years after the closing date, and will amortize in quarterly installments over such period in amounts to be determined. The Term B Loan Facility will mature on the date that is seven years after the closing date, and will amortize in quarterly installments over such period in an amount equal to 1% per annum with the balance due at final maturity. The Revolving Credit Facility will mature on the date that is five years after the closing date.
      Optional prepayments of borrowings under the Senior Secured Credit Facilities and optional reductions of the unutilized portion of the Revolving Credit Facility will be permitted at any time, subject to, among other things, reimbursement of the lenders’ redeployment costs in the case of a prepayment of LIBOR borrowings. In certain instances (such as, upon certain asset sales and issuances of debt or equity and in relation to excess cash above certain thresholds), subject to financial ratios and cash flows and other exceptions, mandatory prepayments will be required.
      Under the terms of the Senior Secured Credit Facilities, after the completion of the merger, ACCO Brands will be required to meet certain financial tests, including a maximum ratio of total indebtedness to trailing four quarter EBITDA and a minimum ratio of trailing four quarter EBITDA to cash interest expense. In addition, ACCO Brands will agree to covenants that, among other things, will limit the incurrence of additional indebtedness, liens, capital expenditures, loans and investments and will limit its ability to take certain action with respect to dividends, redemptions and repurchases with respect to capital stock, and will place limitations on prepayments, redemptions and repurchases of debt, and will limit its ability to enter into mergers, consolidations, acquisitions, asset dispositions and sale/leaseback transactions and transactions with affiliates, and will restrict changes in business, amendments of debt and other material agreements, and will place restrictions on distributions from subsidiaries, the issuance and sale of capital stock of subsidiaries and other matters customarily restricted in senior secured loan agreements. The Senior Secured Credit Facilities will also require ACCO Brands to maintain certain interest rate protection agreements. Furthermore, the Senior Secured Credit Facilities will contain customary representations and warranties and affirmative covenants to be agreed.
      The Senior Secured Credit Facility will contain customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults and cross-accelerations, certain bankruptcy or insolvency events, certain ERISA-related events, changes in control or ownership, and invalidity of any collateral or guarantee or other document.

      We expect that the Senior Secured Credit Facilities closing date will be during the summer of 2005, with the fundings to occur contemporaneously with the completion of the spin-off and merger. However, entering into the Senior Secured Credit Facilities and any funding under the facilities will remain subject to a number of conditions. These conditions will include the consummation of the merger and spin-off, the receipt of certain financial statements and projections, satisfaction of a maximum leverage ratio, perfection of security interests and miscellaneous closing conditions customary for credit facilities and transactions of this type.
Proposed Terms of the Notes
      The engagement letter entered into in connection with the Notes provides that the Notes will have standard market terms comparable to similar offerings being made at the time of the Notes offering, as agreed by ACCO World and its investment banks.
Terms of the Term C Loan Facility
      The Term C Loan Facility would be a second lien term loan available in a single draw down on the date of closing to consummate the spin-off and merger transactions, subject to the same conditions referred to above for Senior Secured Credit Facilities. The Term C Loan Facility would mature on the date that is seven years and six months after the closing date, and would amortize in quarterly installments over such period in an amount equal to 1% per annum with the balance due at final maturity.
      The Term C Loan Facility would be part of the Senior Secured Credit Facilities described above and would be senior indebtedness ranking pari passu with the indebtedness under the Term A Loan Facility, Term B Loan Facility and Revolving Credit Facility and would be guaranteed by each of the entities that guarantees the obligations of ACCO Brands under the Term A Loan Facility, Term B Loan Facility and Revolving Credit Facility. The Term C Loan Facility would also have a second lien on the assets of ACCO Brands and each of the guarantors that secure the Term A Loan Facility, Term B Loan Facility and Revolving Credit Facility on a first priority basis.
      Loans under the Term C Loan Facility would accrue interest at a rate based on ABR or LIBOR plus, in each case, an applicable margin to be determined.
      Subject to limited exceptions, optional prepayments of borrowings under the Term C Loan Facility would not be expected to be permitted prior to the repayment of the Revolving Credit Facility and the Term A Loan and Term B Loan Facilities.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
OF THE SPIN-OFF AND THE MERGER
      The following discusses the material United States federal income tax consequences of the spin-off and the merger to Fortune Brands, ACCO World and GBC, and to stockholders who hold Fortune Brands common stock or GBC common stock as a capital asset. The discussion which follows is based on the Internal Revenue Code, Treasury regulations issued under the Internal Revenue Code, and judicial and administrative interpretations thereof, all as in effect as of the date of this proxy statement/ prospectus-information statement, all of which are subject to change at any time, possibly with retroactive effect. The discussion assumes that the spin-off and the merger will be consummated in accordance with the distribution agreement and the merger agreement and as further described in this proxy statement/ prospectus-information statement. This is not a complete description of all of the consequences of the spin-off and the merger and, in particular, may not address United States federal income tax considerations applicable to GBC stockholders and Fortune Brands stockholders subject to special treatment under United States federal income tax law. Stockholders subject to special treatment include, for example, foreign persons, financial institutions, dealers in securities, corporations that are or have been members of a consolidated group that includes GBC, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, partnerships and other pass-through entities, holders who acquired their shares pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold GBC common stock or Fortune Brands common stock as part of a “hedge,” “straddle,” “conversion” or “constructive sale” transaction. In addition, no information is provided in this proxy statement/ prospectus-information statement with respect to the tax consequences of the spin-off and the merger under applicable foreign or state or local laws.
      GBC stockholders and Fortune Brands stockholders are urged to consult with their tax advisors regarding the tax consequences of the spin-off and the merger to them, as applicable, including the effects of United States federal, state, local, foreign and other tax laws.
      The consummation of the spin-off and the merger are conditioned upon the receipt by Fortune Brands and ACCO World of opinions of Chadbourne & Parke LLP, counsel to Fortune Brands and ACCO World, to the effect that the spin-off will constitute a spin-off under section 355 of the Internal Revenue Code and the merger will constitute a reorganization under section 368(a) of the Internal Revenue Code. Consummation of the spin-off and the merger are also conditioned upon GBC’s receipt of an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to GBC, to the effect that the merger will constitute a reorganization under section 368(a) of the Internal Revenue Code. An opinion of counsel is not binding on the IRS or the courts. Furthermore, the foregoing opinions of counsel to Fortune Brands, ACCO World and GBC will be based on, among other things, current law and certain representations as to factual matters made by, among others, Fortune Brands, ACCO World and GBC, which, if incorrect, could jeopardize the conclusions reached by such counsel in their opinions.
      So long as the spin-off constitutes a spin-off under section 355 of the Internal Revenue Code and the distribution of the ACCO Brands common stock to Fortune Brands stockholders in connection with the spin-off is not disqualified as tax-free to Fortune Brands under section 355(e) of the Internal Revenue Code because of an acquisition of Fortune Brands common stock or ACCO Brands common stock by a third party as described below, the material United States federal income tax consequences of the spin-off will be as set forth below.
The Spin-Off
      Chadbourne & Parke LLP, counsel to Fortune Brands and ACCO World, has advised Fortune Brands and ACCO World that, assuming receipt of the representations from Fortune Brands, ACCO World and GBC, the material United States federal income tax consequences of the spin-off to Fortune Brands, ACCO World and Fortune Brands stockholders will be as follows:

•	the distribution of the ACCO Brands common stock to Fortune Brands stockholders in connection with the spin-off will qualify as tax-free to Fortune Brands;

•	no taxable gain or loss will be recognized by a Fortune Brands stockholder solely as the result of the receipt of ACCO Brands common stock in the spin-off (except with respect to cash received instead of a fractional share interest in ACCO Brands common stock);

•	the aggregate tax basis of the Fortune Brands common stock and ACCO Brands common stock in the hands of Fortune Brands stockholders immediately after the distribution of the ACCO Brands common stock to Fortune Brands stockholders in connection with the spin-off (including fractional shares deemed received and redeemed as described below) will be the same as the aggregate tax basis of the Fortune Brands common stock immediately before the distribution, allocated between the common stock of Fortune Brands and ACCO Brands in proportion to their relative fair market values on the date the ACCO Brands common stock is distributed to Fortune Brands stockholders;

•	cash received by a Fortune Brands stockholder instead of a fractional share interest in ACCO Brands common stock will be treated as received in redemption of that fractional share interest, and a Fortune Brands stockholder should generally recognize taxable capital gain or loss for United States federal income tax purposes measured by the difference between the amount of cash received and the portion of the tax basis of the shares of Fortune Brands common stock allocable to that fractional share of ACCO Brands common stock. This gain or loss should be long-term capital gain or loss if the holding period for the ACCO Brands common stock (as determined below) is greater than one year at the effective time of the merger; and

•	the holding period of the ACCO Brands common stock received by Fortune Brands stockholders will include the holding period of their Fortune Brands common stock, provided that such Fortune Brands common stock is held as a capital asset on the date the ACCO Brands common stock is distributed to Fortune Brands stockholders.
      If the spin-off were not to qualify as a spin-off under section 355 of the Internal Revenue Code, Fortune Brands would recognize taxable gain equal to the excess of the fair market value of the ACCO Brands common stock distributed to Fortune Brands stockholders over Fortune Brands’ tax basis in the ACCO Brands common stock. In addition, each Fortune Brands stockholder who receives ACCO Brands common stock in the spin-off would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of the ACCO Brands common stock received.
The Merger
      Even if the spin-off otherwise qualifies as a spin-off under section 355 of the Internal Revenue Code, the distribution of ACCO Brands common stock to Fortune Brands stockholders in connection with the spin-off may be disqualified as tax-free to Fortune Brands under section 355(e) of the Internal Revenue Code if 50% or more of the stock of Fortune Brands or ACCO Brands is acquired as part of a plan or series of related transactions that include the spin-off. For purposes of this test, any acquisitions of Fortune Brands stock or ACCO Brands stock within two years before or after the spin-off are presumed to be part of such a plan, although Fortune Brands or ACCO Brands may be able to rebut that presumption. Also, for purposes of this test, the merger will be treated as resulting in a deemed acquisition by GBC stockholders of approximately 34% of the ACCO Brands common stock. The process for determining whether a change of ownership has occurred under the tax rules is complex, inherently factual and subject to interpretation of the facts and circumstances of a particular case. If an acquisition of Fortune Brands stock or ACCO Brands stock triggers the application of section 355(e) of the Internal Revenue Code, Fortune Brands would recognize taxable gain as described above but the spin-off would generally be tax-free to each Fortune Brands stockholder. Under the Fortune Brands/ ACCO World tax allocation agreement, ACCO Brands would be required to indemnify Fortune Brands against that taxable gain if it were triggered by actions taken by or in respect of ACCO Brands (including its subsidiaries) or its stockholders. “Additional Agreements Related to the Spin-Off and the Merger — Tax Allocation Agreements — Fortune Brands/ ACCO World” beginning on page 79.
      Chadbourne & Parke LLP has advised Fortune Brands and ACCO World that, assuming the receipt of representations from ACCO World, Fortune Brands and GBC, the material United States federal income tax consequences of the merger to ACCO World and ACCO World stockholders immediately following the spin-off will be as follows:

•	no taxable gain or loss will be recognized by an ACCO World stockholder in the merger because no ACCO World stockholder is exchanging any property in the merger; and

•	ACCO World will not recognize any taxable gain or loss in the merger.
      Following the spin-off and merger, information with respect to the allocation of tax basis between ACCO Brands common stock and Fortune Brands common stock will be made available to the holders of Fortune Brands common stock.
      Skadden, Arps, Slate, Meagher & Flom LLP has advised GBC that, assuming the receipt of the representations from ACCO World, Fortune Brands and GBC, the material United States federal income tax consequences of the merger to GBC and GBC stockholders immediately following the merger will be as follows:

•	no taxable gain or loss will be recognized by a GBC stockholder solely as the result of the receipt of ACCO Brands common stock in exchange for such stockholder’s GBC common stock in the merger (except with respect to cash received instead of a fractional share interest in common stock of ACCO Brands);

•	the aggregate tax basis of the ACCO Brands common stock in the hands of former GBC stockholders immediately after the merger (including fractional shares deemed received and redeemed as described below) will be the same as the aggregate tax basis of the shares of GBC common stock surrendered in exchange for the ACCO Brands common stock;

•	the holding period of the ACCO Brands common stock received by a GBC stockholder in the merger will include the holding period of such stockholder’s GBC common stock, provided that such GBC common stock is held as a capital asset on the date of the merger; and

•	cash received by a GBC stockholder instead of a fractional share interest in common stock of ACCO Brands will be treated as received in redemption of that fractional share interest, and a GBC stockholder should generally recognize taxable capital gain or loss for United States federal income tax purposes measured by the difference between the amount of cash received and the portion of the tax basis of the shares of ACCO Brands common stock allocable to that fractional share interest. This gain or loss should be long-term capital gain or loss if the holding period for the ACCO Brands common stock (as determined above) is greater than one year at the effective time of the merger;

•	GBC will not recognize any taxable gain or loss in the merger.

      The foregoing sets forth the material United States federal income tax consequences of the spin-off and the merger under current law. Each GBC stockholder and Fortune Brands stockholder is encouraged to consult his or her tax advisor as to the particular consequences of the spin-off and the merger to such stockholder, including the application of state, local and foreign tax laws, and as to possible prospective or retroactive changes in tax law that may affect the tax consequences described above.

INFORMATION ABOUT ACCO BRANDS CORPORATION
      Upon completion of the merger, based upon current market data, ACCO Brands will be the world’s largest supplier of branded office products (excluding furniture, computers, printers and bulk paper) to the office products resale industry.
      ACCO Brands will manufacture, source and distribute its products under its leading brand names, including Kensington, Swingline, Quartet, GBC and Day-Timer, together with its brand names used regionally: Wilson Jones, ACCO, Rexel, Ibico, Marbig, Eastlight, Derwent, Twinlock, Dox, Hetzel, Perma, Maco, DeVisu and Val Rex.
      ACCO Brands products will be sold internationally with primary markets located in North America, Europe and Australia. ACCO Brands products will be sold to office products wholesalers, commercial contract stationers, retail superstores, mail order catalogs, mass merchandisers, club stores, dealers and commercial end-users, and through the company’s sales force, telemarketing personnel and electronic commerce.
Business Strategy
      We believe that the new ACCO Brands’ enhanced competitive strengths will provide a solid foundation for our business strategy.
      ACCO Brands’ strategy will remain centered around maximizing profitability and high-return growth. Specifically, we will seek to leverage our platform for organic growth through greater consumer understanding, increased product development, marketing and merchandising, disciplined category expansion including possible strategic transactions and continued cost realignment. In implementing this strategy, we are focused on the following:
     Realize Synergies from Business Combination
      We believe there are significant potential savings opportunities from the combination of ACCO World and GBC arising from potential cost reductions attributable to efficiencies and synergies to be derived from facility integration, headcount reduction, supply chain optimization and revenue enhancement. The combined businesses will provide added scale, allowing ACCO Brands to leverage customer research, product development, supply chains, shared services and business support platforms. We expect the synergies from the business overlay to be derived from almost all of our geographic locations as the two businesses have similar geographic footprints and supply chain needs. Where ACCO Brands has multiple brands following the merger, we intend to consolidate its leading brands in each category, which will allow ACCO Brands to focus on building fewer, bigger and stronger brands. These business and financial synergies are expected to result in increased incremental cash flows after the initial investment phase. We expect annual cost savings to reach $40.0 million over the next three years as ACCO Brands consolidates overlapping facilities, leverages the existing ACCO World shared services model and integrates GBC into ACCO World’s lower cost supply chain model. We initially intend to invest in business restructuring, associated capital investment, consumer research and product innovation. We believe that this will result in strong free cash flow for de-leveraging.
     Selectively Participate in Multiple Product Categories
      We view office products as falling into either “premium” or “value” categories which we believe require different strategic approaches and different levels of investment. Premium categories (e.g., computer security or stapling) are characterized by high brand equity, high customer loyalty, a reasonably high price gap between branded and non-branded products and premium brand volume comprising a large percentage of the category. We have identified products within the premium category that we feel we can competitively supply to the office products industry as a result of our commitment to innovation, customer service and brand appeal. We have a broad mix of premium products and plan to build upon our product offering within these higher margin categories. In contrast, value categories (e.g., ring binders or storage boxes) are characterized by low brand equity, low customer loyalty, a small price gap between branded and non-branded products and value brands (including customers’ private-label brands) comprising a large percentage of the category. We have also identified several products within the value category that we feel we can effectively market as a result of our strong supply chain and distribution proficiencies and anticipate that we will be able to leverage our expertise when developing new value product offerings. However, there are several value categories that are not economically attractive to us due to factors including low current relative market share, low growth, little room for differentiation or low margins. We will choose not to compete against the private-label suppliers within those categories.

     Invest in Research, Marketing and Innovation
      We believe that a strong commitment to understanding consumers and defining products and merchandizing strategies that speak to their needs is a key contributor to success in the office products industry. If office product suppliers do not understand consumers’ needs and develop new innovative products that are appropriately merchandised, product categories will tend toward commoditization. Many of our product categories require a supplier that can merchandise both premium and value products, and ACCO Brands will be able to be a supplier of both types of products. We intend to continue to research consumer needs and develop additional new and innovative products that meet consumer needs. Additionally we will seek to develop marketing that communicates the advantages of our products to consumers, which will further differentiate us from our competitors. By focusing on its consumers’ and customers’ needs, ACCO World has demonstrated substantial financial improvement even during periods of customer consolidation. We believe that ACCO Brands can apply ACCO World’s business model and techniques to the GBC business. We believe that by increasing product innovation and marketing, consumers will increasingly associate ACCO Brands’ strong brand names with premium products.
     Utilize a Combination of Manufacturing and Outsourcing
      ACCO Brands’ business model will use a combination of manufacturing and outsourcing to supply ACCO Brands’ customers. Our products will be either manufactured or sourced in a manner we believe will supply our customers with appropriate customer service, quality products, innovative solutions and attractive pricing. ACCO World has built a consumer-focused business unit model with a flexible supply chain to attempt to ensure that these factors are appropriately balanced. We tend to manufacture those products that would incur a relatively high freight expense or have high service needs and typically source those products that have a high proportion of direct labor cost; we can also use a combination of both supply chain options. Using a combination of manufacturing and third-party sourcing also will enable us to reduce our costs and effectively manage production assets, minimizing our capital investment and working capital requirements. For the 2004 fiscal year, approximately 55% of ACCO World’s cost of product was from goods manufactured either locally, in Mexico or in Eastern Europe and 45% was from products primarily sourced in Asia. We plan to integrate GBC’s businesses into ACCO World’s lower cost supply chain and apply the same balanced manufacturing and outsourcing approach that ACCO World has applied to its businesses.
Combined Business Strengths
      The new ACCO Brands strategy will continue to build on our key strengths:
     Leading Market Positions and Brand Names
      ACCO Brands will have leading market share positions in a number of businesses within the product categories and segments in which it competes. ACCO Brands’ Swingline stapling and punch products are the market share leaders in North America, and its GBC binding and laminating equipment and supplies and Kensington computer security products are the market share leaders globally. ACCO Brands will be the global leader in dry-erase boards and easels (visual communication). Other brands that are generally leaders in their respective categories and will provide ACCO Brands with an industry-leading global product mix include Rexel in stapling and punching, Ibico and Rexel in binding and laminating in Europe, Quartet, Boone, Apollo, Nobo and DeVisu in presentation products, regional brands Wilson Jones, Rexel, Eastlight and Marbig in storage and organization, Day Timer in time management products, and GBC commercial (service sector) binding machines and supplies and commercial (industrial sector) binding and laminating machines and supplies. In addition, several of our brands, including Swingline and Day-Timer, have among the highest unaided customer awareness in the office products industry. A number of our leading brands also have a premium positioning within their respective categories, and as we continue to invest in innovation and marketing and consolidate our brand names, we expect these and other brand names to become stronger in the marketplace, providing a significant competitive advantage.
     Low-Cost Operator with Industry-Leading Supply Chain
      We maintain highly automated manufacturing facilities both in local markets and in low-cost production areas adjacent to our main markets such as Mexico and the Czech Republic. Over the last three years, ACCO World has significantly re-designed its supply chain, moving production to China, Mexico and Eastern Europe, significantly reducing its number of facilities in higher cost regions such as the United States, and Western Europe. Since 2001, ACCO World has closed 24 manufacturing facilities, reduced its full-time employee headcount by 37% (2,592 employees) and significantly streamlined its manufacturing efforts. GBC has similarly started a reorganization of its manufacturing operations in recent years. Our increased scale provides many opportunities not only for realizing significant operational cost synergies, but also for sharing manufacturing and sourcing best practices across our combined organization.
     Decentralized Business Model
      We intend to organize our product development and go-to-market strategies around distinct consumer categories that are managed as profit-responsible business units focused around key consumer needs. These business units will use a shared services model to gain economies of scale across distribution, freight, administration, information technology and some selling and marketing functions. Most importantly, we believe this structure will enable each of our business units to move independently to best position itself within each market in which it competes. We believe each of our business units will be able to focus on its unique set of consumers, customers, competitors and suppliers. We believe our shared services model also will allow us to more easily facilitate the integration of acquisitions, as we are able to “plug” additional businesses directly into the model and eliminate duplicative costs for the shared services functions.
     Diverse Revenue Base with Global Platform
      We believe that, on a pro forma basis, our sales are well-balanced by product, channel, customer and geographic region. On a pro forma basis, three product groups, office products, commercial products and computer accessories, accounted for 69%, 22% and 9%, respectively, of our net sales for the fiscal year ended December 31, 2004. The office products group, in turn, comprises four sub-groups: workspace tools, document communication, visual communication and storage & organization. We have a significant presence in both the indirect and direct sales channels, which accounted for approximately 78% and 22%, respectively, of our net sales for the fiscal year ended December 31, 2004 on a pro forma basis. Pro forma for the merger, our ten largest customers accounted for 48% of our net sales over the same period with our largest customer, Office Depot and its related entities, accounting for 13% of our net sales. In addition, ACCO Brands will have a wide geographic footprint, with pro forma net sales for the fiscal year ended December 31, 2004 of 55%, 28% and 17% in the United States, Europe and Trading Companies, respectively. This diversification will enable us to reach a broad set of customers with different needs and service many of them internationally as well as locally, while limiting our exposure to economic downturns in specific regions or industries. We believe that our customers wish to deal with fewer suppliers who effectively support a consumer driven marketing and merchandising strategy with innovative products at acceptable price and service levels.
     Strong Free Cash Flow Generation
      ACCO World and GBC have historically generated meaningful cash flow from operations. Our business requires limited capital expenditures above depreciation and we have been able to reduce our capital investment and working capital requirements by utilizing a combination of company manufacturing and outsourcing. We believe that our ability to generate substantial cash flow from operations, combined with our anticipated capital expenditure requirements, will allow us to generate free cash flow to achieve financial deleveraging. In addition, we expect annual cost savings from the integration of ACCO World and GBC, after our costs to implement these synergies, to further enhance our free cash flow generation capabilities.
     Strong and Incentivized Management Team
      We will be led by an experienced management team with a proven track record of strong operating performance, business process reengineering and restructuring, consumer focus and innovation. Four of our six executive officers will consist of former ACCO World executives, including our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer — Office Products, and President — Kensington Computer Accessories. We believe that these managers will be able to leverage their experience in restructuring ACCO World when integrating GBC into our operations. Our business is additionally supported by strong geographic, product and customer focused management with significant industry experience. We believe that our management will also benefit from our strong board of directors, which consists of members with meaningful experience in the consumer and office products industries, including five directors from Fortune Brands and three directors from GBC. Upon completion of the transactions, we expect that our management team will have options to purchase at least 11% of our share capital, as a result of the conversion of their Fortune Brands and GBC options into ACCO Brands options, and we plan to put in place a new option program and management incentive plan tied to specific performance goals.

INFORMATION ABOUT ACCO WORLD CORPORATION
Description of Business

Overview
      ACCO World is a holding company for subsidiaries engaged in designing, developing, manufacturing and marketing a wide variety of traditional and computer-related office products, supplies, personal computer accessory products, paper-based time management products, presentation aids and label products.
      ACCO World can trace its heritage back to 1903. The current holding company ACCO World was incorporated under the laws of Delaware in 1970. It was acquired by a subsidiary of Fortune Brands (then known as American Brands, Inc.) in 1987. Certain office products companies which were acquired by Fortune Brands prior to 1987, including Swingline, Inc. (manufacturer of staplers and punching devices) and Wilson Jones (manufacturer of binders and other paper organization products), were later merged into subsidiaries of ACCO World. Fortune Brands later acquired Day-Timers in 1988 and combined this business with ACCO World. ACCO World or its subsidiaries made a series of additional acquisitions of small businesses in the 1990’s, including Nobo Group Plc, Apollo Presentation Products, and Boone International, Inc. In December 2001, Fortune Brands sold an approximate 1.87% minority interest in ACCO World to a third party.
      As a holding company, ACCO World is a legal entity separate and distinct from its subsidiaries. Accordingly, the right of ACCO World, and thus the right of ACCO World’s creditors (including any holders of its debt securities and other obligations) and stockholders, to participate in any distribution of the assets or earnings of any subsidiary is generally subject to the claims of creditors of the subsidiary. As a holding company, principal sources of ACCO World’s unconsolidated revenues and funds are dividends and payments from its subsidiaries.

ACCO World’s Industry
      The products sold in the office products industry consist of a broad range of supplies and machines that are essential to the functioning of a typical office. ACCO World manufactures and markets its products in selected segments of the office products industry, which it refers to as its addressable market. Historically, key drivers of demand in the office products industry have included trends in white-collar employment levels, gross domestic product (GDP), and, more recently, growth in the number of small businesses and home offices together with increasing usage of personal computers. ACCO World management believes that demand in its addressable market generally is driven by the same factors as those affecting the office products industry.

Business Segments
      ACCO World sells its products over a number of geographic regions and has four primary business segments: ACCO U.S., ACCO Europe, Trading Companies and Day-Timers.
      ACCO U.S. ACCO U.S. sells to U.S. customers and serves as one of two primary product “hubs” for the business, driving much of the new product development and innovation opportunities for the North American region. Products are manufactured in the U.S. or Mexico or sourced from third-party vendors. The two hubs coordinate product development activities to avoid duplication of effort while maintaining both global and local consumer focus.
      ACCO Europe. In Europe, ACCO U.K. sells to customers in the United Kingdom, and serves as the primary product hub for European offerings. ACCO Europe businesses in France, Germany, Italy, Holland, Ireland, Spain, Poland, the Czech Republic, Sweden, Belgium, Austria, Switzerland and Hungary are principally engaged in selling products that are global and products that have been localized for their geographic market. These products are either sourced from ACCO World’s U.K. product hub (manufactured products), supplied by third party vendors or manufactured regionally.

      Trading Companies. ACCO World businesses in Australia, New Zealand, Canada, Mexico, and Chile, referred to as its Trading Companies, are principally engaged in selling products that are global and products that have been localized for their geographic market. These products are sourced from ACCO World’s business hubs in the U.S. and Europe (manufactured products), supplied by third-party vendors, or manufactured locally.
      Day-Timers. ACCO World’s Day-Timers business is based in the U.S. and includes subsidiaries in Australia, New Zealand and the United Kingdom. Day-Timers manufactures a significant amount of its paper-based product in the United States, and sources the remaining materials and finished goods from third parties. Day-Timers also leverages the shared services model based in the U.S. and Canada for distribution to common customers.
      The various ACCO World companies also sell into additional geographic markets on an export basis using local distributors. The results of this activity are included in the appropriate region making the transaction.
      For financial information on ACCO World’s business segments, see Note 12 to ACCO World’s financial statements beginning on page F-26. For information on ACCO World’s revenues by geographic region see Note 12 to ACCO World’s financial statements beginning on page F-26.

Products
      North America. ACCO World, through its subsidiaries in the U.S., Canada and Mexico, manufactures, sources and distributes binders, punches, staples, stapling equipment, fasteners, paper clips, storage products, computer accessories, labels and presentation products in North America. Products are sold throughout the U.S., Canada and Mexico by in-house sales forces and independent representatives to office and computer products wholesalers, retailers/superstores, dealers, mail-order companies, mass merchandisers and club stores. Its principal brands and products in these regions include:

•	Kensington computer accessories primarily focused on the mobile computer user including security locks, input devices, power adapters, carry cases and ergonomic and cleaning computer products;

•	Swingline stapling and punch products;

•	ACCO fastener and clip products;

•	Wilson Jones binders, indexes, folders and labels; and

•	Apollo and Boone presentation products, including bulletin and dry-erase boards, chalkboards and dry-erase markers, overhead projectors and accessories.
      Outside North America. Outside North America, ACCO World manufactures and distributes a wide range of office supplies and machines, storage and retrieval filing systems, computer accessories and presentation products. ACCO World’s products are sold outside North America primarily in the U.K., Ireland, France, Germany, Italy, Holland, Spain, Poland, Australia and New Zealand through its subsidiaries’ sales forces and through distributors. Principal brands sold outside North America include:

•	Kensington computer accessories primarily focused on the mobile computer user including security locks, input devices, power adapters, carry cases and ergonomic and cleaning computer products;

•	Rexel filing, stapling, shredding, binding and laminating products;

•	Nobo presentation products;

•	Marbig products (Australia only);

•	Twinlock filing products (U.K., Ireland, Australia);

•	Eastlight bindery and storage products (U.K., Ireland, New Zealand);

•	Hetzel filing, bindery and storage products (Germany, Eastern Europe);

•	Dox bindery products (Italy); and

•	Val-Rex desk accessory and filing products (France).
      Day-Timers. Day-Timers manufactures personal organizers and planners in the U.S. Products are sold in the U.S., Canada, Australia, New Zealand and the U.K. through direct mail, advertising catalogs and to consumers and businesses through retailers, mass merchandisers and electronic commerce. Day-Timers also sells its products through ACCO U.S. and ACCO Canada to certain retailers and mass merchandisers in the U.S. and Canada.

Business Repositioning
      Beginning in 2000, ACCO World commenced a series of restructuring efforts in order to reposition the business to better compete in a changing industry and to improve financial results. The ACCO World strategy initially centered around bringing greater control and focus to the business through stabilization and enhanced controls, improved organization with business units defined around consumer needs and leveraging a shared services cost model, a more efficient supply chain, together with clear responsibility and accountability and management focus on cash generation.
      Initial efforts were directed toward a realignment of ACCO World’s global and regional manufacturing and distribution facility footprint, including consideration of product manufacture versus product outsource decisions, and the associated impact on supply chain efficiencies. ACCO World also exited certain product categories that were either unprofitable or not strategic to its overall business, including Kensington’s imaging and joystick product categories, steel furniture and Day-Timers entry level priced products. Four years after onset, the company had reduced its total facility footprint by more than forty percent of the starting square footage and reduced its proportion of manufactured to outsourced product. Over the same period, the company’s total headcount decreased by approximately fifty percent, equivalent to more than 5,000 total headcount reductions.
      ACCO World’s businesses in the U.S. and in Europe were reorganized and refocused into business unit structures, each defined by a grouping of consumer product categories, in which the business unit heads retained responsibility for key customer pricing decisions, product development and sourcing decisions together with direct working capital needs, while leveraging sales, distribution, freight and general administrative needs from a shared services model. This allowed each major sector of the business to more effectively manage its product categories. Over the period of 2001 to 2004, ACCO World generated in excess of $400 million in cash after fully funding its restructuring effort, which cost more than $100 million in cash.
      In June 2004, ACCO World recorded the final charges associated with the formal restructuring program that commenced in early 2001. However, ACCO World’s strategy remains centered around maximizing profitability and high-return growth. Specifically, ACCO World seeks to leverage its platform for organic growth through greater consumer understanding, increased product development, marketing and merchandising, focused category expansion including possible strategic acquisitions or category swaps and continued cost realignment.

Supply
      ACCO World’s products are either manufactured or sourced to ensure that it supplies its customers with appropriate customer service, quality products, innovative solutions and attractive pricing. The company has built a consumer-focused business unit model with a flexible supply chain to ensure that these factors are appropriately balanced. Low cost sourcing mainly comes from China, but ACCO World also sources from other Asian countries and Eastern Europe. Where supply chain flexibility is of greater importance, the company sources from its own factories located in intermediate cost regions, namely Mexico and the Czech Republic. Where freight costs or service issues are significant, it sources from factories located in its domestic markets.

      As a product designer that both manufactures and sources products, ACCO World’s sales and profitability are dependent upon availability and cost of materials, which are subject to price fluctuations, and on its ability to control or pass on costs of materials and labor. Inflationary and other increases in the costs of materials and labor have occurred in the past and are expected to recur. In addition, the company generally does not enter into long term contracts with its suppliers that lock in prices for its raw materials, which makes it susceptible to changing market conditions for these goods. Principal raw materials purchased are paper, steel, plastics, melamine, electronic components and cork. These products are available from a number of suppliers, and ACCO World is not dependent upon any one supplier for any of these materials. However, shortages in supply of any of these materials and changes in commodity prices could result in price increases which could have a material adverse impact on ACCO World’s results of operations.

Seasonality
      ACCO World’s business, as it concerns both historical sales and profit, has experienced increased sales volume in the third and fourth quarters of the calendar year. Two principal factors have contributed to this seasonality: the office products industry, its customers and ACCO World specifically are major suppliers of products related to the “back-to-school” season, which occurs principally during the months of June, July, August and September for our North American business; and the company’s offering includes several products which lend themselves to calendar year-end purchase timing, including Day-Timer planners, paper organization and storage products (including bindery) and Kensington computer accessories which increase with traditionally strong fourth quarter sales of personal computers.

Customers
      ACCO World products are sold to office products wholesalers, commercial contract stationers, retail superstores, mail order catalogs, mass merchandisers, club stores, dealers and commercial end-users. ACCO World has relationships with all of the industry’s key distributors and retailers in the regions in which it competes.
      The office products industry is concentrated in a small number of major customers, principally office products superstores (who combine contract-stationers, retail and mail order), office products distributors and mass merchandisers. This concentration increases pricing pressures to which ACCO World is subject and leads to pressures on its margins and profits. Additionally, consolidation among customers also exposes ACCO World to increased concentration of customer credit risk. ACCO World’s risk is mitigated by having relationships with separate subsidiaries of certain customers based on geography. Although ACCO World is not dependent upon any single customer, the loss of, or a significant reduction in, business from one or more of the company’s major customers could have a material adverse effect on its business, financial condition and results of operations.
      Sales to ACCO World’s ten largest customers in each of the years 2004, 2003 and 2002 accounted for approximately 57%, 58% and 60% of net sales, respectively. Sales to ACCO World’s largest customer (and the only customer accounting for more than 10% of ACCO World’s net sales), Office Depot and its related entities, represented 18%, 19%, and 18% of net sales for the years 2004, 2003 and 2002, respectively, and were across all business segments.
      ACCO World customers continue to evaluate their own opportunities to reduce costs, consolidate vendors and manage efficient supply of product. ACCO World believes that customers wish to deal with fewer suppliers with a greater breadth of products who are able to effectively support a consumer driven marketing strategy with innovative products at acceptable prices and service levels.

Competition
      ACCO World sells its products in highly competitive markets, and competes against large international and national companies, as well as regional competitors and against its own customers’ direct and private-label sourcing initiatives. Manufacturing and supply within the office products industry is fragmented. This is due to local market preferences for product design, storage habits and paper sizes.

Many manufacturers supply a relatively narrow range of products, often on a country specific basis. ACCO World has no single competitor that sells its broad range of products. Thus it faces competitors who are specific to individual product categories in which it competes. The company’s key competitors include Avery Dennison, Esselte, Newell Rubbermaid, 3M, Hamelin, Herlitz, Fellowes, Cardinal and, historically, GBC. Primary competitors for personal organizers in the North American market are Franklin Quest and Mead (including Day-Runner). In computer accessories, the company competes against Targus, Belkin, Fellowes, Logitech, Microsoft and others. ACCO World competes on the basis of consumer knowledge, product quality, innovation, price, merchandising, service and responsiveness to consumer demand preferences together with ACCO World’s ability to supply products over a wide geography. Maintaining and improving its competitive position and market share will require continued investment in product innovation, marketing (including its branding efforts), customer service and supply chain.

Product Development
      ACCO World’s strong commitment to understanding its consumers and defining products that fulfill their needs drives its product development strategy, which ACCO World believes is a key contributor to its success in the office products industry. ACCO World’s new products are developed from its own consumer understanding, its own research and development or through partnership initiatives with inventors and vendors. In 2004, approximately 30% of the company’s net sales came from new products and line extensions introduced in the preceding three years (starting from January 2002).
      ACCO World’s expenditures on pre-production product research and development, excluding capitalized development costs, were approximately $9 million in 2004, $9 million in 2003 and $10 million in 2002, representing approximately 1% of the company’s net sales in each of those years. Additional consumer research and product expenditures are also expensed as part of the company’s marketing costs or capitalized as development costs and amortized into costs of goods sold.

Risks Associated with International Operations
      ACCO World has significant operations outside the United States. Approximately 48% of ACCO World’s 2004 revenues were from international sales. ACCO World’s operations and financial position may be adversely affected by significant fluctuations in the value of the U.S. dollar relative to international currencies. As discussed below in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 100, ACCO World’s international operations benefited from a weaker U.S. dollar in 2004 compared to 2003. A strengthening U.S. dollar in 2005 compared to 2004 levels would have a negative impact on ACCO World’s reported results.

Risks Associated with Outsourcing
      ACCO World has outsourced certain manufacturing functions to third-party service providers in China and other countries which decreases its control over these functions and may subject the company to supply interruptions. Outsourcing generates a number of risks, including decreased control over the manufacturing process possibly leading to production delays or interruptions, possible inferior product quality control and misappropriation of trade secrets. In addition, performance problems by these third-party service providers could result in cost overruns, delayed deliveries, shortages, quality issues or other problems which could result in significant customer dissatisfaction and could materially and adversely affect the company’s business, financial condition and results of operations.
      If one or more of these third-party service providers becomes unable or unwilling to continue to provide services of acceptable quality, at acceptable costs and in a timely manner, the company’s ability to deliver its products to its customers could be severely impaired. Furthermore, the need to identify and qualify substitute service providers or increase its internal capacity could result in unforeseen operational problems and additional costs. Substitute service providers might not be available or, if available, might be unwilling or unable to offer services on acceptable terms. Moreover, if customer demand for ACCO World products increases, the company may be unable to secure sufficient additional capacity from its current service providers, or others, on commercially reasonable terms, if at all. ACCO World has carefully selected vendors to lower the risks mentioned above but they remain endemic to outsourcing. In the future, the company may also outsource other activities.

Intellectual Property
      ACCO World has many patents, trademarks, brand names and trade names that are, in the aggregate, important to its business. The loss of any individual patent or license would not be material to the company taken as a whole. ACCO World’s principal trademarks are: Day-Timers, Kensington, Marbig, Microsaver, Nobo, Rexel, Swingline, Wilson Jones, Apollo and Boone. Many of these trademarks are only important in particular geographic markets or regions.

Environmental Matters
      The company is subject to federal, state and local laws and regulations concerning the discharge of materials into the environment and the handling, disposal and clean-up of waste materials and otherwise relating to the protection of the environment. It is not possible to quantify with certainty the potential impact of actions regarding environmental matters, particularly remediation and other compliance efforts that the company or its subsidiaries may undertake in the future. In the opinion of management, compliance with the present environmental protection laws, before taking into account estimated recoveries from third parties, will not have a material adverse effect upon ACCO World’s capital expenditures, financial condition, results of operations or competitive position.

Employees
      As of December 31, 2004, ACCO World and its subsidiaries had approximately 4,375 full-time employees, of whom approximately 831 were covered by collective bargaining agreements or, in certain countries, under collective arrangements decreed by statute. These collective bargaining agreements and arrangements expire at various times throughout the next several years. There have been no strikes or serious industrial disruptions at any of ACCO World’s facilities during the past five years, and ACCO World considers its employee relations to be good.
Description of Property
      ACCO World has manufacturing sources across North America, Europe and Asia, and maintains distribution centers in relation to the regional markets it services. The company leases its principal U.S. headquarters in Lincolnshire, Illinois, USA. The following table indicates the principal manufacturing and distributing facilities of ACCO World’s subsidiaries:

Location	Functional Use	Owned/Leased

U.S. Properties:
Ontario, California	Distribution/Manufacturing	Leased
East Texas, Pennsylvania	Distribution/Manufacturing/ Office	Owned
Ogdensburg, New York	Distribution/Manufacturing	Owned/Leased
Corona, California	Distribution/Manufacturing	Leased
Atlanta, Georgia	Distribution/Manufacturing	Leased
Wheeling, Illinois	Manufacturing	Leased

Location	Functional Use	Owned/Leased

Non-U.S. Properties:
Nogales, Mexico	Manufacturing	Owned
Sydney, Australia	Distribution/Manufacturing/ Office	Owned
Brampton, Canada	Distribution/Manufacturing/ Office	Leased
Halesowen, England	Distribution	Owned
Denton, England	Manufacturing	Owned
Dijon, France	Distribution	Leased
Peterborough, England	Manufacturing	Owned
Turin, Italy	Distribution	Leased
Dublin, Ireland	Distribution	Owned
Keswick, England	Manufacturing	Owned
Lerma, Mexico	Manufacturing/ Office	Owned
Tabor, Czech Republic	Distribution/Manufacturing	Owned
Audenshaw, England	Distribution	Leased
Rudesberg, Germany	Distribution	Leased
Llantrisant, Wales	Manufacturing	Owned
Wellington, New Zealand	Distribution/ Office	Owned
      The company is of the opinion that its properties are suitable to their respective businesses and have production capacities adequate to meet the needs of their businesses.
Legal Proceedings
      ACCO World is, from time to time, involved in routine litigation incidental to its operations. None of the litigation in which the company is currently involved, individually or in the aggregate, is material to its consolidated financial condition or results of operations nor is ACCO World aware of any material pending or contemplated proceedings. ACCO World intends to vigorously defend or resolve any such matters by settlement, as appropriate.

INFORMATION ABOUT GENERAL BINDING CORPORATION
      General Binding Corporation, a Delaware corporation, is engaged in the design, manufacture and distribution of office equipment, related supplies and laminating equipment and films. GBC has three primary business groups — the Commercial and Consumer Group or CCG, the Industrial and Print Finishing Group, or IPFG, and the Europe Group. In general, the CCG and Europe Group responsible for marketing the company’s binding, laminating, visual display (writing boards, bulletin boards, easels, etc.) and other products for use by consumers and commercial customers. The IPFG targets “print-for-pay” and other finishing customers who use GBC’s professional grade finishing equipment and supplies.
      CCG’s major products include: binding, punching and laminating equipment and related supplies, visual communications products, document shredders, custom binders and folders, desktop accessories, as well as maintenance and repair services for these products. The IPFG’s primary products include thermal and pressure-sensitive laminating films, mid-range and commercial high-speed laminators, and large-format digital print laminators. The company’s Europe Group distributes its CCG products to customers in Europe. The company’s products are either manufactured in one of GBC’s 13 plants located throughout the world or sourced from third parties. GBC’s products and services are sold indirectly through a network of distributors, office product superstores, wholesalers, contract/commercial stationers and other retail dealers, and directly through the company’s sales force, telemarketing personnel and electronic commerce. As of December 31, 2004, GBC employed approximately 3,600 people worldwide.
      The address of GBC’s principal executive offices is One GBC Plaza, Northbrook, Illinois 60062, and the telephone number at that address is (847) 272-3700.

SELECTED HISTORICAL FINANCIAL DATA OF
ACCO WORLD CORPORATION
Selected Financial Data
(In millions)

	Quarter Ended
	March 25,		Fiscal Year Ended December 27,

	2005	2004	2004	2003	2002	2001		2000

	(unaudited)					(unaudited)
Income Statement Data:
Net sales(1)	275.2	270.9	1,175.7	1,101.9	1,105.4	1,176.3		1,354.2
Operating income/(loss)	23.6	13.6	92.9 (2)	46.3 (3)	18.6 (4)	(77.6	)(5)	(480.7)
Operating income/(loss) margin(6)	8.6%	5.0%	7.9%	4.2%	1.7%	(6.6)%		(35.5)%
Net income/(loss)	10.5	8.6	68.5	26.7	4.2	(83.8)		(508.0)
Cash flow data:
Cash flow from operating activities, (use)/source	(34.2)	(2.0)	63.7	67.2	161.9	148.6		35.5
Cash flow from investing activities, (use)	(4.7)	(3.7)	(6.1)	(1.7)	(17.2)	(18.6)		(27.8)
Cash flow from financing activities, (use)/source	23.9	6.0	(45.3)	(56.8)	(128.7)	(135.4)		(9.8)
Balance sheet data (at period end):
Property, plant and equipment, net	157.2	168.6	157.7	170.0	195.3	233.8		259.4
Total assets	927.5	885.5	984.5	886.7	860.5	930.8		1,171.2
External long-term debt(7)	—	—	—	—	—	0.9		2.6
Total stockholders’ equity(10)	656.5	560.3	616.8	533.1	528.8	672.1		890.2
Other Data:
Capital expenditures	5.1	5.0	27.6	16.3	22.0	19.7		30.4
Depreciation expense	6.2	7.9	28.2	33.3	37.0	40.8		43.3
Amortization of intangibles	0.6	0.3	1.3	1.7	2.1	6.4		22.8
Write-down of intangibles(8),(9)	—	—	—	12.0	—	64.4		498.0
Restructuring charges	—	2.6	19.4	17.3	34.3	28.0		10.1

(1)	The net sales decline from 2000 to 2001 of $177.9 was due to strategic decisions to minimize reinvestment in declining product categories (including Day-Timers, labels, filing and business essentials), strategic product category exits (including Kensington imaging, joysticks and media), the adverse impact of foreign exchange translation ($27.1), and economic slowdown after the September 11th tragedy in the U.S.

(2)	In 2004, business repositioning costs including restructuring charges and restructuring-related expenses, decreased operating income by $19.4 and $22.2, respectively.

(3)	In 2003, business repositioning costs including restructuring charges, restructuring-related expenses, and intangible write-down, decreased operating income by $17.3, $20.2 and $12.0, respectively.

(4)	In 2002, business repositioning costs including restructuring charges and restructuring-related expenses, decreased operating income by $34.3 and $13.9, respectively.

(5)	In 2001, business repositioning costs including restructuring charges, restructuring-related expenses and intangible write-downs, decreased operating income by $28.0, $29.8 and $64.4, respectively.

(6)	Operating income margin as presented has been depressed by business repositioning costs, as discussed in notes 2, 3, 4 & 5 above.

(7)	External long-term debt refers only to the portion financed by third parties, and does not include any portion financed through banking relationships or lines of credit secured by ACCO World’s parent company, Fortune Brands. Interest expenses associated with Fortune Brands’ debt have been allocated to ACCO World for the periods presented. The annual change in the total financing requirements for ACCO for each of the last 5 years can be referenced in the “Cash Flow from Financing Activities” line item of the cash flow data presented in the table above.

(8)	In 2001, operating income was depressed by the write-off of certain identifiable intangible assets of $64.4 due to diminished fair values resulting from business repositioning and restructuring activities.

(9)	In 2000, operating income was depressed by the write-down of goodwill of $498 due to a significant shortfall in earnings compared to plans and to prior year, as well as softening conditions in the industry and strategic reviews concerning the direction of the business.

(10)	If the stockholders’ equity at March 25, 2005 included the declaration of the $625.0 dividend payable to ACCO World stockholders prior to the spin-off, total stockholders’ equity would be reduced to $31.5 on a pro forma basis

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF ACCO WORLD CORPORATION
      The following section highlights significant factors impacting ACCO World operations and financial condition in the view of the company’s management. This section should be read in conjunction with the audited consolidated financial statements and the unaudited consolidated interim financial statements of ACCO World and the related notes included elsewhere in this document. Unless otherwise noted, references to the 2002, 2003 and 2004 fiscal years are to the ACCO World fiscal years ended December 27, 2002, 2003 and 2004 and references to interim periods are to ACCO World fiscal quarters ended March 25, 2004 and 2005. This Management’s Discussion and Analysis of Financial Condition and Results of Operations of ACCO World contains forward looking statements. Please see “Risk Factors” beginning on page 15 and “Disclosure Regarding Forward-Looking Statements” on page 14 for a discussion of the uncertainties, risks and assumptions associated with these statements.
Overview
      ACCO World sells its products over a number of geographic regions and has four business segments: ACCO U.S., ACCO Europe, Trading Companies and Day-Timers.
      ACCO World’s results are dependent upon a number of factors affecting sales, pricing and competition. Historically, key drivers of demand in the office products industry have included trends in white collar employment levels, gross domestic product (GDP) and, more recently, growth in the number of small businesses and home offices together with increasing usage of personal computers. Pricing and demand levels for office products have also reflected a substantial consolidation within the global resellers of office products. This has led to multiple years of industry pricing pressure and a more efficient level of asset utilization by customers resulting in lower sales volumes for suppliers. ACCO World sells its products in highly competitive markets, and competes against large international and national companies, as well as regional competitors and against its own customers’ direct and private-label sourcing initiatives.
      Over the past three years the U.S. dollar has weakened relative to certain currencies. This has benefited ACCO World, which had 48% of its net sales outside the U.S. in 2004, as the same amount of foreign (e.g., local) currency units are now translated into more U.S dollars. The following table provides a comparison of selected foreign currencies relative to the U.S dollar with 2002 as the base year, that were used to translate foreign currency-based income statements:

Selected Currency Trends
YTD Averages
U.S. Dollars/ Local Currency Unit
(2002 = 100)

Currency	2002	2003	2004

Pound Sterling	100	109	122
Euro	100	119	132
Australian Dollar	100	118	136
Canadian Dollar	100	112	121
Mexican Peso	100	90	86
      Additionally, the impact of the weakened U.S. dollar has benefited ACCO World in inventory purchase transactions made by its foreign operations. ACCO World’s foreign operations’ purchases of outsourced products are primarily denominated in U.S. dollars, and as a result their costs of goods sold have decreased as the value of the U.S. dollar has weakened. In many of ACCO World’s foreign operations, market prices at which ACCO World resells products have fallen reflecting lower relative costs of sourcing from Asia.
      The percentages of net sales of ACCO World by segment have been relatively stable over the past three years. ACCO U.S. represented 51% of net sales in 2002 and 47% in 2004. ACCO Europe represented 27% of net sales in 2002 and 31% in 2004. The Trading Companies represented 13% of net sales in 2002 and 15% in 2004. The primary reason for the slight mix shift by segment is foreign exchange translation as the U.S. dollar has weakened relative to other major world currencies. Day-Timers represented 9% of net sales in 2002 and 7% in 2004, which decline was caused by a combination of the foreign exchange translation driven mix shift noted above and declines in the paper planner category.
      ACCO World has spent the last four years building a scaleable business model that allows it to maintain a high degree of consumer/customer focus while taking full advantage of a shared services global distribution network. Over the past three years, gross margin expanded by 2.4% and operating expenses decreased by 2.2%. This improvement in business profitability primarily resulted from the substantial business restructuring and repositioning described below.
      Additionally, over the past three years, ACCO World’s profitability has been affected by increased pension costs in both the U.S. and Europe. Pension costs have increased from $0.7 million in 2002 to $7.9 million in 2004.
      During the second half of 2004, ACCO World experienced increases in raw material prices associated with steel, plastics and packaging that management expects will impact its results more fully in 2005 and as a consequence ACCO World has increased prices of some products in 2005.
Restructuring and Related Items
      In the first quarter of 2001, ACCO World management commenced a substantial restructuring program across each of its business segments. The program was to be implemented over a four-year period, and would be funded entirely from ACCO World’s own cash generation. The program included a realignment of the company’s supply chain, added focus on business processes, consolidation of facilities, exit of certain unprofitable product categories and a realignment of the ACCO U.S. segment into a consumer business unit structure.
      During 2001, restructuring pretax charges of $28.0 million were recorded and regular reported earnings were depressed by associated restructuring-related costs of $20.9 million classified as cost of products sold, and a further $8.9 million classified as selling, general and administrative expenses (SG&A). Significant restructuring projects in 2001 included the exit of Kensington’s imaging and joystick product categories, “right-sizing” of the operating structures at ACCO U.S. and Day-Timers to their respective sales volumes, and manufacturing facility closures and consolidations, principally in North America and the U.K., in respect of product category exits and some shift to product outsourcing.
      During 2002, restructuring pretax charges of $34.3 million were recorded and regular reported earnings were depressed by associated restructuring-related costs of $5.3 million classified as cost of products sold, and a further $8.6 million classified as SG&A. Significant restructuring projects in 2002 included manufacturing, warehouse and distribution facility closures and consolidations in North America and in Europe. Principal actions included: the closing of one facility and consolidation into a single manufacturing facility in Nogales, Mexico, the merger of the European head office into the ACCO U.K. operations facility and the relocation of the German local product manufacturing facility to new lower-cost manufacturing facilities in Tabor, Czech Republic. Reductions of operational and manufacturing headcount continued as ACCO World aligned the operating structure of its business with sales volume and moved additional products to third-party manufacturers.
      During 2003, restructuring pretax charges of $17.3 million were recorded and regular reported earnings were depressed by associated restructuring-related costs of $10.9 million classified as cost of products sold, and a further $9.3 million classified as SG&A. Significant restructuring projects in 2003 included: partial relocation of Canadian vinyl bindery manufacturing to ACCO World’s existing U.S. facility in New York state, additional manufacturing facility closures in the U.K., which were moved in part to Tabor, Czech Republic or otherwise outsourced, and the closure of a Texas manufacturing facility, which was merged into a Georgia facility. Reductions of operational headcount continued as

ACCO World aligned the operating structure of its business with sales volume and moved additional products to third party manufacturers.
      During the first half of 2004, restructuring pretax charges of $19.4 million were recorded and regular reported earnings were depressed by associated restructuring-related costs of $8.9 million classified as cost of products sold, and a further $13.3 million classified as SG&A. There were two significant restructuring projects in 2004 centered around the closure of manufacturing operations at ACCO World’s Val Reas, France and Turin, Italy facilities. The majority of products formerly produced at these locations are now manufactured at ACCO World’s Tabor, Czech Republic facility. The incremental cost savings from these relocations had minimal impact on ACCO World’s 2004 results as inventory built up prior to the closures had to be sold before the savings impacted profit and loss.
      No restructuring charges were recorded in the second half of 2004, and the restructuring program was completed a year ahead of schedule. Upon completion, the company’s business repositioning effort reduced its total facility footprint by more than forty percent of the starting square footage and reduced its proportion of manufactured to outsourced products. Over the same period, the company’s headcount was reduced by approximately fifty percent.
Critical Accounting Policies
      ACCO World’s financial statements are prepared in conformity with U.S. generally accepted accounting principles. Preparation of the financial statements of ACCO World requires it to make judgments, estimates and assumptions that effect the amounts of actual assets, liabilities, revenues and expenses presented for each reporting period. Actual results could differ significantly from those estimates. ACCO World regularly reviews its assumptions and estimates, which are based on historical experience and, where appropriate, current business trends. ACCO World believes that the following discussion addresses the company’s critical accounting policies which require more significant, subjective and complex judgments to be made by the company’s management.

Revenue Recognition
      In accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition,” ACCO World recognizes revenue as products are shipped to customers, net of applicable provisions for discounts, return and allowances. Criteria for recognition of revenue are whether title and risk of loss have passed to the customer, persuasive evidence that an arrangement exists, delivery has occurred, the price is fixed or determinable and collectibility is reasonably assured. ACCO World also provides for its estimate of potential bad debt at the time of revenue recognition.
      Amounts billed for shipping and handling are classified in “net sales” in the consolidated income statement. Cost incurred for shipping and handling are classified in “advertising, selling, general & administrative expenses”.

Allowances for Doubtful Accounts and Sales Returns
      Trade receivables are recorded at the stated amount, less allowances for discounts, doubtful accounts and returns. The allowance for doubtful accounts represents estimated uncollectible receivables associated with potential customer defaults on contractual obligations, usually due to customers’ potential insolvency. The allowance includes amounts for certain customers where a risk of default has been specifically identified. In addition, the allowance includes a provision for customer defaults on a general formula basis when it is determined the risk of some default is probable and estimable, but cannot yet be associated with specific customers. The assessment of the likelihood of customer defaults is based on various factors, including the length of time the receivables are past due, historical experience and existing economic conditions.
      The allowance for sales returns represents estimated uncollectible receivables associated with the potential return of products previously sold to customers, and is recorded at the time that the sales are recognized. The allowance includes a general provision for product returns based on historical trends. In addition, the allowance includes a reserve for currently authorized customer returns which are considered to be abnormal in comparison to the historical basis.

Inventories
      Inventories are priced at the lower of cost (principally first-in, first-out with minor amounts at average) or market. A reserve is established to adjust the cost of inventory to its net realizable value. Inventory reserves are recorded for obsolete or slow moving inventory based on assumptions about future demand and marketability of products, the impact of new product introductions and specific identification of items, such as product discontinuance or engineering/material changes. These estimates could vary significantly, either favorably or unfavorably, from actual requirements if future economic conditions, customer inventory levels or competitive conditions differ from expectations.

Property, Plant and Equipment
      Property, plant and equipment are carried at cost. Depreciation is provided, principally on a straight-line basis, over the estimated useful lives of the assets. Gains or losses resulting from dispositions are included in income. Betterments and renewals, which improve and extend the life of an asset, are capitalized; maintenance and repair costs are expensed. Purchased computer software, as well as internally developed software, is capitalized and amortized over the software useful life. Estimated useful lives of the related assets are as follows:

Buildings	40 to 50 years
Leasehold improvements	1 to 10 years
Machinery, equipment and furniture	3 to 10 years
Computer hardware and software	3 to 7 years
Automobiles	2 to 4 years

Long-lived Assets
      In accordance with Statement of Financial Accounting Standards No. 144 (FAS 144), “Accounting for the Impairment or Disposal of Long-lived Assets,” a long-lived asset (including amortizable identifiable intangibles) or asset group is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. During 2004, and in previous years, provisions were established for certain assets impacted by restructuring activities. When such events occur, ACCO World compares the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset or asset group to the carrying amount of a long-lived asset or asset group. The cash flows are based on ACCO World’s best estimate at the time of future cash flow, derived from the most recent business projections. If this comparison indicates that there is an impairment, the amount of the impairment is calculated using a quoted market price, or if unavailable, using discounted expected future cash flows. The discount rate applied to these cash flows is based on ACCO World’s weighted average cost of capital, which represents the blended after-tax costs of debt and equity.

Intangibles
      In accordance with Statement of Financial Accounting Standards No. 142 (FAS 142), “Goodwill and Other Intangible Assets,” goodwill and indefinite-lived intangibles are tested for impairment on an annual basis and under certain circumstances, written down when impaired. An interim impairment test is required if an event occurs or conditions change that would more likely than not reduce the fair value of the reporting unit below the carrying value.
      In addition, FAS 142 requires that purchased intangible assets other than goodwill be amortized over their useful lives unless these lives are determined to be indefinite. Certain of ACCO World’s trade names have been assigned an indefinite life as the company currently anticipates that these trade names will contribute cash flows to the company indefinitely.
      ACCO World reviews indefinite-lived intangibles for impairment annually, and whenever market or business events indicate there may be a potential impact on that intangible. The company considers the implications of both external (e.g., market growth, pricing, competition, and technology) and internal factors (e.g., product costs, margins, support expenses, and capital investment) and their potential impact on cash flows for each business in both the near and long term, as well as their impact on any identifiable intangible asset associated with the business. Based on recent business results, consideration of significant external and internal factors, and the resulting business projections, indefinite-lived intangible assets are reviewed to determine whether they are likely to remain indefinite lived, or whether a finite life is more appropriate. In addition, based on events in the period and future expectations, management considers whether the potential for impairment exists as required by FAS 142.
      In conjunction with ACCO World’s ongoing review of the carrying value of identifiable intangibles, in the year 2004, there were no write-downs of intangible assets. In 2003, ACCO World recorded a non-cash write-down of identifiable intangibles of $12.0 million, $8.0 million after tax, to recognize the diminished values of identifiable intangibles resulting from the repositioning of its Boone and Hetzel businesses.

Employee Benefit Plans
      ACCO World provides a range of benefits to its employees and retired employees, including pensions, post-retirement, post-employment and health care benefits. ACCO World records annual amounts relating to these plans based on calculations specified by generally accepted accounting principles, which include various actuarial assumptions, including discount rates, assumed rates of return, compensation increases, turnover rates and health care cost trend rates. Actuarial assumptions are reviewed on an annual basis and modifications to these assumptions are made based on current rates and trends when it is deemed appropriate. As required by United States generally accepted accounting principles, the effect of the company’s modifications are generally recorded and amortized over future periods. ACCO World believes that the assumptions utilized in recording its obligations under the company’s plans are reasonable based on its experience and advice from its independent actuaries. The actuarial assumptions used to record ACCO World plan obligations could differ materially from actual results due to changing economic and market conditions, higher or lower withdrawal rates or other factors which may impact the amount of retirement related benefit expense recorded by the company in future periods.
      Pension expenses were $7.9 million, $4.9 million and $0.7 million, respectively, in the years ended December 27, 2004, 2003 and 2002. Post-retirement expenses (income) were ($0.7) million, $0.1 million and $0.6 million, respectively, in the years ended December 27, 2004, 2003 and 2002. In 2005 ACCO World expects pension expense of approximately $8 million and post-retirement expense of approximately ($0.2) million. A 25 basis point change (0.25%) in our discount rate assumption would lead to an increase or decrease in our pension benefit expense of approximately $1.5 million for 2005.

Customer Program Costs
      Customer programs and incentives are a common practice in the office products industry. ACCO World incurs customer program costs to obtain favorable product placement, to promote sell-through of products and to maintain competitive pricing. Customer program costs and incentives, including rebates, promotional funds and volume allowances, are accounted for as a reduction to gross sales. These costs are recorded at the time of sale based on management’s best estimates. Estimates are based on individual customer contracts and projected sales to the customer in comparison to any thresholds indicated by contract. In the absence of a signed contract, estimates are based on historical or projected experience for each program type or customer. Management periodically reviews accruals for these rebates and allowances, and adjusts accruals when circumstances indicate (typically as a result of a change in sales volume expectations).

Basis of Presentation
      The ACCO World businesses have historically been managed largely as a stand-alone business segment of Fortune Brands, provided only with certain corporate services. The preparation of the financial statements and this Management’s Discussion and Analysis of Financial Condition and Results of Operations of ACCO World include the use of “push down” accounting procedures in which certain assets, liabilities and expenses historically recorded or incurred at the Fortune Brands parent company level, which related to or were incurred on behalf of ACCO World, including some related to executive compensation and consulting costs representing direct costs related to ACCO World, have been identified and allocated or “pushed down”, as appropriate, to the financial results of ACCO World for the periods presented. Allocations were made using the most relevant basis and when not directly incurred, utilized net sales, segment assets or headcount in relation to the rest of Fortune Brands’ business segments to determine a reasonable allocation.
      In addition, interest expense has been allocated to ACCO World as a proportion of Fortune Brands’ total interest expense. However, no debt has been allocated to ACCO World in relation to this interest expense. These statements are not indicative of the results of operations, liquidity or financial position that would have existed or will exist in the future assuming the ACCO World businesses were operated as an independent company.
      Unless otherwise specifically noted in the presentation, “sales” reflect the net sales of products, and “restructuring-related charges” represent costs related to qualified restructuring projects which can not be reported as restructuring under U.S. GAAP. (e.g. loss on inventory disposal related to product category exits, manufacturing inefficiencies following the start of manufacturing operations at a new facility following closure of the old facility, SG&A reorganization and implementation costs, dedicated consulting, stay bonuses, etc.).
Fiscal 2004 Versus Fiscal 2003
      Net Sales Sales for fiscal year 2004 increased $73.8 million, or 7%, to $1.18 billion. The increase was principally related to favorable foreign currency translation ($54.6 million) and higher sales at ACCO U.S. driven by new products and volume growth, including Kensington mobile computer accessories and Wilson Jones sheet protectors, and binding and laminating machines, partly offset by increased customer programs due to customer consolidation, customer mix, competition and volume.

Restructuring
      Fiscal year 2004’s results were impacted by restructuring charges totaling $19.4 million and restructuring-related charges of $22.2 million. Fiscal year 2003’s results were impacted by restructuring charges totaling $17.3 million and restructuring-related charges of $20.2 million. Management believes that comparative review of operating income before restructuring and restructuring-related charges allows for a better understanding of the underlying business’ performance and trends.
      The following tables provide a comparison of ACCO World’s reported results and the amounts of restructuring and restructuring-related charges for fiscal year 2004 and fiscal year 2003.

	Fiscal Year 2004

	Net	Gross		Operating
	Sales	Profit	SG&A	Income

	(In millions of dollars)
Reported Results	$1,175.7	$461.4	$347.8	$92.9
Restructuring and restructuring-related charges included in the above numbers
Restructuring costs	—	—	—	19.4
Restructuring-related costs	—	8.9	13.3	22.2

	Fiscal Year 2003

	Net	Gross		Operating
	Sales	Profit	SG&A	Income

	(In millions of dollars)
Reported Results	$1,101.9	$415.1	$337.8	$46.3
Restructuring and restructuring-related charges included in the above numbers
Restructuring costs	—	—	—	17.3
Restructuring-related costs	—	10.9	9.3	20.2

Gross Profit
      Gross profit in fiscal year 2004 increased $46.3 million, or 11%, to $461.4 million and the gross profit margin increased to 39.2% from 37.7%. Included in gross profit are restructuring-related charges identified above, which negatively impacted gross profit margin by 1% in 2004. The increase in gross profit was driven by favorable foreign currency translation ($23.0 million) and the continued benefits of restructuring actions implemented throughout the 2003 to 2004 period, including facility closure and supply chain realignment initiatives. Sales growth in higher relative margin product categories such as Kensington computer accessories, and favorable impact of foreign exchange on inventory purchase transactions at our foreign operations of outsourced products, also contributed to the improvement.

SG&A
      SG&A increased $10.0 million, or 3%, to $347.8 million in fiscal 2004, but decreased as a percentage of sales to 29.6% from 30.7%. Included in SG&A were restructuring-related charges as identified above. The increase in SG&A was driven by $13.9 million of foreign exchange translation as the U.S. dollar weakened relative to other major world currencies, partly offset by the continued cost reduction and facility integration initiatives stemming from the restructuring program, primarily in administration.

Operating Income
      Operating income increased $46.6 million, or 101%, to $92.9 million in fiscal 2004 and increased as a percentage of sales to 7.9% from 4.2%. Operating income was negatively impacted by restructuring and restructuring-related charges identified in the table above. The increase in operating income was driven by volume growth at ACCO U.S., gross profit improvements across all segments, absence of identifiable intangible write-off in 2004 (which in 2003 was $12.0 million) and the favorable impact of foreign exchange on translation ($7.2 million).

Interest, Other Expense/(Income) and Income Taxes
      Interest expense increased $0.5 million to $8.5 million in fiscal 2004. Other expense (income) increased $3.6 million to $(5.2) million in fiscal 2004, primarily due to the gains recorded on the sales of closed facilities. The effective tax rate for fiscal 2004 was 23.5% compared to 33.1% for fiscal 2003. The fiscal 2004 effective tax rate was reduced due to current year recognition of a deferred tax asset now expected to be realized and the reversal of reserves for items resolved more favorably than anticipated.

Net Income
      Net income increased $41.8 million, or 157%, to $68.5 million in fiscal 2004 due to increased operating income and reduced restructuring and related charges in comparison to fiscal 2003.
Segment discussion

ACCO U.S.
      Sales for fiscal year 2004 increased $16.2 million, or 3%, to $549.0 million. The increase was driven by volume growth and new product introductions, including Kensington computer accessories, Wilson

Jones sheet protectors and binding and laminating machines and Swingline stapling products, partly offset by increased customer programs due to customer consolidation, customer mix, competition and volume.
      Gross profit increased $15.6 million, or 9%, to $196.5 million in fiscal 2004 primarily due to restructuring-related savings and favorable product mix (higher margin new products as noted above), partly offset by the increase in customer programs noted above. Operating income increased $32.3 million, or 404%, to $40.3 million in fiscal 2004, due to increased gross profit, absence of identifiable intangible write-off in 2004, and reduced administration expenses due to benefits from the restructuring programs.

ACCO Europe
      Sales for fiscal year 2004 increased $47.1 million, or 15%, to $365.1 million. The increase was principally related to favorable currency translation ($37.7 million) and volume growth, including Kensington computer accessories and Rexel business machines.
      Gross profit increased $19.2 million, or 16%, to $139.5 million in fiscal 2004 primarily due to favorable currency translation ($15.2 million) and the favorable impact of foreign exchange on inventory purchase transactions of outsourced products. Operating income increased $5.2 million, or 28%, to $24.0 million in fiscal 2004, due to increased gross profit, favorable currency translation ($3.5 million), partly offset by increased restructuring and restructuring related charges.

Trading Companies
      Sales for fiscal year 2004 increased $14.0 million, or 8%, to $183.6 million. The increase was principally related to favorable currency translation ($16.0 million) and volume growth in Australia, partly offset by price decreases in the second half of 2004 and volume decline in Canada.
      Gross profit increased $10.3 million, or 16%, to $75.0 million in fiscal 2004 primarily due to favorable currency translation ($6.9 million) and the favorable impact of foreign exchange on inventory purchase transactions of outsourced products. Operating income increased $8.4 million, or 34%, to $32.8 million in fiscal 2004 primarily due to increased gross profit, favorable currency translation ($3.2 million), partly offset by higher distribution expenses.

Day-Timers
      Sales for fiscal year 2004 decreased $2.1 million, or 3%, to $78.0 million. The decrease was driven by customer attrition in the direct channel, partly offset by share gains in the retail channel.
      Gross profit decreased $1.7 million, or 3%, to $51.6 million in fiscal 2004 due to the decline in higher margin direct sales. Operating income decreased $0.2 million, or 2%, to $10.9 million in fiscal 2004, primarily due to the decrease in sales, partly offset by reduced operating expenses.
Fiscal 2003 Versus Fiscal 2002

Net Sales
      Sales for fiscal year 2003 decreased $3.5 million, or 0.3%, to $1.102 billion. Sales benefited from favorable currency translation ($55.7 million) and new products, offset by lower sales in the U.S. and the U.K. due to soft industry conditions, including channel destocking, price erosion and continued share gain of customer private-label and direct sourcing of products.

Restructuring
      Fiscal year 2003’s results were impacted by restructuring program charges of $17.3 million and restructuring-related charges of $20.2 million. Fiscal year 2002’s results were impacted by restructuring program charges of $34.3 million and restructuring-related charges of $13.9 million. Management believes that comparative review of operating income before restructuring and restructuring-related charges allows for a better understanding of the underlying business’ performance and trends.

      The following tables provide a comparison of ACCO World’s reported results and the amounts of restructuring and restructuring-related charges for fiscal year 2003 and fiscal year 2002.

	Fiscal Year 2003

	Net	Gross		Operating
	Sales	Profit	SG&A	Income

	(In millions of dollars)
Reported Results	$1,101.9	$415.1	$337.8	$46.3
Restructuring and restructuring-related charges included in the above numbers
Restructuring costs	—	—	—	17.3
Restructuring-related costs	—	10.9	9.3	20.2

	Fiscal Year 2002

	Net	Gross		Operating
	Sales	Profit	SG&A	Income

	(In millions of dollars)
Reported Results	$1,105.4	$406.5	$351.5	$18.6
Restructuring and restructuring-related charges included in the above numbers
Restructuring costs	—	—	—	34.3
Restructuring-related costs	—	5.3	8.6	13.9

Gross Profit
      Gross profit in fiscal year 2003 increased $8.6 million, or 2%, to $415.1 million and the gross profit margin increased to 37.7% from 36.8%. Included in gross profit were restructuring-related charges identified above, which negatively impacted gross profit margin. The increase in gross profit was driven by favorable foreign exchange ($23.3 million) and the continued benefits of restructuring actions implemented throughout the 2002 to 2003 period, including facility closure and supply chain realignment initiatives. Further, the favorable impact of foreign exchange on inventory purchase transactions at our foreign operations of outsourced products, also contributed to the improvement. Lower sales in the U.S. and the U.K. partly offset the above gains.

SG&A
      SG&A decreased $13.7 million, or 4%, to $337.8 million in fiscal 2003 and decreased as a percentage of sales to 30.7% from 31.8%. Included in SG&A were restructuring-related charges identified above. The decrease in SG&A was driven by the continued cost reduction and facility integration initiatives attributed to the restructuring program primarily in administration and distribution. Further, the discontinuance of new direct mail order customer prospecting initiatives in 2002 at Day-Timers also contributed. Partly offsetting this decrease was $14.6 million of foreign exchange translation as the U.S. dollar weakened relative to other major world currencies.

Operating Income
      Operating income increased $27.7 million, or 149%, to $46.3 million in fiscal 2003 and increased as a percentage of sales to 4.2% from 1.7%. Operating income was negatively impacted by restructuring and restructuring-related charges identified in the table above. The increase in operating profit was driven by reduced operating and restructuring expenses, gross profit improvements and the favorable impact of rising foreign exchange on translation of $7.3 million and partly offset by a $12.0 million intangible write-off for Boone and Hetzel tradenames.

Interest, Other Expense/(Income) and Income Taxes
      Interest expense decreased $4.3 million to $8.0 million due to reduced allocation from Fortune Brands in fiscal 2003. Other expense (income) increased $2.4 million to $(1.6) million in fiscal 2003 due to a favorable swing in foreign currency expense. The effective tax rate for fiscal 2003 was 33.1% compared to 23.6% for fiscal 2002. The fiscal 2003 effective tax rate increased due to the utilization of net operating losses in fiscal year 2002.

Net Income
      Net income increased $22.5 million to $26.7 million in fiscal 2003, a result of the increase in operating income primarily related to cost savings related to restructuring efforts, and lower restructuring charges in 2003.
Segment discussion

ACCO U.S.
      Sales for fiscal year 2003 decreased $21.6 million, or 4%, to $532.8 million. The decrease was driven by soft industry conditions, including channel destocking, price erosion and continued share gain of customer private-label and direct sourcing of products, partly offset by Kensington business gains and new product launches.
      Gross profit decreased $3.5 million, or 2%, to $180.9 million in fiscal 2003 primarily due to the decline in sales, partly offset by the continued benefits of restructuring actions implemented throughout the 2002 to 2003 period, including facility closure and supply chain realignment initiatives. Operating income increased $6.6 million, or 471%, to $8.0 million in fiscal 2003 primarily due to reduced restructuring expenses and reduced administration and distribution expenses related to the continued cost reduction and facility integration initiatives, and partly offset by the intangible write-off for Boone.

ACCO Europe
      Sales for fiscal year 2003 increased $21.9 million, or 7%, to $318.0 million. The increase was due to favorable currency translation ($36.4 million), partly offset by lower sales in the U.K. due to soft industry conditions and continued share gain of customer private-label products.
      Gross profit increased $12.6 million, or 12%, to $120.3 million in fiscal 2003 due to favorable currency translation ($14.5 million), the favorable impact of foreign exchange on inventory purchase transactions of outsourced products, the continued benefits of restructuring actions implemented throughout the 2002 to 2003 period, including facility closure and supply chain realignment initiatives, partly offset by the decline in sales in the U.K. Operating income increased $7.8 million, or 71%, to $18.8 million in fiscal 2003 related to the continued cost reduction and facility integration initiatives and favorable foreign exchange ($3.3 million).

Trading Companies
      Sales for fiscal year 2003 increased $22.9 million, or 16%, to $169.6 million. The increase was principally related to favorable currency translation ($17.7 million) and volume growth and price increases in Australia/ New Zealand.
      Gross profit increased $13.9 million, or 27%, to $64.7 million in fiscal 2003 primarily due to favorable foreign exchange ($7.3 million) and the favorable impact of foreign exchange on inventory purchase transactions of outsourced products. Operating income increased $5.6 million, or 30%, to $24.4 million in fiscal 2003 due to favorable currency translation ($3.2 million), increased gross profit and partly offset by increased distribution and freight expenses.

Day-Timers
      Sales for fiscal year 2003 decreased $23.1 million, or 22%, to $80.1 million. The decrease was driven by customer attrition in the direct channel which was partly due to discontinuance of new direct mail order customer prospecting initiatives in 2002.
      Gross profit decreased $10.0 million, or 16%, to $53.3 million in fiscal 2003 due to the decline in sales. Operating income increased $9.1 million in fiscal 2003, or 455%, to $11.1 million due to reduced operating expenses, including direct mail order customer prospecting, and restructuring initiatives to align the business to its sales volume.
Three Months Ended March 25, 2005 Versus Three Months Ended March 25, 2004
      The following table sets forth certain segment detail for ACCO World:

	Three Months Ended
	March 25

	2005	2004

	(Unaudited;
	in millions of
	dollars)
Sales:
ACCO U.S.	$123.5	$120.0
ACCO Europe	92.8	92.9
Trading Companies	44.7	43.9
Day-Timers	14.2	14.1

Total	$275.2	$270.9

	Three Months Ended
	March 25

	2005	2004

	(Unaudited)
Operating Income:
ACCO U.S.	$8.8	$1.4
ACCO Europe	10.5	9.2
Trading Companies	6.6	6.5
Day-Timers	0.3	(0.1)
Other/ Corporate*	(2.6)	(3.4)

Total	$23.6	$13.6

*	“Corporate” represents general and administrative expenses not directly attributable to operating segments.

Sales
      Sales for the three month period ended March 25, 2005 increased $4.3 million, or 2%, to $275.2 million. Results benefited from favorable currency translation ($6.1 million) and volume growth in Kensington computer accessories, including new products, in both the U.S. and continental Europe. Share growth in binding and laminating machines also contributed to increases in the U.S. and continental Europe. Sales in the U.K. declined due to weak economic conditions and lost market share.

Restructuring
      There were no restructuring charges for the three month period ended March 25, 2005. The prior year three month period ended March 25, 2004 included restructuring charges of $2.6 million and restructuring-related charges of $4.6 million. Management believes that a comparative review of operating income before restructuring and restructuring-related charges allows for a better understanding of the underlying business’ performance and trends.
      The following table provides ACCO World’s reported results and the amounts of restructuring and restructuring-related charges for the three month period ended March 25, 2004.

	Three Months Ended March 25, 2004

	Net	Gross		Operating
	Sales	Profit	SG&A	Income

	(in millions of dollars)
Reported Results	$270.9	$101.1	$84.6	$13.6
Restructuring and restructuring-related charges included in the above numbers
Restructuring costs	—	—	—	2.6
Restructuring-related costs	—	1.8	2.8	4.6

Gross Profit
      Gross profit for the three month period ended March 25, 2005 increased $5.6 million, or 5%, to $106.7 million and the gross profit margin increased to 38.8% from 37.3%. Included in 2004 gross profit were restructuring-related charges identified above, which negatively impacted gross profit margin in the prior year. The increase in gross profit was driven by the incremental benefits of restructuring actions implemented during 2004, including the closure and relocation of manufacturing operations in France and Italy to the Czech Republic. Favorable currency translation ($2.3 million) and the favorable impact of foreign exchange on inventory purchase transactions of outsourced products at the company’s foreign operations also contributed to the improvement. In addition, sales growth in higher relative margin product categories (e.g., Kensington computer accessories) was partly offset by rising raw material costs from steel and plastics.

SG&A
      SG&A for the three month period ended March 25, 2005 decreased $2.1 million, or 2%, to $82.5 million and decreased as a percentage of sales to 30.0% from 31.2%. Included in 2004 SG&A were restructuring related charges identified above. The decrease was driven by the absence of any restructuring related expenses, offset by $1.6 million of foreign exchange translation as the U.S. dollar weakened relative to other major world currencies.

Operating Income
      Operating income increased $10.0 million, or 74%, to $23.6 million for the period ended March 25, 2005, and increased as a percentage of sales to 8.6% from 5.0%. Operating income in 2004 was negatively impacted by restructuring and restructuring-related charges identified above. The increase was driven by favorable product mix, reduced manufacturing labor cost, reduced restructuring and restructuring-related costs and the favorable impact of foreign exchange on translation of $0.7 million.

Interest, Other Expense/(Income) and Income Taxes
      Interest expense decreased $0.1 million to $2.1 million for the three month period ended March 25, 2005. Other expense (income) increased $0.9 million to $1.2 million for the three month period ended March 25, 2005 primarily due to foreign exchange losses. The effective tax rate for the period ended March 25, 2005 was 48.8% compared to 22.5% for the three month period ended March 25, 2004. The three month period ended March 25, 2005 effective tax rate increased due to foreign earnings repatriation and the reduction in net operating loss carryforwards at foreign affiliates.

Net Income
      Net income increased $1.9 million, or 22%, to $10.5 million for the three month period ended March 25, 2005 as a result of increased operating income described above.
Segment discussion

ACCO U.S.
      Sales for the three month period ended March 25, 2005 increased $3.5 million, or 3%, to $123.5 million. The increase was driven by new products and volume growth in Kensington computer accessories, partly offset by lower volumes in presentation products.
      Gross profit increased $3.1 million, or 8%, to $43.3 million for the three month period ended March 25, 2005 primarily due to sales growth in higher relative margin product categories such as Kensington computer accessories. Operating income increased $7.4 million, or 529%, to $8.8 million for the three month period ended March 25, 2005 due to reduced operating expenses, including legal defense fees and recognition of $0.7 million in settlement income from a lawsuit related to prior years, and lack of restructuring charges as in the prior year.

ACCO Europe
      Sales for the three month period ended March 25, 2005 were flat at $92.8 million. Favorable foreign exchange ($4.7 million) and volume growth in continental Europe from gains in Kensington computer accessories and Rexel binding and laminating machines were offset by a decline in the U.K. due to weak economic conditions and lost market share.
      Gross profit increased $1.8 million, or 5%, to $37.1 million for the three month period ended March 25, 2005 primarily due to the benefit of favorable currency translation ($1.7 million). Operating income increased $1.3 million, or 14%, to $10.5 million for the three month period ended March 25, 2005 due to the lack of restructuring charges as in the prior year and the benefit of favorable currency translation ($0.5 million).

Trading Companies
      Sales for the three month period ended March 25, 2005 increased $0.8 million, or 2%, to $44.7 million due to favorable currency translation ($1.3 million) and partly offset by a volume decline in Canada and a price decline in Australia.
      Gross profit increased $0.6 million, or 3%, to $18.1 million for the three month period ended March 25, 2005 primarily due to the benefit of favorable currency translation ($0.5 million). Operating income increased $0.1 million, or 1%, to $6.6 million for the three month period ended March 25, 2005 as the increased gross profit was partly offset by increased administration expenses.

Day-Timers
      Sales for the three month period ended March 25, 2005 were flat at $14.2 million as customer attrition in the direct channel was offset by share gains in the retail channel.
      Gross profit increased $0.2 million, or 2%, to $8.6 million for the three month period ended March 25, 2005. Operating income increased $0.4 million to $0.3 million for the three month period ended March 25, 2005 from a loss of $0.1 million for the three month period ended March 25, 2004 primarily due to increased gross profit.

Liquidity and Financial Position
      The historical financial statements presented do not include an allocation of debt from ACCO World’s parent, Fortune Brands, and therefore should not be considered indicative of the liquidity or financial position that would have existed if ACCO World had been operated as an independent company or that will exist in the future.

Cash Flow from Operating Activities
      Cash provided by operating activities was $63.7 million, $67.2 million and $161.9 million for the fiscal years ended 2004, 2003 and 2002, respectively.
      In 2004, cash flow generated from operating activities was $3.5 million less than in 2003. While 2004 net income increased $41.8 million year over year, 2003 net income included a $8.0 million non-cash write-off (net of tax) of identifiable intangibles. Higher accounts payable generated $16.6 million more cash in 2004 than in 2003 driven by extended vendor payment terms and the later timing of inventory purchases in the fourth quarter of 2004. Increased customer program accruals at year end on higher volume achievement targets compared to 2003 and 2002 also increased cash generated in 2004. Higher accounts receivable at year end 2004 used $57.7 million more cash than in 2003, as the result of higher fourth quarter sales ($20.0 million), customer billing delays in the U.S. following the company’s Oracle systems implementation (which delayed receipt of payments to the first quarter of 2005), and the adverse impact of customer consolidation on payment terms. Additional pension contributions of $22.0 million in 2004, and $16 million in 2003, to bring the company’s U.K. pension fund to a fully funded “accumulated benefit obligation” (ABO) status also resulted in a higher use of cash in 2004.
      In 2003, cash flow from operating activities was $94.7 million less than in 2002. Net income increased $22.5 million, and 2003 operating cash flow includes a non-cash add-back to income of $8.0 million (net of tax) related to the write-off of identifiable intangibles. Higher 2003 year end inventories used $48.8 million more cash than 2002 when a combination of the U.S. west coast dock strike, higher than expected year end sales and the November closure of one of three U.S. distribution centers contributed to abnormally low year end inventories. Supplemental pension contributions of $16.0 million were made to the company’s U.K. pension fund in 2003 compared to a minimal amount in 2002. Increased tax accruals generated $17.1 million less cash than 2002 as the result of higher operating profit. Lower customer program accruals at year end on volume target shortfalls also reduced cash flow compared to 2002. Executive management incentive payments made in early 2003 on achievement of 2002 targets also adversely impacted year over year cash flow comparisons due to absence of payments in 2002 as the result of a 2001 achievement target shortfall.

Cash Flow from Investing Activities
      Cash used by investing activities was $6.1 million, $1.7 million and $17.2 million for the fiscal years 2004, 2003, and 2002, respectively. Gross capital expenditure was $27.6 million, $16.3 million, and $22.0 million for the fiscal years 2004, 2003, and 2002, respectively. The increase in capital expenditure in 2004 was largely due to costs associated with the implementation of Oracle systems modules in the U.S. Further, capital spending in recent years was suppressed as the company placed focus on restructuring-related initiatives, including the overall reduction of its facility footprint. Capital expenditure was partly offset by proceeds, principally from the sale of facilities, of $21.5 million, $14.6 million, and $4.8 million for the fiscal years 2004, 2003, and 2002, respectively. In 2004, proceeds were generated primarily from the sale of the company’s Wheeling, IL and St. Charles, IL plants and its University Park, IL distribution center. In 2003, proceeds were substantially related to the sale of one of the ACCO World’s plants in Nogales, Mexico and the former ACCO Europe headquarters in the U.K.

Cash Flow from Financing Activities
      Cash used by financing activities was $45.3 million, $56.8 million, and $128.7 million for the fiscal years 2004, 2003, and 2002, respectively. The change in this account is substantially due to reduced working capital requirements of the company, which resulted in an increase to the “inter-company cash receivable” balance from ACCO World’s parent company. In ACCO World’s historical financing structure, Fortune Brands has secured and provided nearly all credit facilities and swept the majority of the company’s cash accounts, and therefore its cash generation, on a daily basis.

Cash Requirements of Restructuring and Restructuring-Related Activities
      Included in the cash flow from operating, investing and financing activities discussed above are cash expenditures related to both restructuring and restructuring-related activities for each of the fiscal years 2004, 2003 and 2002. The following table presents the cash requirements in support of the program for each year on a gross (pre-tax) basis.

ACCO World Restructuring Program	2004	2003	2002
Cash Requirements by Year of Expenditure	Year	Year	Year

	(In millions)
Severance related	$15.0	$13.7	$18.1
Lease abandonment	1.1	1.5	2.5
Other restructuring	1.2	0.6	0.4
Capital expenditures	2.0	2.0	4.9
Restructuring-related costs	11.2	8.0	6.7

Total Restructuring & Related Cash Expenditures	30.5	25.8	32.6

Proceeds from asset sales(a)	(19.7)	(13.7)	(2.9)

Expenditures net of proceeds	10.8	12.1	29.7

(a)	Net of disposition costs
      In the second quarter of 2004, ACCO World recorded the final charges related to the restructuring program which commenced in 2001. Cash payments are now substantially complete with $2.9 million remaining in reserve at the end of fiscal 2004, which includes $2.7 million related to a charge for leasehold abandonment taken in 2001. Cash expenditures related to this lease are expected to be complete in the year 2007.
Cash Flow for the Three Months Ended March 25, 2005 Versus for the Three Months Ended March 25, 2004

Cash Flow from Operating Activities
      Cash used by operating activities was $34.2 million and $2.0 million for the interim periods ended March 25, 2005 and 2004, respectively.
      Net income for the three month period ended March 25, 2005 was $1.9 million higher than in 2004. Cash used by inventory was $9.1 million, a decrease of $17.5 million from the $8.4 million source in 2004. The outflow resulted from inventory increases in 2005 to improve service levels in North America and to support new product offerings (Kensington mobility products and Dell peripheral contract, and binding and laminating products in the U.S.). In addition, the 2004 interim period included the reduction of 2003 year end safety stock related to facility integrations and the transition from manufactured to outsourced product. Accounts payable used $20.7 million in cash, which was $6.2 million more than 2004, on earlier inventory replenishment and associated vendor payments. Additional uses of cash included the reduction in customer program accruals due to 2005 payments of both 2004 earned programs which were higher than the prior year, and accrued bonus and executive management incentives payments due to overachievement of 2004 targets. Cash provided by accounts receivable of $55.1 million, an increase of $35.6 million over 2004, resulted primarily from the resolution of fourth quarter 2004 customer billing delays in the U.S. following the company’s September Oracle systems implementation (which delayed receipt of payments to the first quarter of 2005) and some shift in timing of collections due to the adverse impact of customer consolidations on negotiated payment terms.

Cash Flow from Investing Activities
      Cash used by investing activities was $4.7 million and $3.7 million for the three months ended March 25, 2005 and 2004, respectively. Gross capital expenditure was $5.1 million and $5.0 million for the interim periods ended March 25, 2005 and 2004, respectively. In the three months ended March 25, 2004, capital spending was partly offset by proceeds of $1.3 million, principally from the sale of machinery and other assets related to facility closures and plans to outsource previously manufactured products.

Cash Flow from Financing Activities
      Cash provided by financing activities was $23.9 million and $6.0 million for three months ended March 25, 2005 and 2004, respectively. The change in this account is substantially due to increased working capital funds required by ACCO World (as described above).
Commitments and Contingencies
      The company’s contractual obligations at December 27, 2004 were as follows:

	Payments due by Period as of Dec. 27, 2004

		Less than	1-3	4-5	After 5
Contractual Obligations	Total	1 Year	Years	Years	Years

	(In millions of dollars)
Operating lease obligations	$120.2	$16.2	$27.6	$23.1	$53.3
Purchase obligations(1)	89.8	86.4	2.8	0.6	0.0
Other long-term liabilities(2)	9.6	4.8	4.8	0.0	0.0

Total	$219.6	$107.4	$35.2	$23.7	$53.3

(1)	The company’s purchase obligations primarily consist of contracts and noncancellable purchase orders for raw materials and finished goods.

(2)	The company’s obligations related to the other long-term liabilities consist of payments for certain non-U.S. pension plans.
      Fortune Brands announced on March 16, 2005 that it would spin-off to its shareholders its ACCO World office products unit and that ACCO World would merge with GBC pending certain regulatory and GBC stockholder approvals. The spin-off agreement obligates ACCO World to declare a dividend to its shareholders immediately prior to the spin-off in the amount of $625.0 million.
      The following table gives effect to ACCO World’s obligation to fund this dividend, and to the obligations related to ACCO World’s pending merger with GBC, on a pro forma basis, as of December, 27, 2004:

		Less than	1-3	4-5	After 5
Pro Forma Contractual Obligations	Total	1 Year	Years	Years	Years

	(In millions of dollars)
Notes payable to banks(1)	$6.7	$5.8	$0.9	$—	$—
Long-term debt(2)	957.5	18.0	74.0	128.0	737.5
Interest payable on long-term debt(3)	437.2	46.2	132.8	105.1	153.1

	$1,401.4	$70.0	$207.7	$233.1	$890.6

(1)	Represents lines of credit which will not be repaid upon completion of the merger.

(2)	ACCO World would be required to fund payment of the $625.0 million dividend by securing a credit facility of similar proportion. In addition, following ACCO World’s anticipated merger with GBC, it expects to pay-off substantially all of the existing GBC debt and utilize new credit facilities which it expects to secure as a combined company. ACCO World further expects to fund the costs of the spin-off and merger transactions from these facilities. Therefore, ACCO World has estimated the pro forma amount of outstanding debt as of the future date of close to be $957.5 million. Payment obligations related to this debt are expected to amortize in quarterly installments with minimum payment obligations as described in “Financing of ACCO Brands Corporation” beginning on page 81.

(3)	The facilities included above are expected to carry an average interest rate of 6.53% amounting to $62.5 million of annual interest on the initial obligation, which would be reduced in proportion to the minimum principal repayment each quarter (which for purposes of this presentation we have assumed will occur at the end of each quarter).

Pro Forma Liquidity and Capital Resources
      After the closing of the transactions, ACCO Brands will have a significant amount of indebtedness. In connection with the merger, ACCO Brands intends to enter into credit agreements and possibly issue notes in the aggregate principal amount of $1.1 billion. See “Financing of ACCO Brands Corporation” beginning on page 81 for a more detailed explanation of these loan facilities, including interest rates, currencies and other terms. ACCO Brands intends to use the proceeds of this possible debt offering and initial borrowings under the new credit facilities, together with other available funds, to finance the dividend to ACCO World common stockholders and fees and expenses related to the transactions, and to refinance existing ACCO World and GBC indebtedness. As of March 31, 2005, after giving pro forma effect to the transactions, ACCO Brands is expected to have total indebtedness of about $964.2 million, consisting of $350 million of either notes or the Term C Loan Facility and $614.2 million of borrowings under the Term A Loan Facility, the Term B Loan Facility and the Revolving Credit Facility described in “Financing of ACCO Brands Corporation” beginning on page 81 and local lines of credit. See also “Risk Factors — Risks Relating to ACCO Brands’ Business After the Merger — ACCO Brands substantial indebtedness could adversely affect its operations and financial condition” on page 19.
      After ACCO Brands makes its initial borrowings under the $600 million term-loan portion of the new credit facilities, it will have capacity to borrow additional funds under the revolving facilities that are a part thereof, subject to compliance with the financial covenants set forth in the facilities. Borrowing capacity under the revolving facilities will be reduced by the amount of any letters of credit outstanding thereunder. Immediately after the closing of the transactions, we expect that ACCO Brands will have $132 million of borrowing capacity under the revolving credit facilities, assuming $18.0 million of letters of credit outstanding as of the date of completion of the merger. The revolving credit facility is subject to compliance with the covenants set forth in the new credit facilities and the indenture for the notes.
      ACCO Brands will have the aforementioned payment obligations with respect to its indebtedness that are anticipated to be outstanding immediately after closing of the transactions.
      The characteristics of ACCO Brands’ business do not generally require it to make significant ongoing capital expenditures. Pro forma for the merger, ACCO Brands made capital expenditures of about $34.8 million in the twelve months ended March 31, 2005. ACCO World estimates ACCO Brands’ capital expenditures for the twelve months ended December 31, 2005 will be approximately $51.0 million, $22.5 million of which will be attributable to software costs for the information technologies system upgrades. ACCO Brands may make significant cash expenditures in the next several years in an effort to capitalize on the anticipated revenue growth and cost savings opportunities associated with the merger, and to complete the information technologies upgrade projects.
      ACCO World anticipates ACCO Brands will spend an additional $80 million of cash above normal investment levels during the first 30 months relating to the integration of the two businesses. This will include charges made in the opening balance sheet, restructuring and restructuring related charges against operating income and restructuring related capital expenditures. ACCO World anticipates that $40 million of annual cost reduction will be achieved as a result of this investment.

      ACCO World believes that the historically strong free cash flows of the businesses, and the incremental cash flow from operations that it anticipates as a result of cost savings and other improvements associated with the merger, together with available cash and available borrowings under the new credit facilities and possible notes issuance, will be sufficient to meet ACCO Brands’ liquidity needs for the foreseeable future. See “Risk Factors — Risks Relating to the Spin-Off and the Merger — ACCO Brands may not realize the anticipated benefits from the merger” on page 15, “Risk Factors — Risks Relating to ACCO Brands’ Business After the Merger — As a result of the spin-off and merger, ACCO Brands will be subject to financial reporting and other requirements for which its accounting and other management systems and resources may not be adequately prepared” on page 23 and “Risk Factors — Risks Relating to ACCO Brands’ Business After the Merger — ACCO Brands substantial indebtedness could adversely affect its operations and financial condition” on page 19.
Quantitative and Qualitative Disclosures about Market Risk
      ACCO World is exposed to various market risks, including changes in foreign currency exchange rates. Market risk is the potential loss arising from adverse changes in market rates and prices, such as foreign currency exchange. ACCO World does not enter into derivatives or other financial instruments for trading or speculative purposes. ACCO World enters into financial instruments to manage and reduce the impact of changes in foreign currency exchange rates. The counterparties are major financial institutions.

Foreign Exchange Risk Management
      ACCO World enters into forward exchange contracts principally to hedge currency fluctuations in transactions denominated in foreign currencies, thereby limiting its risk that would otherwise result from changes in exchange rates, primarily relating to anticipated inventory purchases. ACCO World does not enter into financial instruments for trading or speculative purposes. The majority of ACCO World’s exposures to currency movements are in Europe (Pound Sterling and Euro), Australia, Canada and Mexico. All of the contracts have maturity dates in 2005. Increases and decreases in the fair market values of the forward agreements are expected to be offset by gains/losses in recognized net underlying foreign currency transaction. Selected information related to ACCO World’s foreign exchange contracts as of December 27, 2004 is as follows:

	Average		Fair
	Exchange	Notional	Market	Gain/
Forward contracts as of December 27, 2004	Rate	Amount	Value	(Loss)

	(In millions of dollars)
Currency Sold
Sell Euro/ Buy USD	1.24	7.1	6.6	(0.5)
Sell GBP/ Buy USD	1.79	26.0	24.5	(1.5)
Sell Euro/ Buy GBP	0.69	6.5	6.4	(0.1)
Other		1.7	1.6	(0.1)

Total		41.3	39.1	(2.2)

Interest Rate Risk Management
      The preparation of the financial statements and this Management’s Discussion and Analysis of Financial Conditions and Results of Operations of ACCO World include an allocation to ACCO World of a proportion of Fortune Brands’ total interest expense. Interest expense associated with Fortune Brand’s outstanding debt have been allocated to ACCO World based upon average net assets of ACCO World as a percentage of average net assets of Fortune Brands. However, no debt has been allocated to ACCO World in relation to this expense. This is not indicative of the results of operations, liquidity or financial position that would have existed or will exist in the future assuming the ACCO World businesses were operated as an independent company.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
      The following unaudited pro forma combined condensed balance sheet as of March 25, 2005 and the unaudited pro forma combined condensed statements of income for the year ended December 27, 2004 and for the three months ended March 25, 2005 are based on the historical financial statements of ACCO World and GBC after giving effect to the merger of ACCO World and GBC. The unaudited pro forma combined condensed financial information is based on the assumptions, adjustments and eliminations described in the accompanying notes to the unaudited pro forma combined condensed financial statements.
      The unaudited pro forma combined condensed financial statements have been prepared using the purchase method of accounting, and are presented as if the merger transaction had occurred at the beginning of fiscal 2004 for purposes of the pro forma combined statements of income, and on March 25, 2005 for purposes of the pro forma combined balance sheet.
      The unaudited pro forma combined condensed financial statements present the combination of the historical financial statements of ACCO World and GBC adjusted to (1) give effect to the spin-off of ACCO World from its parent, Fortune Brands, and subsequent repayment of an aggregate of $625.0 million loan notes with respect to the pre-spin-off dividend to the company’s parent and minority stockholder, and (2) give effect to the merger of ACCO World and GBC.
      The unaudited pro forma combined condensed financial statements were prepared using (1) the audited consolidated financial statements of ACCO World for the year ended December 27, 2004, which are included herein, (2) the audited consolidated financial statements of GBC included in their annual report on Form 10-K for the year ended December 31, 2004 as filed on March 15, 2005, which are incorporated herein by reference, (3) the unaudited condensed consolidated financial statements of ACCO World for the three months ended March 25, 2005, which are included herein, and (4) the unaudited condensed consolidated financial statements of GBC included in their quarterly report on Form 10-Q for the three months ended March 31, 2005, as filed on May 10, 2005, which are incorporated herein by reference.
      Under the purchase method of accounting, the purchase price will be allocated to the underlying tangible and intangible assets and liabilities acquired based on their respective fair market values, net of tax, with any excess purchase price allocated to goodwill. The pro forma purchase price allocation was based on an estimate of the fair market values of the tangible and intangible assets and liabilities of GBC. As of the date of this filing, ACCO World has engaged independent consultants to complete the appraisals necessary to arrive at the fair market value of the assets and liabilities to be acquired from GBC and the related allocations of purchase price. However, the adjustments to estimated fair value included with this filing are based on a preliminary and limited review of the purchased assets of GBC. Following the completion of the merger, ACCO World expects to complete the appraisal of GBC assets at the level of detail necessary to finalize the required purchase price allocation. The final purchase price allocation based on these more detailed independent appraisals may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.
      ACCO World, together with the management of the newly combined company, ACCO Brands, is developing a plan to integrate the operations of GBC and ACCO World after the merger. In connection with that plan, management anticipates that certain non-recurring charges, such as operational relocation expenses, asset write-off costs and product rebranding and consulting expenses, will be incurred in connection with this integration. Management cannot identify the timing, nature and amount of such charges as of the date of this proxy statement/ prospectus-information statement. However, any such charge could affect the results of ACCO Brands in the period in which such charges are incurred. The unaudited pro forma combined condensed financial statements do not include the effects of the costs associated with any restructuring or other integration activities resulting from the merger.
      The unaudited pro forma combined condensed financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the merger. In addition, the unaudited pro forma combined condensed financial statements do not include the effects of dispositions, if any, that may be required in order to obtain regulatory approval of the merger transaction. The unaudited pro forma combined condensed financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of ACCO World Corporation that are included herein, and GBC that are incorporated by reference in this proxy statement/ prospectus-information statement.
      The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of ACCO Brands that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of ACCO Brands.

Unaudited Pro Forma Combined Condensed Balance Sheet
as of March 25, 2005
(In Millions)

			ACCO
		Effect of	World
		Dividend to	Adjusted		Pro Forma		Pro Forma
	ACCO World	Shareholders(1)	for Dividend	GBC	Adjmts		Combined

Cash and cash equivalents	$65.8		$65.8	$7.7	$(21.8	)(d)	$31.4
					(297.0	)(c)
					(625.0	)(a)
					(55.8	)(b)
					957.5	(o)
Accounts Receivable, net of allowances	266.0		266.0	147.0			413.0
Inventories, net	182.1		182.1	100.4	11.4	(g)	293.9
Prepaid expenses & other current assets	34.4		34.4	25.9	2.8	(d)	64.6
					(1.9	)(d)
					2.2	(f)
					1.2	(f)

Total Current Assets	548.3	—	548.3	281.0	(26.4)		802.9
Net property, plant and equipment	157.2		157.2	78.0	14.5	(h)	249.7
Goodwill			—	148.8	571.5	(q)	571.5
					(148.8	)(i)
Identifiable Intangibles, net of amortization	117.1		117.1	1.4	137.5	(j)	254.6
					(1.4	)(i)
Prepaid pension expense	86.8		86.8	3.5			90.3
Other non-current assets	18.1		18.1	32.5	19.0	(d)	66.3
					(3.5	)(d)
					6.1	(f)
					(5.9	)(f)

Total Assets	927.5	—	927.5	545.2	562.6		2,035.3
Accounts Payable	100.3		100.3	50.7			151.0
Customer program liabilities	71.3		71.3	29.4			100.7
Salaries, wages & other compensation	15.0		15.0	14.4			29.4
Deferred Revenue				12.5			12.5
Other current liabilities	47.5		47.5	37.3	4.2	(k)	100.0
					(6.0	)(c)
					17.0	(m)
Notes Payable to Banks	0.3		0.3	6.4			6.7
Current Maturities of Long-Term Debt			—	25.1	(30.2	)(c)	18.0
					5.1	(c)
					18.0	(o)
Dividend Payable to Shareholders		$625.0	625.0		(625.0	)(a)

Total Current Liabilities	234.4	625.0	859.4	175.8	(616.9)		418.3
Long-term Debt			—	260.8	(260.8	)(c)	939.5
					939.5	(o)
Accrued pension and post-retirement benefits	26.4		26.4	18.2	8.5	(n)	56.5
					3.4	(n)
Other non-current liabilities	10.2		10.2	15.4	63.1	(l)	88.7
Stockholder’s Equity:
Common Stock	0.1		0.1	2.3			2.4
Additional Paid-in-Capital	1,589.6	(625.0)	964.6	7.5	496.6	(p)	1,472.2
					65.2	(e)
					(55.8	)(b)
					(5.9	)(f)
Retained Earnings (Deficit)	(951.4)		(951.4)	74.7	(74.7	)(e)	(951.4)
Unearned Compensation			—		(9.1	)(r)	(9.1)
Accumulated other comprehensive income	18.2		18.2	(9.5)	9.5	(e)	18.2

Total Liabilities & Stockholder’s Equity	927.5	—	927.5	545.2	562.6		2,035.3

(1)	Gives effect to the dividend payable to ACCO’s parent and minority interest investor of $613.3 and $11.7, respectively, which will be declared and paid immediately prior to the spin-off of ACCO World.
The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

(a)	Reflects payment following the merger of ACCO World and GBC, of the aggregate $625.0 loan notes with respect to the dividend to ACCO World’s stockholders, the funds for which are expected to be obtained from the issuance of notes and borrowings under ACCO Brands new credit facilities.

(b)	Represents the return of cash owned by Fortune Brands of $55.8 in order to leave ACCO World with $10.0 of net cash prior to financing arrangements pursuant to the distribution agreement.

(c)	Represents payoff of GBC debt of: $260.8 long-term portion, $25.1 current portion, $6.0 of accrued interest and recognition of $5.1 adjustment to fair value of the debt which equates to the pre-payment penalty for early extinguishment of the debt.

(d)	Reflects an adjustment to capitalize estimated debt issuance costs of $21.8 associated with the issuance of notes and borrowings under ACCO Brands new credit facilities, and the elimination of GBC’s existing capitalized debt issuance costs of $5.4 as a result of management’s plan to repay the related debt in connection with the completion of the merger.

(e)	Reflects elimination and reclassification of GBC’s historical retained earnings and other comprehensive income to additional paid in capital.

(f)	Represents the following adjustments to deferred tax assets: recognition of a $2.2 current deferred tax asset related to the elimination of existing GBC prepaid debt issuance costs, recognition of a $1.2 deferred tax asset related to severance payable to the GBC CEO, and elimination of the existing GBC non-current deferred tax liability (netted in assets) of $6.1 related to intangible asset amortization. These were partly offset by a $5.9 elimination of GBC deferred tax assets which will no longer be realized due to GBC’s deconsolidation from their majority shareholder, Lane Industries (the offset will be a reduction of paid in capital).

(g)	Reflects an adjustment to record the estimated fair market value of work-in-process and finished goods inventory, less the estimated additional costs required to complete work-in-process inventory and to sell or dispose of all inventories acquired at the date of merger. The asset is expected to be amortized over one average inventory turn (approximately three months).

(h)	Reflects an adjustment to record property, plant and equipment at their estimated fair values. This asset is expected to be amortized over a 10-year weighted average useful life.

(i)	Represents the elimination of GBC’s existing goodwill and purchased identifiable intangibles (already incorporated into the fair value assigned in note “j” below).

(j)	Reflects an adjustment to record purchased identifiable intangibles at their estimated fair values (e.g. trademarks, developed technology and customer relationships). The developed technology and customer relationship assets are expected to be amortized over a 15 year average useful life.

(k)	Represents the liability to be recognized at date of merger for severance to be paid to the GBC CEO shortly after the merger/close date.

(l)	Reflects the deferred tax liability adjustment of $63.1 resulting from the recognition of asset revaluations (inventory and property, plant & equipment) and purchased identifiable intangibles.

(m)	Represents estimated accrued transaction costs of $17.0 (including legal, audit, consulting and other service costs) expected to be incurred and capitalized as a result of the merger.

(n)	Represents the $8.5 elimination of unrecognized actuarial losses and prior service costs in order to recognize the pension and post-retirement liabilities at fair value (as of December 31, 2004 valuation), and a $3.4 liability related to pension benefits which will vest upon the termination of the GBC CEO.

(o)	Represents the issuance of notes and estimated borrowing under ACCO Brands’ new credit facilities totaling $957.5, of which $18.0 of credit facility borrowings is scheduled to be repaid within the first 12 months after the completion of the merger and is reflected as the current portion of long term debt in the pro forma balance sheet. The following table describes the estimated notes outstanding and borrowings under new credit facilities of the combined company immediately following the merger on a pro forma basis as of March 2005.

		Pro forma
		amount
		outstanding as
		of March 2005
(In millions)
Bank debt:
Revolving Credit Facility up to	$150.0	$7.5
Term Loan A — 5 Years	200.0	200.0
Term Loan B — 7 Years	400.0	400.0

Total bank debt	750.0	607.5
Notes:
Dollars Notes — 10 yr fixed	200.0	200.0
Euro Notes — 10 yr fixed	150.0	150.0

Total Notes	350.0	350.0

Total	$1,100.0	$957.5

(p)	The calculation of consideration given for the GBC business is described in the following table.

Because there is no readily available market value for the ACCO World business due to its status as a subsidiary of Fortune Brands, the value of ACCO World has been derived from detailed reviews and appraisals performed by third parties.

(dollars in
millions)
Calculated consideration for the GBC business:
ACCO World valuation(1)	$1,000.0
Less: ACCO World dividend to stockholders	625.0

ACCO World value adjusted for dividend	375.0
Divided by: ownership % of the combined company(2)	66.0%

Estimated Market value of the combined company	568.2
Less: ACCO World value adjusted for dividend	375.0

Implied debt-free GBC value	193.2
GBC assumed debt (per March 31, 2005 balance sheet):
Short-term debt and accrued interest and notes payable	37.5
Long-term debt	260.8
Adjustment to fair value(3)	5.1

Consideration for the GBC business, before costs to acquire	$496.6
Estimated transaction costs(4)	17.0

Total Consideration for the GBC business	$513.6

(1)	Derived from independent appraisals and recent market value assessments.

(2)	Represents Fortune Brands stockholders’ and ACCO World’s minority stockholder’s negotiated ownership percentage in ACCO Brands.

(3)	Equates to penalty related to early extinguishment of the GBC debt.

(4)	Represents legal, M&A advisory and other capitalizable transaction service fees.

(q)	The calculation of estimated goodwill is equal to the consideration given in determining the purchase price, offset by the estimated fair value of net assets acquired, net of related taxes, as described in the following table.

	(In millions)

Calculation of Goodwill:
Consideration given for the GBC business (see note “p”)	$513.6
Plus fair value of liabilities assumed:
Accounts payable and accrued liabilities	107.0
Debt	303.4
Other liabilities	159.1
Fair value of stock options outstanding	60.0	(1)

Total Consideration, plus liabilities and stock options	1,143.1
Less allocation to assets acquired:
Accounts receivable	147.0
Inventory	111.8
Fixed assets	92.5
Identifiable intangible assets	137.5
Other assets	73.7
Unearned compensation	9.1

	571.6

Calculated Goodwill	$571.5

(1)	The calculation of consideration given for the GBC business includes an assignment of estimated fair value of GBC stock options outstanding of $60.0, which is required as a result of the excess of fair value price per share over average exercisable price per share.

(r)	Included in the recognition of fair value for GBC stock options outstanding, is $9.1 which represents the fair value of unearned compensation for stock options which will not vest immediately upon change of control (at the merger date), and which will be amortized based on the remaining vesting period.

Unaudited Combined Condensed Pro Forma Income Statement
Fiscal Year Ended December 2004
(In millions, except per share data)

			Pro Forma		Pro Forma
		GBC	Adjmts		Combined
	ACCO World	Fiscal	Fiscal		Fiscal
	Fiscal Year	Year	Year		Year

Net Sales	$1,175.7	$712.3			$1,888.0
Costs and Expenses:
Cost of products sold	714.3	434.9	$0.7	(s)	1,149.9
Selling, general and administrative	347.8	225.9	2.8	(t)	577.0
			0.5	(s)
Amortization of Identifiable Intangibles	1.3	0.8	3.2	(u)	5.3
Restructuring Charges	19.4	0.9			20.3
Interest Expense, net	8.5	25.9	(34.4	)(v)	65.5
			3.0	(w)
			62.5	(x)
Earnings from joint ventures	(0.6)	(0.4)			(1.0)
Other (income)/expense, net	(4.6)	0.4			(4.2)

Income/(Loss) before income tax expense	89.6	23.9	(38.3)		75.2
Income Tax expense/(benefit)	21.1	9.1	(14.2	)(y)	16.0

Net Income/(Loss)	$68.5	$14.8	$(24.1)		$59.2
Pro Forma Net Income/(Loss) per share from continuing operations:
Basic Shares Outstanding	31.5	16.2			47.7
Diluted Shares Outstanding	31.9	16.8	0.5	(z)	49.2
Basic Net Income per share from continuing operations					$1.24

Diluted Net Income per share from continuing operations					$1.20

Note — Certain reclassifications have been made to the presentation of the GBC income statement in order to conform to the presentation of the ACCO World and pro forma combined condensed company income statements.
The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

Unaudited Combined Condensed Pro Forma Income Statement
Three Months Ended March 2005
(In millions, except per share data)

			Pro Forma		Pro Forma
	ACCO World	GBC	Adjmts		Combined
	Three Month	Three Month	Three Month		Three Month
	Interim	Interim	Interim		Interim

Net Sales	$275.2	$180.2			$455.4
Costs and Expenses:
Cost of products sold	168.5	112.1	$0.2	(s)	280.8
Selling, general and administrative	82.5	63.0	0.7	(t)	146.3
			0.1	(s)
Amortization of Identifiable Intangibles	0.6	0.1	0.8	(u)	1.5
Restructuring Charges		1.1			1.1
Interest Expense, net	2.1	6.7	(8.8	)(v)	16.4
			0.8	(w)
			15.6	(x)
Earnings from joint ventures		(0.6)			(0.6)
Other (income)/expense, net	1.2	1.0			2.2

Income/(Loss) before income tax expense	20.3	(3.2)	(9.4)		7.7
Income Tax expense/(benefit)	9.8	0.2	(3.5	)(y)	6.5

Net Income/(Loss)	$10.5	$(3.4)	$(5.9)		$1.2
Pro Forma Net Income/(Loss) per common share:
Basic Shares Outstanding	31.5	16.3			47.8
Diluted Shares Outstanding	32.0	16.3	1.3	(z)	49.5
Basic Net Income per share from continuing operations					$0.03

Diluted Net Income per share from continuing operations					$0.02

Note — Certain reclassifications have been made to the presentation of the GBC income statement in order to conform to the presentation of the ACCO World and pro forma combined condensed company income statements.
The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

(s)	Represents the incremental depreciation expense recorded to reflect the fixed asset step-up to fair value (ten-year weighted average useful life). Assumes a depreciation allocation of 58% to cost of goods sold and 42% to selling, general and administrative expense based on the plans of GBC.

(t)	Represents amortization of unearned compensation related to stock options and restricted stock units (RSU’s) which will not vest upon change of control (at the merger close date). The portion related to stock options of $6.8 is expected to be amortized over the remaining vesting period of four years. The portion related to RSU’s of $2.3 is expected to be amortized over the remaining vesting period of two years.

(u)	Represents the amortization of fair value assigned to developed technology and customer relationships. Assumes a 15-year useful life based on the estimated period of asset retention and related cash flows.

(v)	Reflects reversal of interest expense and debt issuance amortization related to pre-existing debt for each of ACCO World and GBC.

(w)	Reflects annual amortization of capitalizable debt issuance costs of $3.0 related to the new debt of the combined company, as described in the following table.

Estimated debt issuance costs are amortized over the life of the related debt. Estimated debt issuance costs, amortization period and cost per year are as follows:

		Amortization
	Issuance
	Fee	# Years		Per Year

Revolving Credit Facility	—	—		—
Term Loan A Facility — 5 Years	—	—		—
Term Loan B Facility — 7 Years	—	—		—

Combined Fees(1)	$11.4	5.6	(2)	$2.0
Dollar Notes — 10 yr fixed	5.9	10.00		0.5
Euro Notes — 10 yr fixed	4.5	10.00		0.5

Total	$21.8			$3.0

(1)	Fees related to the above facilities are not currently separable.

(2)	Weighted average number of years based on the weighted average life of the Term Loan A Facility, the Term Loan B Facility and the Revolving Credit Facility.

(x)	Represents estimated annual interest expense recognized on the initial debt structure of the combined company, as calculated in the following table.

Interest expense is based on the following estimated debt financing arrangements contemplated in connection with the spin-off of ACCO World and merger of ACCO World and GBC.

			Interest
	Debt Facility		Expense

Bank Debt:
Revolving Credit Facility — used(1)	$7.5
Revolving Credit Facility — unused(1)	142.5
Term Loan A — 5 Years(2)	200.0
Term Loan B — 7 Years(2)	400.0

Total bank debt (used)	607.5
Notes:
Dollar Notes — 10 yr fixed	200.0
Euro Notes — 10 yr fixed	150.0

Total Notes	350.0

Total	$957.5	6.53%(3)	$62.5

Estimated LIBOR = 3.27%

(1)	Floating interest rate based on LIBOR plus applicable margin; a 0.5% interest rate is applied to any unused facility.

(2)	Floating interest rate based on LIBOR plus applicable margin.

(3)	Estimated weighted average interest rate on use of the facilities as described above.

A change in interest rate of one-eighth of one percent would change interest expense as follows:

Revolving Credit Facility — used	$0.0
Revolving Credit Facility — unused	0.0
Term Loan A — 5 Years	0.3
Term Loan B — 7 Years	0.5
Dollar Notes — 10 yr fixed	0.3
Euro Notes — 10 yr fixed	0.1

Total	$1.2

(y)	Assumes estimated average effective income tax rate of 37% on the sum of pre-tax adjustments of the combined company.

(z)	Incremental dilution resulting from GBC stock options. Because the purchase price at fair value exceeds the average GBC exercisable stock price at the end of the period, additional GBC options are considered dilutive (also, for the three months ended March 31, 2005, GBC recorded a net loss and as a result options are excluded from the calculation of diluted shares outstanding for the GBC business only).

MANAGEMENT OF ACCO BRANDS CORPORATION
Board of Directors
      The merger agreement provides that, as of the completion of the merger, the board of directors of ACCO Brands will consist of nine individuals, with six persons to be named by the board of directors of Fortune Brands (one of whom will be Mr. David D. Campbell) and three persons to be named by the board of directors of GBC. Additionally, the merger agreement provides that, as of the completion of the merger, Mr. Campbell will serve as chairman of the board and an individual selected by GBC and Fortune Brands prior to the completion of the merger will serve as independent lead director of the board. It is expected that at the completion of the merger, the board of directors of ACCO Brands will appoint Mr. Pierre E. Leroy independent lead director of the ACCO Brands board.
      Immediately following the merger, 34% of ACCO Brands, on a fully diluted basis, will be owned by GBC stockholders. Because GBC stockholders in the aggregate will become minority stockholders in ACCO Brands, without additional votes of other ACCO Brands stockholders, former GBC stockholders in the aggregate generally will not have the ability to approve or block approval of proposals to be voted upon by ACCO Brands stockholders, including as they relate to the election of directors.
      We have listed below biographical information for each person who is currently expected to be a member of the board of directors of ACCO Brands as of the completion of the merger.

Fortune Brands Designees to the Board of Directors
      David D. Campbell, age 55, is Chairman, President and Chief Executive Officer of ACCO World Corporation and has held that position since January 2000 (Chairman since July 2004). Mr. Campbell joined Fortune Brands in 1989 and has been President, ACCO Canada and Senior Vice-President, ACCO USA.
      Dr. Patricia O. Ewers, age 69, has been retired since July 2000 and was President of Pace University prior thereto. Dr. Ewers is also a Director of Fortune Brands.
      Robert J. Keller, age 51, is President and Chief Executive Officer of APAC Customer Services, Inc. and has held that position since March 2004. From February 1998 through September 2003, Mr. Keller served in various capacities at Office Depot, Inc., most recently as President, Business Services Group. Mr. Keller is also a Director of APAC Customer Services, Inc.
      Pierre E. Leroy, age 56, has been retired since February 2005. Previously, Mr. Leroy was President, Worldwide Construction & Forestry Division and Worldwide Parts Division of Deere & Company and held that position until the time of his retirement. He was President, Worldwide Construction and Forestry Division of John Deere Power Systems from 2000 to 2003, and President, Worldwide Construction Equipment Division of Deere & Company prior thereto. Mr. Leroy is also a Director of Fortune Brands.
      Gordon R. Lohman, age 70, has been retired since 1999. Previously, Mr. Lohman was the Chairman and Chief Executive Officer of Amsted Industries Incorporated. Mr. Lohman is also a director of Ameren Corporation and Fortune Brands.
      Norman H. Wesley, age 55, is the Chairman and Chief Executive Officer of Fortune Brands and has held that position since December 1999. Mr. Wesley was President and Chief Operating Officer of Fortune Brands prior thereto. Mr. Wesley is also a director of R.R. Donnelly & Sons Company, Pactiv Corporation and Fortune Brands.

GBC Designees to the Board of Directors
      George V. Bayly, age 62, is a private investor. Mr. Bayly served as interim Chief Executive Officer of U.S. Can Corporation from April 2004 to January 2005. Until June 2002, he had been the Chairman, President and CEO of Ivex Packaging Corporation, a specialty packaging company engaged in the manufacturing and marketing of a broad range of plastic and paper packaging products. He had held that position for more than five years. Mr. Bayly has been a director of GBC since 1998. Mr. Bayly is also a director of Packaging Dynamics Corporation, U.S. Can Corporation, Huhtamaki Oyj and TreeHouse Foods, Inc.
      G. Thomas Hargrove, age 66, is a private investor. From 1999 until 2001 he had been the non-executive Chairman of AGA Creative, a catalog creative agency. He had previously been the Chairman, since 1987, of the At-A-Glance Group, a leading manufacturer of calendars, diaries and other time management products. Mr. Hargrove has been a director of GBC since 2001.
      Forrest M. Schneider, age 58, is the President and Chief Executive Officer of Lane Industries, Inc. and has held that position since June 2000. Prior to that appointment, he had been the Senior Vice President and Chief Financial Officer for Lane Industries, Inc. Mr. Schneider has been a director of GBC since 2000. Mr. Schneider is also a director of Harris Preferred Capital Corporation, a real estate investment company and indirect subsidiary of the Harris Trust and Savings Bank.

Classified Board
      After the merger, ACCO Brands’ restated certificate of incorporation will provide that the ACCO Brands’ board of directors will be divided into three classes, each class to consist of a number as close as possible to one-third of the directors. The term of the successors of each such class of directors expires at the annual stockholders meeting in the third year following the year of election.
      It is expected that at the completion time of the merger, the board of directors of ACCO Brands will take action such that the members of Class I, whose terms expire at the 2006 annual meeting of stockholders, will be David Campbell, Pierre Leroy and G. Thomas Hargrove; the members of Class II, whose terms expire at the 2007 annual meeting of stockholders, will be Gordon Lohman, Patricia Ewers and George Bayly; and the members of Class III, whose terms expire at the 2008 annual meeting of stockholders, will be Norman Wesley, Robert Keller and Forrest Schneider.

Committees of the Board of Directors
      The board of directors of ACCO Brands will initially have the following four committees. Upon completion of the merger, the board of directors of ACCO Brands will approve written charters for each committee and make determinations with respect to each committee member’s independence in accordance with New York Stock Exchange listing standards.
      Audit Committee. It is expected that the board of directors will select Messrs. Bayly, Hargrove, Keller and Leroy as the initial members of its Audit Committee. Upon completion of the merger, the board will also make determinations regarding each director’s financial literacy and financial expertise in accordance with the New York Stock Exchange listing standards. The committee will assist the board of directors in fulfilling its oversight responsibility with respect to ACCO Brands’ accounting and financial reporting practices and the audit process, the quality and integrity of ACCO Brands’ financial statements, the independent auditors’ qualifications, independence and performance, the performance of ACCO Brands’ internal audit function and internal auditors and certain areas of legal and regulatory compliance.
      Compensation Committee. It is expected that the board of directors will select Dr. Ewers and Messrs. Bayly, Leroy and Lohman as the initial members of its Compensation Committee. This committee will assist the board of directors in carrying out the responsibilities of the board of directors relating to the compensation of ACCO Brands’ executive officers as will be set forth in the committee’s charter in accordance with New York Stock Exchange listing standards.
      Corporate Governance & Nominating Committee. It is expected that the board of directors will select Dr. Ewers and Messrs. Hargrove, Keller and Lohman as the initial members of its Corporate Governance & Nominating Committee. The principal functions of the Corporate Governance & Nominating Committee will be to assist the board of directors in identifying individuals qualified to become board members and recommend to the board the nominees for election as directors at the next annual meeting of stockholders, to recommend to the board the persons to be elected as executive officers of ACCO Brands, to develop and recommend to the board the corporate governance guidelines applicable to ACCO Brands, and to serve in an advisory capacity to the board and the chairman of the board with regard to matters of organization, management succession plans, major changes in the organizational structure of ACCO Brands, and the conduct of board activities. Upon completion of the merger, the board of directors will make determinations regarding the committee’s responsibilities to be laid out in its written charter, including, among other things, the criteria by which prospective board members should be evaluated for nomination or recommendation for nomination for election to the board of directors.
      Executive Committee. It is expected that the board of directors will select Messrs. Campbell, Schneider and Wesley as the initial members of its Executive Committee. The principal functions of the executive committee will be to act, when necessary, in place of the board of directors in intervals in between board meetings when a telephonic meeting of the board of directors is impractical. The committee will have authority as determined by the board of directors by the approval of the committee’s written charter upon completion of the merger.
Management
      The merger agreement provides that, as of the completion of the merger, Mr. Campbell, current President and Chief Executive Officer of ACCO World, will be Chief Executive Officer of ACCO Brands and the other initial officers of ACCO Brands will consist of individuals selected by Mr. Campbell from the management of GBC and ACCO World. Mr. Neal V. Fenwick, current Executive Vice President of Finance and Administration and chief financial officer of ACCO World, has already been named as Chief Financial Officer of ACCO Brands by Mr. Campbell.
      We have set forth below certain information about persons expected to be executive officers of ACCO Brands as of the completion of the merger.
      David D. Campbell, Chairman of the Board and Chief Executive Officer. A brief description of Mr. Campbell’s business experience during the past five years is included in “— Fortune Brands Designees to the Board of Directors” on page 128.
      Neal V. Fenwick, Executive Vice President and Chief Financial Officer, age 44, has served as Executive Vice President of Finance and Administration and chief financial officer for ACCO World since November 1999.
      Dennis Chandler, Chief Operating Officer, Office Products Division, age 50, has served as Chief Operating Officer for ACCO World since April 2005; President of ACCO U.S. from April 2003 to March 2005; and President of the Wilson Jones business unit of ACCO World from April 2000 to March 2003.
      Boris Elisman, President, Kensington Computer Accessories, age 44, has served as President, Kensington Computer Accessories for ACCO World since November 2004. Mr. Elisman was Vice President of Marketing and Sales, Supplies Business Unit, Imaging and Print Group of Hewlett-Packard Corporation from 2003 to November 2004, Vice President and General Manager, Emerging Businesses Organization of Hewlett-Packard Corporation from 2001 to 2003, and Group Marketing Manager, Embedded and Personal Systems Organization of Hewlett-Packard Corporation prior thereto.
      John Turner, President, Industrial and Print Finishing Group, age 56, has served as Group President, Industrial and Print Finishing Group for GBC since January 2000.
      Steven Rubin, Vice President, General Counsel and Secretary, age 58, has served as Vice President, Secretary and General Counsel for GBC since 1986.

RELATED PARTY TRANSACTIONS
      ACCO World is currently a majority-owned subsidiary of, and is controlled by, Fortune Brands and will continue to be a majority-owned subsidiary of Fortune Brands until the spin-off. ACCO World and Fortune Brands have a history of arrangements arising out of their status as parent and majority-owned subsidiary, including those entered into in connection with the spin-off and the merger which are described in this proxy statement/prospectus-information statement.
      ACCO Brands will address any conflicts of interest and future transactions it may have with its affiliates or other interested parties in accordance with applicable law. Delaware law provides that any transaction between a company and any director or officer or other entity in which any of the company’s directors or officers are also directors or officers, or have a financial interest, will not be void or voidable solely due to the fact of the interest or affiliation, or solely because the director or officer is present at or participates in the meetings of the board or committee that authorizes the contract or transaction or solely because the votes of interested directors are counted in approving the contract or transaction, so long as (1) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (2) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.

COMPENSATION OF EXECUTIVE OFFICERS OF ACCO BRANDS CORPORATION
      The following tables disclose compensation received by the individuals who will be the chief executive officer and the next four most highly compensated executive officers of ACCO Brands based on compensation received from Fortune Brands, ACCO World or GBC, as applicable, for the fiscal years indicated. These officers are referred to as named executive officers in other parts of this proxy statement/ prospectus-information statement. References in this section to ACCO World’s 2002, 2003 and 2004 fiscal years refer to the fiscal years which ended on December 27, 2002, 2003 and 2004, respectively, and references to GBC’s 2002, 2003 and 2004 fiscal years refer to the fiscal years which ended on December 31, 2002, 2003 and 2004, respectively.
Summary Compensation Table

ACCO World
      The following table discloses compensation received from Fortune Brands or ACCO World, as applicable, by the named executive officers who are currently employees of Fortune Brands or ACCO World.

		Annual Compensation			Long-Term Compensation

					Awards	Payouts

				Other	Securities
				Annual	Underlying	LTIP	All Other
Name and				Compensa-	Options/	Payout	Compensa-
Principal Position(1)	Year	Salary($)	Bonus($)(2)	tion ($)(3)	SARs(#)(4)	($)(5)	tion ($)(6)

David Campbell	2004	525,000	1,273,116	30,780	75,000	3,885,480	103,854
Chairman of the Board,	2003	500,000	1,183,100	25,841	75,000	581,429	92,473
President and Chief Executive	2002	475,000	1,369,640	15,952	66,700	241,656	87,546
Officer
Neal V. Fenwick	2004	286,886	434,568	—	18,000	1,500,000	3,446
Executive Vice President	2003	261,417	406,411	—	15,000	—	3,416
and Chief Financial	2002	248,509	507,916	—	15,350	—	3,128
Officer
Dennis Chandler	2004	293,700	437,586	—	18,000	1,500,000	14,334
Chief Operating Officer, Office Products Division	2003	260,550	348,239	—	15,000	—	13,580
	2002	236,736	380,243	—	12,700	—	12,456

(1)	The listed principal position of each named executive officer is the principal position each named executive officer is expected to hold with ACCO Brands. Mr. Campbell is currently the Chairman, President and Chief Executive Officer of ACCO World. Mr. Fenwick is currently Executive Vice President of Finance and Administration and chief financial officer of ACCO World. Mr. Chandler is currently Chief Operating Officer of ACCO World. During 2004, 2003 and 2002 Mr. Campbell was employed by and received his compensation from Fortune Brands.

(2)	The annual bonus amounts are earned and accrued during the fiscal year indicated, and paid subsequent to the end of such year.

Messrs. Campbell, Fenwick and Chandler received payments under two incentive plans, a traditional annual incentive plan and three one-year transitional incentive plans. Payments under the traditional annual incentive plan for 2004, 2003 and 2002 were: $558,400, $475,750 and $331,265 for Mr. Campbell; $228,018, $194,236 and $196,404 for Mr. Fenwick; and $208,086, $136,064 and $137,956 for Mr. Chandler. Payments under the one-year transitional incentive plans for 2004, 2003 and 2002 were: $688,875, $707,250 and $1,038,375 for Mr. Campbell; $206,550, $212,175 and $311,512 for Mr. Fenwick; and $229,500, $212,175 and $242,288 for Mr. Chandler.

(3)	“Other Annual Compensation” for Mr. Campbell represents dividends paid on performance awards under Fortune Brands’ Long-Term Incentive Plans.

(4)	Stock options granted to Messrs. Campbell, Fenwick and Chandler are for the purchase of Fortune Brands common stock. All unvested options will convert from options to purchase Fortune Brands common stock to options to purchase ACCO Brands common stock based on a conversion factor determined by the price of Fortune Brands common stock before the spin-off and the price of ACCO Brands common stock after the merger.

(5)	The amounts listed in the “LTIP Payout” column for Messrs. Campbell, Fenwick and Chandler are the value of performance awards for the performance period that ended in the year reported and paid subsequent to the end of such year. Amounts listed represent a one-time, non-recurring incentive payment of $3,150,000 for Mr. Campbell, and $1,500,000 for each of Messrs. Fenwick and Chandler related to a three-year incentive plan aligned to certain business repositioning and restructuring goals established by Fortune Brands.

Additionally, Mr. Campbell received performance shares under the Fortune Brands Performance Share Plan with a value of $735,480 in 2004, $581,429 in 2003, and $241,656 in 2002.

(6)	The amount listed in the “All Other Compensation” column includes: (a) ACCO World contributions to the tax qualified defined contribution plans, (b) profit-sharing amounts under the Fortune Brands Supplemental Plan, and (c) the value of premiums paid by ACCO World under executive long term disability and life insurance programs. As described below:

(a)	Defined Contribution Plan and Supplemental Plan Contributions. Amounts are contributions made to individual defined contribution plan accounts pursuant to ACCO World’s matching contribution policy in 2004, 2003 and 2002: $21,963, $21,980 and $24,044 for Mr. Campbell in the Fortune Brands Plans; and $9,225, $9,022 and $8,581 for Mr. Chandler in the ACCO World Plan.

(b)	Additional Life Insurance and Long Term Disability Programs. Certain executive officers receive life insurance and long term disability programs in addition to those offered to the general employee population. The amounts include the dollar value of life insurance premiums paid by ACCO World in 2004, 2003 and 2002. These amounts are: $8,941, $8,378 and $7,423 for Mr. Campbell; $2,046, $2,016 and $2,016 for Mr. Fenwick; and $3,709, $3,158 and $2,730 for Mr. Chandler. In addition, the following amounts relate to company payment of supplemental long-term disability insurance premiums in 2004, 2003 and 2002: $1,333, $1,400 and $1,169 for Mr. Campbell; $1,400, $1,400 and $1,112 for Mr. Fenwick; and $1,400, $1,400 and $1,145 for Mr. Chandler.

GBC
      The following table discloses compensation received from GBC by the named executive officers who are currently employees of GBC.

					Long-Term
		Annual Compensation			Compensation

					Awards	Payouts

				Other	Securities
				Annual	Underlying	LTIP		All Other
Name and				Compensa-	Options/	Payout		Compensa-
Principal Position(1)	Year	Salary($)	Bonus($)(2)	tion ($)(3)	SARs(#)	($)		tion ($)(7)

John Turner	2004	304,881	106,708	—	20,000	42,987	(4)	14,318
President, Industrial and	2003	293,155	20,521	—	20,000	21,599	(5)	16,820
Print Finishing Group	2002	292,378	80,618	1,983	30,000	82,504	(6)	15,558
Steven Rubin	2004	218,395	33,748	—	7,500	12,681	(4)	11,274
Vice President,	2003	214,274	32,141	—	7,500	25,780	(5)	11,700
General Counsel and	2002	207,384	72,853	782	9,000	24,958	(6)	10,608
Secretary

(1)	The listed principal position of each named executive officer is the principal position each named executive officer is expected to hold with ACCO Brands. Mr. Turner is currently Group President,

Industrial and Print Finishing Group of GBC. Mr. Rubin is currently Vice President, Secretary and General Counsel of GBC.

(2)	Annual bonus amounts are earned and accrued during the fiscal years indicated, and paid subsequent to the end of such year.

(3)	The above named individuals receive certain non-cash personal benefits, the aggregate cost of which to GBC are below applicable reporting thresholds. The amounts included in this column represent the amounts included in income to the named individuals for such personal benefits.

(4)	Represents the value of restricted stock units awarded to the named individuals on February 26, 2004 as of that date which were earned for the year 2004 pursuant to performance criteria established by the Executive Compensation and Development Committee of the Board of Directors of GBC. In general, the performance based restricted stock units which have been earned will vest in full on February 26, 2007, provided the named individual remains continuously employed by GBC or its subsidiaries until such date. No dividends will be paid on restricted stock units. The target performance restricted stock unit awards for 2004 for the named individuals were 4,267 units for Mr. Turner and 1,600 units for Mr. Rubin. The total number of restricted stock units actually earned for the year 2004 by the named individuals and their aggregate market value at December 31, 2004 was: Mr. Turner, 2,588 units valued at $33,799; and Mr. Rubin, 971 units valued at $12,681. The aggregate market value is based on the fair market value of GBC common stock as of December 31, 2004 of $13.06. Completion of the merger would result in the accelerated vesting of those restricted stock units which have been earned as of the effective date of the merger plus a pro rata portion of the remaining target restricted stock units, with each being converted into one share of unrestricted stock of ACCO Brands. The vesting date for the non-accelerated portion of these restricted stock units is February 26, 2007 (with the holder needing be employed by GBC or an affiliate thereof through February 27, 2007).

(5)	Represents the value of restricted stock units awarded to the named individuals on February 27, 2003 as of that date which were earned for the years 2003 and 2004 pursuant to performance criteria established by the Executive Compensation and Development Committee of the Board of Directors of GBC. In general, the performance based restricted stock units which have been earned will vest in full on February 27, 2006, provided the named individual remains continuously employed by GBC or its subsidiaries until such date. No dividends will be paid on restricted stock units. The target performance restricted stock unit awards for the years 2003 and 2004 for the named individuals were 9,248 units for Mr. Turner and 3,468 units for Mr. Rubin. The total number of restricted stock units actually earned for the years 2003 and 2004 by the named individuals and their aggregate market value at December 31, 2004 was: Mr. Turner, 5,265 units valued at $68,761; and Mr. Rubin, 1,974 units valued at $25,780. The aggregate market value is based on the fair market value of GBC common stock as of December 31, 2004 of $13.06. Completion of the merger would result in the accelerated vesting of those restricted stock units which have been earned in addition to the remaining target award for the year 2005 with each being converted into one share of unrestricted stock of ACCO Brands.

(6)	Represents the value of restricted stock units awarded to the named individuals on February 15, 2002 as of that date. These restricted stock units vested on February 15, 2005. At that time, all restrictions on those units lapsed and an equivalent number of shares of the GBC common stock was distributed to the named individuals. The total number of the restricted stock units awarded in 2002 and their aggregate market value at December 31, 2004 was: Mr. Turner, 6,371 units valued at $83,205; and Mr. Rubin, 1,911 units valued at $24,958. The aggregate market value is based on the fair market value of the GBC common stock as of December 31, 2004 of $13.06.

(7)	These amounts represent contributions by GBC to GBC’s 401(k) Savings and Retirement Plan on behalf of the named individuals and to their respective accounts established pursuant to GBC’s non-tax qualified Supplemental Deferred Compensation Plan.

Option/ SAR Grants in Last Fiscal Year

ACCO World
      The following table provides information about options to acquire shares of Fortune Brands common stock granted by Fortune Brands in 2004 to named executive officers who are currently employees of Fortune Brands or ACCO World.

		Percent of Total
	Number of	Options/SARs
	Securities	Granted to
	Underlying	ACCO World			Grant Date
	Options/SARs	Employees in	Exercise or Base	Expiration	Present
Name	Granted (#)(1)	Fiscal year(2)	Price ($/SH)	Date	Value ($)(3)

David Campbell	75,000	19.0	72.75	10/28/14	16.44
Neal V. Fenwick	18,000	4.6	72.75	10/28/14	16.44
Dennis Chandler	18,000	4.6	72.75	10/28/14	16.44

(1)	All options are for shares of common stock of Fortune Brands. No stock appreciation rights (“SARs”) were granted during 2004. Options are generally not exercisable for one year after the date of grant. The options granted during 2004 become exercisable in three equal annual installments beginning one year after the date of grant.

(2)	The percentage reported for Messrs. Campbell, Fenwick and Chandler represents the percentage of Fortune Brands stock options granted in 2004 to ACCO World employees, not to employees of Fortune Brands as a whole.

(3)	“Grant Date Present Value” for Messrs. Campbell, Fenwick and Chandler were determined using the Black-Scholes option pricing model based on the following assumptions:

(a)	an expected option term of four and a half years which is less than the actual ten-year term of the options, reflecting the historical data regarding the average length of time an optionee holds the option before exercising;

(b)	a risk-free weighted-average rate of return of 3.2%, the rate of a five-year U.S. Treasury Zero Coupon Bond corresponding to the expected option term;

(c)	stock price volatility of 26.7% based on daily closing stock market quotations for the period March 2000 to September 2004; and

(d)	a yield of 1.8% based on the annual dividend rate of $1.32 per share at the date of grant.

The Grant Date Present Values in the table are only theoretical values and may not accurately determine present value. The actual value, if any, to be realized by an optionee will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised.

GBC
      The following table provides information about stock options granted by GBC in 2004 to named executive officers who are currently employees of GBC.

	Number of	Percent of Total
	Securities	Options/SARs
	Underlying	Granted to GBC			Grant Date
	Options/SARs	Employees in	Exercise or Base	Expiration	Present
Name	Granted (#)(1)	Fiscal Year	Price ($/SH)	Date	Value ($)(2)

John Turner	20,000	4.2	16.61	2/25/14	12.02
Steven Rubin	7,500	1.6	16.61	2/25/14	12.02

(1)	All options granted to the named individuals were granted under GBC’s 2001 Stock Incentive Plan for Employees. Twenty-five percent (25%) of each option first becomes exercisable one (1) year after the respective grant date and an additional 25% vests on each successive anniversary of the grant date. All of these options were granted at the fair market value of GBC’s common stock on the grant date in the NASDAQ stock market. No SARs were granted in connection with these option grants. Completion of the merger would result in accelerated vesting of these options.

(2)	Based on the Black-Scholes stock option pricing model. Option term was assumed to be ten years and various assumptions were made for volatility (59.2%) and risk free interest rates (4.41%). The actual value, if any, a named individual may realize will depend on the market value of the underlying shares at the time the option is exercised, so there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. GBC’s use of this model should not be construed as an endorsement of its accuracy at valuing stock options.

Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Values

ACCO World
      The following table provides information about option exercises during 2004 by the named executive officers who are currently employees of Fortune Brands or ACCO World and the value of their unexercised options as of the end of 2004.

				Value of Unexercised
			Number of Securities	In-The-Money
			Underlying Unexercised	Options/SARs at
	Shares		Options/SARs at FY-End	FY-End ($)
	Acquired on	Value	(#) Exercisable/	Exercisable/
Name	Exercise (#)(1)	Realized($)	Unexercisable	Unexercisable(2)

David Campbell	79,184	3,635,019	145,109/147,233	5,255,272/1,942,553
Neal V. Fenwick	1,250	54,844	57,284/33,116	2,308,540/420,597
Dennis Chandler	11,000	485,643	44,467/32,233	1,802,530/395,803

(1)	No SARs were exercised during 2004 and no SARs were outstanding as of December 31, 2004.

(2)	Based on fair market value of $71.49 per share of Fortune Brands common stock on December 31, 2004.

GBC
      The following table provides information about option exercises during 2004 by the named executive officers who are currently employees of GBC and the value of their unexercised options as of the end of 2004.

			Number of	Value of
			Securities Underlying	Unexercised
			Unexercised	In-The-Money
			Options/SARs	Options/SARs
	Shares		at FY-End (#)	at FY-End ($)
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)(1)	Realized ($)	Unexercisable	Unexercisable(2)

John Turner	9,000	85,500	62,250/78,375	206,890/218,030
Steven Rubin	3,805	30,607	19,813/21,350	67,005/37,500

(1)	No SARs were exercised during 2004 and no SARs were outstanding as of December 31, 2004.

(2)	Based on fair market value of $13.06 per share of GBC common stock on December 31, 2004.

Long-Term Incentive Plan — Awards in Last Fiscal Year
      The following table provides information concerning long-term compensation awards made during 2004 to the named executive officers who are currently employees of ACCO World. GBC does not have an established Long-Term Incentive Plan, and therefore did not grant any awards in 2004.
Performance Period 2004-2006

			Estimated Future Payouts
		Performance or	Under Non-Stock
	Number of Shares,	Other Period Until	Price-Based Plans
	Units or Other	Maturation or
Name	Rights (#)(1)	Payout	Threshold ($)	Target ($)	Maximum ($)

David Campbell	750	3 yrs.	75,000	300,000	750,000
Neal V. Fenwick	225	3 yrs.	22,500	90,000	225,000
Dennis Chandler	250	3 yrs.	25,000	100,000	250,000

(1)	The payout figures represent the number of dollars that will be awarded upon attainment of the Operating Income, Return on Net Tangible Assets, Reductions in Sales, General and Administrative costs, and Net Sales Growth targets for the performance period 2004-2006.
      The award for the Performance Period 2004-2006 will be prorated based on performance for 2004 and 2005 and paid after the close of 2005. It is intended that the award for the Performance Period 2005-2007 be cancelled as well as the 2006 portion of the award for the Performance Period 2004-2006. These cancelled awards will be made up by part of the initial grant under the ACCO Brands’ Long-Term Incentive Plan (see “Proposed Compensation for Messrs. Campbell, Fenwick and Chandler”).
Fortune Brands Performance Share Plan
      Mr. Campbell has received performance share awards under the Fortune Brands Long-Term Incentive Plan payable in Fortune Brands’ Common Stock for the following performance periods assuming target performance has been achieved: 2003-2005 — 6,000 shares; 2004-2006 — 6,000 shares; 2005-2007 — 4,600 shares. These awards will be paid assuming that target performance has been achieved during the performance period, but prorated based on the number of days in each performance period prior to the Effective Date.
Retirement Plans
ACCO WORLD CORPORATION PENSION PLAN
      The ACCO World Corporation Pension Plan for Salaried and Certain Hourly Paid Employees, which became effective as of June 1, 1956, is a non-contributory defined benefit retirement plan covering salaried and certain hourly paid employees. Benefits are payable under this plan when participants achieve 65 years of age with a minimum of 5 years of service. Alternatively, a participant may choose “early retirement” between 55 and 65 years of age with a minimum of 5 years of service.
      Benefits under this plan are equal to the sum of (A) and (B):

(A) For credited service accrued prior to January 1, 2002:

0.75% of Final Average Base Earnings up to Social Security Covered Compensation, plus 1.25% of Final Average Base Earnings in excess of Social Security Covered Compensation, multiplied by the number of years of Credited Service accrued prior to January 1, 2002 (up to a maximum of 30 years).

“Final Average Base Earnings” is defined as average base compensation (base rate of pay) during the five consecutive calendar years within the 10 years of service prior to the date of termination that provide the highest average.

“Covered Compensation” is defined as the 35 year average of the FICA taxable wage bases ending with the earlier of the year the participant reaches Social Security retirement age or the year of termination or retirement.

(B) For credited service accrued after December 31, 2001:

1.25% of Final Average Total Earnings multiplied by the number of years of Credited Service accrued after December 31, 2001.

“Final Average Total Earnings” is defined as average total earnings (base rate of pay plus annual bonus) during the five consecutive calendar years within the 10 years of service prior to the date of termination that provide the highest average.
      Supplemental Plan. The ACCO World Corporation Supplemental Pension Plan, or Supplemental Plan, is an unfunded excess benefit plan that pays the difference between the benefits payable under ACCO World’s tax qualified pension plan and the amount that would have been paid, but for the Internal Revenue Code annual benefit limits on tax qualified pension plans. The current Internal Revenue Code limit is the lesser of $170,000 or the employee’s average annual compensation during the three highest-paid consecutive years of employment. The Internal Revenue Code also provides that benefits under tax qualified plans cannot be based on compensation in excess of a certain limit, currently $210,000. The Supplemental Plan provides the difference between the amount paid under ACCO World’s tax qualified plans and the amount that would have been paid if the limit on compensation were not included therein.
      Mr. Chandler is a participant in this plan with 10 years of credited service as of December 31, 2004. The estimated annual benefit payable upon retirement at normal retirement age for Mr. Chandler will be $106,684 under the ACCO World Pension Plan, plus $98,840 under the ACCO World Supplemental Retirement Plan. In connection with the spin-off, Messrs. Campbell and Fenwick will become participants of this plan.

FORTUNE BRANDS PENSION PLAN
      During 2004, Mr. Campbell was a participant in the Fortune Brands Pension and Supplemental Plans. The following table sets forth the highest estimated annual retirement benefits payable to Mr. Campbell in the specified compensation and years of service classifications upon retirement at normal retirement date, assuming election of an annuity for the life of the employee only, under the plans of the Company under which executive officers of the Company would be entitled to benefits:
Pension Plan Table

	Estimated Annual Retirement Benefits
	for Representative Years of Credited Service

Remuneration	10	15	20	25	30	35

$ 500,000	$87,500	$131,250	$156,250	$187,500	$225,000	$262,500
600,000	105,000	157,500	187,500	225,000	270,000	315,000
700,000	122,500	183,750	218,750	262,500	315,000	367,500
800,000	140,000	210,000	250,000	300,000	360,000	420,000
900,000	157,500	236,250	281,250	337,500	405,000	472,500
1,000,000	175,000	262,500	312,500	375,000	450,000	525,000
1,100,000	192,500	288,750	343,750	412,500	495,000	577,500
1,200,000	210,000	315,000	375,000	450,000	540,000	630,000
1,300,000	227,500	341,250	406,250	487,500	585,000	682,500
1,400,000	245,000	367,500	437,500	525,000	630,000	735,000
1,600,000	280,000	420,000	500,000	600,000	720,000	840,000
1,800,000	315,000	472,500	562,500	675,000	810,000	945,000
2,000,000	350,000	525,000	625,000	750,000	900,000	1,050,000
      The estimated retirement benefits in the preceding table include any offset for Social Security benefits. The compensation covered by the plans that provide retirement benefits to executive officers generally includes the categories of “Salary” and annual incentive plan payments from the Summary Compensation Table and footnote (2) shown above on page 132, averaged over the five highest consecutive years. As of December 31, 2004, Mr. Campbell has completed 15 years of service with Fortune Brands.
      Supplemental Plan. The Supplemental Plan also pays the difference between the benefits payable under Fortune Brands’ tax qualified pension and profit-sharing and 401(k) defined contribution plans and the amount that would have been paid if the Internal Revenue Code did not have a limit on the amount of annual benefits that may be paid from, and the contribution that could be made to, tax qualified plans. The current Internal Revenue Code limit for tax qualified pension benefits is the lesser of $170,000 or the employee’s average annual compensation during the three highest-paid consecutive years of employment. The Internal Revenue Code also provides that benefits under, and contributions to, tax qualified plans cannot be based on compensation in excess of a certain limit, currently $210,000. The Supplemental Plan provides the difference between the amount paid under Fortune Brands’ tax qualified plans and the amount that would have been paid if the limit on compensation were not included therein. In calculating benefits, no credit is given for service in excess of 35 years.
      Subject to the recommendation of the ACCO Brands’ Compensation Committee and approval of its Board of Directors, Mr. Campbell will be assured of a retirement benefit based on the greater of (i) the formula under the Fortune Brands Pension and Supplemental Plans in effect on the Effective Date and (ii) the formula under the ACCO Pension Plan and Supplemental Plan at his date of retirement. As Mr. Campbell also currently participates in the Fortune Brands’ tax qualified defined contribution plan providing him with a profit-sharing benefit, it will be proposed that he be provided with a supplemental benefit under the ACCO Supplemental Plan equal to the 2005 profit-sharing contribution that he will forego with Fortune Brands.
ACCO EUROPE PENSION PLAN
      During 2004, Mr. Fenwick was a participant in the ACCO Europe Pension Plan. The following table sets forth the highest estimated annual retirement benefits payable to Mr. Fenwick in the specified compensation and years of service classifications upon retirement at normal retirement date, assuming election of an annuity payment, rather than a discounted lump sum:
Pension Plan Table

	Estimated Annual Retirement Benefits
	for Representative Years of Credited Service

Remuneration	10	15	20	25	30	35

$ 188,400	$35,500	$53,300	$71,100	$88,800	$106,600	$124,400
282,500	53,300	80,000	106,600	133,300	159,900	186,600
376,700	71,100	106,600	142,200	177,700	213,200	248,800
470,900	88,800	133,300	177,700	222,100	266,500	311,000
565,100	106,600	159,900	213,200	266,500	319,900	373,200
659,300	124,400	186,600	248,800	311,000	373,200	435,400
753,400	142,200	213,200	284,300	355,400	426,500	497,600
847,600	159,900	239,900	319,900	399,800	479,800	559,700
941,800	177,700	266,500	355,400	444,200	533,100	621,900
1,036,000	195,500	293,200	390,900	488,700	586,400	684,100
1,130,200	213,200	319,900	426,500	533,100	639,700	746,300

(1)	The table above assumes the exchange rate of £1.00 = $1.884, which was in effect on May 9, 2005.
      The compensation covered by the plans that provide retirement benefits to executive officers generally includes the categories of “Salary,” “Bonus” and “Long-Term Incentive Payments” from the Summary Compensation Table shown above on page 132. As of December 31, 2004, Mr. Fenwick has completed 17 years of pensionable service with ACCO Europe.
      It will be proposed, subject to the recommendation of the ACCO Brands’ Compensation Committee and approval of its Board of Directors, that Mr. Fenwick, who will participate in the ACCO Pension Plan after the effective date of the merger, will be assured of a retirement benefit based on the greater of (i) the formula under the ACCO Europe Pension Plan in effect on the effective date of the merger and (ii) the ACCO Pension Plan and Supplemental Plan at his date of retirement.
Proposed Compensation for Messrs. Campbell, Fenwick and Chandler
      After the effective date of the merger, it is intended that the additional compensation described below for Messrs. Campbell, Fenwick and Chandler will be proposed to the ACCO Brands Compensation Committee for its recommendation and to the ACCO Brands Board of Directors for approval. The compensation is intended to be reflected in employment agreements for a three-year term.
      Salary. The proposed annual base salary is $700,000 for Mr. Campbell and $375,000 for Messrs. Fenwick and Chandler.
      Annual Incentive Bonus. It is proposed that the annual incentive cash target bonus, as a percentage of base salary, be set at 90% for Mr. Campbell and 65% for Messrs. Fenwick and Chandler. Actual payout could range from 0% to 200% of target depending on achievement of performance goals.

      Long-Term Incentive Program. The initial grant of equity compensation, valued as a percentage of base salary using a customary long-term incentive compensation valuation methodology, is proposed to be 285% for Mr. Campbell and 115% for Messrs. Fenwick and Chandler. As it is not intended that the ACCO World cash long-term incentive plan (see “Long-Term Incentive Plan — Awards in Last Fiscal Year” on page 137) continue in the future, the initial grant is designed in part to compensate the executives for the loss of certain awards that had been made under that plan.
      Perquisites. It is proposed that Messrs. Campbell, Fenwick and Chandler will be eligible for reimbursement of club membership fees, an automobile allowance of $16,000 per year for Mr. Campbell and $13,992 per year for Messrs. Fenwick and Chandler and for financial, estate planning and tax advice reimbursed by the Company up to $25,000 annually.
      In addition, it is proposed that Mr. Fenwick be provided with reimbursement for (i) financial advice for special U.S. and U.K. taxation issues of up to $10,000 per year, (ii) one flight back to England per year for Mr. Fenwick and his family, (iii) private education for one child for the 2007-2008 school year and (iv) repatriation benefits to England at the termination of his employment. It will be further proposed that ACCO Brands provide Mr. Fenwick with additional life insurance equal to three times base salary and target bonus.
      Severance Arrangements. It is proposed that ACCO Brands’ agreements with Messrs. Campbell, Fenwick and Chandler provide that if their employment is involuntarily terminated without cause or they terminate employment with good reason (as such terms are to be defined in the agreements), they will be paid one and one-half times (two times in the case of Mr. Campbell) their base salary and target bonus and will be provided with an additional eighteen months of medical benefits (two years in the case of Mr. Campbell). The severance multiple for Mr. Fenwick may be increased up to two times in order to replicate current arrangements that include U.K. minimum statutory requirements. In the event of termination of employment upon a change in control (as such term is to be defined in the agreements) the multiplier is increased to three times for Mr. Campbell and two times in the case of each of Messrs. Fenwick and Chandler. The executives are also to be reimbursed, under certain circumstances, in the event that they are subject to the special excise tax under Section 280G of the Internal Revenue Code.

OWNERSHIP OF ACCO BRANDS COMMON STOCK
      The table below sets forth the projected beneficial ownership of ACCO Brands common stock immediately after the completion of the merger and is derived from information relating to the beneficial ownership of GBC common stock and Fortune Brands common stock as of July 11, 2005. The table sets forth the projected beneficial ownership of ACCO Brands common stock by the following individuals or entities:

•	each person who will beneficially own more than 5% of the outstanding shares of ACCO Brands common stock immediately after completion of the merger;

•	the individuals who will be the chief executive officer and the other four most highly compensated executive officers of ACCO Brands;

•	the individuals who will be the directors of ACCO Brands; and

•	the individuals who will be the directors and executive officers of ACCO Brands as a group.
      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated, each person or entity named in the table is expected to have sole voting and investment power with respect to all shares of ACCO Brands common stock shown as beneficially owned, subject to applicable community property laws. As of July 11, 2005, 14,446,314 shares of GBC common stock were issued and outstanding. As of July 11, 2005, 145,785,279 shares of Fortune Brands common stock were issued and outstanding. The percentage of beneficial ownership set forth below gives effect to the distribution of an estimated 33,762,995 shares of ACCO Brands common stock in the spin-off and the issuance of an estimated 16,966,857 shares of ACCO Brands common stock in the merger and is based on 51,373,251 shares of ACCO Brands common stock estimated to be outstanding immediately following completion of the merger. In computing the number of shares of ACCO Brands common stock beneficially owned by a person and the percentage ownership of that person, outstanding ACCO Brands restricted stock units and shares of ACCO Brands common stock that will be subject to options held by that person that are currently exercisable or that are exercisable within 60 days of July 12, 2005 are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

					Number of
			Number of Shares		Restricted Stock
Name	Number of Shares		Subject to Options(1)		Units	Percent

Lane Industries, Inc. One Lane Center Northbrook, IL 60062(2)	9,873,237		0		0	19.2%
Ariel Capital Management, Inc. 307 N. Michigan Ave. Chicago, IL 60601(2)	4,162,383	(3)	0		0	8.1
David D. Campbell(4)	5,749		0		0	*
George V. Bayly(2)	0		25,000	(5)	0	*
Dr. Patricia O. Ewers(4)	1,451		0		0	*
G. Thomas Hargrove(2)	10,000		15,000	(5)	0	*
Robert J. Keller(4)	0		0		0	*
Pierre E. Leroy(4)	313		0		0	*
Gordon R. Lohman(4)	347		0		0	*
Forrest M. Schneider(2)	20,474	(6)	30,000	(5)(7)	0	*
Norman H. Wesley(4)	29,240		0		0	*
Neal V. Fenwick(4)	1,773		0		0	*
Dennis Chandler(4)	2,652		0		0	*

					Number of
			Number of Shares		Restricted Stock
Name	Number of Shares		Subject to Options(1)		Units	Percent

John Turner(2)	22,692	(8)	119,750	(5)	5,689	*
Steven Rubin(2)	24,302	(8)(9)	38,286	(5)	2,134	*
All directors and executive officers as a group (13 persons)	118,993		228,036		7,823	*

*	Less than 1%

(1)	Indicates the projected number of shares of the ACCO Brands common stock issuable upon the exercise of options exercisable within 60 days of July 12, 2005.

(2)	Amounts shown are based on GBC stock ownership, GBC restricted share unit ownership and GBC stock subject to options, which will equal ACCO Brands stock ownership, ACCO Brands restricted stock unit ownership and ACCO Brands stock subject to options, multiplied by one, the exchange ratio in the merger.

(3)	Based on information provided in Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, Ariel Capital has sole dispositive power over 4,159,333 of these shares and sole voting power over 2,634,133 of these shares.

(4)	Amounts shown are based on Fortune Brands stock ownership. As of July 11, 2005, Fortune Brands estimates that one share of ACCO Brands common stock will be distributed in the spin-off for each 4.32 shares of Fortune Brands common stock held on the distribution date.

(5)	Includes unvested GBC options which will be converted into ACCO Brands options upon completion of the merger and which will become fully exercisable upon completion of the merger.

(6)	Includes 2,375 shares owned by Mr. Schneider’s wife and 600 shares owned by Mr. Schneider’s children.

(7)	Includes options to acquire up to 15,000 shares from Lane Industries, Inc.

(8)	Includes GBC restricted stock units which will be converted into ACCO Brands common stock upon the completion of the merger.

(9)	Includes 46 shares distributed in the spin-off based upon Mr. Rubin’s ownership of 200 shares of Fortune Brands stock on July 11, 2005.

DESCRIPTION OF THE CAPITAL STOCK OF ACCO BRANDS CORPORATION
      The following description of the material terms of the capital stock of ACCO Brands includes a summary of certain provisions of the restated certificate of incorporation and by-laws of ACCO Brands that will become effective prior to the spin-off. The following description does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of the Delaware General Corporation Law and to the form of restated certificate of incorporation and form of amended by-laws of ACCO Brands Corporation, which are attached as Annex E and Annex F, respectively, to this proxy statement prospectus-information statement and incorporated herein by reference.
      ACCO Brands will be authorized to issue (i) 200,000,000 shares of common stock, par value $0.01 per share, and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share. Following consummation of the merger, it is anticipated that approximately 51,373,251 shares of common stock will be outstanding. The authorized shares of common stock and preferred stock will be available for issuance without further action by the stockholders of ACCO Brands unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the securities of ACCO Brands may be listed or traded. If the approval of the stockholders is not required, the ACCO Brands board of directors may determine not to seek such approval prior to any issuance of common stock or preferred stock.
      Certain of the provisions described below under “— Certain Provisions in the Restated Certificate of Incorporation and Amended By-laws of ACCO Brands Corporation” beginning on page 145 could have the effect of discouraging transactions that might lead to a change in control of ACCO Brands. For example, the ACCO Brands restated certificate of incorporation and amended by-laws will:

•	establish a classified board of directors;

•	permit the board of directors to issue shares of preferred stock in one or more series without further authorization of the stockholders of ACCO Brands;

•	prohibit stockholder action by written consent;

•	require stockholders to provide advance notice of any stockholder nomination of directors or any proposal of new business to be considered at any meeting of stockholders;

•	require a supermajority vote for the removal of directors and then only for cause;

•	require a supermajority vote of the board of directors to increase the size of the board to a number greater than nine or to replace “GBC” directors until the company’s annual meeting in 2008; and

•	contain a fair price provision.
Common Stock
      Holders of ACCO Brands common stock are entitled to such dividends as may be declared by the board of directors of ACCO Brands out of funds legally available for such purpose. Dividends may not be paid on common stock unless all accrued dividends on preferred stock, if any, have been paid or declared and set aside. In the event of ACCO Brands’ liquidation, dissolution or winding up, the holders of common stock will be entitled to share pro rata in the assets remaining after payment to creditors and after payment of the liquidation preference plus any unpaid dividends to holders of outstanding preferred stock, if any.
      Each holder of ACCO Brands common stock will be entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock will be entitled to cumulate votes in voting for directors. The company’s restated certificate of incorporation provides that, unless otherwise determined by the company’s board of directors, no holder of common stock will have any preemptive right to purchase or subscribe for any stock of any class which the company may issue or sell.

      ACCO World will apply to list the shares of ACCO Brands common stock to be issued in the spin-off and the merger and the shares of common stock to be reserved for issuance upon exercise of options converted in the merger on the New York Stock Exchange.
      It is anticipated that Wells Fargo Bank, N.A. will be the transfer agent and registrar for the ACCO Brands’ common stock. Its address is 161 N. Concord Exchange Street, South St. Paul, Minnesota 55075 and its telephone number is (800) 468-9716.
Preferred Stock
      The restated certificate of incorporation of ACCO Brands permits ACCO Brands to issue up to 25,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by the ACCO Brands board of directors without any further action by ACCO Brands stockholders. The designation, powers, preferences, rights and qualifications, limitations and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to such series, which will specify the terms of the preferred stock, including:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares of the series, which number the board of directors may thereafter (except where otherwise provided in the preferred stock designation) increase or decrease (but not below the number of shares of the series then outstanding);

•	whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

•	the dates at which dividends, if any, shall be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of ACCO Brands;

•	whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of ACCO Brands or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of shares of the series.
      Although the ACCO Brands board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.
Certain Provisions in the Restated Certificate of Incorporation and Amended By-laws of ACCO Brands Corporation
      The ACCO Brands restated certificate of incorporation and amended by-laws contain various provisions intended to:

•	promote the stability of the company’s stockholder base; and

•	render more difficult certain unsolicited or hostile attempts to take the company over which could disrupt the company, divert the attention of its directors, officers and employees and adversely affect the independence and integrity of the ACCO Brands business.

      Pursuant to the ACCO Brands restated certificate of incorporation, the number of directors is fixed by the ACCO Brands board of directors by approval of a majority of the whole board of directors; however, prior to the annual meeting of stockholders to be held in 2008, any resolution to fix the number of directors at a number greater than nine directors will require the approval of at least 80% of the directors then in office. The ACCO Brands directors will be divided into three classes, each class to consist of a number as close as possible to one-third of the directors. Directors elected by stockholders at an annual meeting of stockholders will be elected by a plurality of all votes cast. Currently, the terms of office of the three classes of directors expire, respectively, at the annual meetings of stockholders of ACCO Brands in 2006, 2007 and 2008. The term of the successors of each such class of directors expires three years from the year of election.
      The ACCO Brands restated certificate of incorporation contains a fair price provision pursuant to which a business combination (including, among other things, a merger or consolidation) between ACCO Brands or its subsidiaries and an interested stockholder (as defined in the company’s restated certificate of incorporation) requires approval by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock entitled to vote, voting together as a single class, unless the business combination is approved by at least two-thirds of the continuing directors (as defined in the company’s restated certificate of incorporation) or certain fair price criteria and procedural requirements specified in the fair price provision are met.
      Under the fair price provision, the fair price criteria that must be satisfied to avoid the 80% stockholder voting requirement include the requirement that the consideration paid to the company’s stockholders in a business combination must be either cash or the same form of consideration used by the interested stockholder in acquiring its beneficial ownership of the largest number of shares of the company’s capital stock acquired by the interested stockholder.
      Under the fair price provision, even if the foregoing fair price criteria are met, the following procedural requirements must be met if the business combination with an interested stockholder not approved by at least two-thirds of the continuing directors is not to require approval by the holders of at least 80% of voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class:

•	after the interested stockholder had become an interested stockholder and before the consummation of such business combination, the interested stockholder must not have become the beneficial owner of any additional shares of ACCO Brands common stock, except as part of the transaction resulting in such interested stockholder becoming an interested stockholder, or in a transaction that would not result in any increase in the interested stockholder’s percentage beneficial ownership of any class or series of ACCO Brands capital stock;

•	after the interested stockholder had become an interested stockholder and before the consummation of such business combination, the company must not have (1) failed to pay full quarterly dividends on payable in accordance with the terms of any outstanding ACCO Brands capital stock, if any, (2) reduced the rate of dividends paid on ACCO Brands common stock or (3) failed to increase such annual rate of dividends as necessary to reflect any reclassification, recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of ACCO Brands common stock, unless such failure, reduction or reclassification was approved by two-thirds of the continuing directors;

•	the interested stockholder must not have received (other than proportionately as a stockholder) at any time after becoming an interested stockholder, the benefit of any loans, advances, guarantees, pledges or other financial assistance or any tax advantages provided by ACCO Brands;

•	a proxy or information statement describing the proposed business combination and complying with the requirements of the Exchange Act must have been mailed to all stockholders of the company at least 30 days prior to the consummation of the business combination and such proxy or information statement must have contained any recommendation as to the advisability or inadvisability of the business combination which any of the continuing directors wish to make and, if deemed advisable by at least two-thirds of the continuing directors, a fairness opinion from an investment bank; and

•	the interested stockholder shall not have made any material change in ACCO Brands’ business or equity capital structure without approval of at least two-thirds of the continuing directors.

      The company’s restated certificate of incorporation and amended by-laws provide that a special meeting of stockholders may be called only by a resolution adopted by a majority of the entire board of directors. Stockholders are not permitted to call, or to require that the board of directors call, a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of the meeting given by the company. In addition, the company’s restated certificate of incorporation provides that any action taken by the company’s stockholders must be effected at an annual or special meeting of stockholders and may not be taken by written consent instead of a meeting. The company’s amended by-laws establish an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before meetings of the company’s stockholders.
      The ACCO Brands restated certificate of incorporation requires the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock, voting together as a single class, to:

•	amend or repeal the provisions of the restated certificate of incorporation relating to the number, election and removal of directors, the classified board, amendments to the company’s restated certificate of incorporation or amended by-laws, or the right to act by written consent; or

•	adopt any provision inconsistent with such provisions.
Rights Agreement
      The following is a summary of the rights agreement to be entered by ACCO World and a rights agent to be selected by ACCO World prior to the completion of the spin-off. This summary is qualified by reference to the complete text of this agreement, which is incorporated by reference herein and filed as an exhibit to the Registration Statement of which this proxy statement/ prospectus-information statement is a part.
      Prior to the spin-off, the board of directors of ACCO World will declare a dividend of one preferred share purchase right, which we refer to in this proxy statement/ prospectus-information statement as a “right”, for each outstanding share of ACCO World common stock immediately prior to the spin-off. Each right entitles the registered holder to purchase from ACCO Brands a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock at a purchase price per share to be determined by the board of directors of ACCO World prior to the spin-off, which will be subject to adjustment.
      The rights will not be exercisable until the earlier of:

•	10 business days following a public announcement that a person or group has acquired 15% or more of the outstanding shares of ACCO Brands common stock (thereby becoming an “acquiring person” under the stockholder rights plan); or

•	10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person.
      An “acquiring person” under the rights agreement shall not include Lane Industries, Inc. and its affiliates if and so long as they are and continue to be beneficial owners of 15% or more of the outstanding shares of ACCO Brands common stock following the completion of the merger unless they acquire beneficial ownership of an additional 1% of ACCO Brands common stock. This exception will no longer be applicable if Lane Industries and its affiliates beneficial ownership of ACCO Brands common stock falls below 15% of the outstanding shares of ACCO Brands’ common stock. Additionally, a person will not become an acquiring person solely by reason of the acquisition of shares of ACCO Brands common stock following the completion of the merger from Lane Industries as part of an exercise of remedies under a specified pledge agreement between Lane Industries and Harris Trust and Savings Bank.
      Under the rights agreement, ACCO Brands generally has the right to lower the ownership threshold triggering a person to become an “acquiring person” to an amount not less than the greater of (1) the sum of .001% and the largest percentage of the outstanding shares of ACCO Brands common stock owned by any stockholder (excluding, among others, Lane Industries) and (2) 10%. If the threshold is lowered, the above exception for Lane Industries would be revised so that it would be based on the new threshold.
      The date in which the rights are exercisable as described above is referred to in this proxy statement/ prospectus-information statement as the “rights agreement distribution date”. The rights will expire 10 years after the date of issuance, unless such date is extended or the rights are earlier redeemed or exchanged.
      Until the rights agreement distribution date, the rights will be evidenced only by shares of ACCO Brands common stock and will be transferred with and only with such common stock. After the rights agreement distribution date, rights certificates will be mailed to holders of record of the common stock as of the close of business on the rights agreement distribution date.
      In the event that a person becomes an acquiring person, each holder of a right other than the acquiring person will have the right to receive ACCO Brands common stock having a value equal to two times the exercise price of the right. In the event that, at any time following the date on which a person becomes an acquiring person, ACCO Brands engages in certain types of merger or other business combination transactions, each holder of a right other than the acquiring person will have the right to receive common stock of the acquiring company having a value equal to two times the exercise price of the right.
      At any time after a person becomes an acquiring person and prior to their acquisition of 50% or more of the outstanding ACCO Brands common stock, the ACCO Brands board of directors may exchange the rights (other than rights owned by the acquiring person), in whole or in part, for one share of ACCO Brands common stock, subject to adjustment. At any time until 10 business days following the date on which a person becomes an acquiring person, ACCO Brands may redeem the rights in whole, but not in part, at a price of $0.01 per right.
Liability and Indemnification of Directors and Officers
      The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to certain limitations. ACCO Brands’ restated certificate of incorporation provides that directors are not liable to ACCO Brands or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to ACCO Brands or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (4) for any transaction from which a director derived an improper personal benefit.
      The Delaware General Corporation Law provides for indemnification of directors, officers, employees and agents subject to certain limitations. The amended by-laws provide for the mandatory indemnification of any director, officer, employee or agent who is made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification shall also apply in cases where a director, officer, employee or agent is a party to an action or suit by or in the right of the company unless such person has been judged liable to the company, provided that indemnification will still apply if the Court of Chancery of Delaware or the court in which the action or suit was brought determines that the director or officer is fairly entitled to indemnity for all expenses that the court shall deem proper.
      The amended by-laws also provide for the advancement of expenses, subject to receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified pursuant to the terms of the amended by-laws.
COMPARISON OF STOCKHOLDER RIGHTS
      GBC and ACCO Brands are Delaware corporations subject to the provisions of the Delaware General Corporation Law, which we refer to as Delaware law. GBC stockholders, whose rights are currently governed by the GBC certificate of incorporation, the GBC by-laws and Delaware law, will, if the merger is completed, become stockholders of ACCO Brands and their rights will be governed by the ACCO Brands restated certificate of incorporation, the ACCO Brands amended by-laws and Delaware law.
      The following description summarizes the material differences that may affect the rights of stockholders of ACCO Brands and GBC but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Stockholders should read carefully the relevant provisions of Delaware law, the GBC certificate of incorporation, the GBC by-laws, the ACCO Brands restated certificate of incorporation and the ACCO Brands amended by-laws.
Capitalization

ACCO Brands Corporation
      ACCO Brands’ authorized capital stock is described under “Description of the Capital Stock of ACCO Brands Corporation” beginning on page 144.

General Binding Corporation
      The total authorized shares of capital stock of GBC consist of (1) 40,000,000 shares of common stock, par value, $.125, and (2) 4,796,550 shares of Class B common stock, par value, $.125. On the close of business on July 11, 2005, approximately 14,446,314 shares of GBC common stock were issued and outstanding and approximately 2,398,275 shares of Class B common stock were issued and outstanding.
      Each share of GBC common stock and Class B common stock entitles the holder thereof to one vote and fifteen votes, respectively, per share on all matters submitted to a vote of stockholders. Further, shares of Class B common stock are automatically convertible into fully-paid and non-assessable shares of common stock at the rate of one share of common stock for each share of Class B common stock.
      With respect to dividends and liquidation, the rights of the holders of common stock and Class B common stock are identical. The holders of all shares of either class are entitled to:

•	participate on a share-for-share basis, in such dividends as may be declared by the corporation from time to time out of the funds legally available; and

•	share ratably in the assets of the corporation in the event of any liquidation, dissolution, or winding up of the affairs of the corporation.
      No stockholder of the corporation shall have any preemptive or preferential rights to purchase or subscribe to any shares of any class of the corporation other than any the board of directors may grant at its discretion.
      The holders of a majority of the stock issued and outstanding and entitled to vote at a meeting, present either in person or by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, by the certificate of incorporation or by the by-laws, and when a quorum is present at any meeting, the vote of a majority of the stockholders entitled to vote and present, whether in person or by proxy, will decide any questions brought before the meeting, unless the question is one upon which a different vote is required by statute, the certificate of incorporation or the by-laws.
Number, Election, Vacancy and Removal of Directors

ACCO Brands Corporation
      The ACCO Brands restated certificate of incorporation and amended by-laws provide that the total number of ACCO Brands board of directors will be not less than nine or more than eleven, as determined exclusively by the ACCO Brands board of directors by majority vote, provided that, prior to the annual meeting of stockholders to be held in 2008, any resolution to fix the number of directors at a number greater than nine directors will require the approval of at least 80% of the directors then in office. The directors will be divided into three classes, as nearly equal in number as possible. Initial elections will proceed as follows:

•	one class will be initially elected for a term expiring at the annual meeting of stockholders in 2006;

•	another class will be initially elected for a term expiring at the end at the annual meeting of stockholders in 2007; and

•	another class will be initially elected for a term expiring at the annual stockholders meeting in 2008.
      Directors will hold office until their successors are elected and have qualified. At each annual meeting of the stockholders, successors of the class of directors whose term expires at that meeting will be elected to serve as directors until the annual meeting of stockholders in the third year following the year of their election. The ACCO Brands amended by-laws do not provide for cumulative voting in the election of directors. In the case where there is a vacancy on the board of directors, the restated certificate of incorporation specifies:

•	such vacancy may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office to which they have been elected expires and until such director’s successor shall have been duly elected and qualified;

•	however, prior to the annual meeting of stockholders to be held in 2008, any vacancy on the board of directors of a director named by the board of directors of GBC pursuant to terms of the merger agreement and any successor appointed pursuant to such provision shall be filled and require the vote of at least 80% of the directors then in office.
      Subject to the rights of holders of any series of preferred stock or any other series or class of stock to elect additional directors under specific circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding capital stock of the company entitled to vote an the election of directors voting together as a single class.

General Binding Corporation
      The GBC by-laws establish that the number of directors who will serve on its board shall be eleven, subject to modification by amendment of the by-laws, but not to a number fewer than three. Directors hold office until the next annual meeting of the company or until a director’s successor has been elected and qualified. A vacancy in the board of directors, or any newly created directorships resulting from an authorized increase in the number of directors, may be filled by a majority vote of the directors then in office, though less than a quorum, and the director or directors chosen shall hold office until the next annual election or until their successors are duly elected and qualified. Directors may be removed as provided under Delaware law, specifically, any director or the entire board may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors.
Amendments to Charter Documents

ACCO Brands Corporation
      The ACCO Brands restated certificate of incorporation may be amended in accordance with the Delaware law, which provides that, except as otherwise provided in the restated certificate of incorporation, the restated certificate of incorporation may be amended by the affirmative vote of a majority of the outstanding stock entitled to vote and a majority of the outstanding stock of each class entitled to vote as a separate class, however, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock, voting together as a single class, shall be required to amend or repeal the provisions relating to the election and removal of directors, the classified board, amendments to the ACCO Brands restated certificate of incorporation or amended by-laws, the right to act by written consent or the stockholder vote required for business combinations not approved by resolution by two-thirds of the board of directors or the right to adopt any provision inconsistent with those provisions.

General Binding Corporation
      The GBC certificate of incorporation may be amended in accordance with Delaware law, which provides that, except as otherwise provided in the certificate of incorporation, the certificate of incorporation may be amended by the affirmative vote of a majority of the outstanding stock entitled to vote and a majority of the outstanding stock of each class entitled to vote as a separate class.
Amendments to By-laws

ACCO Brands Corporation
      Under Delaware law, the ACCO Brands restated certificate of incorporation and the ACCO Brands amended by-laws, the ACCO Brands amended by-laws may be amended, altered or repealed by the board of directors subject to the power of the holders of capital stock to alter or repeal the by-laws made by the board of directors, provided, that any such amendment or repeal shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock, voting together as a single class.

General Binding Corporation
      The GBC certificate of incorporation and the GBC by-laws provide that the GBC by-laws may be amended, altered or repealed by a majority vote of the GBC board of directors of the directors present at any meeting. Under Delaware law, GBC stockholders may also amend, alter or repeal the GBC by-laws by the affirmative vote of a majority of the outstanding stock entitled to vote and a majority of the outstanding stock of each class entitled to vote as a separate class.
Action by Written Consent

ACCO Brands Corporation
      Under the ACCO Brands restated certificate of incorporation, after the spin-off, any action required or permitted to be taken by the stockholders shall be taken only at an annual or special meeting of the stockholders and not by consent in writing.

General Binding Corporation
      Under Delaware law, stockholders of a corporation may take action without a meeting by written consent. The consents must be signed by holders of outstanding stock not fewer than would be required to take such action at a meeting. The GBC certificate of incorporation does not specify any rule contrary to Delaware law with respect to this power.
Notice of Stockholder Actions

ACCO Brands Corporation
      Delaware law and the ACCO Brands by-laws provide that written notice of each meeting of the stockholders, whether annual or special, must be mailed, postage prepaid, or sent by electronic transmission not less than ten or more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting, to the stockholder’s address as it appears in the records of the company. Every such notice must state the place, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person or by proxy and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any adjourned meeting of the stockholders is not required to be given, except when expressly required by law.
      Additionally, nominations for the board of directors and the proposal of business to be considered at an annual meeting may be made:

•	by the company in its notice of meeting;

•	by or at the direction of the board of directors; or

•	by any stockholder of the company who was a stockholder of record at the time of giving notice provided for in the by-laws, who is entitled to vote at the meeting and complies with certain notice procedures in the by-laws discussed below.
      For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice in writing to the secretary of the company and the business proposed must be a proper matter for stockholder action. To be considered timely the notice must be delivered to the secretary at the principal executive offices of the company not later than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the case of the annual meeting held in 2006 or in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not later than the close of business on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the meeting is first made by the company.
      A stockholder’s notice must set forth:

•	in the case where a stockholder wishes to nominate a person for a directorship, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A of the Securities Exchange Act of 1934;

•	with respect to other business that the stockholder wishes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

•	as to the stockholder making the proposal or nomination and the beneficial owner on whose behalf the proposal or nomination is being made, the name and address of the stockholder as they appear on the company’s books and of the beneficial owner and the class and number of shares of the company which are owned beneficially and of record by the stockholder or the beneficial owner.
      Notwithstanding the notice provisions above, in the event that the number of directors to be elected to the board of the company is increased and there is no public announcement by the company naming all of the nominees for director or specifying the size of the increase of the board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required under the by-laws will be considered timely with respect to nominees for the new positions if it is delivered to the Secretary of ACCO Brands at the principal executive offices of the company not later than the close of business on the tenth day following such public announcement by the company.
      With respect to special meetings, only such business will be conducted at the meeting as has been properly brought before the meeting by the notice procedures described above. Nominations of persons for directorships may be made at a special meeting by:

•	the board of directors; or

•	provided that the board of directors has determined that directors will be elected at a special meeting, any stockholder of the company eligible to vote at the meeting in accordance with the by-laws who complies with the notice provisions of the by-laws applicable to special meetings.
      In the event the company calls a special meeting for the purpose of election of one or more directors to the board, any stockholder who is entitled to vote at the meeting may nominate a person or persons for election if the stockholder has delivered to the secretary of the company at its principal executive offices the nomination not later than the close of business on the later of the 120th day prior to the special meeting or the tenth day following the day on which the public announcement of the special meeting was made. The nomination shall contain the necessary information described above.

General Binding Corporation
      The GBC by-laws provide that a written notice of the time, place and date of every annual or special meeting of stockholders must be mailed to or served upon each stockholder entitled to vote at such meeting at the address which appears upon the books of the corporation not less than ten days before the date of the meeting. The GBC certificate of incorporation and by-laws do not establish any advance notice procedures with regard to the nomination of directors or bringing business before a stockholders’ meeting.
Special Stockholder Meetings

ACCO Brands Corporation
      Under the restated certificate of incorporation, special meetings of ACCO Brands stockholders may only be called by the board of directors pursuant to a resolution adopted by the majority of the whole board.

General Binding Corporation
      Under the GBC by-laws, special meetings of GBC stockholders may be called by the chairman of the board of directors, the board of directors, or at the request in writing of a stockholder or stockholders holding at least twenty per cent of the common stock of the corporation at the time issued and outstanding and entitled to vote.
Rights Agreement

ACCO Brands Corporation
      For a description of ACCO Brands’ rights agreement, see “Description of Capital Stock of ACCO Brands Corporation — Rights Agreement” beginning on page 147.

General Binding Corporation
      GBC does not have a stockholder rights plan.
Voting Rights; Required Vote for Authorization of Certain Actions

ACCO Brands Corporation
      Each holder of ACCO Brands common stock is entitled to one vote for each share held of record.
      Under the ACCO Brands certificate of incorporation, in addition to any vote required by law, the certificate of incorporation or the by-laws of the company and except as otherwise expressly provided, a “business combination” with an “interested stockholder” shall not be consummated without the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock, voting together as a single class, unless such business combination has been approved at any time by at least two-thirds of ACCO Brands’ “continuing directors” or certain fair price requirements are met. For a further description of these requirements, see “Description of Capital Stock of ACCO Brands Corporation — Certain Provisions in the Restated Certificate of Incorporation and Amended By-laws of ACCO Brands Corporation” beginning on page 145.

General Binding Corporation
      Each holder of GBC common stock is entitled to one vote for each share held of record, and each holder of GBC Class B common stock is entitled to fifteen votes for each share held of record on all matters submitted to a vote of stockholders. Under Delaware law, the consummation of a merger requires the approval of a majority of the board of directors of each corporation of an agreement and plan of merger and generally the approval of the stockholders of each corporation by a majority of all the votes entitled to be cast. The GBC certificate of incorporation does not specify a requirement different than that imposed by Delaware law.
Rights of Fortune Brands Stockholders Before and After the Merger
      Fortune Brands stockholders will not be required to surrender their Fortune Brands shares in the spin-off transaction or the merger. The distribution of ACCO Brands common stock to Fortune Brands stockholders will not cancel or affect the number of outstanding shares of Fortune Brands common stock or the related rights. The rights of ACCO Brands stockholders after the merger as stockholders of ACCO Brands will be as set forth above under the heading “Description of Capital Stock of ACCO Brands Corporation” beginning on page 144.
LEGAL MATTERS
      The validity of the shares of common stock of ACCO Brands to be issued in connection with the spin-off and merger will be passed upon by Chadbourne & Parke LLP. It is a condition to the completion of the merger that GBC and Fortune Brands/ ACCO World receive opinions from Skadden, Arps, Slate, Meagher & Flom LLP and Chadbourne & Parke LLP, respectively, with respect to the tax treatment of the merger.
EXPERTS
      The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this proxy statement/prospectus-information statement by reference to the Annual Report on Form 10-K of General Binding Corporation for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements of ACCO World as of December 27, 2004, 2003 and 2002 and for each of the years then ended included in this proxy statement/ prospectus-information statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
OTHER MATTERS
      As of the date of this proxy statement/ prospectus-information statement, the GBC board of directors is not aware of any matters that will be presented for consideration at the GBC special meeting other than as described in this proxy statement/ prospectus-information statement. If any other matters come before the special meeting or any adjournments or postponements of the special meeting and are voted upon, the enclosed proxy will confer discretionary authority on the individuals named as a proxy to vote the shares represented by the proxy as to any other matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of the management of GBC.
FUTURE STOCKHOLDER PROPOSALS
      Assuming consummation of the merger, the deadline for submission, in writing, to the corporate secretary of ACCO Brands, of all stockholder proposals to be considered for inclusion in ACCO Brands’ proxy statement for the 2006 annual meeting will be disclosed in a Form 10-Q filed after the merger. GBC will hold a 2005 annual meeting of GBC stockholders only if the merger is not consummated. The deadline for receipt by GBC’s secretary of stockholder proposals for inclusions in GBC’s proxy materials for the 2005 annual meeting (if it is held) will be a reasonable time before GBC begins to print and mail its proxy materials.
WHERE YOU CAN FIND MORE INFORMATION
      Prior to the date hereof, ACCO World was not required to file reports with the Securities and Exchange Commission. This proxy statement/ prospectus-information statement and all future materials ACCO Brands files with the Securities and Exchange Commission may be read and copied at the Securities and Exchange Commission’s public reference room or its internet website. The company’s internet website address is “http://www.accobrands.com.”
      GBC files reports (including annual reports which contain audited financial statements), proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and other information at the Securities and Exchange Commission’s public reference room in Washington, D.C. at 450 Fifth Street, N.W. Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the public reference rooms. GBC’s Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the internet site maintained by the Securities and Exchange Commission at “http://www.sec.gov.” GBC’s internet site is “http://gbc.com.” Copies of, or links to, GBC’s Securities and Exchange Commission filings are available through the investor relations section of the company’s website.
      The Securities and Exchange Commission allows GBC to “incorporate by reference” information into this proxy statement/ prospectus-information statement. This means that GBC can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. These documents contain important information about GBC and its financial condition. The information incorporated by reference is considered to be part of this proxy statement/ prospectus-information statement.
      Information that GBC files later with the Securities and Exchange Commission will automatically update and supersede this information. GBC incorporates by reference the documents listed below and any future filings it will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the date of the GBC special meeting:

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005 filed with the Securities and Exchange Commission on May 10, 2005;

•	Annual Report on Form 10-K/ A for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission on April 29, 2005;

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission on March 15, 2005;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2005;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2005;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2005;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on March 16, 2005;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2005;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2005.
      You may request a copy of these filings at no cost by writing or telephoning GBC at the following address or telephone number:

General Binding Corporation
One GBC Plaza
Northbrook, Illinois 60062
Attn: Investor Relations
Telephone: (847) 272-3700
      IN ORDER TO ENSURE TIMELY DELIVERY OF THESE DOCUMENTS, YOU SHOULD MAKE YOUR REQUEST BY AUGUST 8, 2005.
      WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE MERGER OR ABOUT US THAT DIFFERS FROM OR ADDS TO THE INFORMATION IN THIS PROXY STATEMENT/ PROSPECTUS-INFORMATION STATEMENT OR THE DOCUMENTS THAT GBC PUBLICLY FILES WITH THE SECURITIES AND EXCHANGE COMMISSION. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.
      IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/ PROSPECTUS-INFORMATION STATEMENT OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED BY THIS PROXY STATEMENT/ PROSPECTUS-INFORMATION STATEMENT DOES NOT EXTEND TO YOU.
      THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/ PROSPECTUS-INFORMATION STATEMENT SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THIS DATE, AND NEITHER THE MAILING OF THIS DOCUMENT TO STOCKHOLDERS NOR THE DISTRIBUTION OF ACCO BRANDS COMMON STOCK IN THE SPIN-OFF NOR THE ISSUANCE OF ACCO BRANDS COMMON STOCK IN THE MERGER CREATE ANY IMPLICATION TO THE CONTRARY.

TABLE OF CONTENTS FOR HISTORICAL
FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of
ACCO World Corporation
      In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, cash flows and stockholders’ equity present fairly, in all material respects, the financial position of ACCO World Corporation and Subsidiaries at December 27, 2004, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
PricewaterhouseCoopers LLP
Chicago, Illinois
April 29, 2005

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Consolidated Balance Sheets
December 27, 2004, 2003 and 2002

	2004	2003	2002
(in millions of dollars)
Assets
Current assets
Cash and cash equivalents	$79.8	$60.5	$43.3
Accounts receivable less allowances for discounts, doubtful accounts and returns; $18.5, $19.3 and $24.4 for 2004, 2003 and 2002	320.1	258.2	249.4
Inventories, net
Raw materials and supplies	24.7	25.7	26.2
Work in process	5.8	7.4	8.1
Finished products	142.0	123.1	101.8

	172.5	156.2	136.1
Deferred income taxes	4.2	3.9	6.5
Income taxes receivable	—	—	2.0
Other current assets	19.9	21.4	19.5

Total current assets	596.5	500.2	456.8
Property, plant and equipment
Land and improvements	13.2	14.4	20.5
Buildings and improvements to leaseholds	117.8	132.7	135.6
Machinery and equipment	346.5	399.5	398.6
Construction in progress	15.0	4.4	4.7

	492.5	551.0	559.4
Less accumulated depreciation	334.8	381.0	364.1

Property, plant and equipment, net	157.7	170.0	195.3
Deferred income taxes	21.7	25.2	18.9
Intangibles resulting from business acquisitions, net of accumulated amortization; $63.3, $61.0 and $59.6 for 2004, 2003 and 2002	117.6	117.3	128.8
Property, plant and equipment held for sale	—	7.0	13.9
Prepaid pension expense	87.1	60.1	40.0
Other assets	3.9	6.9	6.8

Total assets	$984.5	$886.7	$860.5

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable to banks	$0.1	$2.8	$4.3
Current portion of long-term debt	—	—	0.4
Accounts payable	120.6	96.4	87.2
Accrued income taxes due to Parent	14.3	6.6	—
Accrued customer programs	81.6	54.8	62.1
Accrued compensation, restructuring and other liabilities	108.2	105.2	97.1

Total current liabilities	324.8	265.8	251.1
Postretirement and other liabilities	42.9	87.8	80.6

Total liabilities	367.7	353.6	331.7
Stockholders’ equity
Common stock, par value $1 per share and 53,476 shares authorized, issued and outstanding at December 27, 2004, 2003 and 2002	0.1	0.1	0.1
Parent company investment	(269.5)	(225.1)	(167.6)
Paid-in capital	1,835.1	1,832.6	1,829.8
Accumulated other comprehensive income (loss)	15.9	(41.2)	(73.5)
Accumulated deficit	(964.8)	(1,033.3)	(1,060.0)

Total stockholders’ equity	616.8	533.1	528.8

Total liabilities and stockholders’ equity	$984.5	$886.7	$860.5

See notes to consolidated financial statements.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Consolidated Statements of Income
Years Ended December 27, 2004, 2003 and 2002

	2004	2003	2002
(in millions of dollars, except per share data)
Net sales	$1,175.7	$1,101.9	$1,105.4

Cost of products sold	714.3	686.8	698.9
Advertising, selling, general and administrative expenses	347.8	337.8	351.5
Amortization of intangibles	1.3	1.7	2.1
Write-down of intangibles	—	12.0	—
Restructuring charges	19.4	17.3	34.3
Interest expense, including allocation from Parent	8.5	8.0	12.3
Other (income) expense, net	(5.2)	(1.6)	0.8

Income before income taxes	89.6	39.9	5.5
Income taxes	21.1	13.2	1.3

Net income	$68.5	$26.7	$4.2

Basic earnings per common share	$1,281	$499	$79

Unaudited pro forma earnings per share (see Note 15)
Basic	$1.44

Diluted	$1.42

See notes to consolidated financial statements.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Consolidated Statements of Cash Flows
Years Ended December 27, 2004, 2003 and 2002

	2004	2003	2002
(in millions of dollars)
Operating activities
Net income	$68.5	$26.7	$4.2
Write-down of intangibles	—	12.0	—
Restructuring non-cash charges	6.4	9.7	12.1
Loss on disposal of fixed assets	1.5	9.2	0.1
Depreciation	28.2	33.3	37.0
Amortization	1.3	1.7	2.1
Decrease in deferred income taxes	(13.7)	(3.9)	(9.7)
(Increase) decrease in accounts receivable	(51.1)	6.7	7.1
(Increase) decrease in inventories	(9.6)	(10.6)	38.2
Increase (decrease) in accounts payable, accrued expense and other liabilities	35.8	(11.6)	16.2
Increase in accrued taxes	12.0	9.4	26.5
Other operating activities, net	(15.6)	(15.4)	28.1

Net cash provided from operating activities	63.7	67.2	161.9
Investing activities
Additions to property, plant and equipment	(27.6)	(16.3)	(22.0)
Proceeds from the disposition of property, plant and equipment	21.5	14.6	4.8

Net cash used by investing activities	(6.1)	(1.7)	(17.2)
Financing activities
Intercompany financing	(42.6)	(54.8)	(128.3)
Repayments on long-term debt	—	(0.4)	(0.9)
Repayments of short-term debt	(2.7)	(1.6)	—
Borrowings of short-term debt	—	—	0.5

Net cash used by financing activities	(45.3)	(56.8)	(128.7)
Effect of foreign exchange rate changes on cash	7.0	8.5	2.4

Net increase in cash and cash equivalents	19.3	17.2	18.4
Cash and cash equivalents
Beginning of year	60.5	43.3	24.9

End of year	$79.8	$60.5	$43.3

Cash paid during the year for
Interest	$0.3	$0.4	$0.5

Income taxes	$16.9	$14.1	$11.4

See notes to consolidated financial statements.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Consolidated Statements of Stockholders’ Equity
Years Ended December 27, 2004, 2003 and 2002

				Accumulated
		Parent		Other	Accumulated
	Common	Company	Paid-in	Comprehensive	Earnings
	Stock	Investment	Capital	Income (Loss)	Deficit	Total
(in millions of dollars)
Balance at December 27, 2001	$0.1	$(42.7)	$1,826.9	$(55.7)	$(1,064.2)	$664.4
Comprehensive income
Net income	—	—	—	—	4.2	4.2
Minimum pension liability adjustment	—	—	—	(29.8)	—	(29.8)
Changes in currency translation adjustment and other	—	—	0.4	12.0	—	12.4

Total comprehensive income (loss)	—	—	0.4	(17.8)	4.2	(13.2)
Net transfers to Parent	—	(124.9)	—	—	—	(124.9)
Tax benefit from stock options	—	—	2.5	—	—	2.5

Balance at December 27, 2002	0.1	(167.6)	1,829.8	(73.5)	(1,060.0)	528.8
Comprehensive income
Net income	—	—	—	—	26.7	26.7
Minimum pension liability adjustment	—	—	—	(3.0)	—	(3.0)
Changes in currency translation adjustment	—	—	—	35.3	—	35.3

Total comprehensive income	—	—	—	32.3	26.7	59.0
Net transfers to Parent	—	(57.5)	—	—	—	(57.5)
Tax benefit from stock options	—	—	2.8	—	—	2.8

Balance at December 27, 2003	0.1	(225.1)	1,832.6	(41.2)	(1,033.3)	533.1
Comprehensive income
Net income	—	—	—	—	68.5	68.5
Minimum pension liability adjustment	—	—	—	32.8	—	32.8
Changes in currency translation adjustment	—	—	—	24.3	—	24.3

Total comprehensive income (loss)	—	—	—	57.1	68.5	125.6
Net transfers to Parent	—	(44.4)	(0.4)	—	—	(44.8)
Tax benefit from stock options	—	—	2.9	—	—	2.9

Balance at December 27, 2004	$0.1	$(269.5)	$1,835.1	$15.9	$(964.8)	$616.8

See notes to consolidated financial statements.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements
December 27, 2004, 2003 and 2002

1. Significant Accounting Policies
Nature of Business
      ACCO World Corporation (the “Company”) is a majority-owned subsidiary of Fortune Brands, Inc. (the “Parent”). The minority interest owner owns 1,000 shares of the Company’s common stock, representing approximately 1.9%. The Company is primarily involved in the manufacturing, marketing and distribution of office products — including paper fastening, document management, computer accessories, time management, presentation and other office products — selling primarily to large resellers. The Company’s subsidiaries operate principally in the United States, the United Kingdom, Canada and Australia.
      Certain reclassifications have been made in the prior year’s financial statements to conform with the current year presentation.
Basis of Presentation
      The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries. All significant intercompany transactions and balances have been eliminated. The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, sales and expenses for the reporting periods. Actual results for future periods could differ from those estimates. The Company’s fiscal year end is December 27th, while interim reporting periods end on the 25th of the month. Operations, principally in Europe and Australia, representing approximately 39.3%, 36.5% and 32.8% of consolidated net sales for the years ended December 27, 2004, 2003 and 2002, respectively, are included in the consolidated financial statements on the basis of fiscal years ending November 30 in order to facilitate timely consolidation.
Cash and Cash Equivalents
      Highly liquid investments with an original maturity of three months or less are included in cash and cash equivalents.
Allowances for Doubtful Accounts
      Trade receivables are stated net of discounts, allowances for doubtful accounts and allowance for returns. The allowances represent estimated uncollectible receivables associated with potential customer non-payment on contractual obligations, usually due to customers’ potential insolvency. The allowances include amounts for certain customers where a risk of non-payment has been specifically identified. In addition, the allowances include a provision for customer non-payment on a general formula basis when it is determined the risk of some non-payment is probable and estimatable, but cannot yet be associated with specific customers. The assessment of the likelihood of customer non-payment is based on various factors, including the length of time the receivables are past due, historical experience and existing economic conditions.
Inventories
      Inventories are priced at the lower of cost (first-in, first-out) or market. Inventory costs include labor, material and overhead. Inventory balances are net of valuation reserves.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

Property, Plant and Equipment
      Property, plant and equipment are carried at cost. Depreciation is provided, principally on a straight-line basis, over the estimated useful lives of the assets. Gains or losses resulting from dispositions are included in income. Betterments and renewals which improve and extend the life of an asset are capitalized; maintenance and repair costs are expensed. Purchased computer software, as well as internally-developed software, is capitalized and amortized over the software’s useful life. The following table shows estimated useful lives of property, plant and equipment:

Buildings	40 to 50 years
Leasehold improvements	1 to 10 years
Machinery, equipment and furniture	3 to 10 years
Computer hardware and software	3 to 7 years
Automobiles	2 to 4 years
Long-Lived Assets
      In accordance with Statement of Financial Accounting Standards No. 144 (SFAS 144), “Accounting for the Impairment or Disposal of Long-Lived Assets,” a long-lived asset or asset group is tested for recoverability wherever events or changes in circumstances indicate that its carrying amounts may not be recoverable. When such events occur, the Company compares the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset or asset group to the carrying amount of a long-lived asset or asset group. If this comparison indicates that there is an impairment, the amount of the impairment is typically calculated using discounted expected future cash flows. The discount rate applied to these cash flows is based on the Company’s weighted average cost of capital, which represents the blended after-tax costs of debt and equity.
Intangibles
      In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS 142), indefinite-lived intangibles are tested for impairment on an annual basis and under certain circumstances, written down where impaired, rather than amortized as previous standards required. In addition, SFAS 142 requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite. Certain of the Company’s trade names have been assigned an indefinite life as it was deemed that these trade names are currently anticipated to contribute cash flows to the Company indefinitely. Indefinite-lived intangible assets will not be amortized, but are required to be evaluated at each reporting period to determine whether the indefinite useful life is appropriate.
      The Company reviews indefinite lived intangibles for impairment annually, and whenever market or business events indicate there may be a potential impact on that intangible. The Company considers the implications of both external (e.g., market growth, pricing, competition, and technology) and internal factors (e.g., product costs, margins, support expenses, capital investment) and their potential impact on cash flows for each business in both the near and long term, as well as their impact on any identifiable intangible asset associated with the business. Based on recent business results, consideration of significant external and internal factors, and the resulting business projections, indefinite lived intangible assets are reviewed to determine whether they are likely to remain indefinite lived, or whether a finite life is more appropriate. In addition, based on events in the period and future expectations, the Company considers whether the potential for impairment exists as required by FAS 142.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      In conjunction with the Company’s ongoing review of the carrying value of our identifiable intangibles as prescribed by SFAS 142, the Company recorded a non-cash write-off of identifiable intangibles, primarily trademarks, of $12.0 million, $8.0 million after tax, in June 2003. The write-off recognized the diminished fair values of selected identifiable intangibles resulting from the repositioning of the Boone and Hetzel business.
      The Company’s purchased intangible assets are comprised of indefinite-lived and definite-lived trade names carried at cost less accumulated amortization. The gross carrying value of the company’s indefinite-lived assets was $96.8 million as of December 27, 2004, 2003 and 2002. Definite-lived trade names are amortized over their estimated useful lives, either 15 or 30 years, based on assessment of a number of factors that may impact useful life. The gross carrying value and accumulated amortization of the Company’s amortizable intangible assets were $39.6 million and $18.8 million, $37.0 million and $16.5 million, $47.0 million and $15.1 million, respectively, as of December 27, 2004, 2003 and 2002, respectively. The Company’s intangible amortization was $1.3 million, $1.7 million and $2.1 million for the years ended December 27, 2004, 2003 and 2002, respectively. Estimated 2005 through 2009 intangible amortization is $1.7 million per year.
Warranty Reserves
      The Company offers its customers various warranty terms based on the type of product that is sold. Warranty expense is generally recorded at the time of sale.

	2004	2003	2002
(in millions of dollars)
Reserve balance at the beginning of the year	$(1.2)	$(0.7)	$(0.9)
Provision for warranties issued	(3.4)	(1.6)	(1.7)
Settlements made (in cash or in kind)	1.9	1.1	1.9

Reserve balance at the end of year	$(2.7)	$(1.2)	$(0.7)

Employee Benefit Plans
      The Company and its subsidiaries provide a range of benefits to their employees and retired employees, including pension, postretirement, postemployment and health care benefits. The Company records annual amounts relating to these plans based on calculations specified by GAAP, which include various actuarial assumptions, including discount rates, assumed rates of return, compensation increases, turnover rates and health care cost trend rates. The Company reviews its actuarial assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is deemed appropriate to do so. As required by GAAP, the effect of the modifications are generally recorded or amortized over future periods. The Company believes that the assumptions utilized in recording its obligations under its plans, which are presented in Note 2 to the consolidated financial statements, are reasonable based on its experience and on input from its actuaries. The Company will continue to monitor these assumptions as market conditions warrant.
Income Taxes
      In accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” deferred tax liabilities or assets are established for temporary differences between financial and tax reporting bases and are subsequently adjusted to reflect changes in tax rates expected to be in effect when the temporary differences reverse.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      Deferred income taxes are not provided on undistributed earnings of foreign subsidiaries, aggregating approximately $208.0 million at December 27, 2004, as such earnings are expected to be permanently reinvested in these companies.
Parent Company Investment
      Certain services were provided to the Company by the Parent. Executive compensation and consulting expenses which were paid by the Parent on behalf of the Company have been allocated based on actual direct costs incurred. Where specific identification of expenses was not practicable, the cost of such services was allocated based on the most relevant allocation method to the service provided. Costs for the most significant of these services, legal and internal audit, were allocated to the Company based on the relative percentage of net sales and total assets, respectively, of the Company to the Parent. The cost of all other services have been allocated to the Company based on the most relevant allocation method to the service provided, either net sales of the Company as a percentage of net sales of the Parent, total assets of the Company as a percentage of total assets of the Parent, or headcount of the Company as a percentage of headcount of the Parent. Total expenses allocated to the Company were $13.0 million, $10.3 million and $7.8 million in 2004, 2003 and 2002, respectively.
      In addition, interest expense associated with the Parent’s outstanding debt has been allocated to the Company based upon average net assets of the Company as a percentage of average net assets plus average consolidated debt not attributable to other operations of the Parent. The Company believes this method of allocating interest expense produces reasonable results because average net assets is a significant factor in determining the amount of parent company borrowings. No debt has been allocated by the Parent to the Company’s balance sheet. Total interest expense allocated to the Company was $10.4 million, $9.5 million and $13.2 million in 2004, 2003 and 2002, respectively.
Revenue Recognition
      The Company recognizes revenues from product sales when earned, net of applicable provisions for discounts, returns and allowances, as defined by GAAP and in accordance with SEC Bulletins No. 101 and No. 104. For product sales, revenue is not recognized until title and risk of loss have transferred to the customer, generally upon shipment. The Company provides its estimates of potential doubtful accounts at the time of revenue recognition.
Net Sales
      Shipping and handling costs billed to customers are included in net sales. Costs incurred for shipping and handling are classified in “advertising, selling, general and administrative expenses.” Shipping and handling costs included in “advertising, selling, general and administrative expenses” were $50.2 million, $47.4 million and $45.1 million as of December 27, 2004, 2003 and 2002, respectively.
Customer Program Costs
      The Company generally recognizes customer program costs as a deduction to “gross sales” at the time that the associated revenue is recognized. Certain customer incentives that do not directly relate to future revenues are expensed when initiated. Customer program costs include, but are not limited to, sales rebates which are generally tied to achievement of certain sales volume levels, in-store promotional allowances, shared media and customer catalog allowances and other cooperative advertising arrangements, and freight allowance programs. In addition, incentives to the Company’s end consumer, such as mail-in rebates and coupons, are also reported as sales deductions.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      In addition, “accrued customer programs” principally include, but are not limited to, sales volume rebates, promotional allowances, shared media and customer catalog allowances and other cooperative advertising arrangements, and freight allowances as discussed above.
Advertising Costs
      Advertising costs amounted to $81.5 million, $74.8 million and $85.2 million for the years ended December 27, 2004, 2003 and 2002, respectively. These costs include, but are not limited to, cooperative advertising and promotional allowances as described in “Customer Program Costs” above, and are principally expensed as incurred.
      The Company capitalizes certain direct-response advertising costs which are primarily from catalogs and reminder mailings sent to customers. Such costs are generally amortized in proportion to when related revenues are recognized, usually no longer than three months. In addition, direct response advertising includes mailings to acquire new customers, and this cost is amortized over the periods that benefits are realized. Direct response advertising amortization of $6.9 million, $7.3 million and $16.5 million was recorded in the years ended December 27, 2004, 2003 and 2002, respectively, and is included in the above amounts.
      At December 27, 2004, 2003 and 2002 there were $0.5 million, $0.4 million and $1.0 million, respectively, of unamortized direct response advertising costs included in other current assets.
Research and Development
      Research and development expenses, which amounted to $8.1 million, $8.3 million and $9.5 million for the years ended December 27, 2004, 2003 and 2002, respectively, are charged to expense as incurred.
Stock-Based Compensation
      The Company applies Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for its stock options. Accordingly, no compensation expense has been recognized for the stock option plans. Statement of Financial Accounting Standards No. 148 (SFAS 148), “Accounting for Stock-Based Compensation — Transition and Disclosure,” requires disclosure of pro forma net income and pro forma earnings per share amounts as if compensation expense was recognized.
      Pursuant to SFAS 148, the Company, for purposes of its pro forma disclosure in Note 8, determined its compensation expense in accordance with the Black-Scholes option-pricing model fair value method.
Foreign Currency Translation
      Foreign currency balance sheet accounts are translated into U.S. dollars at the rates of exchange at the balance sheet date. Income and expenses are translated at the average rates of exchange in effect during the year. The related translation adjustments are made directly to a separate component of the Accumulated Other Comprehensive Income (Loss) (OCI) caption in stockholder’s equity. Some transactions are made in currencies different from an entity’s functional currency. Gain and losses on these foreign currency transactions are generally included in income as they occur.
Derivative Financial Instruments
      The Company records all derivative instruments in accordance with Statement of Financial Accounting Standards No. 133 (SFAS 133), “Accounting for Derivative Instruments and Hedging Activities” and its related amendment Statement of Financial Accounting Standards No. 138 (SFAS 138), “Accounting for Certain Derivative Instruments and Certain Hedging Activities.” These statements establish accounting and reporting standards for derivative instruments, including certain

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

derivative instruments embedded in other contracts, and for hedging activities. It requires recognition of all derivatives as either assets or liabilities on the balance sheet and the measurement of those instruments at fair value. If the derivative is designated as a fair value hedge and is effective, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings in the same period. If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive income and are recognized in the income statement when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings.
      Derivative gains or losses included in OCI are realized into earnings at the time the forecasted revenue or expense is recognized. The Company has experienced no material gains or losses on hedging activities.
Foreign Currency Risk
      Certain forecasted transactions, assets and liabilities are exposed to foreign currency risk. The Company continually monitors its foreign currency exposures in order to maximize the overall effectiveness of its foreign currency hedge positions. Principal currencies hedged include the U.S. dollar and Pound sterling.
Concentration of Credit Risk
      Sales to the Company’s four largest customers were $436.0 million, $433.0 million and $421.4 million for the years ended December 27, 2004, 2003 and 2002, respectively. Trade receivables from these customers were $157.7 million, $118.1 million and $100.6 million at December 27, 2004, 2003 and 2002, respectively.
      Office Depot sales were $215.8 million, $213.1 million and $196.8 million for the years ended December 27, 2004, 2003 and 2002, respectively, which represented more than 10% of the total sales.
Recent Accounting Pronouncements
      In May 2004, the FASB issued FASB Staff Position No. 106-2 (FSP 106-2), “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2004 (the “Medicare Prescription Act”).” FSP 106-2 provides guidance on the accounting for, and disclosure of, the effects of the Medicare Prescription Act enacted in December 2003. The Medicare Prescription Act will provide a prescription drug benefit under Medicare Part D, as well as provide a federal subsidy to employers that provide a program for prescription drug benefit that is at least actuarially equivalent to Medicare Part D.
      The Company adopted FSP 106-2 prospectively in the third quarter of 2004. Several of the postretirement plans qualify for the federal subsidy; however, the adoption of FSP 106-2 did not have a material impact on the results of operations. The subsidy, which will result in lower future expense, reduced the Company’s accumulated postretirement benefit obligation by an insignificant amount.
      In December 2004, the FASB issued FASB Staff Position No. 109-2 (FSP 109-2), “Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004 (the Act).” The Act provides for a special one-time dividend received deduction on the repatriation of foreign earnings. As a result of FSP 109-2, the Company recorded an income tax expense of $1.2 million in 2004.
      In December 2004, the FASB issued Financial Accounting Standards No. 123 (revised 2004) (FAS 123R), “Share-Based Payment.” FAS 123R replaces FAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.”

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

FAS 123R requires compensation expense, measured over the period that an employee provides service in exchange for the award. The Company intends to adopt FAS 123R using the “modified prospective” transition method as defined in FAS 123R. Under the modified prospective method, companies are required to record compensation cost for new and modified awards over the related vesting period of such awards prospectively and record compensation cost prospectively for the unvested portion, at the date of adoption, of previously issued and outstanding awards over the remaining vesting period of such awards. FAS 123R is effective January 1, 2006. The Company is evaluating the impact of FAS 123R on the results and financial position.
      In November 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 151, “Inventory Costs” (Statement 151). The provisions of this Statement become effective for the Company in fiscal 2006. This Statement amends the existing guidance on the recognition of inventory costs to clarify the accounting for abnormal amounts of idle expense, freight, handling costs, and wasted material (spoilage). Existing rules indicate that under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. Statement 151 requires that those items be recognized as current period charges regardless of whether they meet the criterion of “so abnormal.” In addition, Statement 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The impact of the Statement on the valuation of inventory and operating results is currently being evaluated by the Company.
      In January 2003, the FASB issued Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities.” The objective of FIN 46 is to improve financial reporting by companies involved with variable interest entities. Prior to FIN 46, companies generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46 was effective for newly created variable interest entities as of January 31, 2003 and was effective for existing variable interest entities as of October 1, 2003. The adoption of FIN 46 did not have an impact on the Company’s results or financial position.
      In December 2003, the FASB issued Interpretation 46 (46R) to clarify some of the provision of FASB Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities,” and to exempt certain entities from its requirements. Special effective dates apply to enterprises that have fully or partially applied Interpretation 46 prior to issuance of 46R. Otherwise, application of 46R or FIN 46 was required in financial statements of public entities that have interests in structures that are special-purpose entities for periods ending after December 15, 2003. Both 46R and FIN 46 did not have an impact on the Company’s results or financial position.
      In November 2003, the FASB issued Staff Position No. FAS 150-3 (FSP 150-3), “Effective Date, Disclosure, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interest under FASB Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” FSP 150-3 defers the effective date for certain mandatorily redeemable noncontrolling interest indefinitely pending further FASB action. The adoption of SFAS 150 did not have an impact on the Company’s results or financial position.
2. Pension and Other Retiree Benefits
      The Company has a number of pension plans, principally in the United States and United Kingdom, covering substantially all employees. The plans provide for payment of retirement benefits, mainly commencing between the ages of 60 and 65, and also for payment of certain disability and severance benefits. After meeting certain qualifications, an employee acquires a vested right to future benefits. The

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

benefits payable under the plans are generally determined on the basis of an employee’s length of service and earnings. Annual contributions to the plans are made as necessary to ensure legal funding requirements are satisfied.
      The Company provides postretirement health care and life insurance benefits to certain employees and retirees in the United States and certain employee groups outside the United States. Many employees and retirees outside the United States are covered by government health care programs.

	Pension Benefits			Postretirement Benefits

	2004	2003	2002	2004	2003	2002
(in millions of dollars)
Change in projected benefit obligation (PBO)
Projected benefit obligation at beginning of year	$294.0	$244.3	$217.5	$10.8	$12.6	$10.8
Service cost	7.2	6.3	7.1	0.2	0.2	0.3
Interest cost	17.4	15.0	14.4	0.7	0.7	0.7
Actuarial loss (gain)	7.9	24.7	6.7	—	(3.0)	0.7
Participants’ contributions	1.3	1.2	1.0	—	0.1	0.1
Foreign exchange rate changes	19.2	16.7	9.9	0.7	0.8	0.6
Benefits paid	(16.9)	(14.2)	(12.3)	(0.7)	(0.6)	(0.6)
Curtailments	—	—	—	(0.6)	—	—

Projected benefit obligation at end of year	330.1	294.0	244.3	11.1	10.8	12.6

Change in plan assets
Fair value of plan assets at beginning of year	264.4	214.6	240.4	—	—	—
Actual return on plan assets	18.9	26.9	(25.1)	—	—	—
Employer contributions	30.9	22.8	2.2	0.6	0.5	0.5
Participants’ contributions	1.3	1.2	1.0	0.1	0.1	0.1
Foreign exchange rate changes	16.9	13.6	8.8	—	—	—
Benefits paid	(16.9)	(14.2)	(12.3)	(0.7)	(0.6)	(0.6)
Other Items	0.5	(0.5)	(0.4)	—	—	—

Fair value of plan assets at end of year	316.0	264.4	214.6	—	—	—

Funded status (Fair value of plan assets less PBO)	(14.1)	(29.6)	(29.7)	(11.2)	(10.8)	(12.6)
Unrecognized actuarial loss (gain)	94.1	83.6	67.1	(6.1)	(6.5)	(3.9)
Unrecognized prior service cost (benefit)	4.4	3.0	1.0	(0.2)	(0.2)	(0.2)

Net amount recognized	$84.4	$57.0	$38.4	$(17.5)	$(17.5)	$(16.7)

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      Amounts recognized in the balance sheet consist of:

	Pension Benefits			Postretirement Benefits

	2004	2003	2002	2004	2003	2002

(in millions of dollars)
Prepaid pension benefit	$87.1	$60.1	$11.9	$—	$—	$—
Accrued benefit liability	(2.7)	(53.9)	(19.7)	(17.5)	(17.5)	(16.7)
Intangible assets	—	3.8	2.0	—	—	—
Accumulated other comprehensive income	—	47.0	44.2	—	—	—

Net amount recognized	$84.4	$57.0	$38.4	$(17.5)	$(17.5)	$(16.7)

      The accumulated benefit obligation for all defined benefit pension plans was $307.3 million, $274.0 million and $224.8 million at December 27, 2004, 2003 and 2002, respectively.
      Information for pension plans with an accumulated benefit obligation in excess of plan assets:

	2004	2003	2002
(in millions of dollars)
Projected benefit obligation	$2.3	$174.9	$231.7
Accumulated benefit obligation	1.6	163.0	212.2
Fair value of plan assets	—	140.8	192.9
      The change is primarily due to two plans that are no longer underfunded as of December 27, 2004.
      Components of net periodic benefit cost:

	Pension Benefits			Postretirement Benefits

	2004	2003	2002	2004	2003	2002
(in millions of dollars)
Service cost	$7.2	$6.3	$7.1	$0.2	$0.2	$0.3
Interest cost	17.4	15.0	14.4	0.7	0.7	0.7
Expected return on plan assets	(21.9)	(19.7)	(21.0)	(0.6)	(0.2)	—
Amortization of prior service cost	0.9	1.3	0.2	—	—	—
Amortization of net loss (gain)	4.3	2.0	—	(1.0)	(0.6)	(0.4)

Net periodic benefit cost (income)	$7.9	$4.9	$0.7	$(0.7)	$0.1	$0.6

      Additional information:

	2004	2003	2002
(in millions of dollars)
(Decrease) increase in minimum liability included in intangible assets, liabilities and other comprehensive income	$(32.8)	$3.0	$44.2

      Assumptions:
      Weighted average assumptions used to determine net cost for years ended December 27:

				Postretirement
	Pension Benefits			Benefits

	2004	2003	2002	2004	2003	2002

Discount rate	5.7%	5.9%	6.3%	5.7%	5.9%	6.2%
Rate of compensation increase	4.0%	3.5%	3.5%	—	—	—

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      Assumptions:
      Weighted average assumptions used to determine net cost for years ended December 27:

				Postretirement
	Pension Benefits			Benefits

	2004	2003	2002	2004	2003	2002

Discount rate	5.9%	6.3%	6.7%	5.9%	6.2%	6.7%
Expected long-term rate of return on plan assets	7.9%	8.0%	8.0%	—	—	—
Rate of compensation increase	3.8%	3.5%	4.0%	—	—	—
      The Company’s expected 7.9% long-term rate of return is based on a melded allocation of equity and fixed income.
      Assumed health care cost trend rates used to determine benefit obligations and net cost at December 27:

	Postretirement Benefits

	2004	2003	2002

Health care cost trend rate assumed for next year	10%	10%	10%
Rate that the cost trend rate is assumed to decline (the ultimate trend rate)	5%	5%	5%
Year that the rate reaches the ultimate trend rate	2015	2014	2008
      Assumed health care cost trend rates have significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	1-Percentage-	1-Percentage-	1-Percentage-
	Point Increase	Point Decrease	Point Decrease
(in millions of dollars)
Effect on total of service and interest cost	$0.1	$(0.1)	$(0.1)
Effect on postretirement benefit obligation	1.0	(1.0)	(1.0)
Plan Assets
      The Company’s pension plan weighted-average asset allocations at December 27, 2004, 2003 and 2002 are as follows:

	Pension Plan Assets
	at December 27

	2004	2003	2002

Asset category
Cash	4%	1%	1%
Equity securities	70	73	61
Fixed income	26	26	38

Total	100%	100%	100%

      The investment strategy for the Company, which has numerous domestic pension plans under several master trusts, is to optimize investment returns through a diversified portfolio of investments, taking into consideration underlying plan liabilities and asset volatility. Master trusts were established to hold the assets of the Company’s domestic defined benefit plans. The defined benefit asset allocation policy of these

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

trusts allow for an equity allocation of 45% to 75%, a fixed income allocation of 25% to 50% and a cash allocation of up to 25%. Each master trust has a different target asset allocation which is reviewed periodically and is based on the underlying liability structure. The asset allocation for non-U.S. plans is set by the local plan trustees. Some non-U.S. plans allow for an investment of 10% in real estate.
Cash Flows Contributions
      The Company expects to contribute $5.0 million to its pension plans in 2005.
      The Company sponsors a number of defined contribution plans. Contributions are determined under various formulas. Costs related to such plans amounted to $4.5 million, $3.9 million and $4.5 million in 2004, 2003 and 2002, respectively.
      The following benefit payments, which reflect expected future service, are expected to be paid:

	Pension	Postretirement
	Benefits	Benefits
(in millions of dollars)
2005	$13.9	$0.7
2006	14.1	0.7
2007	14.2	0.7
2008	20.3	0.8
2009	15.1	0.8
Years 2010 — 2013	90.9	4.6
3. Lease Commitments
      Future minimum rental payments under noncancelable operating leases as of December 27, 2004 are as follows:

(in millions of dollars)
2005	$16.8
2006	14.8
2007	14.0
2008	12.2
2009	11.6
Remainder	53.3

Total minimum rental payments	122.7
Less minimum rentals to be received under noncancelable subleases	(2.5)

$120.2

      Total rental expense for all operating leases (reduced by minor amounts from subleases) amounted to $19.5 million, $18.3 million and $20.7 million in 2004, 2003 and 2002, respectively.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

4. Income Taxes
      The components of income (loss) before income taxes are as follows:

	2004	2003	2002
(in millions of dollars)
Domestic operations	$30.0	$(10.1)	$(24.7)
Foreign operations	59.6	50.0	30.2

	$89.6	$39.9	$5.5

      A reconciliation of income taxes at the 35% federal statutory income tax rate to income taxes as reported is as follows:

	2004	2003	2002
(in millions of dollars)
Income taxes computed at federal statutory income tax rate	$31.2	$13.9	$1.8
Other income taxes, net of federal tax benefit	1.3	0.3	(0.6)
Intangible write-down and amortization not deductible for income tax purposes	0.4	0.9	0.7
Foreign income taxed at lower effective tax rate	(3.4)	(3.2)	(0.5)
Release of valuation allowance	(3.7)	—	—
Reversal of reserves for items resolved more favorably than anticipated	(3.7)	—	—
Effect of foreign earnings repatriation under the American Jobs Creation Act of 2004	1.2	—	—
Miscellaneous	(2.2)	1.3	(0.1)

Income taxes as reported	$21.1	$13.2	$1.3

      During the third quarter of 2004, in conjunction with the conclusion of a restructuring effort, ACCO World reported a $3.7 million deferred tax benefit relating to the release of the valuation allowance associated with foreign subsidiary deductible temporary differences and net operating loss carryforwards in one jurisdiction. Positive evidence supporting the release of the valuation allowance included twelve trailing quarters of positive pretax earnings, improved product mix profitability, improved marketplace position, product cost restructuring, and strong management.
      The components of the income tax provision (benefit) are as follows:

	2004	2003	2002
(in millions of dollars)
Currently payable
Federal	$17.8	$2.7	$.2
Foreign	15.3	13.9	11.7
Other	1.7	0.5	(0.9)

Deferred
Federal and other	(10.3)	(4.2)	(9.2)
Foreign	(3.4)	0.3	(0.5)

	$21.1	$13.2	$1.3

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      The components of net deferred tax assets (liabilities) are as follows:

	2004	2003	2002
(in millions of dollars)
Current assets
Compensation and benefits	$0.9	$0.1	$0.6
Other reserves	4.8	3.7	3.8
Restructuring	1.2	0.8	2.7
Accounts receivable	3.6	5.3	6.0
Miscellaneous	4.2	3.9	4.4

	14.7	13.8	17.5
Current liabilities
Dividends receivable	(2.0)	—	—
Pensions	(8.1)	(8.6)	(8.6)
Miscellaneous	(0.4)	(0.3)	(1.4)

Current deferred income taxes	4.2	4.9	7.5
Noncurrent assets
Net operating loss carryforwards	12.4	12.7	10.8
Compensation and benefits	11.5	8.1	4.5
Pension	—	9.9	14.4
Goodwill basis	18.0	19.6	21.1
Miscellaneous	3.1	2.5	3.0

	45.0	52.8	53.8
Noncurrent liabilities
Depreciation	(1.0)	(7.6)	(10.0)
Pensions	(6.6)	—	(2.5)
Identifiable intangibles	(4.0)	(3.6)	(7.2)
Miscellaneous	(2.0)	(3.7)	(4.4)

Noncurrent deferred income taxes	31.4	37.9	29.7

Valuation allowance	(9.7)	(13.7)	(11.8)

Net deferred tax asset	$25.9	$29.1	$25.4

      The deferred tax asset valuation allowances are provided for net deferred tax assets in those jurisdictions where the Company has determined that it is more likely than not that the deferred tax assets will not be realized.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

5. Short-Term Borrowings and Credit Facilities
      At December 27, 2004, 2003 and 2002, there were $10.4 million, $10.3 million and $4.3 million committed under bank lines of credit, respectively. Included in this amount as of December 27, 2004, 2003 and 2002, were $0.1 million, $0.2 million and $0.1 million of borrowings outstanding, respectively. The Company had committed bank credit agreements that provide for unsecured borrowings of up to $8.9 million, $8.5 million and $7.1 million at December 31, 2004, 2003 and 2002, respectively, for general corporate purposes, including acquisitions. In addition, the Company had uncommitted bank lines of credit, which provide for unsecured borrowings for working capital of up to $78.8 million as of December 27, 2004. The weighted average interest rate on these outstanding borrowings was 6.04%, 6.04% and 3.09% in 2004, 2003 and 2002, respectively.
6.  Financial Instruments
      The Company does not enter into financial instruments for trading or speculative purposes. Financial instruments are used to principally reduce the impact of changes in foreign currency exchange rates. The principal financial instruments used are forward foreign exchange contracts. The counterparties are major financial institutions. Although the Company’s theoretical risk is the replacement cost at the then estimated fair value of these instruments, management believes that the risk of incurring losses is remote and that such losses, if any, would be immaterial.
      The Company enters into forward foreign exchange contracts principally to hedge currency fluctuations in transactions denominated in foreign currencies, thereby limiting the Company’s risk that would otherwise result from changes in exchange rates. The periods of the forward foreign exchange contracts correspond to the periods of the hedged transactions.
      At December 27, 2004, the Company had outstanding forward foreign exchange contracts to purchase $39.1 million of various foreign currencies (principally Pounds sterling and U.S. dollars) with maturity dates in fiscal 2005, with a weighted average maturity of 133 days.
      At December 27, 2003, the Company had outstanding forward foreign exchange contracts to purchase $30.2 million of various foreign currencies (principally Pounds sterling and U.S. dollars) with maturity dates in fiscal year 2004, with a weighted average maturity of 133 days.
      At December 27, 2002, the Company had outstanding forward foreign exchange contracts to purchase $2.2 million of various foreign currencies (principally Pounds sterling and Hong Kong dollars) with maturity dates in fiscal year 2003, with a weighted average maturity of 30 days.
      The estimated fair value of foreign currency contracts represents the amount required to enter into offsetting contracts with similar remaining maturities based on quoted market prices. At December 27, 2004, the fair value of all outstanding contracts was $2.2 million less than the carrying amounts.
      The estimated fair value of the Company’s cash and cash equivalents, notes payable to banks and commercial paper approximates the carrying amounts due principally to their short maturities. Concentration of credit risk with respect to accounts receivable is limited because a large number of geographically diverse customers make up the operating companies’ domestic and international customer base, thus spreading the credit risk.
      Raw materials used by the Company are subject to price volatility caused by weather, supply conditions, geopolitical and economic variables, and other unpredictable external factors.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

7.  Restructuring and Restructuring-Related Charges
      On April 19, 2001, the Company announced that as a result of its evaluation of strategic options, it would immediately begin implementing a plan designed to improve both financial results and the long-term value of the business.
      As part of this restructuring program, the Company recorded $19.4 million of pre-tax restructuring charges in the year 2004. This amount includes a release of $1.6 million of excess amounts established in a prior year. The charges relate to employee termination costs (283 positions) and to asset write-offs with a significant portion related to consolidation or closure of manufacturing facilities in the U.S., United Kingdom and mainland Europe and operational downsizing throughout the Company.
      Pursuant to the provisions of SFAS 146, the following table represents the reconciliation of the restructuring charges for actions initiated after December 31, 2002.

	Balance at				Balance at
	December 27,	2004	Cash	Non-Cash	December 27,
(in millions of dollars)	2003	Provision	Expenditures	Write-Offs	2004

Rationalization of operations
Employee termination costs	$1.3	$12.9	$(14.1)	$—	$0.1
Other	0.2	(0.1)	(0.4)	0.4	0.1
International distribution and
lease agreements	1.1	(0.5)	(0.3)	—	0.3
Loss on disposal of assets	—	7.6	1.1	(8.7)	—

	$2.6	$19.9	$(13.7)	$(8.3)	$0.5

	Balance at				Balance at
	December 27,	2003	Cash	Non-Cash	December 27,
(in millions of dollars)	2002	Provision	Expenditures	Write-Offs	2003

Rationalization of operations
Employee termination costs	$—	$8.8	$(7.5)	$—	$1.3
Other	—	0.5	(0.3)	—	0.2
International distribution and
lease agreements	—	1.2	(0.2)	0.1	1.1
Loss on disposal of assets	—	8.8	5.1	(13.9)	0.0

	$—	$19.3	$(2.9)	$(13.8)	$2.6

      Of the 2,048 positions planned for elimination under restructuring initiatives from 2001 to 2004, 2,048 had been eliminated as of December 27, 2004.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      Reconciliation of the entire restructuring liability as of December 27, 2004 is as follows:

	Balance at				Balance at
	December 27,	Total	Cash	Noncash	December 27,
(in millions of dollars)	2003	Provision	Expenditures	Write-Offs	2004

Rationalization of operations
Employee termination costs	$2.6	$12.5	$(15.0)	$0.1	$0.2
Other	0.8	—	(0.8)	—	—
International distribution and
lease agreements	4.3	(0.7)	(1.1)	0.2	2.7
Loss on disposal of assets	0.2	7.6	1.0	(8.8)	—

	$7.9	$19.4	$(15.9)	$(8.5)	$2.9

      Reconciliation of the entire restructuring liability as of December 27, 2003, is as follows:

	Balance at				Balance at
	December 27,	Total	Cash	Noncash	December 27,
(in millions of dollars)	2002	Provision	Expenditures	Write-Offs	2003

Rationalization of operations
Employee termination costs	$9.0	$6.8	$(13.7)	$0.5	$2.6
Other	(0.2)	0.9	(0.6)	0.7	0.8
International distribution and
lease agreements	4.3	1.1	(1.5)	0.4	4.3
Loss on disposal of assets	0.8	8.5	11.8	(20.9)	0.2

	$13.9	$17.3	$(4.0)	$(19.3)	$7.9

      Reconciliation of the entire restructuring liability as of December 27, 2002, is as follows:

	Balance at				Balance at
	December 27,	Total	Cash	Non-Cash	December 27,
(in millions of dollars)	2001	Provision	Expenditures	Write-Offs	2002

Rationalization of operations
Employee termination costs	$7.6	$19.8	$(18.7)	$0.3	$9.0
Other	0.4	(0.2)	(0.4)	—	(0.2)
International distribution and
lease agreements	5.2	1.5	(2.7)	0.3	4.3
Loss on disposal of assets	2.1	13.2	—	(14.5)	0.8

	$15.3	$34.3	$(21.8)	$(13.9)	$13.9

      Of the 1,765 positions planned for elimination under restructuring initiatives from 2001 through 2003, 1,726 had been eliminated as of December 27, 2003.
      In association with the Company’s plan to abandon one long-term lease agreement, a charge for $2.6 million was recorded in the year 2001. Cash expenditures related to this lease are expected to continue through 2007.
      The Company expects that all other activity will be completed within the next 12 months.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      In association with the Company’s restructuring, certain non-recurring costs were expensed to cost of products sold and advertising, selling, general and administrative expenses in the income statement. These charges were principally related to strategic product category exits and to implementation of the new company footprint. These charges totaled $22.2 million, $20.2 million and $13.9 million for the years ended December 27, 2004, 2003 and 2002, respectively.
8.  Stock Plans
      As a subsidiary of the Parent, the Company has no employee stock option plan; however, certain employees of the Company have been granted stock options and performance awards under the incentive plans of the Parent, including the 1999 and 2003 Long-Term Incentive Plans. The 1999 and 2003 Long-Term Incentive Plans authorize the granting to key employees of the Parent and its subsidiaries, including the Company, of incentive and nonqualified stock options, stock appreciation rights, restricted stock, performance awards and other stock-based awards, any of which may be granted alone or in combination with other types of awards or dividend equivalents. Grants under the 2003 Long-Term Incentive Plan may be made on or before December 31, 2008 for up to 12 million shares of common stock. Under each plan, no more than two million shares may be granted to any one individual. No new stock-based awards may be made under the Parent’s Long-Term Incentive Plan, but existing awards already issued may continue to be exercised or paid pursuant to their terms.
      Stock options under the Plans have exercise prices equal to fair market values at dates of grant. Options generally may not be exercised prior to one year or more than ten years from the date of grant. Options issued since November 1998 generally vest one-third each year over a three year period after the date of grant. Performance awards are currently amortized into expense over the three-year vesting period, and are generally paid in stock but can be paid in cash if individual stock ownership guidelines are met.
      The Company applies APB Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations in accounting for its stock plans as allowed under SFAS Statement No. 148. Had compensation cost for the fixed stock options granted in 2004, 2003 and 2002 been determined consistent with SFAS 148, pro forma net income and earnings per common share of the Company would have been as follows:

(in millions of dollars, except per share data)	2004	2003	2002

Net income — as reported	$68.5	$26.7	$4.2
Add: Stock based employee compensation (performance awards) included in reported net income, net of tax	0.5	0.5	0.3
Deduct: Total stock based employee compensation (stock options and performance awards) determined under the fair-value based method for all awards, net of tax	(3.7)	(3.0)	(2.7)

Pro forma net income	$65.3	$24.2	$1.8

Pro forma net earnings per basic share	$1,221	$453	$34

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      Changes during the three years ended December 31, 2004 in shares under options were as follows:

		Weighted-
		Average
		Exercise
	Options	Price

Outstanding at December 31, 2001	1,920,726	$30.31
Granted	395,200	49.00
Exercised	(687,324)	30.29
Lapsed	(152,321)	32.71

Outstanding at December 31, 2002	1,476,281	35.07
Granted	393,100	57.30
Exercised	(374,055)	31.03
Lapsed	(45,458)	40.50

Outstanding at December 31, 2003	1,449,868	41.97
Granted	392,100	72.87
Exercised	(259,718)	32.78
Lapsed	(22,509)	50.19

Outstanding at December 31, 2004	1,559,741	$51.15

      The weighted-average fair values of options granted during 2004, 2003 and 2002 were $16.28, $13.40 and $11.62, respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2004, 2003 and 2002:

	2004	2003	2002

Expected dividend yield	1.8%	2.1%	2.3%
Expected volatility	26.7%	29.4%	30.6%
Risk-free interest rate	3.2%	2.8%	2.7%
Expected term	4.5 years	4.5 years	4.5 years
      Options outstanding at December 31, 2004 were as follows:

		Weighted-
		Average	Weighted-
		Remaining	Average
	Number	Contractual	Exercise
Range of Exercise Prices	Outstanding	Life	Price

$22.78 to $32.05	343,642	6.1	$29.24
34.18 to 49.10	464,246	6.5	44.13
57.46 to 78.09	751,853	9.3	65.49

$22.78 to $78.09	1,559,741	7.8	$51.15

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      Options exercisable at the end of each of the three years ended December 31, 2004 were as follows:

		Weighted-
		Average
	Options	Exercise
	Exercisable	Price

December 31, 2004	802,939	$38.92
December 31, 2003	717,659	$32.74
December 31, 2002	735,212	$30.47
      Options exercisable at December 31, 2004 were as follows:

Weighted-
Average
Number	Exercise
Exercisable	Price

343,642	$29.24
348,207	42.56
111,090	57.46

802,939	$38.92

      At December 31, 2004, performance awards were outstanding pursuant to which up to 9,000 shares, 9,000 shares, 9,000 shares and 6,900 shares may be issued in 2005, 2006, 2007 and 2008, respectively, depending on the extent to which certain specified performance objectives are met. 8,256 shares, 5,463 shares and 3,426 shares were issued pursuant to performance awards during 2004, 2003 and 2002, respectively. The costs of performance awards are expensed over the performance period.
      Compensation expense for the stock based plans recorded for 2004, 2003 and 2002 was $0.8 million, $0.8 million and $0.5 million, respectively.
9.  Comprehensive Income (Loss)
      Comprehensive income is defined as net income (loss) and other changes in stockholders’ equity from transactions and other events from sources other than stockholders. The components of and changes in other comprehensive loss are as follows:

		Minimum	Accumulated
	Foreign	Pension	Other
	Currency	Liability	Comprehensive
(in millions of dollars)	Adjustments	Adjustment	Income (Loss)

Balance at December 27, 2001	$(55.7)	$—	$(55.7)
Changes during the year (net of taxes of $1.3)	12.0	(29.8)	(17.8)

Balance at December 27, 2002	(43.7)	(29.8)	(73.5)
Changes during the year (net of taxes of $1.3)	35.3	(3.0)	32.3

Balance at December 27, 2003	(8.4)	(32.8)	(41.2)
Changed during the year (net of taxes of $14.5)	24.3	32.8	57.1

Balance at December 27, 2004	$15.9	$—	$15.9

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

10.  Pending Litigation
      The Company and its subsidiaries are defendants in lawsuits associated with their business and operations. It is not possible to predict the outcome of the pending actions, but management believes that there are meritorious defenses to these actions and that these actions will not have a material adverse effect upon the results of operations, cash flows or financial condition of the Company. These actions are being vigorously contested.
11.  Environmental
      The Company is subject to laws and regulations relating to the protection of the environment. While it is not possible to quantify with certainty the potential impact of actions regarding environmental matters, particularly remediation and other compliance efforts that the Company’s subsidiaries may undertake in the future, in the opinion of management, compliance with the present environmental protection laws, before taking into account estimated recoveries from third parties, will not have a material adverse effect upon the results of operation, cash flows or financial condition of the Company.
12.  Information on Business Segments
      The Company is organized into business segments based on the products and markets served. The Company’s business segments are described below:

ACCO U.S. — ACCO U.S. sells to U.S. customers and serves as one of two primary product ’hubs’ for the business, driving much of the new product development and innovation opportunities for the North American region. The two ’hubs’ coordinate product development activities to avoid duplication of effort while maintaining both global and local consumer focus.

ACCO Europe — In Europe, ACCO U.K. sells to customers in the United Kingdom, and serves as the primary product ’hub’ for the European offerings. ACCO Europe businesses in France, Germany, Italy, Holland, Ireland, Spain, Poland, the Czech Republic, Sweden, Belgium, Austria, Switzerland and Hungary are principally engaged in selling products that are global or products that have been localized for their geographic market. These products are sourced from ACCO World’s U.K. product ’hub’ (manufactured product), supplied by third party vendors, or manufactured regionally.

Trading companies — The Company’s businesses in Australia, New Zealand, Canada, Mexico, and Chile, referred to as our “Trading Companies”, are principally engaged in selling product which is either global or products that have been localized for their geographic market. These products are sourced from ACCO World’s business ’hubs’ in the U.S. and Europe (manufactured product), supplied by third party vendors, or manufactured locally.

Day-Timers — The Company’s Day-Timers business is based in the U.S. and includes subsidiaries in Australia, New Zealand and the United Kingdom. They manufacture a significant amount of their paper-based product in the United States, and source the remaining materials and finished goods from third parties.
      The Company operates primarily in the U.S., the U.K., Australia and Canada.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      Reconciliation of segment net sales to consolidated net sales is as follows:

(in millions of dollars)	2004	2003	2002

ACCO U.S.	$549.0	$532.8	$554.4
ACCO Europe	365.1	318.0	296.1
Trading Companies	183.6	169.6	146.7
Day-Timers	78.0	80.1	103.2
Other	—	1.4	5.0

	$1,175.7	$1,101.9	$1,105.4

      Operating income is as follows:

(in millions of dollars)	2004	2003	2002

ACCO U.S.	$40.3	$8.0	$1.4
ACCO Europe	24.0	18.8	11.0
Trading Companies	32.8	24.4	18.8
Day-Timers	10.9	11.1	2.0
Corporate expenses	(15.1)	(16.0)	(14.6)

Total income from operations	$92.9	$46.3	$18.6

Interest expense	8.5	8.0	12.3
Other (income) expense	(5.2)	(1.6)	0.8

Income before taxes	$89.6	$39.9	$5.5

      Segment assets(a) are as follows:

(in millions of dollars)	2004	2003	2002

ACCO U.S.	$367.3	$337.8	$369.4
ACCO Europe	302.3	267.8	219.2
Trading Companies	152.8	128.1	106.3
Day-Timers	35.6	29.5	29.7

	$858.0	$763.2	$724.6

(a)	Represents total assets excluding intangible assets, net.
     Reconciliation of segment assets(a) to consolidated total assets is as follows:

(in millions of dollars)	2004	2003	2002

Segment assets	$858.0	$763.2	$723.6
Intangible assets	117.6	117.3	128.8
Corporate	8.9	6.2	8.1

	$984.5	$886.7	$860.5

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

      Long-lived assets(b) are as follows:

(in millions of dollars)	2004	2003	2002

United States	$79.1	$88.7	$109.0
United Kingdom	40.4	42.2	48.5
Australia	15.9	15.4	11.6
Canada	4.9	4.8	4.5
Other countries	17.4	18.9	21.7

	$157.7	$170.0	$195.3

(b)	Represents property, plant and equipment, net.
     Net sales by geographic region are as follows:

(in millions of dollars)	2004	2003	2002

United States	$608.8	$581.7	$631.7
United Kingdom	184.5	186.6	163.3
Australia	94.2	82.4	66.0
Canada	68.1	80.0	73.8
Other countries	220.1	171.2	170.6

	$1,175.7	$1,101.9	$1,105.4

      Capital expenditures are as follows:

(in millions of dollars)	2004	2003	2002

ACCO U.S.	$15.9	$6.1	$9.3
ACCO Europe	6.1	6.6	10.9
Trading Companies	5.0	3.1	1.6
Day-Timers	0.6	0.5	0.2

	$27.6	$16.3	$22.0

13.  Earnings per Share
      Basic earnings per common share are based on the weighted-average number of common shares outstanding in each year. A dual presentation of basic and diluted earnings per share is not required due to the lack of potentially dilutive securities under the Company’s simple capital structure.
      The computation of basic earnings per common share for “Net Income” is as follows:

(in millions of dollars, except share and
per share amounts)	2004	2003	2002

Net income	$68.5	$26.7	$4.2

Weighted average number of common shares outstanding	53,476	53,476	53,476

Basic earnings per common share	$1,281	$499	$79

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Consolidated Financial Statements — Continued
December 27, 2004, 2003 and 2002

14.  Subsequent Event
      The Parent announced on March 16, 2005 that they would spin-off to their shareholders its ACCO World Corporation (“ACCO”) office products unit, and that ACCO would merge with General Binding Corporation (GBC) to create the world’s largest supplier of branded office products. The transaction, which was unanimously approved by the boards of directors of the Parent and GBC, will be tax-free to U.S. shareholders of both companies. ACCO Brands, the proposed name of the new company, plans to seek listing on the New York Stock Exchange. The spin-off and merger are subject to regulatory approvals and other customary closing conditions. The merger is also subject to approval by GBC shareholders. GBC’s majority shareholder has agreed to vote for the merger. This transaction is expected to be completed in the summer of 2005.
15.  Unaudited Pro Forma Earnings per Share
      The pending transaction discussed in Note 14 will significantly impact the capital structure of the Company. Immediately prior to the spin-off from Fortune Brands, the Company will pay a dividend of $625.0 million to the shareholders. Upon spin-off, the total shares outstanding of the Company will increase significantly — for every 4.6 shares outstanding of Fortune Brands stock, 1 share of ACCO Brands, the post-spin company, will be issued to shareholders of the Parent. In addition, outstanding unvested stock options held by employees of the Company will be converted from Fortune Brands stock options to ACCO Brands stock options.
      Pro-forma earnings per share as of December 27, 2004 for the ACCO Brands is as follows:

(in millions, except per share data)	2004

Net Income, as reported	$68.5
Less: Pro-forma interest expense(1)	(23.3)

Pro-forma net income	$45.2
Pro-forma common shares outstanding — basic(2)	31.5
Exercise of stock options(3)	0.4

Pro-forma common shares outstanding — diluted	31.9
Basic pro-forma earnings per share	$1.44
Diluted pro-forma earnings per share	$1.42

(1)	Pro-forma interest expense ($35.9 million) is calculated based upon assumed financing of the company of $625 million to fund the dividend payable to the shareholders at an interest rate of 5.75%, net of tax of $12.6 million.

(2)	Pro-forma common shares outstanding was calculated by taking total Parent shares outstanding as of April 30, 2005 of 145 million divided by 4.6, which is based on the estimated ratio of ACCO Brands shares to be issued to shareholders of the Parent.

(3)	Assumes that pro-forma outstanding common shares were increased by shares of those unvested stock options in the Parent company stock, for which market price of the Parent exceeds exercise price of the option, less shares which could have been purchased by the Company with related proceeds. This amount is then multiplied by the estimated 4.6 ratio of Parent company shares to ACCO Brands shares upon spin-off to arrive at the pro-forma dilutive impact of unvested stock options at year-end.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Condensed Consolidated Balance Sheets
Three months ended March 25, 2005

	Pro forma
	March 25,
	2005	March 25,	December 27,
	(Note 3)	2005	2004
(in millions of dollars)
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$65.8	$65.8	$79.8
Accounts receivable, net	266.0	266.0	320.1
Inventories, net
Raw materials and supplies	24.8	24.8	24.7
Work in process	6.7	6.7	5.8
Finished products	150.6	150.6	142.0

	182.1	182.1	172.5
Deferred income taxes	4.2	4.2	4.2
Income taxes receivable	3.0	3.0	—
Other current assets	27.2	27.2	19.9

Total current assets	548.3	548.3	596.5
Property, plant and equipment
Land and improvements	13.3	13.3	13.2
Buildings and improvements to leaseholds	118.4	118.4	117.8
Machinery and equipment	354.6	354.6	346.5
Construction in progress	6.7	6.7	15.0

	493.0	493.0	492.5
Less accumulated depreciation	335.8	335.8	334.8

Property, plant and equipment, net	157.2	157.2	157.7
Deferred income taxes	11.9	11.9	21.7
Intangibles resulting from business acquisitions, net	117.1	117.1	117.6
Prepaid pension expense	86.8	86.8	87.1
Other assets	6.2	6.2	3.9

Total assets	$927.5	$927.5	$984.5

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable to banks	$0.3	$0.3	$0.1
Accounts payable	100.3	100.3	120.6
Accrued income taxes due to Parent	—	—	14.3
Accrued customer programs	71.3	71.3	81.6
Accrued compensation, restructuring and other liabilities	62.5	62.5	108.2
Dividend payable to shareholders	625.0	—	—

Total current liabilities	859.4	234.4	324.8
Postretirement and other liabilities	36.6	36.6	42.9

Total liabilities	896.0	271.0	367.7
Stockholders’ equity
Common stock, par value $1 per share, 53,476 shares authorized, issued and outstanding at March 25, 2005 and December 27, 2004	0.1	0.1	0.1
Parent company investment	(245.5)	(245.5)	(269.5)
Paid-in capital	1,210.1	1,835.1	1,835.1
Accumulated other comprehensive income	18.2	18.2	15.9
Accumulated deficit	(951.4)	(951.4)	(964.8)

Total stockholders’ equity	31.5	656.5	616.8

Total liabilities and stockholders’ equity	$927.5	$927.5	$984.5

See notes to condensed consolidated financial statements.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Condensed Consolidated Statements of Income
Three months ended March 25, 2005

	Three months ended
	March 25,
	(Unaudited)

	2005	2004
(in millions of dollars, except per share data)
Net sales	$275.2	$270.9

Cost of products sold	168.5	169.8
Advertising, selling, general and administrative expenses	82.5	84.6
Amortization of intangibles	0.6	0.3
Restructuring charges	—	2.6
Interest expense, including allocation from Parent	2.1	2.2
Other (income) expense, net	1.2	0.3

Income before income taxes	20.3	11.1
Income taxes	9.8	2.5

Net income	$10.5	$8.6

Basic earnings per common share	$196	$161

Unaudited pro forma earnings per common share (Note 11)
Basic	$0.15

Diluted	$0.14

See notes to condensed consolidated financial statements.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Condensed Consolidated Statement of Cash Flows
Three months ended March 25, 2005

	Three months ended
	March 25,
	(Unaudited)

	2005	2004
(in millions of dollars)
Net cash used in operating activities	(34.2)	(2.0)
Investing activities
Additions to property, plant and equipment	(5.1)	(5.0)
Other investing activities	0.4	1.3

Net cash used by investing activities	(4.7)	(3.7)
Financing activities
Intercompany financing	23.7	7.6
Other financing activities	0.2	(1.6)

Net cash provided by financing activities	23.9	6.0
Effect of foreign exchange rate changes on cash	1.0	5.3

Net (decrease) increase in cash and cash equivalents	(14.0)	5.6
Cash and cash equivalents
Beginning of year	79.8	60.5

End of period	$65.8	$66.1

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Condensed Consolidated Financial Statements
Three months ended March 25, 2005

1.	Basis of Presentation
The condensed consolidated balance sheet as of March 25, 2005, the related condensed consolidated statements of income for the three months ended March 25, 2005 and 2004, and the related condensed consolidated statements of cash flows for the three months ended March 25, 2005 and 2004 are unaudited. In the opinion of management, all adjustments consisting of only normal recurring adjustments necessary for a fair presentation of the financial statements have been included. Interim results may not be indicative of results for a full year.
The condensed consolidated financial statements and notes and do not contain certain information included in our annual consolidated financial statements and notes. The year-end condensed consolidated balance sheet was derived from the audited financial statements, but does not include all disclosures required by generally accepted accounting principles. These interim statements should be read in conjunction with the consolidated financial statements and notes in the 2004 audited historical financial statements.

2.	Stock Based Compensation
As a subsidiary of Fortune Brands, the “Parent”, ACCO World Corporation, the “Company” has no employee stock option plan; however, certain employees of the Company have been granted stock options and performance awards under the incentive plans of the Parent, including the 1999 and 2003 Long-Term Incentive Plans.
The Company applies APB Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations in accounting for its stock plans as allowed under SFAS Statement No. 148. Had compensation cost for the fixed stock options granted during the three months ended March 25, 2005 and 2004 been determined consistent with SFAS 148, pro forma net income and earnings per common share of the Company would have been as follows:

	Three months
	ended
	March 25,

	2005	2004
(in millions of dollars, except per share data)
Net income — as reported	$10.5	$8.6
Add: Stock based employee compensation (performance awards) included in reported net income, net of tax	0.1	0.1
Deduct: Total stock based employee compensation (stock options and performance awards) determined under the fair-value based method for all awards, net of tax	(1.1)	(0.9)

Pro forma net income	$9.5	$7.8

Pro forma net earnings per share	$178	$146

3.	Spin-off of the Company and Pending Acquisition
The Parent announced on March 16, 2005 that they would spin-off to their shareholders its ACCO World Corporation office products unit, and that ACCO would merge with General Binding Corporation (GBC) to create the world’s largest supplier of branded office products. The transaction, which was unanimously approved by the boards of directors of the Parent and GBC, will be tax-free to U.S. shareholders of both companies. ACCO Brands Corporation, the proposed name of the new company, plans to seek listing on the New York Stock Exchange. The spin-off and merger are subject to regulatory approvals and other customary closing conditions. The merger is also subject to approval by GBC

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Condensed Consolidated Financial Statements — Continued
Three months ended March 25, 2005

shareholders. GBC’s majority shareholder has agreed to vote for the merger. This transaction is expected to be completed in the summer of 2005.
Immediately prior to the spin-off from Fortune Brands, the Company will declare a dividend of $625.0 million to the shareholders.

4.	Parent Company Investment
Certain services were provided to the Company by the Parent. Executive compensation and consulting expenses which were paid by the Parent on behalf of the Company have been allocated based on actual direct costs incurred. Where specific identification of expenses was not practicable, the cost of such services was allocated based on the most relevant allocation method to the service provided. Costs for the most significant of these services, legal and internal audit, were allocated to the Company based on the relative percentage of net sales and total assets, respectively, of the Company to the Parent. The cost of all other services have been allocated to the Company based on the most relevant allocation method to the service provided, either net sales of the Company as a percentage of net sales of the Parent, total assets of the Company as a percentage total assets of the Parent, or headcount of the Company as a percentage of headcount of the Parent. Total expenses allocated to the Company were $0.7 million and $2.5 million for the three months ended March 25, 2005 and 2004, respectively.
In addition, interest expenses associated with the Parent’s outstanding debt have been allocated to the Company based upon average net assets of the Company as a percentage of average net assets plus average consolidated debt not attributable to other operations of the Parent. The Company believes this method of allocating interest expense produces reasonable results because average net assets is a significant factor in determining the amount of parent company borrowings. No debt has been allocated by the Parent to the Company’s balance sheet. Total interest expense allocated to the Company was $2.7 million and $2.5 million for the three months ended March 25, 2005 and 2004, respectively.

5.	Pension and Other Retiree Benefits
The components of net periodic benefit cost for pension and postretirement benefits for the three months ended March 25, 2005 and 2004 are as follows:

	Three months ended March 25,

	Pension		Postretirement
	Benefits		Benefits

	2005	2004	2005	2004
(in millions of dollars)
Service cost	$2.0	$1.8	$—	$—
Interest cost	4.6	4.4	0.2	0.2
Expected return on plan assets	(6.1)	(5.6)	—	—
Amortization of prior service cost	0.3	0.2	—	—
Amortization of net loss (gain)	1.2	1.1	(0.2)	(0.2)
Curtailment (gain)/loss	—	0.1	—	(0.1)

Net periodic benefit cost (income)	$2.0	$2.0	$—	$(0.1)

The Company expects to contribute $5.0 million to its pension plans in 2005.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Condensed Consolidated Financial Statements — Continued
Three months ended March 25, 2005

6.	Product Warranties
The Company offers its customers various warranty terms based on the type of product that is sold. Warranty expense is generally recorded at the time of sale.

	2005	2004
(in millions of dollars)
Reserve balance as of year end	$(2.7)	$(1.2)
Provision for warranties issued	(0.9)	(0.4)
Settlements made (in cash or in kind)	0.9	0.4

Reserve balance as of March 25	$(2.7)	$(1.2)

7.	Income Taxes
During the first quarter the company recorded tax expense of $2.6 million related to foreign earnings no longer considered permanently reinvested. Of this charge, $1.2 million is associated with foreign earnings repatriation under the provisions of the American Jobs Creation Act of 2004. As a result the company reported a 48% effective tax rate as of March 25, 2005.
8.  Restructuring Charges
On April 19, 2001, the Company announced that as a result of its evaluation of strategic options, it would immediately begin implementing a plan designed to improve both financial results and the long-term value of the business.
Reconciliation of the restructuring liability as of March 25, 2005 is as follows:

	Balance at				Balance at
	December 27,	2005	Cash	Non-Cash	March 25,
	2004	Provision	Expenditures	Write-Offs	2005
(in millions of dollars)
Rationalization of operations
Employee termination costs	$0.2	—	$(0.1)	$—	$0.1
International distribution and lease agreements	2.7	—	—	(0.1)	2.6

	$2.9	$—	$(.1)	$(.1)	$2.7

9.  Information on Business Segments
Net sales for the three months ended March 31, 2005 by segment are as follows:

	Three months
	ended
	March 25,

	2005	2004
(in millions of dollars)
ACCO U.S.	$123.5	$120.0
ACCO Europe	92.8	92.9
Trading Companies	44.7	43.9
Day-Timers	14.2	14.1

	$275.2	$270.9

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Condensed Consolidated Financial Statements — Continued
Three months ended March 25, 2005

Operating income is as follows:

	Three months
	ended
	March 25,

	2005	2004
(in millions of dollars)
ACCO U.S.	$8.8	$1.4
ACCO Europe	10.5	9.2
Trading Companies	6.6	6.5
Day-Timers	0.3	(0.1)
Corporate expenses	(2.6)	(3.4)

	$23.6	$13.6

Interest expense	2.1	2.2
Other (income) expense	1.2	0.3

Income before taxes	$20.3	$11.1

10.  Earnings per Share
Basic earnings per common share are based on the weighted-average number of common shares outstanding in each year. A dual presentation of basic and diluted earnings per share is not required due to the lack of potentially dilutive securities under the Company’s simple capital structure.
The computation of basic earnings per common share for “Net Income” is as follows:

	Three months
	ended
	March 25,

(in millions of dollars, except share and	2005	2004
per share amounts)
Net income	$10.5	$8.6

Weighted average number of common shares outstanding	53,476	53,476

Basic earnings per common share	$196	$161

11.  Unaudited Pro Forma Earnings per Share
The pending transaction discussed in Note 3 will significantly impact the capital structure of the Company. Immediately prior to the spin-off from Fortune Brands, the Company will pay a dividend of $625.0 million to its shareholders. Upon spin-off, the total shares outstanding of the Company will increase significantly — it is estimated that for every 4.6 shares outstanding of Fortune Brands stock, 1 share of ACCO Brands, the post-spin company, will be issued to shareholders of the Parent. In addition, outstanding unvested stock options held by employees of the Company will be converted from Fortune Brands stock options to ACCO Brands stock options.

ACCO World Corporation and Subsidiaries
(Majority Owned Subsidiary of Fortune Brands)
Notes to Condensed Consolidated Financial Statements — Continued
Three months ended March 25, 2005

Pro-forma earnings per share as of March 25, 2005 for ACCO Brands is as follows:

2005
(in millions, except per share data)
Net Income, as reported	$10.5
Less: Pro-forma interest expense(1)	(5.9)

Pro-forma net income	$4.6
Pro-forma common shares outstanding — basic(2)	31.5
Exercise of stock options(3)	0.5

Pro-forma common shares outstanding — diluted	32.0
Basic pro-forma earnings per share	$0.15

Diluted pro-forma earnings per share	$0.14

(1)	Pro-forma interest expense ($9.0 million) is calculated based upon assumed financing of the company of $625.0 million to fund the dividend payable to the shareholders at an interest rate of 5.75%, net of tax of $3.1 million.

(2)	Pro-forma common shares outstanding was calculated by taking total Parent shares outstanding as of April 30, 2005 of 145 million divided by 4.6, which is based on the estimated ratio of ACCO Brands shares to be issued to shareholders of the Parent.

(3)	Assumes that pro-forma outstanding common shares were increased by shares of those unvested stock options in the Parent company stock, for which market price of the Parent exceeds exercise price of the option, less shares which could have been purchased by the Company with related proceeds. This amount is them multiplied by the estimated 4.6 ratio of Parent company shares to ACCO Brands shares upon spin-off to arrive at the pro-forma dilutive impact of unvested stock options at year-end.
12.  Other Comprehensive Income (Loss)
Total comprehensive income (loss) recognized during the three months ended March 25, 2005 and 2004 was $2.3 million and $11.3 million, respectively.

Selected Quarterly Financial Data

	Mar-03	Jun-03	Sep-03	Dec-03	Mar-04	Jun-04	Sep-04	Dec-04
	Qtr	Qtr	Qtr	Qtr	Qtr	Qtr	Qtr	Qtr

Net Sales	249.9	252.7	286.7	312.6	270.9	268.7	303.8	332.3
Cost of products sold	158.5	167.5	175.1	185.7	169.8	170.6	183.2	190.7
Operating Income/(Loss)(1)	5.0	(4.8)	15.4	30.7	13.6	(4.8)	36.1	48.0
Net Income (Loss)	4.2	(2.5)	6.8	18.2	8.6	(6.5)	38.5	27.9

(1)	Included in Operating Income (Loss) above were the following business repositioning costs:

Restructuring Charges	2.1	3.7	9.4	2.1	2.6	16.8	—	—
Restructuring implementation costs	7.6	2.8	3.6	6.2	4.6	12.8	1.5	3.3
Write-down of intangibles	—	12.0	—	—	—	—	—	—

Total	9.7	18.5	13.0	8.3	7.2	29.6	1.5	3.3

ANNEX A

AGREEMENT AND PLAN OF MERGER
DATED AS OF MARCH 15, 2005
BY AND AMONG
FORTUNE BRANDS, INC.,
ACCO WORLD CORPORATION,
GEMINI ACQUISITION SUB, INC.
AND
GENERAL BINDING CORPORATION

A-i

EXHIBITS

Exhibit A	—	Distribution Agreement
Exhibit B	—	Form of ACCO Restated Certificate
Exhibit C	—	Form of ACCO By-Laws
Exhibit D	—	Form of ACCO Rights Agreement
Exhibit E	—	Form of Fortune/ ACCO Tax Allocation Agreement
Exhibit F	—	Services Covered by Transition Services Agreement
Exhibit G	—	Employee Matters Agreement
Exhibit H	—	Form of Lane/ GBC Tax Allocation Agreement
Exhibit I	—	Form of GBC Affiliate Agreement

A-ii

AGREEMENT AND PLAN OF MERGER
      AGREEMENT AND PLAN OF MERGER, dated as of March 15, 2005 (this “Agreement”), by and among FORTUNE BRANDS, INC., a Delaware corporation (“Fortune”), ACCO WORLD CORPORATION, a Delaware corporation (“ACCO”), GEMINI ACQUISITION SUB, INC., a Delaware corporation and a wholly-owned subsidiary of ACCO (“Acquisition Sub”), and GENERAL BINDING CORPORATION, a Delaware corporation (“GBC”).
WITNESSETH:
      WHEREAS, simultaneously with the execution and delivery of this Agreement, Fortune and ACCO are entering into a distribution agreement in the form attached hereto as Exhibit A (the “Distribution Agreement”), pursuant to which all of the issued and outstanding shares of common stock, par value $.01 per share (the “ACCO Common Stock”), of ACCO (which ACCO Common Stock has a par value of $1.00 per share as of the date hereof) owned by Fortune will be distributed on a pro rata basis to Fortune’s stockholders as provided in the Distribution Agreement (the “Distribution”);
      WHEREAS, the Boards of Directors of Fortune, ACCO, GBC and Acquisition Sub deem it advisable and in the best interests of each corporation and its respective stockholders that ACCO, GBC and Acquisition Sub enter into a merger transaction in order to advance the long-term strategic business interests of Fortune, ACCO, GBC and Acquisition Sub;
      WHEREAS, the Boards of Directors of Fortune, ACCO, GBC and Acquisition Sub have determined to consummate such merger transaction by means of the business combination transaction provided for herein in which, immediately following the Distribution, Acquisition Sub will, subject to the terms and conditions set forth herein, merge with and into GBC (the “Merger”), with GBC being the surviving corporation (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”);
      WHEREAS, as a condition and inducement to each of Fortune’s and ACCO’s willingness to enter into this Agreement, simultaneously with the execution of this Agreement Fortune and ACCO have entered into the Voting Agreement with Lane Industries, Inc. (“Lane”);
      WHEREAS, ACCO has obtained (1) an executed commitment letter and related term sheet(s) pursuant to which the financial institutions named therein agreed to provide senior debt financing to ACCO in connection with the Merger, in the amount and on the terms and conditions set forth therein (the “Commitment Letter”) and (2) an executed engagement letter pursuant to which the financial institutions named therein may act as underwriters, placement agents or initial purchasers for an offering of debt securities (“Securities”) that may be issued by ACCO in connection with the Merger (the “Engagement Letter”) ;
      WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and
      WHEREAS, capitalized terms used in this Agreement will have the respective meanings set forth (i) in Article I or (ii) in the Sections of this Agreement or in the relevant Transaction Agreement (as defined in Article I) set forth opposite such terms in Article I.
      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
      Section 1.1     Definitions. As used in this Agreement:
           (a) “ACCO Common Stock Price” means the volume weighted average of the trading price per share of ACCO Common Stock trading on a “regular way” basis as reported on the NYSE Composite

Transactions reporting system on the first full NYSE trading day immediately following the Time of Distribution.
           (b) An “ACCO Plan” means any employee benefit plan, program, policy, practice or other arrangement providing benefits to any current or former employee, officer or director of ACCO or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by Fortune or ACCO or any of its other ERISA Affiliates or other Subsidiaries or to which Fortune or any of its ERISA Affiliates or other Subsidiaries contributes or is obligated to contribute, whether or not written, including any employee benefit plan within the meaning of Section 3(3) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, equity or equity-based compensation, severance, termination, employment, change of control or fringe benefit plan, program or agreement.
           (c) “affiliate” means (except as specifically otherwise defined), as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
           (d) “Applicable Laws” means all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered, by any Governmental Entity.
           (e) “beneficial ownership” or “beneficially own” shall have the meaning under Section 13(d) of the Exchange Act and the rules and regulations thereunder.
           (f) “Board of Directors” means the Board of Directors of any specified Person and any committees thereof.
           (g) “Business Day” means any day on which banks are not required or authorized to close in the City of New York.
           (h) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
           (i) An “ERISA Affiliate” when used with respect to any Person, means any trade or business, whether or not incorporated, that, together with such Person would be deemed to be a “single employer” within the meaning of Section 4001(b) of ERISA.
           (j) A “GBC Plan” means any employee benefit plan, program, policy, practice or other arrangement providing benefits to any current or former employee, officer or director of GBC or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by GBC or any of its ERISA Affiliates or other Subsidiaries or to which GBC or any of its ERISA Affiliates or other Subsidiaries contributes or is obligated to contribute, whether or not written, including any employee benefit plan within the meaning of Section 3(3) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, equity or equity-based compensation, severance, termination, employment, change of control or fringe benefit plan, program or agreement.
           (k) “GBC Stock Plans” means, collectively, the GBC 2001 Stock Incentive Plan for Employees and the GBC Non-Employee Directors 2001 Stock Option Plan.
           (l) “Known” or “Knowledge” means, (i) with respect to Fortune or ACCO, the actual knowledge of any of David D. Campbell, Neal V. Fenwick, Mark A. Roche, Denny Chandler, Charles Pettican or Boris Elisman without independent investigation and (ii) with respect to GBC, the actual knowledge of any of Dennis J. Martin, Don Civgin, Steven Rubin, John Turner or Thomas Stenebring without independent investigation.
           (m) “Material Adverse Effect” means, with respect to any Person, any event, change, circumstance or development that is materially adverse to (i) the ability of such Person (or, in the case of a Material Adverse Effect with respect to ACCO, the ability of Fortune and ACCO) to consummate the transactions contemplated by this Agreement or (ii) the business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole, other than, in the case of this clause (ii), any event, change, circumstance or development (A) resulting from the announcement of the transactions contemplated hereby or any action taken in connection with the transactions contemplated hereby pursuant to the terms of this Agreement, (B) relating to the economy or financial or securities markets in general, (C) relating in general to the industries in which such Person and its Subsidiaries operate and not specifically relating to such Person and its Subsidiaries or (D) relating to any action or omission of Fortune, GBC, ACCO or Acquisition Sub or any Subsidiary of any of them taken with the express prior written consent of the other parties hereto.

(n) A “Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

(o) “NYSE” means The New York Stock Exchange, Inc.

(p) “Person” means an individual, corporation, limited liability entity, partnership, association, joint venture, trust, unincorporated organization, other entity or group (as defined in the Exchange Act), including any Governmental Entity.

(q) “Pre-Distribution Fortune Common Stock Price” means the volume weighted average of the trading price per share of Fortune Common Stock trading on a “regular way” basis (i.e., with due bills and including the value of the ACCO Common Stock to be distributed in respect thereof) as reported on the NYSE Composite Transactions reporting system on the last full NYSE trading day immediately preceding the Time of Distribution (which may be the Distribution Date).

(r) “Restricted Geography” means North America, South America, Europe, Asia (including Japan) and Australia and New Zealand.

(s) “Subsidiary” when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

(t) “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) shall mean (i) any federal, state, local or foreign net income, gross income, receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp, or environmental tax, or any other tax, customs, duty or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; (ii) any liability for payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group; and (iii) any liability for the payment of any amounts as a result of being party to a tax sharing arrangement or as a result of any express or implied obligation to indemnify any Person with respect to the payment of amounts of the type described in clause (i) or clause (ii).

(u) “Transaction Agreements” means collectively, this Agreement, the Distribution Agreement, the Employee Matters Agreement, the Fortune/ ACCO Tax Allocation Agreement, the Transition Services Agreement and the other agreements, if any, entered into or to be entered into in connection with the Distribution.

      Each of the following terms is defined in the Section of this Agreement or the agreement set forth opposite such term:

Term	Section

ACCO	Preamble
ACCO By-Laws	2.9
ACCO Common Stock	Recitals
ACCO Disclosure Schedule	5.3
ACCO Financial Statements	5.3(d)(ii)
ACCO Necessary Consents	5.3(c)(vi)
ACCO Permits	5.3(f)(ii)
ACCO Restated Certificate	2.9
ACCO Restricted Business	7.16
ACCO Significant Subsidiaries	5.3(a)(iii)
ACCO Voting Debt	5.3(b)(ii)
Acquisition Sub	Preamble
Acquisition Sub Common Stock	2.6
Actions	5.1(j)
Agreement	Preamble
Certificate of Merger	2.3
Change in the GBC Recommendation	7.1(b)
Closing	2.2
Closing Date	2.2
Code	2.7(c)
Commitment Letter	Recitals
Confidentiality Agreement	7.3
Contract	5.1(c)(ii)
Credit Facilities	7.6
Delaware Secretary	2.3
Deutsche Bank	5.1(m)
DGCL	2.1
Distribution	Recitals
Distribution Agreement	Recitals
Distribution Date	Distribution Agreement
DOJ	7.4(b)
Effective Time	2.3
Employee Matters Agreement	4.1
Engagement Letter	Recitals
Environmental Laws	5.1(j)
Environmental Liabilities	5.1(j)
Excess ACCO Shares	3.2(e)(ii)
Exchange Act	5.1(c)(iii)
Exchange Agent	3.1
Exchange Fund	3.1
Exchange Ratio	2.5(a)
Expenses	7.7

Term	Section

Financing	7.6
Foreign Competition Laws	7.4(a)
Form S-4	7.1(a)
Fortune	Preamble
Fortune Common Stock	Distribution Agreement
Fortune Converted Option	2.7(a)
Fortune Necessary Consents	5.2(b)(iii)
Fortune Option	2.7(a)
Fortune SEC Reports	5.3(d)(i)
Fortune Stock Plans	2.7(a)
Fortune/ ACCO Tax Allocation Agreement	4.1
FTC	7.4(b)
GAAP	5.1(d)(i)
GBC	Preamble
GBC 2004 Financial Statements	5.1(d)(i)
GBC Acquisition Proposal	7.5(b)
GBC Affiliate Agreement	7.12
GBC Certificate	2.5(b)
GBC Class B Common Stock	2.5(a)
GBC Common Stock	2.5(a)
GBC Converted Option	2.8(a)
GBC Disclosure Schedule	5.1
GBC Filed SEC Reports	5.1(d)(ii)
GBC Necessary Consents	5.1(c)(iii)
GBC Permits	5.1(h)(ii)
GBC Recommendation	7.1(b)
GBC Restricted Stock Unit	2.8(c)
GBC SEC Reports	5.1(d)(i)
GBC Stock Options	5.1(b)(i)
GBC Stockholders Meeting	7.1(b)
GBC Voting Debt	5.1(b)(ii)
Goldman Sachs	5.1(m)
Governmental Entity	5.1(c)(iii)
Hazardous Materials	5.1(j)
HSR Act	5.1(c)(iii)
Injunction	8.1(b)
Intellectual Property	5.1(k)
Lane	Recitals
Lane/ GBC Tax Allocation Agreement	4.2
Liens	5.1(a)(ii)
Material Contract	5.1(p)
Merger	Recitals
Proxy Statement/ Prospectus	7.1(a)
Required Approvals	7.4(a)

Term	Section

Required GBC Vote	5.1(g)
Sarbanes Act	5.1(d)(i)
SEC	5.1(a)(ii)
Securities	Recitals
Securities Act	3.3
Superior GBC Proposal	7.5(d)
Surviving Corporation	Recitals
Termination Date	9.1(b)
Time of Distribution	Distribution Agreement
Transition Services Agreement	4.1
Violation	5.1(c)(ii)
ARTICLE II
THE MERGER
      Section 2.1     The Merger. Upon the terms and conditions of this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Acquisition Sub shall merge with and into GBC. GBC shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of Acquisition Sub shall terminate. As a result of the Merger, GBC shall become a wholly-owned Subsidiary of ACCO.
      Section 2.2     The Closing. The closing of the Merger (the “Closing”) will take place as soon as practicable, but in any event within three Business Days after the satisfaction or waiver (subject to Applicable Laws) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date (as defined below)) set forth in Article VIII, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the “Closing Date”). The Closing shall be held at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York, unless another place is agreed to in writing by the parties hereto.
      Section 2.3     Effective Time. Subject to the terms and conditions of this Agreement, the Merger shall become effective as set forth in the certificate of merger relating thereto (the “Certificate of Merger”) that shall be filed with the Secretary of State of the State of Delaware (the “Delaware Secretary”) on the Closing Date. The term “Effective Time” shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger. The Effective Time shall occur immediately after the Time of Distribution (as defined in the Distribution Agreement).
      Section 2.4     Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the DGCL.
      Section 2.5     Conversion of GBC Common Stock and GBC Class B Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any capital stock of Acquisition Sub or GBC:
           (a) Each share of Common Stock, par value $0.125 per share, of GBC (“GBC Common Stock”) and each share of Class B Common Stock, par value $0.125 per share, of GBC (“GBC Class B Common Stock”) issued and outstanding immediately prior to the Effective Time, other than shares of GBC Common Stock or GBC Class B Common Stock to be cancelled pursuant to Section 2.5(c) hereof, shall be automatically converted into the right to receive one fully paid and nonassessable share (the “Exchange Ratio”) of ACCO Common Stock.

           (b) All shares of GBC Common Stock and GBC Class B Common Stock converted into the right to receive ACCO Common Stock pursuant to this Article II shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate or book-entry credit previously evidencing any such shares of GBC Common Stock or GBC Class B Common Stock (a “GBC Certificate”) shall thereafter evidence only the right to receive the number of whole shares of ACCO Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested) into which the shares of GBC Common Stock or GBC Class B Common Stock formerly evidenced by such GBC Certificate have been converted pursuant to this Section 2.5. GBC Certificates shall be exchanged for certificates representing whole shares of ACCO Common Stock issued in consideration therefor upon the surrender of such GBC Certificates in accordance with Section 3.2, without any interest thereon. If between the date hereof and the Effective Time, the outstanding shares of GBC Common Stock or GBC Class B Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization (other than solely as a result of the Merger), an appropriate and proportionate adjustment shall be made to the Exchange Ratio.
           (c) All shares of GBC Common Stock and GBC Class B Common Stock held in GBC’s treasury or owned by ACCO or any wholly-owned Subsidiary of GBC or ACCO shall be canceled and shall cease to exist, and no shares of ACCO Common Stock or other consideration shall be delivered in exchange therefor.
      Section 2.6     Acquisition Sub Common Stock. At the Effective Time, each share of common stock, par value $.01 per share, of Acquisition Sub (“Acquisition Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be automatically converted into one fully paid and nonassessable share of common stock, par value $0.125 per share, of the Surviving Corporation.
      Section 2.7     Converted Options.
      (a) At or prior to the Time of Distribution, Fortune and ACCO will take all action necessary such that each option to purchase from Fortune shares of Fortune Common Stock granted pursuant to or governed by the Fortune 2003 Long-Term Incentive Plan or the Fortune 1999 Long-Term Incentive Plan (collectively, the “Fortune Stock Plans”) that is outstanding and unvested immediately prior to the Time of Distribution and held by an employee or former employee of ACCO or one of its Subsidiaries (a “Fortune Option”) shall, as of the Time of Distribution (without giving effect to any adjustments that would otherwise be made in respect thereof in connection with the Distribution), cease to represent a right to acquire shares of Fortune Common Stock and automatically be converted into an option (a “Fortune Converted Option”) to purchase a number of shares of ACCO Common Stock at an exercise price determined as provided in Section 2.7(b) below. Each such Fortune Converted Option will otherwise have substantially the same terms and conditions as the corresponding Fortune Option, except that references to Fortune will be changed to refer to ACCO and references to any of the Fortune Stock Plans will be changed to refer to an applicable stock option plan of ACCO.
      (b)  (i) The number of shares of ACCO Common Stock to be subject to each Fortune Converted Option shall equal the product of (A) the number of shares of Fortune Common Stock subject to the corresponding Fortune Option multiplied by (B) the quotient of (x) the Pre-Distribution Fortune Common Stock Price divided by (y) the ACCO Common Stock Price, provided that any fractional shares of ACCO Common Stock resulting from such multiplication shall be rounded down to the nearest whole share.
          (ii) The exercise price per share of ACCO Common Stock subject to each Fortune Converted Option shall equal the product of (A) the exercise price per share of Fortune Common Stock under the corresponding Fortune Option prior to adjustments hereunder multiplied by (B) the quotient of (x) the ACCO Common Stock Price divided by (y) the Pre-Distribution Fortune Common Stock Price, provided that such exercise price shall be rounded up to the nearest whole cent.

      (c) The adjustment provided herein with respect to any options that are “incentive stock options” (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code. Except as set forth in this Section 2.7, the duration and other terms of a Fortune Converted Option shall be the same as the corresponding Fortune Option, except that all references to Fortune shall be deemed to be references to ACCO (but taking into account any changes thereto provided for in the Fortune Stock Plans by reason of this Agreement or the transactions contemplated hereby, if any).
      (d) Following the Effective Time, ACCO shall take all corporate action necessary to reserve for issuance a sufficient number of shares of ACCO Common Stock for delivery upon exercise of the Fortune Converted Options and the GBC Converted Options pursuant to the terms set forth in this Section 2.7 and in Section 2.8. As soon as practicable following the Effective Time, the shares of ACCO Common Stock subject to the Fortune Converted Options and the GBC Converted Options will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form and ACCO shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as the Fortune Converted Options and the GBC Converted Options remain outstanding.
      Section 2.8     GBC Stock Options; GBC Restricted Stock Units.
      (a) At or prior to the Effective Time, GBC and ACCO will take all action necessary such that each GBC Stock Option that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, cease to represent a right to acquire shares of GBC Common Stock and automatically be converted into an option (a “GBC Converted Option”) to purchase that number of shares of ACCO Common Stock equal to the number of shares of GBC Common Stock subject to such GBC Stock Option immediately prior to the Effective Time, at an exercise price per share equal to the exercise price per share specified in such GBC Stock Option immediately prior to the Effective Time. Each such GBC Converted Option will otherwise have substantially the same terms and conditions as the corresponding GBC Stock Option, except that references to GBC will be changed to refer to ACCO and references to any of the GBC Stock Plans will be changed to refer to an applicable stock option plan of ACCO.
      (b) The adjustment provided herein with respect to any options that are “incentive stock options” (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code. Except as set forth in this Section 2.8, the duration and other terms of a GBC Converted Option shall be the same as the corresponding GBC Stock Option, except that all references to GBC shall be deemed to be references to ACCO (but taking into account any changes thereto provided for in the GBC Stock Plans by reason of this Agreement or the transactions contemplated hereby, if any).
      (c) Each restricted stock unit issued by GBC pursuant to a GBC Stock Plan and outstanding at the Effective Time (a “GBC Restricted Stock Unit”) that pursuant to the terms of the applicable GBC Stock Plan and the GBC Restricted Stock Unit agreement evidencing such award would have its restrictions lapse and become vested in full upon consummation of the Merger, will at the Effective Time be automatically converted into, and the holder of each such GBC Restricted Stock Unit will be entitled to receive as of the Effective Time for each such GBC Restricted Stock Unit, one fully paid and nonassessable share of ACCO Common Stock. Each GBC Restricted Stock Unit which would not have its restrictions lapse and become vested in full upon consummation of the Merger shall be treated in accordance with the terms of the Employee Matters Agreement.
      Section 2.9     Certificate of Incorporation and By-Laws. Subject to the terms and conditions of this Agreement, at the Effective Time, the certificate of incorporation and by-laws of Acquisition Sub shall be the certificate of incorporation and by-laws of the Surviving Corporation, until thereafter amended in accordance with the terms thereof and Applicable Laws. The certificate of incorporation of ACCO immediately prior to the Effective Time shall be substantially in the form attached hereto as Exhibit B (the “ACCO Restated Certificate”) until thereafter amended in accordance with the terms thereof and Applicable Laws. The by-laws of ACCO immediately prior to the Effective Time shall be substantially in the form attached hereto as Exhibit C (the “ACCO By-Laws”) until thereafter amended in accordance with the terms thereof, the ACCO Restated Certificate and Applicable Laws.
      Section 2.10     Rights Agreement. Subject to the terms and conditions of this Agreement, as of or prior to the Effective Time, ACCO will enter into a Rights Agreement substantially in the form attached hereto as Exhibit D.
      Section 2.11     Tax Consequences. It is intended that the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a “plan of reorganization” for the purposes of Sections 354 and 361 of the Code.
      Section 2.12     Officers. At the Effective Time, David D. Campbell shall be Chief Executive Officer of ACCO and otherwise the initial officers of ACCO shall consist of such members of the management of ACCO and GBC as shall be determined by David D. Campbell prior to the Effective Time, and such officers shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of Acquisition Sub at the Effective Time will be the officers of the Surviving Corporation and such officers shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.
      Section 2.13     Board of Directors. From and after the Effective Time, until duly changed in compliance with the ACCO Restated Certificate, the ACCO By-Laws and Applicable Laws, the Board of Directors of ACCO shall consist of nine persons, including (a) six persons to be named by the Board of Directors of Fortune, including David D. Campbell, and (b) three persons to be named by the Board of Directors of GBC. From and after the Effective Time, until duly changed in compliance with the ACCO Restated Certificate, the ACCO By-Laws and Applicable Laws, the Chairman of the Board of ACCO shall be David D. Campbell and Fortune and GBC shall agree prior to the Effective Time on the appointment of one of the nine directors as an independent lead director. From and after the Effective Time, until duly changed in compliance with the Surviving Corporation’s certificate of incorporation, the Surviving Corporation’s by-laws and Applicable Laws, the directors of Acquisition Sub at the Effective Time will be the directors of the Surviving Corporation.
      Section 2.14     Name; Corporate Offices.
      (a) At the Effective Time, the name of ACCO shall be “Acco Brands Corporation”.
      (b) At the Effective Time, the location of the headquarters and principal executive offices of ACCO shall be ACCO’s executive offices.
ARTICLE III
EXCHANGE OF SHARES
      Section 3.1     ACCO to Make Shares Available. From time to time, prior to, at or after the Effective Time, ACCO shall deposit, or shall cause to be deposited, with a bank or trust company appointed by Fortune and reasonably acceptable to GBC (the “Exchange Agent”), for the benefit of the holders of the GBC Certificates, for exchange in accordance with this Article III, the shares of ACCO Common Stock to be issued pursuant to Section 2.5 and delivered pursuant to Section 3.2(a) in exchange for GBC Certificates (such shares of ACCO Common Stock, together with any dividends or distributions with respect thereto, the “Exchange Fund”).
      Section 3.2     Exchange of Shares.
      (a) As soon as reasonably practicable after the Effective Time, ACCO shall instruct the Exchange Agent to mail to each holder of record of one or more GBC Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the GBC Certificates shall pass, only upon delivery of the GBC Certificates to the Exchange Agent, and which shall be in customary form and have such other provisions as ACCO may reasonably request) and instructions for use in effecting the surrender of GBC Certificates in exchange for the shares of ACCO Common Stock into which the shares of GBC Common Stock and GBC Class B Common Stock formerly represented by such GBC Certificate or GBC Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a GBC Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such GBC Certificate shall be entitled to receive in exchange therefor the number of whole shares of ACCO Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested) representing that number of whole shares of ACCO Common Stock to which such holder shall have become entitled pursuant to the provisions of Article II and the GBC Certificate so surrendered shall forthwith be canceled. As soon as reasonably practicable after such cancellation, the Exchange Agent shall deliver to such holder an account statement indicating the number of whole shares of ACCO Common Stock that such holder owns.
      (b) No dividends or other distributions declared or made with respect to ACCO Common Stock shall be paid to the holder of any unsurrendered GBC Certificate until the holder thereof shall surrender such GBC Certificate in accordance with this Article III. Subject to the effect of Applicable Laws, following surrender of any GBC Certificate, there shall be paid to the holder of shares of ACCO Common Stock issuable in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time paid with respect to such shares of ACCO Common Stock prior to such surrender and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of ACCO Common Stock. No interest will be paid or accrued on any unpaid dividends and distributions payable to holders of GBC Certificates.
      (c) If any certificate or book-entry credit evidencing shares of ACCO Common Stock is to be registered in a name other than that in which the GBC Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the GBC Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate or book-entry credit evidencing shares of ACCO Common Stock in any name other than that of the registered holder of the GBC Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.
      (d) All shares of ACCO Common Stock issued upon surrender for exchange of GBC Certificates in accordance with the terms of this Article III (including any cash paid pursuant to Section 3.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to shares of GBC Common Stock or GBC Class B Common Stock converted in the Merger in accordance with Section 2.5. At the Effective Time, there shall be no further transfers on the stock transfer books of GBC of the shares of GBC Common Stock or GBC Class B Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, GBC Certificates are presented for transfer to ACCO, the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of ACCO Common Stock as provided in this Article III.
      (e) (i) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of ACCO Common Stock or book-entry credit of the same shall be issued in exchange for GBC Certificates, no dividend or distribution with respect to ACCO Common Stock shall be payable on or with respect to any such fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of ACCO. In lieu of the issuance of any such fractional share, ACCO shall pay to each holder of GBC Certificates who otherwise would be entitled to receive such fractional share an amount in cash determined in the manner provided in clauses (ii) and (iii) of this Section 3.2(e).

(ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of ACCO Common Stock delivered to the

Exchange Agent by ACCO pursuant to Section 3.1 for issuance to holders of GBC Certificates pursuant to Section 2.5 over (y) the aggregate number of full shares of ACCO Common Stock to be distributed to holders of GBC Certificates pursuant to this Section 3.2 (such excess being herein referred to as the “Excess ACCO Shares”). As soon as reasonably practicable after the Effective Time, the Exchange Agent, as agent for such holders of GBC Certificates, shall sell the Excess ACCO Shares at then prevailing prices on the NYSE, all in the manner provided in clause (iii) of this Section 3.2(e).

(iii) The sale of the Excess ACCO Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of any such sale or sales have been distributed to the holders of GBC Certificates, the Exchange Agent will hold such proceeds in trust for such holders of GBC Certificates as part of the Exchange Fund. ACCO shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of the Exchange Agent incurred in connection with such sale or sales of Excess ACCO Shares. In addition, ACCO shall pay the Exchange Agent’s compensation and expenses in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of GBC Certificates shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of GBC Certificates is entitled (after taking into account all GBC Certificates then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of GBC Certificates are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of GBC Certificates with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of GBC Certificates subject to and in accordance with this Section 3.2, provided that no such cash in lieu of fractional shares of ACCO Common Stock shall be paid to any holder of GBC Common Stock or GBC Class B Common Stock until GBC Certificates formerly representing such GBC Common Stock or GBC Class B Common Stock are surrendered and exchanged in accordance with this Section 3.2.

      (f) Any portion of the Exchange Fund that remains unclaimed by holders of GBC Certificates for twelve months after the Effective Time shall be delivered to ACCO, and any holders of GBC Certificates who have not theretofore complied with this Article III shall thereafter look only to ACCO for payment of the shares of ACCO Common Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on the ACCO Common Stock deliverable in respect of each share of GBC Common Stock or GBC Class B Common Stock formerly evidenced by such GBC Certificate as determined pursuant to this Agreement, without any interest thereon. Any such portion of the Exchange Fund remaining unclaimed by holders of GBC Certificates five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 5.1(c)(iii)) shall, to the extent permitted by Applicable Laws, become the property of ACCO free and clear of any claims or interest of any Person previously entitled thereto.
      (g) None of Fortune, ACCO, Acquisition Sub, GBC, the Exchange Agent or any other Person shall be liable to any holder of GBC Certificates for any shares of ACCO Common Stock, cash in lieu of fractional shares thereof and any dividend or other distribution with respect thereto delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar Applicable Laws.
      (h) The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by ACCO, on a daily basis. Any interest and other income resulting from such investments shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable pursuant to this Article III shall be paid to ACCO promptly upon request by ACCO. If for any reason (including losses) the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made by the Exchange Agent hereunder, ACCO shall promptly deposit cash into the Exchange Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such payment obligations.

      (i) In the event any GBC Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such GBC Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in such amount as ACCO may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such GBC Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed GBC Certificate the shares of ACCO Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.
      (j) ACCO or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of GBC Certificates such amounts as ACCO or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by ACCO or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of GBC Common Stock in respect of which such deduction and withholding was made by ACCO or the Exchange Agent.
      Section 3.3     Affiliates. Notwithstanding anything to the contrary herein, to the fullest extent permitted by law, no certificates or book-entry credits evidencing shares of ACCO Common Stock or cash shall be issued or delivered pursuant to this Article III to a Person who is identified by GBC as a Person who may be deemed an “affiliate” of GBC for purposes of Rule 145 under the Securities Act of 1933, as amended (the “Securities Act”), in the letter delivered by GBC to Fortune and ACCO in accordance with Section 7.12 until such Person has executed and delivered a GBC Affiliate Agreement (as defined in Section 7.12) pursuant to Section 7.12.
ARTICLE IV
CERTAIN PRE-MERGER TRANSACTIONS
      The following transactions shall occur prior to the Effective Time:
      Section 4.1     Fortune/ACCO Ancillary Agreements. Prior to the Time of Distribution, Fortune and ACCO will execute and deliver a tax allocation agreement substantially in the form attached hereto as Exhibit E (the “Fortune/ACCO Tax Allocation Agreement”) and a Transition Services Agreement with respect to the services set forth on Exhibit F (the “Transition Services Agreement”). Simultaneously with the execution and delivery of this Agreement, Fortune and ACCO are entering into an Employee Matters Agreement in the form attached hereto as Exhibit G.
      Section 4.2     Lane/GBC Ancillary Agreements. Prior to the Time of Distribution, Lane and GBC will execute and deliver a tax allocation agreement substantially in the form attached hereto as Exhibit H (the “Lane/GBC Tax Allocation Agreement”). Simultaneously with the execution and delivery of this Agreement, GBC is entering into the Employee Matters Agreement.
      Section 4.3     Distribution. Prior to the Effective Time, and pursuant to the terms and conditions of the Distribution Agreement, Fortune and ACCO will cause ACCO to be recapitalized and effect the Distribution.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
      Section 5.1     Representation and Warranties of GBC. Except as set forth in the GBC Disclosure Schedule delivered by GBC to Fortune, ACCO and Acquisition Sub prior to the execution of this Agreement (the “GBC Disclosure Schedule”) (each section of which, to the extent specified therein, qualifies the correspondingly numbered representation and warranty or covenant of GBC contained herein), GBC represents and warrants to Fortune, ACCO and Acquisition Sub as follows:

(a) Organization, Standing and Power; Subsidiaries.

(i) Each of GBC and its Subsidiaries is a corporation or other organization duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as it will be conducted through the Effective Time, except where the failure to be so organized, existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on GBC, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on GBC. The copies of the certificate of incorporation and by-laws of GBC which were previously furnished or made available to Fortune and ACCO are true, complete and correct copies of such documents as in effect on the date of this Agreement.

(ii) Section 5.1(a)(ii) of the GBC Disclosure Schedule sets forth a list of all the Subsidiaries of GBC which as of the date of this Agreement are Significant Subsidiaries of GBC (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the “SEC”)). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by GBC, free and clear of all material pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”) and free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests, but excluding restrictions under the Securities Act). None of GBC or any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries of GBC), that is or would reasonably be expected to be material to GBC and its Subsidiaries taken as a whole.

(b) Capital Structure.

(i) The authorized capital stock of GBC consists of 40,000,000 shares of GBC Common Stock and 4,796,550 shares of GBC Class B Common Stock. As of March 13, 2005, 13,921,221 shares of GBC Common Stock and 2,398,275 shares of GBC Class B Common Stock were issued and outstanding and no other shares of capital stock of GBC were issued and outstanding. As of March 13, 2005, (A) 3,102,741 shares of GBC Common Stock and no shares of GBC Class B Common Stock were reserved for issuance upon exercise of options outstanding under GBC Stock Plans (“GBC Stock Options”) and the vesting of GBC Restricted Stock Units outstanding under GBC Stock Plans and (B) 2,680,753 shares of GBC Common Stock were subject to issuance upon exercise of outstanding GBC Stock Options and 257,775 shares of GBC Common Stock were subject to issuance upon the vesting of outstanding GBC Restricted Stock Units. As of March 13, 2005, 1,775,339 shares of GBC Common Stock and no shares of GBC Class B Common Stock were held as treasury shares. Since March 13, 2005 to the date of this Agreement, no shares of capital stock of GBC or any other securities of GBC have been issued other than shares of GBC Common Stock issued pursuant to options or rights outstanding as of March 13, 2005 under the GBC Stock Plans. All issued and outstanding shares of capital stock of GBC are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of GBC is entitled to preemptive rights. There are outstanding as of the date hereof, and there will be outstanding at the Effective Time, no options, warrants or other rights to acquire capital stock from GBC other than GBC Stock Options and GBC Restricted Stock Units under the GBC Stock

Plans and rights to acquire GBC Common Stock upon conversion of shares of GBC Class B Common Stock. Section 5.1(b) of the GBC Disclosure Schedule sets forth a complete and correct list as of a recent date of all outstanding GBC Stock Options and the exercise prices thereof and all outstanding GBC Restricted Stock Units and the terms of the vesting thereof.

(ii) No bonds, debentures, notes or other indebtedness of GBC having the right to vote on any matters on which stockholders of GBC may vote (“GBC Voting Debt”) are issued or outstanding.

(iii) Except as otherwise set forth in this Section 5.1(b), as of the date of this Agreement, there are no, and as of the Effective Time (except as permitted pursuant to Section 6.1) there will not be any, securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which GBC or any of its Subsidiaries is a party or by which any of them is bound obligating GBC or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of GBC or any of its Subsidiaries or obligating GBC or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no, and as of the Effective Time (except as permitted pursuant to Section 6.1) there will not be any, outstanding obligations of GBC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of GBC or any of its Subsidiaries, other than rights to convert shares of GBC Class B Common Stock outstanding on the date hereof into GBC Common Stock in accordance with the present terms of the GBC Class B Common Stock.

(c) Authority; No Conflicts.

(i) GBC has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to the approval and adoption of this Agreement and the Merger by the Required GBC Vote (as defined in Section 5.1(g)). The execution and delivery of this Agreement, the Employee Matters Agreement and the Lane/ GBC Tax Allocation Agreement by GBC and the consummation by GBC of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of GBC, subject in the case of the consummation of the Merger, to the approval and adoption of this Agreement and the Merger by the Required GBC Vote. This Agreement and the Employee Matters Agreement have been, and the Lane/ GBC Tax Allocation Agreement will be, duly executed and delivered by GBC and, assuming the due authorization and valid execution and delivery of this Agreement by each of Fortune, ACCO and Acquisition Sub, the due authorization and valid execution and delivery by Fortune and ACCO of the Employee Matters Agreement and the due authorization and valid execution and delivery of the Lane/ GBC Tax Allocation Agreement by Lane, as applicable, constitute or will constitute valid and binding agreements of GBC, enforceable against GBC in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar Applicable Laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) The execution and delivery of this Agreement and the Employee Matters Agreement by GBC does not, the execution and delivery of the Lane/ GBC Tax Allocation Agreement by GBC will not, and the consummation by GBC of the Merger and the other transactions contemplated hereby and thereby will not, conflict with, or result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of or result by its terms in the termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien, charge, “put” or “call” right or other encumbrance on, or the loss of, any assets (any such conflict, breach, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a “Violation”) pursuant to:

(A) any provision of the certificate of incorporation or by-laws or similar organizational documents of GBC or any Significant Subsidiary of GBC or (B) except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on GBC or, to the Knowledge of GBC, ACCO after giving effect to the Merger, subject to obtaining or making the GBC Necessary Consents (as defined in paragraph (iii) below), (I) any loan or credit agreement, note, instrument, mortgage, bond, indenture, lease, benefit plan or other contract, agreement or obligation (a “Contract”) to which GBC or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or (II) any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to GBC or any Subsidiary of GBC or their respective properties or assets.

(iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, federal, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency, board, commission or other authority thereof, any arbitral tribunal, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a “Governmental Entity”) or any other Person is required by or with respect to GBC or any Subsidiary of GBC in connection with the execution and delivery of this Agreement, the Employee Matters Agreement and the Lane/ GBC Tax Allocation Agreement by GBC or the consummation by GBC of the Merger and the other transactions contemplated hereby and thereby, except for those required under or in relation to (A) the Required GBC Vote, (B) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (C) state securities or “blue sky” laws, (D) the Securities Act, (E) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (F) the DGCL with respect to the filing of the Certificate of Merger with the Delaware Secretary, (G) the rules and regulations of The Nasdaq Stock Market, Inc., (H) antitrust or other competition laws of other jurisdictions and (I) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on GBC. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (H) or set forth in Section 5.1(c)(iii) of the GBC Disclosure Schedule are hereinafter referred to as “GBC Necessary Consents”.

(d) Reports and Financial Statements.

(i) Each of GBC and its Subsidiaries has filed all registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2002 (collectively, including all exhibits thereto, the “GBC SEC Reports”). No Subsidiary of GBC is required to file any form, report, registration statement, prospectus or other document with the SEC. None of the GBC SEC Reports, at the time it was filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Included in Section 5.1(d)(i) of the GBC Disclosure Schedule are the consolidated balance sheet of GBC and its Subsidiaries as of December 31, 2004 and the related consolidated statements of income, cash flows and stockholders’ equity for the year ended December 31, 2004 (such statements, together with the notes thereto, the “GBC 2004 Financial Statements”). Each of the GBC 2004 Financial Statements and each of the financial statements (including the related notes) included in the GBC SEC Reports fairly presents, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of GBC and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles (“GAAP”) consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of unaudited interim financial statements, to normal and recurring year-end adjustments. All GBC SEC Reports, as of their respective filing dates (and as of the date of any amendment to the respective GBC SEC Report), complied as to form in all material respects to the extent in effect at the time of filing, with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes Act”) and the rules and regulations promulgated thereunder.

(ii) Except as disclosed in the GBC SEC Reports filed and publicly available prior to the date hereof (the “GBC Filed SEC Reports”) or in the GBC 2004 Financial Statements, since January 1, 2005, GBC and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a consolidated balance sheet of GBC and its Subsidiaries or in the footnotes thereto prepared in conformity with GAAP, other than liabilities incurred in the ordinary course of business or that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on GBC.

(iii) Each of the principal executive officer of GBC and the principal financial officer of GBC (or each former principal executive officer of GBC and each former principal financial officer of GBC, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes Act with respect to the GBC SEC Reports and the statements contained in such certifications are true, complete and correct. For purposes of this Section 5.1(d), “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes Act.

(iv) GBC and its Subsidiaries have designed and maintain a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. GBC (A) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by GBC in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to GBC’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of GBC required under the Exchange Act with respect to such reports and (B) has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date hereof to GBC’s auditors and the audit committee of GBC’s Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect GBC’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in GBC’s internal controls over financial reporting. GBC has made available to Fortune and ACCO any such disclosure made by management to GBC’s auditors and the audit committee of GBC’s Board of Directors.

(e) Information Supplied.

(i) None of the information supplied or to be supplied by GBC for inclusion or incorporation by reference in (A) the Form S-4 (as defined in Section 7.1(a)) will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) the Proxy Statement/ Prospectus (as defined in Section 7.1(a)) will, on the date it is first mailed to Fortune stockholders or GBC stockholders or at the time of the GBC Stockholders Meeting (as defined in Section 7.1(b)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) Notwithstanding the foregoing provisions of this Section 5.1(e), no representation or warranty is made by GBC with respect to statements made or incorporated by reference in the Form S-4 or the Proxy Statement/ Prospectus based on information supplied by or on behalf of Fortune, ACCO or Acquisition Sub for inclusion or incorporation by reference therein.

(f) Board Approval. The Board of Directors of GBC, by resolutions duly adopted by unanimous vote at a meeting duly called and held and, other than as provided for in Section 7.5, not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are advisable and in the best interests of GBC and its stockholders, (ii) approved this Agreement and the Merger, (iii) resolved to recommend that the stockholders of GBC approve and adopt this Agreement and the Merger and directed that this Agreement and the Merger be submitted for consideration by GBC’s stockholders at the GBC Stockholders Meeting and (iv) taken all other action necessary to render the limitations on business combinations contained in Section 203 of the DGCL (or any similar provision) inapplicable to the transactions contemplated hereby. To the Knowledge of GBC, except for the limitations on business combinations contained in Section 203 of the DGCL (which have been rendered inapplicable), no “fair price”, “moratorium”, “control share acquisition” or other form of antitakeover statute or regulation is applicable to the Merger or the other transactions contemplated hereby.

(g) Vote Required. The affirmative vote of shares representing a majority in voting power of the outstanding shares of GBC Common Stock and GBC Class B Common Stock, voting together as a single class (the “Required GBC Vote”) to approve and adopt this Agreement and the Merger is the only vote of the holders of any class or series of GBC capital stock necessary to approve or adopt this Agreement and the Merger and the other transactions contemplated hereby.

(h) Litigation; Compliance with Laws.

(i) Except as set forth in the GBC Filed SEC Reports or in the GBC 2004 Financial Statements, there is no suit, action, proceeding, charge or regulatory investigation pending or, to the Knowledge of GBC, threatened against GBC or any Subsidiary of GBC or any property or asset of GBC or any Subsidiary of GBC which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on GBC, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against GBC or any Subsidiary of GBC which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on GBC.

(ii) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on GBC, GBC and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses of GBC and its Subsidiaries, taken as a whole (the “GBC Permits”), and no suspension or cancellation of any of the GBC Permits is pending or, to the Knowledge of GBC, threatened, except for suspensions or cancellations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on GBC. GBC and its Subsidiaries are in compliance with the terms of the GBC Permits, except where the failure so to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on GBC. None of GBC or any of its Subsidiaries is in violation of, and GBC and its Subsidiaries have not received since January 1, 2002 any written notices of violations with respect to, any Applicable Laws, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on GBC.

(i) Absence of Certain Changes or Events. Except as set forth in the GBC Filed SEC Reports or in the GBC 2004 Financial Statements, since January 1, 2005, (i) GBC and its Subsidiaries have conducted their business only in the ordinary course, consistent with past practice, and (ii) there has not been any event, change, circumstance or development which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on GBC. Since January 1, 2005 through the date of this Agreement, none of GBC or any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 6.1.

(j) Environmental Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on GBC, (i) the operations of GBC and its Subsidiaries have been and are in compliance with all applicable Environmental Laws (as defined below) and with all GBC Permits required by applicable Environmental Laws, (ii) there are no pending or, to the Knowledge of GBC, threatened, actions, suits, claims, investigations or other proceedings (collectively, “Actions”) under or pursuant to Environmental Laws against GBC, its Subsidiaries, or, to the Knowledge of GBC, any other Person whose Environmental Liabilities (as defined below) GBC or any of its Subsidiaries has or may have retained or assumed by contract or operation of law, or involving any real property currently or, to the Knowledge of GBC, formerly owned, operated or leased by GBC or its Subsidiaries, and (iii) GBC, its Subsidiaries and, to the Knowledge of GBC, Persons whose Environmental Liabilities GBC or any of its Subsidiaries has or may have retained or assumed by contract or operation of law are not subject to any Environmental Liabilities, and, to the Knowledge of GBC, there are no facts, circumstances or conditions (including without limitation the presence, release or threatened release of Hazardous Materials at any location whether or not owned or operated by GBC or its Subsidiaries) which would reasonably be expected to result in Environmental Liabilities for GBC, its Subsidiaries, or, to the Knowledge of GBC, any other Person whose Environmental Liabilities GBC or any of its Subsidiaries has or may have retained or assumed by contract or operation of law. The representations and warranties in this Section 5.1(j) constitute the sole representations and warranties of GBC concerning environmental matters in this Agreement.

As used in this Agreement, “Environmental Laws” means any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct, in each case, concerning pollution, Hazardous Materials (as defined below) or protection of human health or the environment, and includes the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (but solely as it relates to the exposure of Hazardous Materials) and the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes. As used in this Agreement, “Environmental Liabilities” with respect to any Person means any and all liabilities of or relating to such Person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such Person or any of such Subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered or regulated by, or for which liability is imposed under, Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date. As used in this Agreement, “Hazardous Materials” means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5., any toxic mold or any substances defined as such by, or regulated as such under, any Environmental Law.

(k) Intellectual Property. Except as set forth in the GBC Filed SEC Reports and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GBC: (i) GBC and each of its Subsidiaries own, or are licensed to use, all Intellectual Property (as defined below) used in the conduct of its business as currently conducted; (ii) to the Knowledge of GBC, the use of any Intellectual Property by GBC and its Subsidiaries does not infringe on or otherwise violate the rights of any Person; (iii) the use by or, to the Knowledge of GBC, on behalf of, GBC and its Subsidiaries of Intellectual Property which is licensed to GBC or any Subsidiary is in substantial accordance with the terms of the applicable license agreement pursuant to which GBC or its Subsidiaries acquired the right to use such Intellectual Property; (iv) to the Knowledge of GBC, no Person is infringing or otherwise violating any right of GBC or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to GBC or its Subsidiaries; (v) to the Knowledge of GBC, there is no claim or proceeding pending against GBC or any Subsidiary challenging their respective use of Intellectual Property, and (vi) to the Knowledge of GBC, no Intellectual Property owned and/or licensed by GBC or its Subsidiaries is being used or enforced by GBC or any Subsidiary in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, “Intellectual Property” shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill connected with or symbolized by the foregoing, and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; Internet domain names and the registrations therefore; inventions and discoveries, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations and continuations in part), and any reissues or reexaminations thereof and rights to apply for any of the foregoing, in any jurisdiction; nonpublic information, trade secrets and confidential information to the extent that rights exist in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works that are protected by copyright in any jurisdiction (including, but not limited to, computer software and databases); registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

(l) Title to Properties; Assets/Services.

(i) Each of GBC and its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, except where the failure to have such good and valid title, or valid leasehold interest, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GBC.

(ii) Except as otherwise contemplated by this Agreement (including as permitted pursuant to Section 6.1), immediately prior to the consummation of the Merger, GBC and its Subsidiaries, taken as a whole, will own, lease, license or have the legal right to use all of the material assets, rights and properties used or held for use by GBC and its Subsidiaries in the conduct of their businesses as currently conducted.

(iii) Section 5.1(l) of the GBC Disclosure Schedule lists all material services provided to GBC or any of its Subsidiaries by Lane or any of its Subsidiaries (other than GBC or any of its Subsidiaries) as of the date hereof.

(m) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of GBC or any of its Subsidiaries, except Goldman, Sachs & Co. (“Goldman Sachs”) and Deutsche Bank Securities Inc. (“Deutsche Bank”), each of whose fees and expenses will be paid by GBC at the Closing.

(n) Opinion of GBC Financial Advisor. GBC has received the opinions of Goldman Sachs and Deutsche Bank, each dated the date of this Agreement, to the effect that, as of such date, the consideration to be received by GBC’s stockholders in the Merger is fair, from a financial point of view, to GBC’s stockholders.

(o) Taxes.

(i) All tax returns and reports required to be filed with respect to each of GBC and its Subsidiaries have been timely filed, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, and all such returns and reports are complete and correct, except to the extent that such failures to file, to have extensions granted that remain in effect or to be complete or correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on GBC. All Taxes shown as due on such returns have been paid.

(ii) No deficiencies for any Taxes have been proposed, asserted or assessed in writing in respect of or against GBC or any of its Subsidiaries that are not adequately reserved for on the books of GBC, except for deficiencies that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on GBC. The applicable statutes of limitations have expired for all Tax periods through 1992 for the federal income tax returns of GBC and each of its Subsidiaries consolidated in such returns.

(iii) None of GBC or any of its Subsidiaries has taken any action, and GBC has no Knowledge of any fact, agreement, plan or other circumstance, that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(iv) None of GBC or any of its Subsidiaries is a party to any Tax sharing or Tax indemnity agreements (other than agreements between or among GBC and its Subsidiaries).

(v) Within the past five years, none of GBC or any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code.

(vi) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GBC, none of GBC or any of its Subsidiaries is obligated to make any payments, or is a party to any contract that could obligate it to make any payments, that would not be deductible by reason of Section 162(m) or Section 280G of the Code.

(vii) None of GBC or any of its Subsidiaries has agreed to make, or is required to make, any material adjustment under Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting methods or otherwise.

(viii) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GBC, neither GBC or any of its Subsidiaries has any deferred intercompany gains or losses as defined in Treasury Regulations section 1.1502-13 (nor any gains or losses treated as deferred intercompany gains or losses for income tax purposes).

(p) Certain Contracts. As of the date hereof, none of GBC or any of its Subsidiaries is a party to or bound by (i) any contract, lease or compensatory plan, contract or arrangement of the type required to be disclosed pursuant to Item 601(b)(10) of Regulation S-K of the SEC (without giving effect to any ordinary course of business exception set forth therein) (“Material Contracts”) or (ii) any non-competition agreement or any other Contract that limits or otherwise restricts GBC or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that would, after the Effective Time, to the Knowledge of GBC, limit or restrict ACCO or any of its Subsidiaries or any of their respective affiliates or any successor thereto, from engaging or competing in any line of business in any geographic area, which agreements or other Contracts, to the Knowledge of GBC, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on ACCO, after giving effect to the Merger. All Material Contracts of GBC and its Subsidiaries are valid and binding on GBC and its Subsidiaries, as applicable, and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on GBC. None of GBC or any of its Subsidiaries (or, to the Knowledge of GBC, any other party thereto) has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Contract of GBC or any of its Subsidiaries, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on GBC.

(q) Employee Benefits.

(i) Section 5.1(q)(i) of the GBC Disclosure Schedule contains a true and complete list of the GBC Plans. With respect to each GBC Plan, except for GBC Plans the liabilities under which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on GBC, GBC has made available to Fortune and ACCO a true, correct and complete copy of: (A) all plan documents, trust agreements, and insurance contracts and other funding vehicles; (B) the two most recent Annual Reports (Form 5500 Series) and accompanying schedules and exhibits, if any; (C) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (D) the two most recent annual financial reports, if any; (E) the two most recent actuarial reports, if any; (F) the most recent determination letter from the IRS, if any; and (G) the annual compliance testing under Sections 401(a) through 416 of the Code for the two most recently completed plan years, if any.

(ii) Except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GBC, as of the date hereof, (A) with respect to each GBC Plan, GBC and its ERISA Affiliates and other Subsidiaries have complied with, and are now in compliance with, to the extent applicable, all provisions of ERISA, the Code and all other Applicable Laws and regulations applicable to such GBC Plans and each GBC Plan has been operated and administered in accordance with its terms, (B) no liability under Title IV or Section 302 of ERISA has been incurred by GBC or any of its ERISA Affiliates and other Subsidiaries that has not been satisfied in full, and no condition exists that presents a material risk to GBC or any of its ERISA Affiliates and other Subsidiaries of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation, (C) with respect to each GBC Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, the present value of accrued benefits under such GBC Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such GBC Plan’s actuary with respect to such GBC Plan did not exceed, as of its latest valuation date, the then current value of the assets of such GBC Plan allocable to such accrued benefits, and (D) all GBC Plans subject to the Applicable Laws of any jurisdiction outside of the United States (1) have been maintained in accordance with all applicable requirements, (2) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (3) if they are intended to be funded and/or book-reserved are fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions.

(iii) As of the date hereof, none of GBC or any of its Subsidiaries has any liability under or obligation to any Multiemployer Plan. The GBC Plans provide benefits only to employees and former employees of GBC and its Subsidiaries.

(iv) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of GBC or any of its Subsidiaries to material severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting of benefits, or materially increase the amount of compensation, due any such employee or officer.

(r) Labor Relations. As of the date of this Agreement: (i) none of GBC or any of its Subsidiaries is a party to any collective bargaining agreement, work rules or practices, or any other labor-related agreements or arrangements with any labor union, labor organization or works council; there are no labor agreements, collective bargaining agreements, work rules or practices, or any other labor-related agreements or arrangements that pertain to any of the employees of GBC or any of its Subsidiaries; and no employees of GBC or any of its Subsidiaries are represented by any labor organization with respect to their employment with GBC or any of its Subsidiaries; (ii) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GBC, no labor organization or group of employees of GBC or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of GBC, threatened to be brought or filed, with the National Labor Relations Board or any other domestic or foreign labor relations tribunal or authority, and to the Knowledge of GBC, there are no labor union organizing activities with respect to any employees of GBC or any of its Subsidiaries and (iii) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GBC, since January 1, 2002, there have been no actual, or to the Knowledge of GBC, threatened strikes, work stoppages, slowdowns, lockouts, arbitrations, grievances or other labor disputes against or involving GBC or any of its Subsidiaries.

(s) Insurance. GBC maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of GBC (taking into account the cost and availability of such insurance).

(t) Liens. No Liens exist on any assets of GBC or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GBC.

(u) Affiliate Transactions. Except as set forth in the GBC Filed SEC Reports, there is not, and since January 1, 2004, there has not been, any transaction, series of similar transactions, proposed transaction, contract, arrangement, commitment, understanding or relationship of a type that would be required to be disclosed by GBC under Item 404 of SEC Regulation S-K.

      Section 5.2     Representations and Warranties of Fortune. Fortune represents and warrants to GBC as follows:

(a) Organization. Fortune is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Authority; No Conflicts.

(i) Fortune has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the further action of the Board of Directors of Fortune to establish the Record Date and the Distribution Date (each as defined in the Distribution Agreement) and provided that the effectiveness of the declaration of the Distribution by the Board of Directors of Fortune is subject to the satisfaction of the conditions set forth in the Distribution Agreement. The execution and delivery of this Agreement and the other Transaction Agreements to which Fortune is a party by Fortune and the consummation by Fortune of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Fortune, subject to the further action of the Board of Directors of Fortune to establish the Record Date and the Distribution Date and provided that the effectiveness of the declaration of the Distribution by the Board of Directors of Fortune is subject to the satisfaction of the conditions set forth in the Distribution Agreement. The approval of Fortune’s stockholders is not required to effect the transactions contemplated by this Agreement or any other Transaction Agreement. This Agreement has been, and the other Transaction Agreements to which Fortune is a party will be, duly executed and delivered by Fortune and, assuming the due authorization and valid execution and delivery of this Agreement and the other Transaction Agreements to which Fortune is a party by the other parties hereto and thereto, as applicable, constitute or will constitute valid and binding agreements of Fortune, enforceable against Fortune in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar Applicable Laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) The execution and delivery by Fortune of this Agreement does not, the execution and delivery by Fortune of the other Transaction Agreements to which Fortune is a party will not, and the consummation by Fortune of the Distribution and the other transactions contemplated hereby and thereby will not result in a Violation pursuant to: (A) any provision of the certificate of incorporation or by-laws of Fortune or (B) except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ACCO as of the date hereof or, to the Knowledge of Fortune, after giving effect to the Merger, or to have a material adverse effect on the ability of Fortune to consummate the Distribution and the other transactions contemplated by the other Transaction Agreements, subject to obtaining or making the Fortune Necessary Consents (as defined in paragraph (iii) below), (I) any Contract to which Fortune, ACCO or any of their respective Subsidiaries is a party or by which any of their respective properties or assets is bound or (II) any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Fortune, ACCO or any Subsidiary of Fortune or ACCO or their respective properties or assets.

(iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to Fortune in connection with the execution and delivery of this Agreement and the other Transaction Agreements to which Fortune is a party by Fortune or the consummation by Fortune of the Distribution and the other transactions contemplated hereby and thereby, except for those required under or in relation to (A) the HSR Act, (B) state securities or “blue sky” laws, (C) the Securities Act, (D) the Exchange Act, (E) the DGCL with respect to the filing of the Certificate of Merger with the Delaware Secretary, (F) the rules and regulations of the NYSE, (G) antitrust or other competition laws of other jurisdictions, (H) further action of the Board of Directors of Fortune to establish the Record Date and the Distribution Date, and the effectiveness of the declaration of the Distribution by the Board of Directors of Fortune (which is subject to the satisfaction of the conditions set forth in the Distribution Agreement) and (I) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ACCO or to have a material adverse effect on the ability of Fortune to consummate the Distribution and the other transactions contemplated by the other Transaction Agreements. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (H) are hereinafter referred to as the “Fortune Necessary Consents”.

(iv) The Board of Directors of Fortune, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (A) determined that this Agreement and the Distribution Agreement are advisable and in the best interests of Fortune and its stockholders and (B) approved this Agreement and the Distribution Agreement.

           (c) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Fortune or any of its Subsidiaries, except Citigroup Global Markets Inc., whose fees and expenses will be paid by ACCO at the Closing.
      Section 5.3     Representations and Warranties Of ACCO. Except as set forth in the ACCO Disclosure Schedule delivered by ACCO to GBC prior to the execution of this Agreement (the “ACCO Disclosure Schedule”) (each section of which, to the extent specified therein, qualifies the correspondingly numbered representation and warranty or covenant of ACCO contained herein), ACCO represents and warrants to GBC as follows (provided, however, that with respect to Sections 5.3(a), 5.3(b), 5.3(c), 5.3(d) and 5.3(e), Fortune and ACCO, jointly and severally represent and warrant):

(a) Organization, Standing and Power; Subsidiaries.

(i) Each of ACCO and its Subsidiaries is a corporation or other organization duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as it will be conducted through the Effective Time, except where the failure to be so organized, existing and in good standing or to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ACCO, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ACCO. The copies of the certificate of incorporation and by-laws of ACCO which were previously furnished or made available to GBC are true, complete and correct copies of such documents as in effect on the date of this Agreement.

(ii) Acquisition Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Acquisition Sub is a direct wholly-owned subsidiary of ACCO. The copies of the certificate of incorporation and by-laws of Acquisition Sub which were previously furnished or made available to GBC are true, complete and correct copies of such documents as in effect on the date of this Agreement.

(iii) Section 5.3(a)(iii) of the ACCO Disclosure Schedule sets forth a list of the Subsidiaries of ACCO which as of the date of this Agreement would be Significant Subsidiaries of ACCO (as defined in Rule 1-02 of Regulation S-X of the SEC) if the Distribution had occurred immediately prior to the date hereof (the “ACCO Significant Subsidiaries”). All the outstanding shares of capital stock of, or other equity interests in, each ACCO Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by ACCO, free and clear of all material Liens and free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests, but excluding restrictions under the Securities Act). None of ACCO or any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries of ACCO) that is or would reasonably be expected to be material to ACCO and its Subsidiaries taken as a whole.

(b) Capital Structure.

(i) On the date hereof, the authorized capital stock of ACCO consists of 100,000 shares of ACCO Common Stock. On the date hereof, 53,476 shares of ACCO Common Stock are issued and outstanding and no other shares of capital stock of ACCO are issued and outstanding. All issued and outstanding shares of capital stock of ACCO are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of ACCO is entitled to preemptive rights. There are outstanding as of the date hereof, and except as provided for in or permitted by the Transaction Agreements, there will be outstanding at the Effective Time, no options, warrants or other rights to acquire capital stock from ACCO. Section 5.3(b)(i) of the ACCO Disclosure Schedule sets forth a complete and correct list as of the date of this Agreement of (A) all holders of record of shares of ACCO Common Stock and (B) the number of shares of ACCO Common Stock held of record by each such holder, and a complete and correct list as of a recent date of all outstanding Fortune Options and the exercise prices thereof.

(ii) No bonds, debentures, notes or other indebtedness of ACCO having the right to vote on any matters on which stockholders of ACCO may vote (“ACCO Voting Debt”) are issued or outstanding.

(iii) On the date hereof, the authorized capital stock of Acquisition Sub consists of 1,000 shares of Acquisition Sub Common Stock.

(iv) Except as otherwise set forth in this Section 5.3(b) or as provided for in the Transaction Agreements, as of the date of this Agreement, there are no, and except as provided for in or permitted by the Transaction Agreements, as of the Effective Time there will not be any, securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which ACCO or any of its Subsidiaries is a party or by which any of them is bound obligating ACCO or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of ACCO or any of its Subsidiaries or obligating ACCO or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no, and except as provided for in or permitted by the Transaction Agreements, as of the Effective Time there will not be any, outstanding obligations of ACCO or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of ACCO or any of its Subsidiaries.

(c) Authority; No Conflicts.

(i) ACCO has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other Transaction Agreements to which ACCO is a party by ACCO and the consummation by ACCO of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of ACCO. The majority stockholder of ACCO has duly approved and adopted this Agreement and the Merger and has duly approved the transactions contemplated hereby, such approval being the only approval of stockholders of ACCO necessary to adopt this Agreement. No approval of ACCO’s stockholders after the Distribution Date will be required to effect the transactions contemplated by this Agreement. This Agreement has been, and the other Transaction Agreements to which ACCO is a party will be, duly executed and delivered by ACCO and, assuming the due authorization and valid execution and delivery of this Agreement and the other Transaction Agreements to which ACCO is a party by the other parties hereto and thereto, as applicable, constitute or will constitute valid and binding agreements of ACCO, enforceable against ACCO in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar Applicable Laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) Acquisition Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquisition Sub and the consummation by Acquisition Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquisition Sub. ACCO, as the sole stockholder of Acquisition Sub, has duly approved and adopted this Agreement and the Merger and has duly approved the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquisition Sub and, assuming the due authorization and valid execution and delivery of this Agreement by the other parties hereto, constitutes a valid and binding agreement of Acquisition Sub, enforceable against Acquisition Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar Applicable Laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii) The execution and delivery by ACCO of this Agreement does not, the execution and delivery by ACCO of the other Transaction Agreements to which ACCO is a party will not, and the consummation by ACCO of the Distribution, the Merger and the other transactions contemplated hereby and thereby will not result in a Violation pursuant to: (A) any provision of the certificate of incorporation or by-laws or similar organizational documents of ACCO, any ACCO Significant Subsidiary or Acquisition Sub or (B) except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ACCO as of the date hereof or, to the Knowledge of ACCO, after giving effect to the Merger, subject to obtaining or making the ACCO Necessary Consents (as defined in paragraph (vi) below), (I) any Contract to which ACCO or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or (II) any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ACCO or any Subsidiary of ACCO or their respective properties or assets.

(iv) The Board of Directors of ACCO, by resolutions duly adopted by unanimous written consent and not subsequently rescinded or modified in any way, has duly (A) determined that this Agreement and the Merger are advisable and in the best interests of ACCO and its stockholders and (B) approved this Agreement, the Merger and the Distribution Agreement.

(v) The execution, delivery and performance by Acquisition Sub of this Agreement and the consummation by Acquisition Sub of the transactions contemplated hereby will not contravene or conflict with Acquisition Sub’s certificate of incorporation or Acquisition Sub’s by-laws.

(vi) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to ACCO or any Subsidiary of ACCO in connection with the execution and delivery of this Agreement and the other Transaction Agreements to which ACCO is a party by ACCO or the consummation by ACCO of the Distribution and the Merger and the other transactions contemplated hereby and thereby, except for those required under or in relation to (A) the HSR Act, (B) state securities or “blue sky” laws, (C) the Securities Act, (D) the Exchange Act, (E) the DGCL with respect to the filing of the Certificate of Merger with the Delaware Secretary, (F) the rules and regulations of the NYSE, (G) antitrust or other competition laws of other jurisdictions, (H) further action of the Board of Directors of Fortune to establish the Record Date and the Distribution Date, and the effectiveness of the declaration of the Distribution by the Board of Directors of Fortune (which is subject to the satisfaction of the conditions set forth in the Distribution Agreement) and (I) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ACCO. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (H) or set forth in Section 5.3(c)(vi) of the ACCO Disclosure Schedule are hereinafter referred to as the “ACCO Necessary Consents”.

           (d) Reports and Financial Statements.

(i) As of the date hereof, neither ACCO nor any of its Subsidiaries is required to file any form, report, registration statement, prospectus or other document with the SEC. With respect to ACCO and its Subsidiaries, none of the registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by Fortune and its Subsidiaries with the SEC since January 1, 2002 (collectively, including all exhibits thereto, the “Fortune SEC Reports”), at the time it was filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) Included in Section 5.3(d)(ii) of the ACCO Disclosure Schedule are the consolidated balance sheets of ACCO and Subsidiaries as of December 27, 2004, 2003 and 2002, and the consolidated statements of income, cash flows and stockholders’ equity for the years ended December 27, 2004, 2003 and 2002 (such statements, together with the notes thereto, the “ACCO Financial Statements”). The ACCO Financial Statements (including the related notes) fairly present, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of ACCO and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein.

(iii) Except as disclosed in the ACCO Financial Statements, since January 1, 2005, ACCO and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a consolidated balance sheet of ACCO and its Subsidiaries or in the footnotes thereto prepared in conformity with GAAP, other than liabilities incurred in the ordinary course of business or that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ACCO.

(iv) ACCO and its Subsidiaries have designed and maintain a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. ACCO (A) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by Fortune (with respect to ACCO and its Subsidiaries) in the reports that Fortune files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Fortune’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of Fortune required under the Exchange Act with respect to such reports and (B) has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date hereof to Fortune’s auditors and the audit committee of Fortune’s Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of ACCO’s internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Fortune’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees of ACCO who have a significant role in Fortune’s internal controls over financial reporting. ACCO has made available to GBC any such disclosure made by management to Fortune’s auditors and the audit committee of Fortune’s Board of Directors. ACCO has disclosed to its Knowledge, based on its most recent evaluation of ACCO’s disclosure controls and procedures prior to the date hereof, to GBC any fraud, whether or not material, that involves management or other employees of ACCO in the United States who have a significant role in ACCO’s internal controls over financial reporting.

           (e) Information Supplied.

(i) None of the information supplied or to be supplied by Fortune, ACCO or Acquisition Sub for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) the Proxy Statement/ Prospectus will, on the date it is first mailed to Fortune stockholders or GBC stockholders or at the time of the GBC Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) Notwithstanding the foregoing provisions of this Section 5.3(e), no representation or warranty is made by Fortune with respect to statements made or incorporated by reference in the Form S-4 or the Proxy Statement/ Prospectus based on information supplied by or on behalf of GBC for inclusion or incorporation by reference therein.
           (f) Litigation; Compliance with Laws.

(i) Except as set forth in the ACCO Financial Statements, there is no suit, action, proceeding, charge or regulatory investigation pending or, to the Knowledge of ACCO, threatened against ACCO or any Subsidiary of ACCO or any property or asset of ACCO or any Subsidiary of ACCO which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on ACCO, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against ACCO or any Subsidiary of ACCO which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on ACCO.

(ii) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ACCO, ACCO and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses of ACCO and its Subsidiaries, taken as a whole (the “ACCO Permits”), and no suspension or cancellation of any of the ACCO Permits is pending or, to the Knowledge of ACCO, threatened, except for suspensions or cancellations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ACCO. ACCO and its Subsidiaries are in compliance with the terms of the ACCO Permits, except where the failure so to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ACCO. None of ACCO or any of its Subsidiaries is in violation of, and ACCO and its Subsidiaries have not received since January 1, 2002 any written notices of violations with respect to, any Applicable Laws, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ACCO.

(g) Absence of Certain Changes or Events. Except as set forth in the ACCO Financial Statements, since January 1, 2005, (i) ACCO and its Subsidiaries have conducted their business only in the ordinary course, consistent with past practice, and (ii) there has not been any event, change, circumstance or development which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on ACCO. Since January 1, 2005 through the date of this Agreement, none of ACCO or any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 6.2. Acquisition Sub has not conducted any activities other than in connection with the organization of Acquisition Sub, the negotiation, execution and performance of this Agreement and the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby.

(h) Environmental Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ACCO, (i) the operations of ACCO and its Subsidiaries have been and are in compliance with all applicable Environmental Laws and with all ACCO Permits required by applicable Environmental Laws, (ii) there are no pending or, to the Knowledge of ACCO, threatened, Actions under or pursuant to Environmental Laws against ACCO, its Subsidiaries, or, to the Knowledge of ACCO, any other Person whose Environmental Liabilities ACCO or any of its Subsidiaries has or may have retained or assumed by contract or operation of law, or involving any real property currently or, to the Knowledge of ACCO, formerly owned, operated or leased by ACCO or its Subsidiaries, and (iii) ACCO, its Subsidiaries and, to the Knowledge of ACCO, Persons whose Environmental Liabilities ACCO or any of its Subsidiaries has or may have retained or assumed by contract or operation of law are not subject to any Environmental Liabilities and, to the Knowledge of ACCO, there are no facts, circumstances or conditions (including without limitation the presence, release or threatened release of Hazardous Materials at any location whether or not owned or operated by ACCO or its Subsidiaries) which would reasonably be expected to result in Environmental Liabilities for ACCO, its Subsidiaries, or, to the Knowledge of ACCO, any other Person whose Environmental Liabilities ACCO or any of its Subsidiaries has or may have retained or assumed by contract or operation of law. The representations and warranties in this Section 5.3(h) constitute the sole representations and warranties of Fortune, ACCO or Acquisition Sub concerning environmental matters in this Agreement.

(i) Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ACCO: (i) ACCO and each of its Subsidiaries own, or are licensed to use, all Intellectual Property used in the conduct of its business as currently conducted and, immediately following the consummation of the Distribution will own, or be licensed to use, all Intellectual Property used in the conduct of its business immediately prior to the consummation of the Distribution; (ii) to the Knowledge of ACCO, the use of any Intellectual

Property by ACCO and its Subsidiaries does not infringe on or otherwise violate the rights of any Person; (iii) the use by or, to the Knowledge of ACCO, on behalf of, ACCO and its Subsidiaries of Intellectual Property which is licensed to ACCO or any Subsidiary is in substantial accordance with the terms of the applicable license agreement pursuant to which ACCO or its Subsidiaries acquired the right to use such Intellectual Property; (iv) to the Knowledge of ACCO, no Person is infringing or otherwise violating any right of ACCO or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to ACCO or its Subsidiaries; (v) to the Knowledge of ACCO, there is no claim or proceeding pending against ACCO or any Subsidiary challenging their respective use of Intellectual Property, and (vi) to the Knowledge of ACCO, no Intellectual Property owned and/or licensed by ACCO or its Subsidiaries is being used or enforced by ACCO or any Subsidiary in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

(j) Title to Properties; Assets/ Services.

(i) Each of ACCO and its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, except where the failure to have such good and valid title, or valid leasehold interest, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ACCO.

(ii) Except (A) for cash, cash on hand, cash equivalents, funds, certificates of deposit, similar instruments and travelers checks, (B) for the services to be provided pursuant to the Transition Services Agreement and (C) as otherwise contemplated by the Transaction Agreements (including as permitted pursuant to Section 6.2), immediately following the consummation of the Distribution, ACCO and its Subsidiaries, taken as a whole, will own, lease, license or have the legal right to use all of the material assets, rights and properties used or held for use by ACCO and its Subsidiaries in the conduct of their businesses as conducted immediately prior to the Time of Distribution.

(iii) Section 5.3(j)(iii) of the ACCO Disclosure Schedule lists all material services provided to ACCO or any of its Subsidiaries by Fortune or any of its Subsidiaries (other than ACCO or any of its Subsidiaries) as of the date hereof.
           (k) Taxes.

(i) All tax returns or reports required to be filed with respect to each of ACCO and its Subsidiaries have been timely filed, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, and all such returns and reports are complete and correct, except to the extent that such failures to file, to have extensions granted that remain in effect or to be complete or correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ACCO. All Taxes shown as due on such returns have been paid.

(ii) No deficiencies for any Taxes have been proposed, asserted or assessed in writing in respect of or against ACCO or any of its Subsidiaries that are not adequately reserved for on the books of ACCO, except for deficiencies that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ACCO.

(iii) None of Fortune or its Subsidiaries has taken any action, and Fortune has no Knowledge of any fact, agreement, plan or other circumstance, that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(iv) None of ACCO or any of its Subsidiaries is a party to any Tax sharing or Tax indemnity agreements (other than agreements between or among ACCO and its Subsidiaries) that will be in effect after the Time of Distribution.

(v) Within the past five years, none of ACCO or any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code.

(vi) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ACCO, none of ACCO or any of its Subsidiaries is obligated to make any payments, or is a party to any contract that could obligate it to make any payments, that would not be deductible by reason of Section 162(m) or Section 280G of the Code.

(vii) None of ACCO or any of its Subsidiaries has agreed to make, or is required to make, any material adjustment under Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting methods or otherwise.

(viii) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ACCO, neither ACCO or any of its Subsidiaries has any deferred intercompany gains or losses as defined in Treasury Regulations section 1.1502-13 (nor any gains or losses treated as deferred intercompany gains or losses for income tax purposes).

(l) Certain Contracts. As of the date hereof, none of ACCO or any of its Subsidiaries is a party to or bound by (i) any Material Contract (assuming ACCO was subject to Regulation S-K of the SEC as of the date hereof) or (ii) any non-competition agreement or any other Contract that limits or otherwise restricts ACCO or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that would, after the Effective Time, to the Knowledge of ACCO, limit or restrict ACCO or any of its Subsidiaries or any of their respective affiliates or any successor thereto, from engaging or competing in any line of business in any geographic area, which agreements or other Contracts, to the Knowledge of ACCO, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on ACCO after giving effect to the Merger. All Material Contracts of ACCO and its Subsidiaries are valid and binding on ACCO and its Subsidiaries, as applicable, and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ACCO. None of ACCO or any of its Subsidiaries (or, to the Knowledge of ACCO, any other party thereto) has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Contract of ACCO or any of its Subsidiaries, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ACCO.
           (m) Employee Benefits.

(i) Section 5.3(m)(i) of the ACCO Disclosure Schedule contains a true and complete list of the ACCO Plans. With respect to each ACCO Plan, except for ACCO Plans the liabilities under which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ACCO, ACCO has made available to GBC a true, correct and complete copy of: (A) all plan documents, trust agreements, and insurance contracts and other funding vehicles; (B) the two most recent Annual Reports (Form 5500 Series) and accompanying schedules and exhibits, if any; (C) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (D) the two most recent annual financial reports, if any; (E) the two most recent actuarial reports, if any; (F) the most recent determination letter from the IRS, if any; and (G) the annual compliance testing under Sections 401(a) through 416 of the Code for the two most recently completed plan years, if any.

(ii) Except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ACCO, as of the date hereof, (A) with respect to each ACCO Plan, ACCO and its ERISA Affiliates and other Subsidiaries have complied with, and are now in compliance with, to the extent applicable, all provisions of ERISA, the Code and all other Applicable Laws and regulations applicable to such ACCO Plans and each ACCO Plan has been operated and administered in accordance with its terms, (B) no liability under Title IV or Section 302 of ERISA has been incurred by ACCO or any of its ERISA Affiliates and other Subsidiaries that has not been satisfied in full, and no condition exists that presents a material risk to ACCO or any of its ERISA Affiliates and other Subsidiaries of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation, (C) with respect to each ACCO Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, the present value of accrued benefits under such ACCO Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such ACCO Plan’s actuary with respect to such ACCO Plan did not exceed, as of its latest valuation date, the then current value of the assets of such ACCO Plan allocable to such accrued benefits, and (D) all ACCO Plans subject to the Applicable Laws of any jurisdiction outside of the United States (1) have been maintained in accordance with all applicable requirements, (2) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (3) if they are intended to be funded and/or book-reserved are fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions.

(iii) As of the date hereof, none of ACCO or any of its Subsidiaries has any liability under or obligation to any Multiemployer Plan.

(iv) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of ACCO or any of its Subsidiaries to material severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting of benefits, or materially increase the amount of compensation, due any such employee or officer.

(n) Labor Relations. As of the date of this Agreement: (i) none of Fortune (with respect to employees of ACCO or any of its Subsidiaries), ACCO or any of its Subsidiaries is a party to any collective bargaining agreement, work rules or practices, or any other labor-related agreements or arrangements with any labor union, labor organization or works council; there are no labor agreements, collective bargaining agreements, work rules or practices, or any other labor-related agreements or arrangements that pertain to any of the employees of ACCO or any of its Subsidiaries; and no employees of ACCO or any of its Subsidiaries are represented by any labor organization with respect to their employment with ACCO or any of its Subsidiaries; (ii) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ACCO, no labor organization or group of employees of ACCO or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of ACCO, threatened to be brought or filed, with the National Labor Relations Board or any other domestic or foreign labor relations tribunal or authority, and to the Knowledge of ACCO, there are no labor union organizing activities with respect to any employees of ACCO or any of its Subsidiaries and (iii) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ACCO, since January 1, 2002, there have been no actual, or to the Knowledge of ACCO, threatened strikes, work stoppages, slowdowns, lockouts, arbitrations, grievances or labor disputes against or involving ACCO or any of its Subsidiaries.

(o) Insurance. ACCO maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of ACCO (taking into account the cost and availability of such insurance).

(p) Liens. No Liens exist on any assets of ACCO or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ACCO.

(q) Real Property. Section 5.3(q) of the ACCO Disclosure Schedule sets forth a correct and complete list and the location of the principal plants and other materially important physical properties of ACCO and its Subsidiaries, and whether such property is held in fee (and if not, the manner in which such property is held).

ARTICLE VI
COVENANTS RELATING TO CONDUCT OF BUSINESS
      Section 6.1     Covenants of GBC.     During the period from the date of this Agreement and continuing until the Effective Time, GBC agrees as to itself and its Subsidiaries that (except as required or otherwise expressly contemplated or permitted by this Agreement, the Employee Matters Agreement, the Lane/GBC Tax Allocation Agreement or Section 6.1 (including its subsections) of the GBC Disclosure Schedule or as required by a Governmental Entity or to the extent that Fortune shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

(a) Ordinary Course.

(i) GBC and its Subsidiaries shall carry on their respective businesses in the ordinary course, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present business organizations, keep available the services of their current officers and other key employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be materially impaired at the Effective Time; provided, however, that no action by GBC or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 6.1 shall be deemed a breach of this Section 6.1(a)(i) unless such action would constitute a breach of one or more of such other provisions.

(ii) Other than in connection with acquisitions permitted by Section 6.1(e) or investments permitted by Section 6.1(g), GBC shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection with any capital expenditures other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business consistent with past practice.

(b) Dividends; Changes in Share Capital. GBC shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock, except for dividends by any direct or indirect wholly-owned Subsidiary of GBC, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly-owned Subsidiary of GBC which remains a wholly-owned Subsidiary after consummation of such transaction or upon conversion of GBC Class B Common Stock outstanding on the date hereof into GBC Common Stock in accordance with the present terms of the GBC Class B Common Stock or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock other than upon conversion of GBC Class B Common Stock outstanding on the date hereof into GBC Common Stock in accordance with the present terms of the GBC Class B Common Stock.

(c) Issuance of Securities. GBC shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock of any class, any GBC Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or GBC Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) (A) the issuance of GBC Common Stock upon the exercise of GBC Stock Options outstanding on the date hereof in accordance with their present terms, (B) the issuance of GBC Common Stock upon vesting of GBC Restricted Stock Units outstanding on the date hereof in accordance with their present terms or (C) pursuant to GBC

Stock Options, GBC Restricted Stock Units or other stock based awards granted pursuant to clause (ii) below, (ii) the granting of GBC Stock Options, GBC Restricted Stock Units or other stock based awards of or to acquire not more than 50,000 shares of GBC Common Stock granted under GBC Stock Plans in effect on the date hereof in the ordinary course of business consistent with past practice, (iii) issuances by a wholly-owned Subsidiary of GBC of capital stock of such Subsidiary to such Subsidiary’s parent or another wholly-owned Subsidiary of GBC or (iv) the issuance of GBC Common Stock upon conversion of GBC Class B Common Stock outstanding on the date hereof into GBC Common Stock in accordance with the present terms of the GBC Class B Common Stock.

(d) Governing Documents. Except to the extent required to comply with its obligations hereunder or with Applicable Laws, GBC shall not amend or propose to so amend its certificate of incorporation, by-laws or other governing documents.

(e) No Acquisitions. GBC shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability entity, joint venture, association or other business organization or division thereof or otherwise acquire or agree to acquire any material assets (excluding the acquisition of assets used in the operations of the business of GBC and its Subsidiaries in the ordinary course consistent with past practice, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor); provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations only involving existing Subsidiaries of GBC which remain Subsidiaries of GBC (with respect to which GBC shall reasonably consult with Fortune and ACCO) or (y) the creation of new direct or indirect wholly-owned Subsidiaries of GBC organized to conduct or continue activities otherwise permitted by this Agreement.

(f) No Dispositions. Other than (i) internal reorganizations or consolidations only involving existing Subsidiaries of GBC which remain Subsidiaries of GBC (with respect to which GBC shall reasonably consult with Fortune and ACCO) or (ii) as may be required by or in conformance with Applicable Laws in order to permit or facilitate the consummation of the transactions contemplated hereby, GBC shall not, and shall not permit any of its Subsidiaries to, sell, lease, license or otherwise encumber or subject to any Lien or otherwise dispose of, or agree to sell, lease, license or otherwise encumber or subject to any Lien or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of GBC but excluding licenses of Intellectual Property and inventory and obsolete equipment, in each case, in the ordinary course of business consistent with past practice); provided that GBC may fail to maintain applications or registrations for Intellectual Property in accordance with Section 6.1(l).

(g) Investments; Indebtedness. GBC shall not, and shall not permit any of its Subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) loans or investments by GBC or a Subsidiary of GBC to or in GBC or a Subsidiary of GBC, (B) pursuant to any Contract or other legal obligation of GBC or any of its Subsidiaries as in effect at the date of this Agreement (all of which Contracts or other legal obligations are set forth in Section 6.1(g) of the GBC Disclosure Schedule), (C) employee loans or advances for travel, business, relocation or other reimbursable expenses made in the ordinary course of business or (D) loans, advances, capital contributions or investments in the ordinary course of business which are not, individually or in the aggregate, material to GBC and its Subsidiaries taken as a whole or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement except in the ordinary course of business which are not, individually or in the aggregate, material to GBC and its Subsidiaries taken as a whole.

(h) Tax-Free Qualification. GBC shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 6.1) that would prevent or impede the Merger from qualifying as a “reorganization” under Section 368(a) of the Code.

(i) Compensation. Except (i) as set forth in Section 6.1(c), (ii) as required by Applicable Laws or by the terms of any collective bargaining agreement or other agreement currently in effect between GBC or any Subsidiary of GBC and any executive officer or employee thereof, (iii) as contemplated by the Employee Matters Agreement or (iv) in the ordinary course of business, GBC shall not increase the amount of compensation or employee benefits of any director, officer or employee of GBC or any Subsidiary or business unit of GBC, pay any pension, retirement, savings or profit-sharing allowance or other employee benefit to any employee that is not required by any existing plan or agreement, enter into any Contract with any of its employees regarding his or her employment, compensation or benefits, increase or commit to increase any employee benefits, issue any additional GBC Stock Options, adopt, terminate or amend or make any commitment to adopt, terminate or amend any GBC Plan or make any contribution, other than regularly scheduled contributions, to any GBC Plan. GBC shall not accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation, except as required by Applicable Laws or in the ordinary course of business or in accordance with the existing terms of such awards or as provided in this Agreement, and any option, restricted stock unit or other equity or equity based award committed to be granted or granted after the date hereof shall not accelerate as a result of the approval or consummation of any transaction contemplated by this Agreement.

(j) Accounting Methods; Income Tax Elections. Except as disclosed in the GBC Filed SEC Reports or in the GBC 2004 Financial Statements, as required by a Governmental Entity or as required by changes in GAAP as concurred in by GBC’s independent public accountants, GBC shall not change its methods of accounting in effect at January 1, 2005. GBC shall not, and shall not permit any of its Subsidiaries to, (i) change its fiscal year or (ii) make any material Tax election or settle or compromise any material income Tax liability, other than in the ordinary course of business consistent with past practice.

(k) Certain Agreements and Arrangements. GBC shall not, and shall not permit any of its Subsidiaries to, enter into any Contracts that limit or otherwise restrict GBC or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that would, after the Effective Time, limit or restrict ACCO or any of its Subsidiaries or any of their respective affiliates or any successor thereto, from engaging or competing in any line of business in any geographic area, which agreements or arrangements, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on ACCO after giving effect to the Merger.

           (l) Intellectual Property. GBC and its Subsidiaries shall not do any act or omit to do any act whereby any material Intellectual Property that they own may lapse, become abandoned, dedicated to the public or otherwise become impaired or unenforceable unless they reasonably determine that such material Intellectual Property is not used or useful in its business and the cost of maintaining it is outweighed by its value, or if they are not legally permitted to maintain such registration or application.
           (m) Related Party Agreements. Except for the Lane/ GBC Tax Allocation Agreement and any Contracts contemplated thereby, GBC shall not, and GBC shall cause its Subsidiaries not to, enter into or amend in any material respect any Contract between GBC and its Subsidiaries, on the one hand, and Lane and its Affiliates (other than GBC and its Subsidiaries), on the other hand.
           (n) No Related Actions. GBC will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing actions.
      Section 6.2     Covenants of Fortune, ACCO and Acquisition Sub. During the period from the date of this Agreement and continuing until the Effective Time, Fortune, as to ACCO and its Subsidiaries, ACCO and Acquisition Sub each agrees that (except for the Distribution, as required or otherwise expressly contemplated or permitted by this Agreement, the Transaction Agreements or Section 6.2 (including its subsections) of the ACCO Disclosure Schedule or as required by a Governmental Entity or to the extent that GBC shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

(a) Ordinary Course.

(i) ACCO and its Subsidiaries shall carry on their respective businesses in the ordinary course, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present business organizations, keep available the services of their current officers and other key employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be materially impaired at the Effective Time; provided, however, that no action by ACCO or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 6.2 shall be deemed a breach of this Section 6.2(a)(i) unless such action would constitute a breach of one or more of such other provisions.

(ii) Other than in connection with acquisitions permitted by Section 6.2(e) or investments permitted by Section 6.2(g), ACCO shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection with any capital expenditures other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business consistent with past practice.
           (b) Dividends; Changes in Share Capital. Fortune and ACCO shall not, ACCO shall not permit any of its Subsidiaries to, and ACCO shall not propose to, declare any dividends of or on or make other distributions (whether in cash, stock or property) of or in respect of any capital stock of ACCO or any of its Subsidiaries, except (i) for the Distribution, (ii) as otherwise contemplated or permitted by the Transaction Agreements or (iii) for dividends by any direct or indirect wholly-owned Subsidiary of ACCO. Except as otherwise contemplated or permitted by the Transaction Agreements, ACCO will not, (i) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities of ACCO in respect of, in lieu of or in substitution for, shares of its capital stock or (ii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

(c) Issuance of Securities. Fortune and ACCO shall not, and ACCO shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, pledge or encumbrance of, any shares of capital stock of ACCO or any of its Subsidiaries of any class, any ACCO Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or ACCO Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the granting of options to purchase ACCO Common Stock upon conversion of Fortune Options and GBC Stock Options, (ii) issuances by a wholly-owned Subsidiary of ACCO of capital stock of such Subsidiary to such Subsidiary’s parent or another wholly-owned Subsidiary of ACCO, (iii) the granting by Fortune of options under the Fortune Stock Plans that would be Fortune Options immediately prior to the Time of Distribution and would be converted pursuant to Section 2.7 into Fortune Converted Options of or to acquire not more than 50,000 shares of ACCO Common Stock or (iv) as otherwise contemplated or permitted by the Transaction Agreements. Nothing in this Agreement or any other Transaction Agreement shall be deemed to restrict, prohibit or otherwise affect any issuance, delivery, sale, pledge or other encumbrance, or any authorization or proposal to issue, deliver, sell, pledge or encumber any shares of capital stock of Fortune or, subject to clause (iii) above, securities convertible into or exercisable for, or rights, warrants, calls or options to acquire, any such shares, or commitments, arrangements, undertakings or agreements with respect to the foregoing.

(d) Governing Documents. Except to the extent required to comply with its obligations hereunder or under the other Transaction Agreements or with Applicable Laws, ACCO shall not amend or propose to so amend its certificate of incorporation, by-laws or other governing documents.

(e) No Acquisitions. ACCO shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability entity, joint venture, association or other business organization or division thereof or otherwise acquire or agree to acquire any material assets (excluding the acquisition of assets used in the operations of the business of ACCO and its Subsidiaries in the ordinary course consistent with past practice, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor); provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations only involving existing Subsidiaries of ACCO which remain Subsidiaries of ACCO (with respect to which Fortune and ACCO shall reasonably consult with GBC) or (y) the creation of new direct or indirect wholly-owned Subsidiaries of ACCO organized to conduct or continue activities otherwise permitted by this Agreement.

(f) No Dispositions. Other than (i) internal reorganizations or consolidations only involving existing Subsidiaries of ACCO which remain Subsidiaries of ACCO (with respect to which Fortune and ACCO shall reasonably consult with GBC) or (ii) as may be required by or in conformance with Applicable Laws in order to permit or facilitate the consummation of the transactions contemplated hereby or by the other Transaction Agreements, Fortune and ACCO shall not, and shall not permit any of their Subsidiaries to, sell, lease, license or otherwise encumber or subject to any Lien or otherwise dispose of, or agree to sell, lease, license or otherwise encumber or subject to any Lien or otherwise dispose of, any assets of ACCO or any of ACCO’s Subsidiaries (including capital stock of ACCO and its Subsidiaries, but excluding licenses of Intellectual Property and inventory and obsolete equipment, in each case, in the ordinary course of business consistent with past practice); provided that ACCO may fail to maintain applications or registrations for Intellectual Property in accordance with Section 6.2(m).

(g) Investments; Indebtedness. ACCO shall not, and shall not permit any of its Subsidiaries to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) cash advances to Fortune under the cash management facility between Fortune and ACCO, (B) loans or investments by ACCO or a Subsidiary of ACCO to or in ACCO or a Subsidiary of ACCO, (C) pursuant to any Contract or other legal obligation of ACCO or any of its Subsidiaries as in effect at the date of this Agreement (all of which Contracts or other legal obligations are set forth in Section 6.2(g) of the ACCO Disclosure Schedule), (D) employee loans or advances for travel, business, relocation or other reimbursable expenses made in the ordinary course of business or (E) loans, advances, capital contributions or investments in the ordinary course of business which are not, individually or in the aggregate, material to ACCO and its Subsidiaries taken as a whole or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement except in the ordinary course of business which are not, individually or in the aggregate, material to ACCO and its Subsidiaries taken as a whole.

(h) Tax-Free Qualification. Fortune shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 6.2) that would prevent or impede the Merger from qualifying as a “reorganization” under Section 368(a) of the Code.

(i) Compensation. Except (i) as set forth in Section 6.2(c), (ii) as required by Applicable Laws or by the terms of any collective bargaining agreement or other agreement currently in effect between ACCO or any Subsidiary of ACCO and any executive officer or employee thereof, (iii) as contemplated by the Employee Matters Agreement or (iv) in the ordinary course of business, ACCO shall not increase the amount of compensation or employee benefits of any director, officer or employee of ACCO or any Subsidiary or business unit of ACCO, pay any pension, retirement, savings or profit-sharing allowance or other employee benefit to any employee that is not required by any existing plan or agreement, enter into any Contract with any such employees regarding his or her employment, compensation or benefits, increase or commit to increase any employee benefits for any such person, adopt, terminate or amend or make any commitment to adopt, terminate or amend any ACCO Plan or make any contribution, other than regularly scheduled contributions, to any ACCO Plan. Fortune shall not accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation held by employees of ACCO and its Subsidiaries, except as required by Applicable Laws or in the ordinary course of business or in accordance with the existing terms of such awards or as provided in this Agreement, and any option or other equity or equity based award committed to be granted or granted after the date hereof to employees of ACCO and its Subsidiaries shall not accelerate as a result of the approval or consummation of any transaction contemplated by this Agreement.

(j) Accounting Methods; Income Tax Elections. Except as disclosed in the Fortune SEC Reports filed and publicly available prior to the date hereof or the ACCO Financial Statements, as required by a Governmental Entity or as required by changes in GAAP as concurred in by ACCO’s independent public accountants, ACCO shall not change its methods of accounting in effect at January 1, 2005. ACCO shall not, and shall not permit any of its Subsidiaries to, (i) change its fiscal year or (ii) make any material Tax election or settle or compromise any material income Tax liability, other than in the ordinary course of business consistent with past practice.

(k) Certain Agreements and Arrangements. Except as contemplated by the Transaction Agreements, Fortune and ACCO shall not, and ACCO shall not permit any of its Subsidiaries to, enter into any Contracts that limit or otherwise restrict ACCO or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that would, after the Effective Time, limit or restrict ACCO or any of its Subsidiaries or any of their respective affiliates or any successor thereto, from engaging or competing in any line of business in any geographic area, which agreements or arrangements, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on ACCO after giving effect to the Merger.

(l) No Acquisition Sub Business Activities. Acquisition Sub will not conduct any activities other than in connection with the organization of Acquisition Sub, the negotiation and execution of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby.

(m) Intellectual Property. ACCO and its Subsidiaries shall not do any act or omit to do any act whereby any material Intellectual Property that they own may lapse, become abandoned, dedicated to the public or otherwise become impaired or unenforceable unless they reasonably determine that such material Intellectual Property is not used or useful in its business and the cost of maintaining it is outweighed by its value, or if they are not legally permitted to maintain such registration or application.

(n) Related Party Agreements. Except for the Transaction Agreements and any Contracts contemplated thereby, Fortune and ACCO shall not, and Fortune and ACCO shall cause their respective Subsidiaries not to, enter into or amend in any material respect any Contract between ACCO and its Subsidiaries, on the one hand, and Fortune and its Subsidiaries (other than ACCO and its Subsidiaries), on the other hand.

(o) No Related Actions. Fortune (as to ACCO and its Subsidiaries) will not, and ACCO will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing actions.

      Section 6.3     SEC Reports. Each of Fortune (with respect to the business of ACCO and its Subsidiaries) and GBC shall file all reports required to be filed by each of them with the SEC between the date of this Agreement and the Effective Time and shall notify the other parties of all such reports promptly after the same are filed.
      Section 6.4     Control of Other Party’s Business. Nothing contained in this Agreement shall give Fortune or ACCO, directly or indirectly, the right to control or direct GBC’s operations prior to the Effective Time. Nothing contained in this Agreement shall give GBC, directly or indirectly, the right to control or direct the operations of the business of ACCO and its Subsidiaries prior to the Effective Time.

Prior to the Effective Time, each of Fortune, ACCO and GBC shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.
ARTICLE VII
ADDITIONAL AGREEMENTS
      Section 7.1     Preparation of Proxy Statement; Stockholder’s Meeting.
      (a) As promptly as reasonably practicable following the date hereof, GBC, Fortune and ACCO shall prepare and GBC shall file with the SEC proxy materials which shall constitute the Proxy Statement/Prospectus to be mailed to GBC’s stockholders in connection with the GBC Stockholders Meeting (such proxy statement/prospectus, and any amendments or supplements thereto, the “Proxy Statement/ Prospectus”) and Fortune, ACCO and GBC shall prepare and ACCO shall file with the SEC a registration statement on Form S-4 with respect to the issuance of ACCO Common Stock in the Merger (the “Form S-4”). The Proxy Statement/Prospectus will be included in and will constitute a part of the Form S-4 as ACCO’s prospectus and will be mailed to Fortune’s stockholders as an Information Statement in connection with the Distribution. The Form S-4 and the Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder. GBC shall use reasonable best efforts to have the Proxy Statement/Prospectus cleared by the SEC as promptly as reasonably practicable after filing with the SEC and ACCO shall use reasonable best efforts to have the Form S-4 declared effective by the SEC as promptly as reasonably practicable after filing with the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated thereby. GBC, Fortune and ACCO shall, as promptly as practicable after receipt thereof, provide to each other copies of any written comments and advise each other of any oral comments with respect to the Proxy Statement/Prospectus and the Form S-4 received from the SEC. GBC shall provide Fortune and ACCO with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement/Prospectus prior to filing such with the SEC, and with a copy of all such filings made with the SEC. ACCO shall provide GBC and Fortune with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 prior to filing such with the SEC, and with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement to the Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both Fortune and GBC, which approval shall not be unreasonably withheld or delayed. GBC will use reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to GBC’s stockholders, and Fortune will use reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to Fortune’s stockholders, in each case as promptly as practicable after the Proxy Statement/Prospectus is cleared by the SEC and the Form S-4 is declared effective under the Securities Act. ACCO shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of ACCO Common Stock in the Merger and GBC and Fortune shall furnish all information concerning GBC and Fortune and the holders of GBC Common Stock, GBC Class B Common Stock and Fortune Common Stock as may be reasonably requested in connection with any such action. Each of Fortune and ACCO, on the one hand, and GBC, on the other hand, will advise the other, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order with respect to the Form S-4, the suspension of the qualification of the ACCO Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4. If at any time prior to the Effective Time any information relating to GBC or ACCO, or any of their respective affiliates, officers or directors, should be discovered by GBC, Fortune or ACCO which should be set forth in an amendment or supplement to the Form S-4 or the Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by Applicable Laws, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of GBC and Fortune.
      (b) GBC shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date determined in accordance with the mutual agreement of GBC and Fortune (the “GBC Stockholders Meeting”) for the purpose of obtaining the Required GBC Vote with respect to the transactions contemplated by this Agreement and shall take all lawful action to solicit the approval and adoption of this Agreement and the Merger by the Required GBC Vote, and the Board of Directors of GBC shall recommend approval and adoption of this Agreement and the Merger by the stockholders of GBC to the effect as set forth in Section 5.1(f) (the “GBC Recommendation”), and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) such recommendation (a “Change in the GBC Recommendation”); provided, however, that the Board of Directors of GBC may make a Change in the GBC Recommendation pursuant to Section 7.5. Subject to clause (v) of Section 7.5(c), notwithstanding any Change in the GBC Recommendation, this Agreement shall be submitted to the stockholders of GBC at the GBC Stockholders Meeting for the purpose of approving and adopting this Agreement and the Merger and nothing contained herein shall be deemed to relieve GBC of such obligation.
      Section 7.2     ACCO Board of Directors and Management. At or prior to the Effective Time, the parties will take all action necessary to effectuate the provisions of Sections 2.12 and 2.13.
      Section 7.3     Access to Information. Upon reasonable notice, each of Fortune, ACCO and GBC shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other reasonable access during normal business hours, during the period prior to the Effective Time, to all its books, records, properties, plants and personnel (in the case of Fortune and its Subsidiaries, only with respect to the business of ACCO and its Subsidiaries) and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) notice of each material report, schedule, registration statement and other document filed, published, announced or received by GBC or ACCO (as applicable) during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than documents which such party is not permitted to disclose under Applicable Laws) and (b) all information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that either party may restrict the foregoing access to the extent that (i) any Applicable Laws or Contract requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information, (ii) disclosure of such information would violate confidentiality obligations to a third party, (iii) disclosure of such information would be reasonably likely to result in significant competitive harm to the disclosing Person if the transactions contemplated by this Agreement were not consummated or (iv) in the case of Fortune and its Subsidiaries, the information is not related to the business of ACCO and its Subsidiaries. The parties will hold any such information obtained pursuant to this Section 7.3 in confidence in accordance with, and will otherwise be subject to, the provisions of the Confidentiality Agreement dated October 28, 2004 between Fortune and GBC (as it may be amended or supplemented, the “Confidentiality Agreement”). The Confidentiality Agreement shall survive any termination of this Agreement. Any investigation by either GBC or ACCO shall not affect the representations and warranties contained herein or the conditions to the respective obligations of the parties to consummate the Merger.
      Section 7.4     Reasonable Best Efforts.
      (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing or causing to be done, all things necessary, proper or advisable under this Agreement and Applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and tax ruling requests and to obtain as promptly as practicable all GBC Necessary Consents, Fortune Necessary Consents and ACCO Necessary Consents and all other consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (collectively, the “Required Approvals”) and (ii) taking all reasonable steps as may be necessary to obtain all Required Approvals. In furtherance and not in limitation of the foregoing, each party hereto agrees to make (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable after the date hereof, (ii) appropriate filings, if any are required, with the European Commission and/or other foreign regulatory authorities in accordance with applicable competition, merger control, antitrust, investment or similar Applicable Laws (“Foreign Competition Laws”) and (iii) all other necessary filings with other Governmental Entities relating to the Merger, and, in each case, to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to such Applicable Laws or by such authorities and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of the Required Approvals under such other Applicable Laws or from such authorities as soon as practicable. Notwithstanding the foregoing, nothing in this Section 7.4 shall require any of GBC and its Subsidiaries, Fortune and its Subsidiaries, ACCO and its Subsidiaries or Acquisition Sub to sell, hold separate or otherwise dispose of any assets of GBC, Fortune, ACCO, Acquisition Sub or their respective Subsidiaries (including the capital stock of any Subsidiary) or conduct their business in a specified manner, or agree to do so, whether as a condition to obtaining any approval from a Governmental Entity or any other Person or for any other reason.
      (b) Each of GBC, on the one hand, and Fortune, ACCO and Acquisition Sub, on the other hand, shall, in connection with the efforts referenced in Section 7.4(a) to obtain all Required Approvals, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent appropriate or permitted by the DOJ, the FTC or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.
      (c) In furtherance and not in limitation of the covenants of the parties contained in Section 7.4(a) and Section 7.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Applicable Laws, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity which would make the Merger or the other transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the Merger or the other transactions contemplated hereby, each of Fortune, ACCO and GBC shall cooperate in all respects with each other and use its respective reasonable best efforts, subject to the last sentence of Section 7.4(a), to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 7.4 shall limit a party’s right to terminate this Agreement pursuant to Section 9.1(b) or Section 9.1(c) so long as such party has complied with its obligations under this Section 7.4.

      (d) Each of GBC, Fortune and ACCO shall cooperate with each other in obtaining opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to GBC, and Chadbourne & Parke LLP, counsel to Fortune and ACCO, to satisfy the conditions set forth in Section 8.2(c) and Section 8.3(c). In connection therewith, each of GBC, Fortune and ACCO shall deliver to such counsel customary representation letters in form and substance reasonably satisfactory to such counsel.
      Section 7.5     Acquisition Proposals.
      (a) Without limiting GBC’s other obligations under this Agreement (including under Article VI hereof), subject to Section 7.5(c) below, GBC agrees that from and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Article IX, neither it nor any of its Subsidiaries shall, and it shall use its reasonable best efforts to cause its and its Subsidiaries’ officers, directors, employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, any GBC Acquisition Proposal (as defined below), (ii) have any discussions with or provide any confidential information or data to any Person relating to a GBC Acquisition Proposal, or engage in any negotiations concerning a GBC Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement a GBC Acquisition Proposal, (iii) approve, recommend, agree to or accept, or propose publicly to approve, recommend, agree to or accept, any GBC Acquisition Proposal, (iv) approve, recommend, agree to or accept, or propose to approve, recommend, agree to or accept, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement related to any GBC Acquisition Proposal or (v) waive, amend, modify or grant any release under any standstill or similar agreement or confidentiality agreement (other than the Confidentiality Agreement) to which it or any of its Subsidiaries is a party. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any of GBC’s Subsidiaries or any of GBC’s or its Subsidiaries’ officers, directors, employees, agents or representatives (including any investment banker, attorney or accountant retained by GBC or its Subsidiaries) shall be a breach of this Section 7.5(a) by GBC.
      (b) For purposes of this Agreement, “GBC Acquisition Proposal” means any inquiry, proposal or offer from any Person with respect to (A) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving GBC or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC), (B) any direct or indirect purchase or sale, lease, exchange, transfer or other disposition of 15% or more of the consolidated assets (including stock of GBC’s Subsidiaries) of GBC and its Subsidiaries, taken as a whole, or (C) any direct or indirect purchase or sale of, or tender or exchange offer for, or similar transaction with respect to, the equity securities of GBC that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 15% or more of the total voting power of GBC (or of the surviving parent entity in such transaction), including in the case of each of clauses (A) through (C), any single or multi-step transaction or series of related transactions (other than an inquiry, proposal or offer made by Fortune or a Subsidiary thereof).
      (c) Notwithstanding anything in this Agreement to the contrary, GBC or its Board of Directors shall be permitted to (i) to the extent applicable, comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act, (ii) upon at least three Business Days’ prior written notice to Fortune, effect a Change in the GBC Recommendation if GBC’s Board of Directors, after consulting with its outside legal counsel, determines in good faith, based on such matters as it deems appropriate, that failure to take such action would be a breach of its fiduciary duties to stockholders under Applicable Laws, (iii) engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written GBC Acquisition Proposal by any such Person (which has not been withdrawn), (iv) approve or recommend a Superior GBC Proposal (as defined below) or (v) subject to making the payment required by Section 9.2(b), terminate this Agreement, if and only to the extent that, in any such case referred to in clause (iii), (iv) or (v), (A) the Required GBC Vote shall not have been obtained,

(B) it has received an unsolicited bona fide written GBC Acquisition Proposal from a third party (which has not been withdrawn) that was made after the date hereof and that did not result from a breach of this Section 7.5 and (x) in the case of clauses (iv) and (v) above, its Board of Directors concludes in good faith that such GBC Acquisition Proposal constitutes a Superior GBC Proposal and (y) in the case of clause (iii) above, its Board of Directors concludes in good faith that such GBC Acquisition Proposal is, or is reasonably likely to be, a Superior GBC Proposal, (C) its Board of Directors, after consulting with its outside legal counsel, determines in good faith, based on such matters as it deems appropriate, that failure to take such action would be a breach of its fiduciary duties to stockholders under Applicable Laws as a result of such GBC Acquisition Proposal, (D) in the case of clauses (iv) and (v) above, it shall provide Fortune at least three Business Days’ prior written notice of such action, (E) prior to providing any information or data to any Person in connection with a GBC Acquisition Proposal by any such Person, it receives from such Person an executed confidentiality agreement containing terms substantially the same as the Confidentiality Agreement and (F) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, it notifies Fortune promptly in writing of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, such Person or any of its representatives. As promptly as practicable (and in any event within 36 hours) after receipt of any GBC Acquisition Proposal or any request for nonpublic information or any inquiry relating in any way to a GBC Acquisition Proposal, GBC shall provide Fortune and ACCO with oral and written notice of the material terms and conditions of such GBC Acquisition Proposal, request or inquiry and the identity of the Person or group making any such GBC Acquisition Proposal, request or inquiry and a copy of all correspondence and other written materials (including written materials provided by email or otherwise in electronic format) provided to it in connection with such GBC Acquisition Proposal, request or inquiry. GBC shall provide Fortune and ACCO as promptly as practicable with all information as is reasonably necessary to keep Fortune and ACCO informed in all material respects of all oral or written communications regarding, and the status and material terms of, any such GBC Acquisition Proposal, request or inquiry and, without limiting the other terms of this Section 7.5, shall promptly provide to Fortune and ACCO a copy of all written materials (including written materials provided by email or otherwise in electronic format) subsequently provided by or to GBC in connection with such GBC Acquisition Proposal, request or inquiry. GBC shall provide Fortune and ACCO with 48 hours prior notice of any meeting of GBC’s Board of Directors at which GBC’s Board of Directors will consider any GBC Acquisition Proposal. GBC agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any Persons conducted heretofore with respect to any GBC Acquisition Proposal, and request the return or destruction of all non-public information furnished in connection therewith. GBC agrees that it will use reasonable best efforts to inform promptly its directors, officers, key employees, agents and representatives of the obligations undertaken by GBC in this Section 7.5. Nothing in this Section 7.5 shall affect any other obligation of GBC, Fortune or ACCO under this Agreement. Unless this Agreement is terminated pursuant to the terms of Section 9.1, GBC shall not submit to the vote of its stockholders any GBC Acquisition Proposal other than the Merger.
      (d) For purposes of this Agreement, “Superior GBC Proposal” means a bona fide written inquiry, proposal or offer described in clause (A), (B) or (C) of the definition of GBC Acquisition Proposal (for purposes of this definition of “Superior GBC Proposal”, references to 15% in the definition of “GBC Acquisition Proposal” shall be deemed to be references to 50%) made by a Person other than a party hereto that is not subject to any financing contingency or due diligence condition and is otherwise on terms which the Board of Directors of GBC in good faith concludes (after consultation with its legal and financial advisors), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (x) would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and (y) is reasonably likely to be completed.

      Section 7.6     Financing. ACCO shall use its reasonable best efforts to arrange financing (the “Financing”) either (a) under the debt facilities described in the Commitment Letter, on substantially the terms and conditions set forth in the Commitment Letter (the “Credit Facilities”), or (b) as ACCO may determine in its reasonable discretion (after consultation with GBC), as a combination of the offering of Securities contemplated by the Engagement Letter and the Credit Facilities, other than the “Term C Facility” (as defined the Commitment Letter), to the extent proceeds from the sale of the Securities are expected by ACCO to be sufficient to substitute for the Term C Facility. GBC and Fortune agree to provide such cooperation as is reasonably necessary in connection with the Financing (it being understood that Fortune’s cooperation shall not include any requirement or obligation of Fortune or any of its Subsidiaries (other than ACCO and its Subsidiaries) to pay any consideration, extend any credit, guaranty any performance, payment or other obligation, incur any financial obligation, offer or grant any financial accommodation or other benefit, release any claim or right or incur any other liability whatsoever). ACCO shall keep GBC and Fortune reasonably informed of the status of ACCO’s efforts to arrange the Financing.
      Section 7.7     Fees and Expenses. Subject to Sections 9.2(b) and 9.2(c) of this Agreement and Section 7.05 of the Distribution Agreement, whether or not the Merger is consummated, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except Expenses incurred in connection with (i) the filing, printing and mailing of the Form S-4 and the Proxy Statement/ Prospectus and (ii) filings with respect to the transactions contemplated hereby pursuant to the HSR Act and appropriate filings, if any are required, with the European Commission and/or other foreign regulatory authorities in accordance with Foreign Competition Laws, each of which shall be shared equally by GBC and ACCO. As used in this Agreement, “Expenses” means all out-of-pocket expenses (including applicable filing and registration fees and all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Form S-4 and the Proxy Statement/ Prospectus and the solicitation of stockholder approval and all other matters related to the transactions contemplated hereby.
      Section 7.8     Directors’ and Officers’ Indemnification and Insurance.
      (a) ACCO shall (i) for a period of six years from the Effective Time, indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of GBC and its Subsidiaries (in all of their capacities as such), to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by GBC pursuant to GBC’s certificate of incorporation, by-laws and indemnification agreements, if any, in existence on the date hereof with any such directors, officers and employees of GBC and its Subsidiaries for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), provided that in the event any claim is asserted or made within such six year period, all rights hereunder in respect of such claim shall continue until disposition thereof and (ii) cause to be maintained for a period of six years after the Effective Time the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by GBC (provided that ACCO may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured than the current policies maintained by GBC) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall ACCO be required to expend in any one year an amount in excess of 250% of the annual premiums currently paid by GBC for such insurance (which GBC represents to be $248,567 for the period between October 15, 2004 and October 15, 2005); and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, ACCO shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

      (b) ACCO shall (i) for a period of six years from the Effective Time, indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of ACCO and its Subsidiaries (in all of their capacities as such), to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by Fortune or ACCO pursuant to Fortune’s or ACCO’s certificate of incorporation, by-laws and indemnification agreements, if any, in existence on the date hereof with any such directors, officers and employees of ACCO and its Subsidiaries for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), provided that in the event any claim is asserted or made within such six year period, all rights hereunder in respect of such claim shall continue until disposition thereof and (ii) maintain in effect for each of the applicable persons referred to in clause (i) for a period of six years after the Effective Time policies of directors’ and officers’ liability insurance and fiduciary liability insurance of at least the same coverage, and containing terms and conditions which are, in the aggregate, no less advantageous to the insured, as the current policies of directors’ and officers’ liability insurance maintained by Fortune or ACCO, with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall ACCO be required to obtain coverage in an amount exceeding $50 million or to expend in any one year an amount in excess of $1,000,000.
      (c) The provisions of this Section 7.8 are intended to be for the benefit of and shall be enforceable by each indemnified or insured party referred to above in this Section 7.8.
      Section 7.9     Public Announcements. GBC, Fortune and ACCO each shall use reasonable best efforts to develop a joint communications plan and each party shall use reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan and (ii) unless otherwise required by Applicable Laws or by obligations pursuant to any listing agreement with or rules of any securities exchange or automated quotation system, to consult with each other before issuing any press release or, to the extent practicable, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.
      Section 7.10     Accounting Matters.
      (a) GBC shall use reasonable best efforts to cause to be delivered to Fortune two letters from GBC’s independent public accountants, one dated approximately the date on which the Form S-4 shall become effective and one dated the Closing Date, each addressed to GBC, Fortune, ACCO and Acquisition Sub, in form and substance reasonably satisfactory to Fortune and reasonably customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.
      (b) Fortune shall use reasonable best efforts to cause to be delivered to GBC two letters from ACCO’s independent public accountants, one dated approximately the date on which the Form S-4 shall become effective and one dated the Closing Date, each addressed to Fortune, GBC, ACCO and Acquisition Sub, in form and substance reasonably satisfactory to GBC and reasonably customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.
      Section 7.11     Listing of Shares of Acco Common Stock. ACCO shall use reasonable best efforts to cause the shares of ACCO Common Stock to be issued in the Distribution and in the Merger and the shares of ACCO Common Stock to be reserved for issuance upon exercise of the Fortune Converted Options and the GBC Converted Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.
      Section 7.12     Affiliates. Not less than 45 days prior to the Effective Time, GBC shall deliver to Fortune and ACCO a letter identifying all Persons who, in the judgment of GBC, may be deemed at the time this Agreement is submitted for approval by the stockholders of GBC, “affiliates” of GBC for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date of delivery thereof. GBC shall use reasonable best efforts to cause each person identified on such list to deliver to ACCO not less than 30 days prior to the Effective Time, a written agreement substantially in the form attached hereto as Exhibit I (a “GBC Affiliate Agreement”).
      Section 7.13     Section 16 Matters. Prior to the Effective Time, GBC and ACCO shall take all such steps as may be required to cause any dispositions of GBC Common Stock (including derivative securities with respect to GBC Common Stock) or acquisitions of ACCO Common Stock (including derivative securities with respect to ACCO Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to GBC or ACCO to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with applicable SEC rules and regulations and interpretations of the SEC staff.
      Section 7.14     Takeover Statutes. If any “fair price”, “moratorium”, “control share acquisition” or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, each of GBC, Fortune, ACCO and Acquisition Sub and their respective Boards of Directors shall use all reasonable efforts to grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.
      Section 7.15     Advice of Changes. Each of GBC, Fortune and ACCO shall as promptly as reasonably practicable after becoming aware thereof advise the others of (a) any representation or warranty made by it contained in this Agreement that is qualified as to materiality or Material Adverse Effect becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (b) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (c) any change or event (i) having, or which would, individually or in the aggregate, reasonably be expected to have, in the case of GBC, a Material Adverse Effect on GBC, and, in the case of Fortune or ACCO, a Material Adverse Effect on ACCO, or (ii) which has resulted, or which, insofar as can reasonably be foreseen, would result, in any of the conditions set forth in Article VIII not being satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.
      Section 7.16     Covenant Not to Compete.
      (a) In furtherance of the Merger and the transactions contemplated hereby, Fortune covenants and agrees that, for a period ending on the fifth anniversary of the Effective Time, neither Fortune nor any of its Subsidiaries shall, without the prior written consent of ACCO, engage, directly or indirectly, in the Restricted Geography, in the businesses engaged in by ACCO and its Subsidiaries prior to the Effective Time in the Restricted Geography (the “ACCO Restricted Business”); provided, however, (i) that nothing set forth in this Section 7.16 shall prohibit Fortune or its Subsidiaries from owning not in excess of 5% in the aggregate of any class of capital stock or other equity interest of any Person engaged in the ACCO Restricted Business, (ii) until the second anniversary of the Effective Time, Fortune and its Subsidiaries may acquire control of any business deriving less than 30% of its revenues from the ACCO Restricted Business so long as it shall use reasonable efforts to divest such operations as promptly as practicable (it being understood that such obligation with respect to any such divestiture shall expire on the second anniversary of the Effective Time) and (iii) following the second anniversary of the Effective Time, Fortune and its Subsidiaries may acquire control of any business deriving less than 50% of its revenues from the ACCO Restricted Business so long as it shall use reasonable efforts to divest such operations as promptly as practicable (it being understood that such obligation with respect to any such divestiture shall expire on the fifth anniversary of the Effective Time). Anything contained herein to the contrary notwithstanding, nothing in this Section 7.16 will prohibit or restrict Master Lock Company, a

Delaware corporation and Subsidiary of Fortune, or any of its Subsidiaries from entering into any business engaged in, acquiring control of or any interest in any business engaged in, engaging in or continuing to engage in any activity which comprises or is an extension or expansion of the business of researching, developing, designing, engineering, manufacturing, building, selling and distributing computer security locks.
      (b) Fortune acknowledges and agrees that the covenants included in this Section 7.16 are, taken as a whole, reasonable in their geographic and temporal coverage and Fortune shall not raise any issue of geographic or temporal reasonableness in any proceeding to enforce such covenant; provided, however, that if the provisions of this Section 7.16 should ever be deemed to exceed the time or geographic limitations or any other limitations permitted by Applicable Law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the minimum extent required by Applicable Law to cure such problem. Fortune acknowledges and agrees that in the event of a breach by Fortune of the provisions of this Section 7.16, monetary damages shall not constitute a sufficient remedy. Consequently, in the event of any such breach, ACCO may, in addition to any other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or preliminary and final injunctive relief or other relief in order to enforce or prevent any violation of the provisions hereof, without the necessity of proving actual damages or posting a bond.
      Section 7.17     Interim Financial Information. ACCO shall, prior to the Effective Time, provide to GBC, within a reasonable period after each quarterly accounting period for ACCO and its Subsidiaries, a balance sheet as of the end of such period and statements of income, cash flows and stockholders’ equity for such period for ACCO and its Subsidiaries. Such financial information shall be in the same format and prepared on the same basis as the comparable portions of the ACCO Financial Statements, except that such information may exclude footnotes and is subject to normal audit adjustment.
ARTICLE VIII
CONDITIONS PRECEDENT
      Section 8.1     Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of GBC, ACCO and Acquisition Sub to effect the Merger are subject to the satisfaction or waiver prior to the Effective Time of the following conditions:
           (a) Stockholder Approval. GBC shall have obtained the Required GBC Vote.
           (b) No Injunctions or Restraints, Illegality. No Applicable Laws shall have been adopted, promulgated or enforced by any Governmental Entity, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction (an “Injunction”) shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.
           (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking, and which is reasonably likely to result in the granting of, an Injunction having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger shall be pending.
           (d) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.
           (e) Foreign Competition Laws. All notifications and filings required under any Foreign Competition Laws to be made prior to the Effective Time to any Governmental Entity, and all consents, approvals and authorizations required by law to be obtained prior to the Effective Time under Foreign Competition Laws in order to effect the Merger shall have been made or obtained, and all waiting periods applicable to the Merger under any Foreign Competition Laws, shall have expired or been terminated.

           (f) NYSE Listing. The shares of ACCO Common Stock to be issued in the Distribution and the Merger and to be reserved for issuance in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.
           (g) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall then be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC.
           (h) Pre-Merger Transactions. The Distribution shall have been consummated in accordance with the terms of this Agreement and the Distribution Agreement (which includes additional conditions to such consummation).
           (i) Financing. ACCO shall have entered into the Financing at the Closing.
      Section 8.2     Additional Conditions to Obligations of GBC. The obligation of GBC to effect the Merger is subject to the satisfaction or waiver by GBC prior to the Effective Time of the following additional conditions:
           (a) Representations and Warranties. Each of the representations and warranties of Fortune set forth in this Agreement shall be true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein), in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak solely as of another date, in which case, as of such other date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ACCO, and GBC shall have received a certificate of Fortune executed by an executive officer of Fortune to such effect. Each of the representations and warranties of ACCO set forth in this Agreement (other than clause (ii) of the first sentence of Section 5.3(g)) shall be true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein), in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak solely as of another date, in which case, as of such other date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ACCO, and the representations and warranties of ACCO set forth in clause (ii) of the first sentence of Section 5.3(g) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and GBC shall have received a certificate of ACCO executed by an executive officer of ACCO to such effect.
           (b) Performance of Obligations of Fortune, ACCO and Acquisition Sub. Fortune shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified, and GBC shall have received a certificate of Fortune executed by an executive officer of Fortune to such effect. Each of ACCO and Acquisition Sub shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified, and GBC shall have received a certificate of ACCO executed by an executive officer of ACCO to such effect.
           (c) Tax Opinion. GBC shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will constitute a reorganization under Section 368(a) of the Code.
           (d) Ancillary Agreements. The Fortune/ ACCO Tax Allocation Agreement and the Transition Services Agreement shall have been executed and delivered in accordance with Section 4.1 and the Employee Matters Agreement shall be in full force and effect with respect to ACCO’s obligations following the Effective Time.
      Section 8.3     Additional Conditions to Obligations of ACCO and Acquisition Sub. The obligations of ACCO and Acquisition Sub to effect the Merger are subject to the satisfaction or waiver by Fortune prior to the Effective Time of the following additional conditions:
      (a) Representations and Warranties. Each of the representations and warranties of GBC set forth in this Agreement (other than clause (ii) of the first sentence of Section 5.1(i)) shall be true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein), in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak solely as of another date, in which case, as of such other date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GBC, and the representations and warranties of GBC set forth in clause (ii) of the first sentence of Section 5.1(i) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Fortune and ACCO shall have received a certificate of GBC executed by an executive officer of GBC to such effect.
      (b) Performance of Obligations of GBC. GBC shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified, and Fortune and ACCO shall have received a certificate of GBC executed by an executive officer of GBC to such effect.
      (c) Tax Opinion. Fortune and ACCO shall have received opinions from Chadbourne & Parke LLP, dated the Closing Date, to the effect that, (i) on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Time of Distribution, the Distribution will constitute a spin-off under Section 355 of the Code and (ii) on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will constitute a reorganization under Section 368(a) of the Code.
      (d) Ancillary Agreements. The Lane/ GBC Tax Allocation Agreement shall have been executed and delivered in accordance with Section 4.2 and the Employee Matters Agreement shall be in full force and effect with respect to GBC’s obligations following the Effective Time.
ARTICLE IX
TERMINATION AND AMENDMENT
      Section 9.1     Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of GBC:
      (a) by mutual written consent of Fortune and GBC;
      (b) by either Fortune or GBC if the Effective Time shall not have occurred on or before November 30, 2005 (the “Termination Date”); provided, however, that the right to terminate this

Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including such party’s obligations set forth in Section 7.4) or the Distribution Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;
      (c) by either Fortune or GBC if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which such party shall have used its reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 7.4) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling, or to take any other action, necessary to fulfill any conditions set forth in subsections 8.1(d) and (e), and the failure to issue such order, decree, ruling or take such action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose failure to comply with Section 7.4 has been the cause of, or resulted in, such action or inaction;
      (d) by either Fortune or GBC if the approval by the stockholders of GBC required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required GBC Vote upon the taking of such vote at a duly held meeting of stockholders of GBC or at any adjournment thereof;
      (e) by Fortune, if (i) GBC’s Board of Directors shall have (A) failed to make the GBC Recommendation, (B) withdrawn, modified or qualified the GBC Recommendation or (C) failed to confirm the GBC Recommendation within five Business Days of Fortune’s request to do so (or resolved or publicly proposed to take any such action referred to in clause (A), (B) or (C)), in each case, whether or not permitted by the terms hereof, (ii) GBC shall have breached its obligations under this Agreement by reason of a failure to call and hold the GBC Stockholders Meeting in accordance with Section 7.1(b) or a failure to prepare and mail to its stockholders the Proxy Statement/ Prospectus in accordance with Section 7.1(a), (iii) the Board of Directors of GBC shall have approved or recommended a GBC Acquisition Proposal or (iv) a tender or exchange offer relating to securities of GBC shall have been commenced by a Person unaffiliated with Fortune, and GBC shall not have sent to its stockholders pursuant to Rule 14e-2 under the Exchange Act, within ten Business Days after such tender or exchange offer is first published, sent or given, a statement that GBC recommends rejection of such tender or exchange offer;
      (f) by Fortune, if GBC shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 8.3(a) or Section 8.3(b) are not capable of being satisfied on or before the Termination Date;
      (g) by GBC, if Fortune or ACCO shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 8.2(a) or Section 8.2(b) are not capable of being satisfied on or before the Termination Date; or
      (h) by GBC pursuant to Section 7.5(c).
      Section 9.2     Effect of Termination.
      (a) In the event of termination of this Agreement by either Fortune or GBC as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of GBC, Fortune, ACCO or Acquisition Sub or their respective officers or directors under this Agreement, except that (i) the provisions of Section 5.1(m), Section 5.2(c), the second and third sentences of Section 7.3, Section 7.7, this Section 9.2 and Article X shall survive such termination, and (ii) notwithstanding anything to the contrary contained in this Agreement (including Section 7.7), none of GBC, Fortune, ACCO or Acquisition Sub shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

      (b) If:

(i) (A) (x) either Fortune or GBC shall terminate this Agreement pursuant to Section 9.1(b) without the GBC Stockholder Meeting having occurred, (y) Fortune shall terminate this Agreement pursuant to Section 9.1(f) as a result of any intentional breach or failure to perform by GBC (unless covered by clause (ii) below) or (z) either Fortune or GBC shall terminate this Agreement pursuant to Section 9.1(d), and

(B) (x) in the case of clause (i)(A)(x) or (i)(A)(y) above at any time after the date of this Agreement and before such termination or (y) in the case of clause (i)(A)(z) above at any time after the date of this Agreement and before the GBC Stockholders Meeting, a GBC Acquisition Proposal shall have been publicly announced, become publicly known or otherwise been communicated to the senior management, Board of Directors or stockholders of GBC (whether or not conditional and whether or not withdrawn), and

(C) within twelve months of such termination GBC or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, any GBC Acquisition Proposal (solely for purposes of this Section 9.2(b)(i)(C), the term “GBC Acquisition Proposal” shall have the meaning set forth in the definition of GBC Acquisition Proposal contained in Section 7.5(b) except that all references to 15% therein shall be deemed references to 33%); or

(ii) Fortune shall terminate this Agreement pursuant to Section 9.1(e)(ii), 9.1(e)(iii) or 9.1(e)(iv); or

(iii) GBC shall terminate this Agreement pursuant to Section 9.1(h);
then GBC shall promptly, but in no event later than the date of such termination (or in the case of clause (i), if later, the date GBC or its Subsidiary enters into such agreement with respect to or consummates such GBC Acquisition Proposal), (x) pay Fortune an amount equal to $9,500,000 and (y) assume and pay, or reimburse Fortune for, all reasonable, out-of-pocket fees and expenses incurred by Fortune and ACCO in connection with this Agreement, the Transaction Agreements and the Lane/ GBC Tax Allocation Agreement and the transactions contemplated hereby and thereby, by wire transfer of immediately available funds.
      (c) The parties acknowledge that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement; accordingly, if GBC fails promptly to pay any amount due pursuant to this Section 9.2, and, in order to obtain such payment, Fortune commences a suit which results in a judgment against GBC for the fee and expense reimbursement set forth in this Section 9.2, GBC shall pay to Fortune its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the fee and expense reimbursement from the date such payment is required to be made until the date such payment is actually made at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. The parties agree that any remedy or amount payable pursuant to this Section 9.2 shall not preclude any other remedy or amount payable hereunder, and shall not be an exclusive remedy, for any willful breach of any provision of this Agreement.
      Section 9.3     Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with this Agreement and the Merger by the stockholders of GBC, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange or automated quotation system requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
      Section 9.4     Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,

(ii) waive any inaccuracies in the representations and warranties of other parties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions of other parties contained herein or in any document delivered pursuant hereto. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.
ARTICLE X
GENERAL PROVISIONS
      Section 10.1     Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any certificate delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.
      Section 10.2     Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) upon confirmation of receipt if delivered by telecopy or telefacsimile, (c) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (d) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a) if to Fortune, ACCO or Acquisition Sub to

Fortune Brands, Inc.
300 Tower Parkway
Lincolnshire, IL 60069
Fax: (847) 484-4490
Attention: Mark A. Roche, Esq.

with a copy to

Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112
Fax: (212) 541-5369
Attention: Edward P. Smith, Esq.
           A. Robert Colby, Esq.

(b) if to GBC to

General Binding Corporation
One GBC Plaza
Northbrook, Illinois 60062
Fax: (847) 272-4763
Attention: Steven Rubin, Esq.

with a copy to

Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Chicago, Illinois 60606
Fax: (312) 407-0411
Attention: William R. Kunkel, Esq.
Susan S. Hassan, Esq.
      Section 10.3     Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.
      Section 10.4     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.
      Section 10.5     Entire Agreement; No Third Party Beneficiaries.
      (a) This Agreement, the Confidentiality Agreement, the other Transaction Agreements, the Lane/ GBC Tax Allocation Agreement and the exhibits and schedules hereto and thereto and the other agreements and instruments of the parties delivered in connection herewith and therewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.
      (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.8 (which is intended to be for the benefit of the Persons covered thereby).
      Section 10.6     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).
      Section 10.7     Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
      Section 10.8     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
      Section 10.9     Submission to Jurisdiction; Waivers. Each of GBC, Fortune, ACCO and Acquisition Sub irrevocably agrees that any legal action or proceeding with respect to this Agreement, the transactions contemplated hereby, any provision hereof, the breach, performance, validity or invalidity hereof or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or permitted assigns may be brought and determined in any federal or state court located in the

State of Delaware, and each of GBC, Fortune, ACCO and Acquisition Sub hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of GBC, Fortune, ACCO and Acquisition Sub hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, the transactions contemplated hereby, any provision hereof or the breach, performance, enforcement, validity or invalidity hereof, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by Applicable Laws, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
      Section 10.10     Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.
      Section 10.11     Disclosure Schedule. The mere inclusion of an item in the relevant Disclosure Schedule as an exception to a representation, warranty or covenant shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect with respect to Fortune, GBC, ACCO, Acquisition Sub or any Subsidiary of the foregoing, as applicable.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

FORTUNE BRANDS, INC.

By:	/s/ Christopher J. Klein

Name: Christopher J. Klein

Title:	Senior Vice-President

ACCO WORLD CORPORATION

By:	/s/ Neal Fenwick

Name: Neal Fenwick

Title:	Executive Vice-President Finance and

Administration

GEMINI ACQUISITION SUB, INC

By:	/s/ Christopher J. Klein

Name: Christopher J. Klein

Title:	Vice-President

GENERAL BINDING CORPORATION

By:	/s/ Dennis J. Martin

Name: Dennis J. Martin

Title:	Chairman, President and Chief Executive

Officer

ANNEX B

DISTRIBUTION AGREEMENT
by and between
FORTUNE BRANDS, INC.
and
ACCO WORLD CORPORATION
March 15, 2005

B-i

SCHEDULES
Schedule 1.01(a)	ACCO Former Businesses
Schedule 1.01(b)	ACCO Financial Instruments
Schedule 1.01(c)	Amended By-Laws
Schedule 1.01(d)	Restated Certificate of Incorporation
Schedule 1.01(e)	Fortune Former Businesses
Schedule 1.01(f)	Fortune Financial Instruments
Schedule 1.01(g)	Related Party Agreements
Schedule 2.06(a)	Continuing Directors and Officers

B-ii

DISTRIBUTION AGREEMENT
      DISTRIBUTION AGREEMENT (this “Agreement”), dated as of March 15, 2005, by and between FORTUNE BRANDS, INC., a Delaware corporation (“Fortune”), and ACCO WORLD CORPORATION, a Delaware corporation (“ACCO”).
WITNESSETH
      WHEREAS, Fortune, ACCO, Gemini Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of ACCO (“Acquisition Sub”), and General Binding Corporation, a Delaware corporation (“GBC”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), providing for, among other things, the merger of Acquisition Sub with and into GBC, with GBC being the surviving corporation (the “Merger”);
      WHEREAS, it is a condition to the Merger that, prior to the Effective Time (as defined in the Merger Agreement), the Distribution (as defined herein) be completed;
      WHEREAS, subject to the terms and conditions contained herein, immediately prior to the Effective Time, Fortune shall distribute to the holders of shares of Common Stock, par value $3.125 per share, of Fortune (“Fortune Common Stock”), other than shares held in the treasury of Fortune, on a pro rata basis as provided for herein, all of the shares of ACCO Common Stock (as defined herein) owned by Fortune (the “Distribution”);
      WHEREAS, Fortune and ACCO have determined that it is appropriate and desirable to set forth the principal corporate transactions required to effect the Distribution and certain other agreements that will govern certain matters relating to the Distribution and the relationship of Fortune, ACCO and the respective members of the Fortune Group and the ACCO Group (each as defined herein) following the Distribution; and
      WHEREAS, the parties to this Agreement intend that the Distribution qualify under Section 355 of the Code (as defined herein) as a spin-off and that the Merger qualify under Section 368 of the Code as a reorganization.
      NOW, THEREFORE, in consideration of the premises and of the respective agreements and covenants contained in this Agreement, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
      Section 1.01     General.     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
      “ACCO” shall have the meaning set forth in the preamble.
      “ACCO Board” means the Board of Directors of ACCO.
      “ACCO Business” means (a) the businesses engaged in immediately prior to the Time of Distribution by ACCO and its Subsidiaries, (b) Former Businesses of ACCO and its Subsidiaries, including the Former Businesses set forth on Schedule 1.01(a), and (c) activities related to the foregoing.
      “ACCO Cash” means the value of all cash, cash on hand, cash equivalents, funds, certificates of deposit, similar instruments and travelers checks held by ACCO and its Subsidiaries (including non-US Subsidiaries) as of the close of business on the day immediately preceding the date hereof, determined without reference to whether or not amounts represented as held by ACCO and its Subsidiaries as balances in bank accounts have cleared, have been presented for payment and/or are available for withdrawal.

      “ACCO Common Stock” means the Common Stock, par value $1.00 per share, of ACCO, which following the consummation of the actions contemplated by Section 2.05 will have a par value of $.01 per share.
      “ACCO Financial Instruments” means all credit facilities, guaranties, foreign currency forward exchange contracts, comfort letters, letters of credit and similar instruments related to the ACCO Business set forth on Schedule 1.01(b) under which any member of the Fortune Group has any primary, secondary, contingent, joint, several or other Liability after the Time of Distribution.
      “ACCO Group” means ACCO and its Subsidiaries.
      “ACCO Indemnitees” means each member of the ACCO Group and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.
      “ACCO Liabilities” means (a) all Liabilities of any member of the ACCO Group under, or for which any member of the ACCO Group is expressly made responsible pursuant to, any Transaction Agreement to which it is or becomes a party, including the breach by any member of the ACCO Group of any agreement or covenant contained therein that does not by its express terms expire at the Time of Distribution, and (b) all Liabilities of Fortune or any of its Subsidiaries (including members of the ACCO Group) to the extent based upon, arising out of or relating to the ACCO Business (other than Liabilities for which Fortune has an obligation to indemnify ACCO pursuant to the Environmental Indemnification Agreement, dated as of March 15, 2005, between Fortune and ACCO).
      “ACCO Option Dilution Amount” means the amount of dilution of ACCO Common Stock that would be attributed to Fortune Converted Options, calculated according to the treasury method and using an implied price for ACCO Common Stock equal to the GBC/ ACCO Implied Market Price and assuming the conversion of all Fortune Options into Fortune Converted Options in accordance with Section 2.7 of the Merger Agreement, it being understood that, in accordance with the treasury method, no dilution shall be attributable to Fortune Converted Options that, based on the foregoing assumptions, will have an exercise price that is less than the GBC/ ACCO Implied Market Price.
      “Acquisition Sub” shall have the meaning set forth in the recitals.
      “Action” means, with respect to any Person, any actual or threatened action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity or any claims or other legal matters that have been asserted by or against such Person.
      “Affiliate” means, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, that for purposes of the Transaction Agreements, following the Time of Distribution, no member of either Group shall be deemed to be an Affiliate of any member of the other Group. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
      “Agreement” shall have the meaning set forth in the preamble.
      “Ancillary Agreements” means, collectively, the Employee Matters Agreement, the Fortune/ ACCO Tax Allocation Agreement and the Transition Services Agreement.
      “Applicable Laws” shall have the meaning set forth in the Merger Agreement.
      “By-Laws” means ACCO’s amended by-laws substantially in the form attached hereto as Schedule 1.01(c).
      “Certificate of Incorporation” means ACCO’s restated certificate of incorporation substantially in the form attached hereto as Schedule 1.01(d).

      “Claims Administration” means the processing of claims made under Policies, including the reporting of claims to the insurance carrier, management and defense of claims, and providing for appropriate releases upon settlement of claims.
      “Claims Made Policies” shall have the meaning set forth in Section 5.01(b).
      “Code” means the Internal Revenue Code of 1986, as amended, or any successor legislation.
      “Contracts” means all agreements, real estate and other leases, contracts (including employee contracts), licenses, memoranda of understanding, letters of intent, sales orders, purchase orders, open bids and other commitments, including in each case, all amendments, modifications and supplements thereto and waivers and consents thereunder.
      “Data and Records” means financial, accounting, corporate, operating, design, manufacturing, test and other data and records (in each case, in whatever form or medium, including electronic media), including books, records, notes, sales and sales promotional material and data, advertising materials, credit information, cost and pricing information, customer, supplier and agent lists, other records pertaining to customers, business plans, reference catalogs, payroll and personnel records and procedures, research and development files, sales order files, litigation files, minute books, stock ledgers, stock transfer records and other similar data and records.
      “Distribution” shall have the meaning set forth in the recitals.
      “Distribution Agent” means the distribution agent selected by Fortune to distribute ACCO Common Stock in connection with the Distribution.
      “Distribution Date” means the date determined by the Fortune Board in accordance with Section 3.01 as the date as of which the Distribution will be effected.
      “Distribution Date Intercompany Loan Balance” means the aggregate amounts outstanding and owed by the Fortune Group to the ACCO Group under intercompany cash management loan accounts between Fortune and its Subsidiaries, on one hand, and ACCO and its Subsidiaries, on the other hand, immediately prior to cancellation thereof pursuant to Section 2.04(b)(i).
      “Distribution Ratio” means the quotient of (a) the aggregate number of Distribution Shares divided by (b) the Fortune Shares Outstanding.
      “Distribution Shares” means the ACCO Common Stock owned by Fortune immediately following consummation of the actions contemplated by Section 2.01.
      “Effective Time” shall have the meaning set forth in the Merger Agreement.
      “Employee Matters Agreement” means the Employee Matters Agreement substantially in the form attached to the Merger Agreement as Exhibit G.
      “Former Business” means any corporation, partnership, entity, division, business unit, business, assets, plants, product line, operations or contract (including any assets and liabilities comprising the same) that has been sold, conveyed, assigned, transferred or otherwise disposed of or divested (in whole or in part) or the operations, activities or production of which has been discontinued, abandoned, completed or otherwise terminated (in whole or in part).
      “Fortune” shall have the meaning set forth in the preamble.
      “Fortune Board” means the Board of Directors of Fortune or a duly authorized committee thereof.
      “Fortune Business” means (a) the businesses (other than the ACCO Business) engaged in immediately prior to the Time of Distribution by Fortune and the Fortune Subsidiaries (other than ACCO and its Subsidiaries), (b) Former Businesses of Fortune and the Fortune Subsidiaries (other than ACCO and its Subsidiaries), including Former Businesses set forth on Schedule 1.01(e), and (c) activities related to the foregoing.

      “Fortune Common Stock” shall have the meaning set forth in the recitals.
      “Fortune Converted Option” shall have the meaning set forth in the Merger Agreement.
      “Fortune Credited Cash” means the remainder of (a) the sum of (i) the Signing Date Intercompany Loan Balance plus (ii) the ACCO Cash, minus (b) the sum of (i) $10,000,000 plus (ii) the Incentive Payments Amount.
      “Fortune Financial Instruments” means all credit facilities, guaranties, foreign currency forward exchange contracts, comfort letters, letters of credit and similar instruments related to the Fortune Business under which any member of the ACCO Group has any primary, secondary, contingent, joint, several or other Liability after the Time of Distribution, including those set forth on Schedule 1.01(f).
      “Fortune Group” means Fortune and the Fortune Subsidiaries.
      “Fortune Indemnitees” means each member of the Fortune Group and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.
      “Fortune Liabilities” means (a) all Liabilities of any member of the Fortune Group under, or for which any member of the Fortune Group is expressly made responsible pursuant to, any Transaction Agreement to which it is or becomes a party, including the breach by any member of the Fortune Group of any agreement or covenant contained therein that does not by its express terms expire at the Time of Distribution, and (b) all Liabilities of Fortune or any of its Subsidiaries (including members of the ACCO Group) to the extent based upon, arising out of or relating to the Fortune Business.
      “Fortune Option” shall have the meaning set forth in the Merger Agreement.
      “Fortune Shares Outstanding” means the aggregate number of shares of Fortune Common Stock outstanding as of the Record Date (excluding treasury shares held by Fortune).
      “Fortune Subsidiary” means each Subsidiary of Fortune other than ACCO and its Subsidiaries.
      “Fortune/ ACCO Tax Allocation Agreement” means the Fortune/ ACCO Tax Allocation Agreement substantially in the form attached to the Merger Agreement as Exhibit E.
      “Fortune Trademarks” shall have the meaning set forth in Section 5.02(c).
      “GBC” shall have the meaning set forth in the recitals.
      “GBC/ ACCO Implied Market Price” means the volume weighted average of the trading price per share of the GBC Common Stock as reported on Nasdaq on the fifth full Nasdaq trading day preceding the Distribution Date.
      “GBC Common Stock” means the Common Stock, par value $0.125 per share, of GBC.
      “GBC Fully Diluted Shares” means the number of fully diluted shares of GBC Common Stock outstanding at the Effective Time (including in respect of GBC Class B Common Stock, options to purchase GBC Common Stock and GBC Restricted Stock Units (each as defined in the Merger Agreement)), calculated according to the treasury method and using an implied price for GBC Common Stock equal to the GBC/ ACCO Implied Market Price, it being understood that, in accordance with the treasury method, no dilution shall be attributable to options to purchase GBC Common Stock that have an exercise price that is less than the GBC/ ACCO Implied Market Price.
      “Governmental Entity” shall have the meaning set forth in the Merger Agreement.
      “Group” means the Fortune Group or the ACCO Group, as applicable.
      “Incentive Payments Amount” means the aggregate amount paid after the date hereof and prior to the Time of Distribution to employees of the ACCO Group under and in accordance with the Day-Timers Special Incentive Plan and the ACCO Senior Management Incentive Plan and any Taxes incurred in respect of such payments.

      “Indemnifiable Losses” means any and all losses, Liabilities, claims, damages, deficiencies, obligations, fines, payments, Taxes, Liens, costs and expenses, matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, whenever arising and whether or not resulting from Third Party Claims (including the costs and expenses of any and all Actions; all amounts paid in connection with any demands, assessments, judgments, settlements and compromises relating thereto; interest and penalties with respect thereto; out-of-pocket expenses and reasonable attorneys’, accountants’ and other experts’ fees and expenses reasonably incurred in investigating, preparing for or defending against any such Actions or in asserting, preserving or enforcing an Indemnitee’s rights hereunder; and any losses that may result from the granting of injunctive relief as a result of any such Actions).
      “Indemnifying Party” shall have the meaning set forth in Section 4.04(a).
      “Indemnitee” means any of the Fortune Indemnitees or the ACCO Indemnitees who or which is entitled to seek indemnification under this Agreement.
      “Indemnity Reduction Amounts” shall have the meaning set forth in Section 4.04(a).
      “Information” means all records, books, contracts, instruments, computer data and other data and information (in each case, in whatever form or medium, including electronic media).
      “Information Statement” means the information statement with respect to ACCO and the Distribution sent to holders of Fortune Common Stock in connection with the Distribution.
      “Injunction” shall have the meaning set forth in the Merger Agreement.
      “Insurance Proceeds” means monies (a) received by an insured from an insurance carrier, (b) paid by an insurance carrier on behalf of an insured or (c) received from any third party in the nature of insurance, contribution or indemnification in respect of any Liability.
      “Liabilities” means any and all claims, debts, liabilities, commitments and obligations of whatever nature, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including those arising out of any Contract or tort, whether based on negligence, strict liability or otherwise) and whether or not the same would be required by generally accepted accounting principles to be reflected as a liability in financial statements or disclosed in the notes thereto, including all costs and expenses relating thereto.
      “Lien” means any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever.
      “Merger” shall have the meaning set forth in the recitals.
      “Merger Agreement” shall have the meaning set forth in the recitals.
      “Nasdaq” means The Nasdaq Stock Market, Inc.
      “Occurrence Basis Policies” shall have the meaning set forth in Section 5.01(b).
      “Person” shall have the meaning set forth in the Merger Agreement.
      “Policies” means all insurance policies, insurance contracts and claim administration contracts of any kind of the Fortune Group and their predecessors which were or are in effect at any time at or prior to the Time of Distribution (other than insurance policies, insurance contracts and claim administration contracts established in contemplation of the Distribution and the Merger to cover only ACCO and its Subsidiaries after the Time of Distribution), including primary, excess and umbrella, commercial general liability, fiduciary liability, product liability, automobile, aircraft, property and casualty, business interruption, directors and officers liability, employment practices liability, workers’ compensation, crime, errors and omissions, special accident, cargo and employee dishonesty insurance policies and captive insurance company arrangements, together with all rights, benefits and privileges thereunder.

      “Post-Closing ACCO Shares Outstanding” means the quotient of (i) the GBC Fully Diluted Shares divided by (ii) 0.34.
      “Pre-Distribution ACCO Shares Outstanding” means the remainder of (a) the product of (i) 0.66, multiplied by (ii) the Post-Closing ACCO Shares Outstanding, minus (b) the ACCO Option Dilution Amount.
      “Privileged Information” means, with respect to either Group, Information regarding a member of such Group, or any of its operations, employees, assets or Liabilities (whether in documents or stored in any other form or known to its employees or agents) that is or may be protected from disclosure pursuant to the attorney-client privilege, the work product doctrine or other applicable privileges, that a member of the other Group has or may come into possession of or has obtained or may obtain access to pursuant to this Agreement or otherwise.
      “Record Date” means 11:57 p.m. Eastern Time on the Distribution Date.
      “Related Party Agreements” means any Contract between the ACCO Group, on the one hand, and the Fortune Group, on the other hand, other than the Merger Agreement and the Transaction Agreements, any Contract contemplated thereby and any Contracts set forth on Schedule 1.01(g) hereto.
      “Representative” means, with respect to any Person, any of such Person’s directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.
      “Sell-off Period” shall have the meaning set forth in Section 5.02(c).
      “Shared Policies” means all Policies which include any member of the ACCO Group and/or the ACCO Business within the definition of the named insured.
      “Signing Date Intercompany Loan Balance” means the aggregate amounts outstanding and owed by the Fortune Group to the ACCO Group as of the close of business on the day immediately preceding the date hereof under intercompany cash management loan accounts between Fortune and its Subsidiaries, on one hand, and ACCO and its Subsidiaries, on the other hand.
      “Special Dividend” means a dividend to be paid by ACCO in an aggregate amount equal to $625,000,000, payable in one or more promissory notes of ACCO.
      “Special Dividend Record Date” shall have the meaning set forth in Section 2.02.
      “Subsidiary” shall have the meaning set forth in the Merger Agreement; provided, however, that (except as specifically noted herein) for purposes of this Agreement, none of ACCO or any of its Subsidiaries shall be deemed to be a Subsidiary of Fortune.
      “Tax” and “Taxes” shall have the meaning set forth in the Fortune/ ACCO Tax Allocation Agreement.
      “Third Party Claim” shall have the meaning set forth in Section 4.05(a).
      “Time of Distribution” means 11:58 p.m. Eastern Time on the Distribution Date.
      “Transaction Agreements” means, collectively, this Agreement and each Ancillary Agreement.
      “Transition Agreement” means the Transition Services Agreement to be entered into between Fortune and ACCO with respect to the services set forth on Exhibit F to the Merger Agreement.
ARTICLE II
ACTIONS PRIOR TO THE DISTRIBUTION
      Section 2.01     ACCO Recapitalization. Prior to the Time of Distribution, Fortune and ACCO will take all actions necessary to increase the outstanding shares of ACCO Common Stock so that,

immediately prior to the Time of Distribution, ACCO will have an aggregate number of shares of ACCO Common Stock outstanding equal to the Pre-Distribution ACCO Shares Outstanding.
      Section 2.02     Special Dividend. The ACCO Board will establish a special dividend record date (the “Special Dividend Record Date”) that precedes the consummation of the actions contemplated by Section 2.01 and will authorize ACCO to pay the Special Dividend immediately prior to the Time of Distribution to holders of record of ACCO Common Stock as of the Special Dividend Record Date. Fortune and ACCO each represents that ACCO will lawfully declare and pay the Special Dividend in accordance with the Delaware General Corporation Law. Declaration and payment of the Special Dividend is intended to be independent of the transactions contemplated by Section 2.04 and shall have no effect on and shall not be affected by such transactions.
      Section 2.03     Financial Instruments.
      (a) ACCO will, at its expense, take or cause to be taken all actions, and enter into (or cause its Subsidiaries to enter into) such agreements and arrangements, as shall be necessary to effect the release of and substitution for each member of the Fortune Group, as of the Time of Distribution, from all primary, secondary, contingent, joint, several and other Liabilities in respect of ACCO Financial Instruments to the extent related to the ACCO Group or the ACCO Business (it being understood that all such Liabilities in respect of ACCO Financial Instruments are ACCO Liabilities).
      (b) Fortune will, at its expense, take or cause to be taken all actions, and enter into (or cause its Subsidiaries to enter into) such agreements and arrangements, as shall be necessary to effect the release of and substitution for each member of the ACCO Group, as of the Time of Distribution, from all primary, secondary, contingent, joint, several and other Liabilities, if any, in respect of Fortune Financial Instruments to the extent related to the Fortune Group or the Fortune Business (it being understood that all such Liabilities in respect of Fortune Financial Instruments are Fortune Liabilities).
      (c) The parties’ obligations under this Section 2.03 will continue to be applicable to all ACCO Financial Instruments and Fortune Financial Instruments identified at any time by Fortune or ACCO, whether before, at or after the Time of Distribution.
      Section 2.04     Related Party Agreements; Intercompany Accounts.
      (a) Prior to the Time of Distribution, Fortune and ACCO shall terminate any Related Party Agreements.
      (b) (i) Effective immediately prior to the Time of Distribution, all intercompany cash management loan balances between Fortune and its Subsidiaries, on one hand, and ACCO and its Subsidiaries, on the other hand, shall be canceled, subject to any payments that may be required pursuant to this Section 2.04(b).
      (ii) If the Distribution Date Intercompany Loan Balance exceeds the Fortune Credited Cash, then Fortune will pay to ACCO the amount by which the Distribution Date Intercompany Loan Balance exceeds the Fortune Credited Cash. If the Fortune Credited Cash exceeds the Distribution Date Intercompany Loan Balance, then ACCO will pay to Fortune the amount by which the Fortune Credited Cash exceeds the Distribution Date Intercompany Loan Balance.
      (iii) Any payment required under Section 2.04(b)(ii) above will bear interest from the Distribution Date to the date of payment (calculated based on actual days elapsed in a 365-day year) at a rate per annum equal to the six month LIBOR rate published in the Wall Street Journal, Eastern Edition, on the Distribution Date. Any such payment will be made (together with such interest) within ten Business Days after the Distribution Date by wire transfer of immediately available funds to a bank account designated in writing by Fortune or ACCO, as the case may be.
      (iv) ACCO and Fortune acknowledge that the provisions of this Section 2.04(b) are intended to implement the agreement of the parties that (A) cash generated by the ACCO Group prior to the date hereof is for the benefit of ACCO’s stockholders as of the date hereof and (B) cash generated by the

ACCO Group from the date hereof through the Time of Distribution is for the benefit of ACCO and ACCO’s stockholders following the Distribution. Liability for taxes in respect of cash and earnings of ACCO during each such period is addressed in the Fortune/ ACCO Tax Allocation Agreement. ACCO and Fortune further acknowledge that prior to the Time of Distribution they may cause ACCO Cash (including ACCO Cash held by non-US Subsidiaries of ACCO) to be transferred to Fortune provided that applicable intercompany cash management loan accounts between Fortune and its Subsidiaries, on one hand, and ACCO and its Subsidiaries, on the other hand, are adjusted accordingly.
      Section 2.05     ACCO Certificate of Incorporation and By-Laws.     Prior to the Time of Distribution and prior to the consummation of the transactions contemplated by Section 2.01, (a) the ACCO Board will (i) approve the Certificate of Incorporation and will cause the same to be filed with the Secretary of State of the State of Delaware and (ii) adopt the By-Laws and (b) Fortune and ACCO will take such action as is necessary to cause to be approved the Certificate of Incorporation in accordance with the Delaware General Corporation Law.
      Section 2.06     Resignations; Transfer of Stock Held as Nominee.
      (a) Fortune will cause all of its employees and directors and all of the employees and directors of each other member of the Fortune Group to resign, effective not later than the Time of Distribution, from all boards of directors or similar governing bodies of ACCO or any other member of the ACCO Group on which they serve, and from all positions as officers of ACCO or any other member of the ACCO Group in which they serve, except as otherwise specified on Schedule 2.06(a). ACCO will cause all of its employees and directors and all of the employees and directors of each other member of the ACCO Group to resign, effective not later than the Time of Distribution, from all boards of directors or similar governing bodies of Fortune or any other member of the Fortune Group on which they serve, and from all positions as officers of Fortune or any other member of the Fortune Group in which they serve, except as otherwise specified on Schedule 2.06(a).
      (b) Fortune will cause each of its employees, and each of the employees of the other members of the Fortune Group, who holds stock or similar evidence of ownership of any ACCO Group entity as nominee for such entity pursuant to the laws of the country in which such entity is located to transfer such stock or similar evidence of ownership to the Person so designated by ACCO to be such nominee as of and after the Time of Distribution. ACCO will cause each of its employees, and each of the employees of the other members of the ACCO Group, who holds stock or similar evidence of ownership of any Fortune Group entity as nominee for such entity pursuant to the laws of the country in which such entity is located to transfer such stock or similar evidence of ownership to the Person so designated by Fortune to be such nominee as of and after the Time of Distribution.
      (c) Fortune will cause each of its employees and each of the employees of the other members of the Fortune Group to revoke or withdraw their express written authority, if any, to act on behalf of any ACCO Group entity as an agent or representative therefor after the Time of Distribution. ACCO will cause each of its employees and each of the employees of the other members of the ACCO Group to revoke or withdraw their express written authority, if any, to act on behalf of any Fortune Group entity as an agent or representative therefor after the Time of Distribution.
      Section 2.07     Third Party Indebtedness.     Fortune will reimburse or otherwise satisfy all indebtedness for borrowed money, if any, owed by the ACCO Group to third parties (other than the Fortune Group) and outstanding as of the close of business on the day immediately preceding the date hereof.

ARTICLE III
THE DISTRIBUTION
      Section 3.01     The Distribution.
      (a) Subject to Section 3.03, the Fortune Board will establish the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution, including authorizing Fortune to pay the Distribution immediately prior to the Effective Time by delivery to the Distribution Agent, for the benefit of holders of record of Fortune Common Stock (excluding treasury shares held by Fortune) as of the Record Date, of all of the Distribution Shares, and Fortune will instruct the Distribution Agent to make book-entry credits on the Distribution Date or as soon thereafter as practicable in the name of each holder of record of Fortune Common Stock (excluding treasury shares held by Fortune) as of the Record Date for a number of shares of ACCO Common Stock equal to the product of (i) the aggregate number of shares of Fortune Common Stock so held by such holder of record as of the Record Date (excluding treasury shares held by Fortune), multiplied by (ii) the Distribution Ratio. Immediately after the Time of Distribution and prior to the Effective Time, the shares of ACCO Common Stock shall not be transferable and the transfer agent for the ACCO Common Stock shall not transfer any shares of ACCO Common Stock. The Distribution will be deemed to be effective as of the Time of Distribution upon written authorization from Fortune to the Distribution Agent to proceed as set forth in this Section 3.01(a).
      (b) Fortune and ACCO each will provide to the Distribution Agent all information (including information necessary to make appropriate book-entry credits) and share certificates, in each case, as may be required in order to complete the Distribution.
      Section 3.02     Cooperation Prior to the Distribution.     Prior to the Distribution:
           (a) Fortune and ACCO will prepare the Information Statement which will include appropriate disclosure concerning ACCO, its business, operations and management, the Distribution and such other matters as Fortune may determine and as may be required by law. Fortune will mail to the holders of Fortune Common Stock the Information Statement prior to the Distribution.
           (b) Fortune and ACCO will take all such action as may be necessary or appropriate under the securities or “blue sky” laws of the states or other political subdivisions of the United States and the securities laws of any applicable foreign countries or other political subdivisions thereof in connection with the transactions contemplated by this Agreement.
      Section 3.03     Conditions to the Distribution.     In no event will the Distribution occur prior to such time as each of the following conditions shall have been satisfied or shall have been waived by the Fortune Board:
           (a) no Applicable Laws shall have been adopted, promulgated or enforced by any Governmental Entity, and no Injunction shall be in effect, having the effect of making the Distribution illegal or otherwise prohibiting consummation of the Distribution;
           (b) no proceeding initiated by any Governmental Entity seeking, and which is reasonably likely to result in the granting of, an Injunction having the effect of making the Distribution illegal or otherwise prohibiting consummation of the Distribution shall be pending; and
           (c) each condition to the closing of the Merger Agreement set forth in Article VIII thereof, other than the condition set forth in Section 8.1(h) thereof as to the consummation of the Distribution, shall have been fulfilled or waived by the party for whose benefit such condition exists.
           (d) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to cause the conditions set forth in Sections 3.03(a) and 3.03(b) to be satisfied as promptly as reasonably practicable; provided that neither party will be required to waive any condition.
      Section 3.04     Waiver of Conditions.     Any or all of the conditions set forth in Section 3.03 may be waived, in whole or in part, in the sole discretion of the Fortune Board; provided, however, that unless the

Merger Agreement shall have been terminated in accordance with its terms, any waiver of the conditions set forth in Section 3.03(a) or 3.03(b) shall be subject to the prior written consent of GBC (which consent will not be unreasonably withheld, delayed or conditioned). The conditions set forth in Section 3.03 are for the sole benefit of Fortune and shall not give rise to or create any duty on the part of Fortune or the Fortune Board to waive or not waive any such conditions.
      Section 3.05     Disclosure.     If at any time after the date hereof either of the parties shall become aware of any circumstances that will or could reasonably be expected to prevent any or all of the conditions contained in Section 3.03 from being satisfied, it will promptly give to the other party written notice of those circumstances.
ARTICLE IV
MUTUAL RELEASE; INDEMNIFICATION
      Section 4.01     Mutual Release.     Effective as of the Time of Distribution and except as otherwise specifically set forth in the Transaction Agreements, each of Fortune, on behalf of itself and each of the Fortune Subsidiaries, on the one hand, and ACCO, on behalf of itself and each of its Subsidiaries, on the other hand, hereby releases and forever discharges the other party and its Subsidiaries, and its and their respective officers, directors, agents, record and beneficial security holders (including trustees and beneficiaries of trusts holding such securities), advisors and Representatives (in each case, in their respective capacities as such) and their respective heirs, executors, administrators, successors and assigns, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, claims and Liabilities whatsoever of every name and nature, both in law and in equity, which the releasing party has or ever had or ever will have, which arise out of or relate to events, circumstances or actions taken by such other party occurring or failing to occur or any conditions existing at or prior to the Time of Distribution; provided, however, that the foregoing general release shall not apply to (i) any Liabilities or other obligations (including Liabilities with respect to payment, reimbursement, indemnification or contribution) under the Merger Agreement and the Transaction Agreements, any Contracts contemplated thereby or any Contracts set forth on Schedule 1.01(g) hereto, or assumed, transferred, assigned, allocated or arising under any of the Merger Agreement and the Transaction Agreements, any Contract contemplated thereby or any Contract set forth on Schedule 1.01(g) hereto (including any Liability that the parties may have with respect to payment, performance, reimbursement, indemnification or contribution pursuant to the Merger Agreement or any Transaction Agreement, any Contract contemplated thereby or any Contract set forth on Schedule 1.01(g) hereto for claims brought against the parties by third Persons or any Indemnitee), and the foregoing release will not affect any party’s right to enforce the Merger Agreement and the Transaction Agreements, the Contracts contemplated thereby and the Contracts set forth on Schedule 1.01(g) hereto in accordance with their terms or (ii) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 4.01 (provided, that the parties agree not to bring suit or permit any of their Subsidiaries to bring suit against any member of the other Group with respect to any Liability to the extent such member of the other Group would be released with respect to such Liability by this Section 4.01 but for this clause (ii)).
      Section 4.02     Indemnification by Fortune. Subject to the provisions of this Article IV, from and after the Time of Distribution Fortune shall indemnify, defend and hold harmless the ACCO Indemnitees from and against, and pay or reimburse, as the case may be, the ACCO Indemnitees for, all Indemnifiable Losses, as incurred, suffered by any ACCO Indemnitee based upon, arising out of or relating to the following:
           (a) the Fortune Liabilities (including the failure by Fortune or any other member of the Fortune Group to pay, perform or otherwise discharge the Fortune Liabilities in accordance with their terms), whether such Indemnifiable Losses are based upon, arise out of or relate to events, occurrences, actions, omissions, facts, circumstances or conditions occurring, existing or asserted before, at or after the Time of Distribution; or
           (b) the enforcement by the ACCO Indemnitees of their rights to be indemnified, defended and held harmless under this Section 4.02.
      Section 4.03     Indemnification by ACCO. Subject to the provisions of this Article IV, from and after the Time of Distribution ACCO shall indemnify, defend and hold harmless the Fortune Indemnitees from and against, and pay or reimburse, as the case may be, the Fortune Indemnitees for, all Indemnifiable Losses, as incurred, suffered by any Fortune Indemnitee based upon, arising out of or relating to the following:
           (a) the ACCO Liabilities (including the failure by ACCO or any other member of the ACCO Group to pay, perform or otherwise discharge the ACCO Liabilities in accordance with their terms), whether such Indemnifiable Losses are based upon, arise out of or relate to events, occurrences, actions, omissions, facts, circumstances or conditions occurring, existing or asserted before, at or after the Time of Distribution; or
           (b) the enforcement by the Fortune Indemnitees of their rights to be indemnified, defended and held harmless under this Section 4.03.
      Section 4.04     Limitations on Indemnification Obligations.
      (a) The amount which any party (an “Indemnifying Party”) is or may be required to pay to an Indemnitee in respect of Indemnifiable Losses or other Liability for which indemnification is provided under this Agreement shall be reduced by any amounts actually received (including Insurance Proceeds actually received) by or on behalf of such Indemnitee (net of increased insurance premiums and charges related directly and solely to the related Indemnifiable Losses and costs and expenses (including reasonable legal fees and expenses) incurred by such Indemnitee in connection with seeking to collect and collecting such amounts) in respect of such Indemnifiable Losses or other Liability (such net amounts are referred to herein as “Indemnity Reduction Amounts”). If any Indemnity Reduction Amounts are received by or on behalf of an Indemnitee in respect of an Indemnifiable Loss for which indemnification is provided under this Agreement after the full amount of such Indemnifiable Loss has been paid by an Indemnifying Party or after an Indemnifying Party has made a partial payment of such Indemnifiable Loss and such Indemnity Reduction Amounts exceed the remaining unpaid balance of such Indemnifiable Loss, then the Indemnitee shall promptly remit to the Indemnifying Party an amount equal to the excess (if any) of (A) the amount theretofore paid by the Indemnifying Party in respect of such Indemnifiable Loss, over (B) the amount of the indemnity payment that would have been due if such Indemnity Reduction Amounts in respect thereof had been received before the indemnity payment was made. An insurer or other third party who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to any benefit they would not be entitled to receive in the absence of the indemnification provisions by virtue of the indemnification provisions hereof.
      (b) In determining the amount of any Indemnifiable Losses, such amount shall be (i) reduced to take into account any net Tax benefit realized by the Indemnitee arising from the incurrence or payment by the Indemnitee of such Indemnifiable Losses and (ii) increased to take into account any net Tax cost incurred by the Indemnitee as a result of the receipt or accrual of payments hereunder (grossed-up for such increase), in each case determined by treating the Indemnitee as recognizing all other items of income, gain, loss, deduction or credit before recognizing any item arising from such Indemnifiable Losses. It is the intention of the parties to this Agreement that indemnity payments made pursuant to this Agreement are to be treated as relating back to the Distribution as an adjustment to capital (i.e., capital contribution or distribution), and the parties shall not take any position inconsistent with such intention before any Tax Authority (as defined in the Fortune/ACCO Tax Allocation Agreement), except to the extent that a final determination (as defined in Section 1313 of the Code) with respect to the recipient party causes any such payment not to be so treated.
      Section 4.05     Procedures Relating to Indemnification.
      (a) If a claim or demand is made against an Indemnitee, or an Indemnitee shall otherwise learn of an assertion, by any Person who is not a party to this Agreement (or an Affiliate thereof) as to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement (a “Third Party Claim”), such Indemnitee will notify the Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim reasonably promptly after becoming aware of such Third Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnitee will deliver to the Indemnifying Party, promptly after the Indemnitee’s receipt thereof, copies of all material notices and documents (including court papers) received or transmitted by the Indemnitee relating to the Third Party Claim.
      (b) If a Third Party Claim is made against an Indemnitee, the Indemnifying Party will be entitled to participate in or to assume the defense thereof (in either case, at the expense of the Indemnifying Party) with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that if in the Indemnitee’s reasonable judgment a conflict of interest exists in respect of such claim or if the Indemnifying Party shall have assumed responsibility for such claim with any reservations or exceptions, such Indemnitee will have the right to employ separate counsel reasonably satisfactory to the Indemnifying Party to represent such Indemnitee and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel for all Indemnitees similarly situated) shall be paid by such Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnitee will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party will control such defense. The Indemnifying Party will be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party will promptly supply to the Indemnitee copies of all material correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee fully informed of all material developments relating to or in connection with such Third Party Claim (including providing to the Indemnitee on request updates and summaries as to the status thereof). If the Indemnifying Party chooses to defend a Third Party Claim, the parties hereto will cooperate in the defense thereof (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnifying Party), which cooperation shall include the retention in accordance with this Agreement and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.
      (c) No Indemnifying Party will consent to any settlement, compromise or discharge (including the consent to entry of any judgment) of any Third Party Claim without the Indemnitee’s prior written consent (which consent will not be unreasonably withheld); provided, that if the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of Indemnifiable Losses in connection with such Third Party Claim and unconditionally and irrevocably releases the Indemnitee and its Affiliates completely from all Liability in connection with such Third Party Claim; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge (x) that provides for injunctive or other nonmonetary relief affecting the Indemnitee or any of its Affiliates or (y) that, in the reasonable opinion of the Indemnitee, would otherwise materially adversely affect the Indemnitee or any of its Affiliates. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnitee will not (unless required by law) admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party’s prior written consent (which consent will not be unreasonably withheld).
      (d) Any claim on account of Indemnifiable Losses which does not involve a Third Party Claim will be asserted by reasonably prompt written notice given by the Indemnitee to the Indemnifying Party from whom such indemnification is sought. The failure by any Indemnitee so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which it may have to such Indemnitee under this Agreement, except to the extent that the Indemnifying Party shall have been actually prejudiced by such failure.
      (e) In the event of payment in full by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party will be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee will cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.
      Section 4.06     Remedies Cumulative. Subject to the provisions of Section 7.05, the remedies provided in this Article IV shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.
      Section 4.07     Survival of Indemnities. The obligations of each of Fortune and ACCO under this Article IV will not terminate at any time and will survive the sale or other transfer by any party of any assets or businesses or the assignment by any party of any Liabilities.
      Section 4.08     Exclusivity of Fortune/ACCO Tax Allocation Agreement. Notwithstanding anything in this Agreement to the contrary, the Fortune/ACCO Tax Allocation Agreement will be the exclusive agreement among the parties with respect to all Tax matters, including indemnification in respect of Tax matters.
ARTICLE V
CERTAIN OTHER MATTERS
      Section 5.01     Insurance.
      (a) Coverage. Subject to the provisions of this Section 5.01, coverage of ACCO and its Subsidiaries under all Policies shall cease as of the Time of Distribution. From and after the Time of Distribution, ACCO and its Subsidiaries will be responsible for obtaining and maintaining all insurance coverages in their own right. All Policies will be retained by Fortune and the Fortune Subsidiaries, together with all rights, benefits and privileges thereunder (including the right to receive any and all return premiums with respect thereto), except that ACCO will have the rights in respect of Policies to the extent described in Section 5.01(b).
      (b) Rights Under Shared Policies. From and after the Time of Distribution, ACCO and its Subsidiaries will have no rights with respect to any Policies, except that (i) ACCO will have the right to assert claims (and Fortune will use commercially reasonable efforts to assist ACCO in asserting claims) for any loss, liability or damage with respect to the ACCO Business under Shared Policies with third-party insurers which are “occurrence basis” insurance policies (“Occurrence Basis Policies”) arising out of insured incidents occurring from the date coverage thereunder first commenced until the Time of Distribution to the extent that the terms and conditions of any such Occurrence Basis Policies and agreements relating thereto so allow and (ii) ACCO will have the right to continue to prosecute claims with respect to the ACCO Business properly asserted with the insurer prior to the Time of Distribution (and Fortune will use commercially reasonable efforts to assist ACCO in connection therewith) under

Shared Policies with third-party insurers which are insurance policies written on a “claims made” basis (“Claims Made Policies”) arising out of insured incidents occurring from the date coverage thereunder first commenced until the Time of Distribution to the extent that the terms and conditions of any such Claims Made Policies and agreements relating thereto so allow, provided, that in the case of both clauses (i) and (ii) above, (A) all of Fortune’s and each Fortune Subsidiary’s reasonable costs and expenses incurred in connection with the foregoing are promptly paid by ACCO, (B) Fortune and the Fortune Subsidiaries may, at any time, without liability or obligation to ACCO or any of its Subsidiaries (other than as set forth in Section 5.01(c)), amend, commute, terminate, buy-out, extinguish liability under or otherwise modify any Occurrence Basis Policies or Claims Made Policies (and such claims shall be subject to any such amendments, commutations, terminations, buy-outs, extinguishments and modifications), (C) such claims will be subject to (and recovery thereon will be reduced by the amount of) any applicable deductibles, retentions or self-insurance provisions, (D) such claims will be subject to (and recovery thereon will be reduced by the amount of) any payment or reimbursement obligations of Fortune, any Fortune Subsidiary or any Affiliate of Fortune or any Fortune Subsidiary in respect thereof and (E) such claims will be subject to exhaustion of existing aggregate limits. Fortune’s obligation to use commercially reasonable efforts to assist ACCO in asserting claims under applicable Shared Policies will include using commercially reasonable efforts in assisting ACCO to establish its right to coverage under such Shared Policies (so long as all of Fortune’s reasonable out-of-pocket costs and expenses in connection therewith are promptly paid by ACCO). None of Fortune or the Fortune Subsidiaries will bear any Liability for the failure of an insurer to pay any claim under any Shared Policy. It is understood that any Claims Made Policies will not provide any coverage to ACCO and its Subsidiaries for incidents occurring prior to the Time of Distribution but which are asserted with the insurance carrier after the Time of Distribution.
      (c) Fortune Actions. In the event that after the Time of Distribution Fortune or any Fortune Subsidiary proposes to amend, commute, terminate, buy-out, extinguish liability under or otherwise modify any Shared Policies under which ACCO has rights to assert claims pursuant to Section 5.01(b) in a manner that would adversely affect any such rights of ACCO, (i) Fortune will give ACCO prior notice thereof and consult with ACCO with respect to such action (it being understood that the decision to take any such action will be in the sole discretion of Fortune) and (ii) Fortune will pay to ACCO its equitable share (which shall be mutually agreed upon by Fortune and ACCO, acting reasonably, based on the amount of premiums paid by or allocated to the ACCO Business in respect of the applicable Shared Policy), if any, of any net proceeds actually received by Fortune from the insurer under the applicable Shared Policy as a result of such action by Fortune (after deducting Fortune’s reasonable costs and expenses incurred in connection with such action).
      (d) Administration. From and after the Time of Distribution:

(i) Fortune or a Fortune Subsidiary, as appropriate, will be responsible for the Claims Administration with respect to claims of Fortune and the Fortune Subsidiaries under Shared Policies; and

(ii) ACCO or a Subsidiary of ACCO, as appropriate, will be responsible for the Claims Administration with respect to claims of ACCO and the ACCO Subsidiaries under Shared Policies.
      (e) Insurance Premiums. From and after the Time of Distribution, Fortune will pay all premiums, taxes, assessments or similar charges (retrospectively-rated or otherwise) as required under the terms and conditions of the respective Shared Policies in respect of periods prior to the Time of Distribution, whereupon ACCO will upon the request of Fortune, forthwith reimburse Fortune for that portion of such premiums and other payments paid by Fortune as are reasonably determined by Fortune to be attributable to the ACCO Business.
      (f) Agreement for Waiver of Conflict and Shared Defense. In the event that a Shared Policy provides coverage for both Fortune and/or a Fortune Subsidiary, on the one hand, and ACCO and/or a Subsidiary of ACCO, on the other hand, relating to the same occurrence, Fortune and ACCO agree to defend jointly and to waive any conflict of interest necessary to the conduct of that joint defense. Nothing in this Section 5.01(f) will be construed to limit or otherwise alter in any way the indemnity obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.
      Section 5.02     Use of Names.
      (a) Any material showing any affiliation or connection of Fortune or any member of the Fortune Group with ACCO or any member of the ACCO Group shall not be used by Fortune or any member of the Fortune Group after the Distribution Date, except that the restrictions contained in this Section 5.02(a) shall not apply to filings, reports and other documents required by applicable law or regulations of securities exchanges to be filed and/or made publicly available. On and after the Distribution Date, neither Fortune nor any Fortune Subsidiary shall represent to third parties that any of them is affiliated or connected with ACCO or any member of the ACCO Group.
      (b) Subject to Section 5.02(c) below, any material showing any affiliation or connection of ACCO or any member of the ACCO Group with Fortune or any member of the Fortune Group shall not be used by ACCO or any member of the ACCO Group after the Distribution Date, except that the restrictions contained in this Section 5.02(b) shall not apply to filings, reports and other documents required by applicable law or regulations of securities exchanges to be filed and/or made publicly available. On and after the Distribution Date, neither ACCO nor any Subsidiary of ACCO shall represent to third parties that any of them is affiliated or connected with Fortune or any member of the Fortune Group.
      (c) The parties agree that, during the period from the Distribution Date until 90 days after the Distribution Date (the “Sell-off Period”), ACCO and its Subsidiaries shall be entitled to continue to use all trademarks or other source identifiers owned by Fortune (the “Fortune Trademarks”) to the extent that such Fortune Trademarks are contained as of the Distribution Date on any business cards, schedules, stationery, displays, signs, promotional materials, manuals, forms, computer software and other material used in the ACCO Business, without any obligation on the part of ACCO or its Subsidiaries to pay royalties or similar fees to Fortune during the Sell-off Period. ACCO agrees that, upon termination of the Sell-off Period, ACCO and its Subsidiaries shall cease and desist from all further use of the Fortune Trademarks except to the extent that such use is a “fair use” as a matter of law or as permitted under Section 5.02(b).
      Section 5.03     Non-Solicitation of Employees.
      (a) Fortune agrees not to (and to cause the other members of the Fortune Group not to) solicit, recruit or hire any employee of ACCO or any other member of the ACCO Group for a period of twelve months following the Distribution Date or until six months after such employee’s employment with ACCO or any other member of the ACCO Group terminates, whichever occurs first.
      (b) ACCO agrees not to (and to cause the other members of the ACCO Group not to) solicit, recruit or hire any employee of Fortune or any other member of the Fortune Group for a period of twelve months following the Distribution Date or until six months after such employee’s employment with Fortune or any other member of the Fortune Group terminates, whichever occurs first.
      (c) Notwithstanding the foregoing (but subject to the restriction on hiring), such prohibitions on solicitation do not restrict general recruitment efforts carried out through a public or general solicitation.
      Section 5.04     Subsequent Transfers. In the event that following the Distribution Date a member of the Fortune Group possesses any assets, rights or properties used primarily or held for use primarily by a member of the ACCO Group in the conduct of its businesses as conducted as of the date hereof (except (i) for assets, rights and properties provided by members of the Fortune Group pursuant to the Transition Services Agreement, (ii) for assets, rights and properties set forth on Schedule 5.3(j) to the Merger Agreement or (iii) as otherwise contemplated by the Transaction Agreements) and ACCO notifies Fortune thereof prior to the one-year anniversary of the Distribution Date, Fortune shall cause the prompt transfer of such assets, rights or properties to ACCO.

ARTICLE VI
ACCESS TO INFORMATION
      Section 6.01     Provision of Corporate Records. Prior to or as promptly as practicable after the Time of Distribution, Fortune shall deliver to ACCO copies of all minute books and other records of meetings of the Board of Directors, committees of the Board of Directors and stockholders of the ACCO Group, all corporate books and records and other Data and Records of the ACCO Group in its possession and the relevant portions (or copies thereof) of all corporate books and records of the Fortune Group relating directly and primarily to the ACCO Business, including, in each case, all active agreements and active litigation files. From and after the Time of Distribution, all such books, records and copies shall be the property of ACCO. Except as may otherwise be provided in the Transition Services Agreement, prior to or as promptly as practicable after the Time of Distribution, ACCO shall deliver to Fortune all corporate books and records and other Data and Records of the Fortune Group in ACCO’s possession (other than the books, records and copies described in the first sentence of this Section 6.01) and the relevant portions (or copies thereof) of all corporate books and records of the ACCO Group relating directly and primarily to the Fortune Business, including, in each case, all active agreements and active litigation files. From and after the Time of Distribution, all such books, records and copies shall be the property of Fortune.
      Section 6.02     Access to Information.
      (a) From and after the Time of Distribution, Fortune will, and will cause each Fortune Subsidiary to, to the extent that such information has not previously been delivered pursuant to Section 6.01, afford to ACCO and its Representatives (at ACCO’s expense) reasonable access and duplicating rights during normal business hours and upon reasonable advance notice to all Information within Fortune’s possession or control or in the possession or control of a Fortune Subsidiary relating to ACCO, any Subsidiary of ACCO or the ACCO Business, insofar as such access is reasonably required by ACCO or any Subsidiary of ACCO, subject to the provisions below regarding Privileged Information.
      (b) From and after the Time of Distribution, ACCO will, and will cause each of its Subsidiaries to, to the extent that such information has not previously been delivered pursuant to Section 6.01, afford to Fortune and its Representatives (at Fortune’s expense) reasonable access and duplicating rights during normal business hours and upon reasonable advance notice to all Information within ACCO’s possession or control or in the possession or control of a Subsidiary of ACCO relating to Fortune, any Fortune Subsidiary or the Fortune Business, insofar as such access is reasonably required by Fortune or any Fortune Subsidiary, subject to the provisions below regarding Privileged Information.
      (c) Without limiting the foregoing, Information may be requested under this Article VI for audit, accounting, claims, litigation, insurance, environmental and safety and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.
      In furtherance of the foregoing:

(i) Each party acknowledges that (A) each of Fortune and ACCO (and the members of the Fortune Group and the ACCO Group, respectively) has or may obtain Privileged Information; (B) there are or may be a number of Actions affecting one or more of the members of the Fortune Group and the ACCO Group; (C) the parties may have a common legal interest in Actions, in the Privileged Information, and in the preservation of the confidential status of the Privileged Information; and (D) each of Fortune and ACCO intends that the transactions contemplated by the Transaction Agreements and any transfer of Privileged Information in connection therewith shall not operate as a waiver of any potentially applicable privilege.

(ii) Each of Fortune and ACCO agrees, on behalf of itself and each member of the Group of which it is a member, not to disclose or otherwise waive any privilege attaching to any Privileged Information relating to the business of the other Group without providing prompt written notice to and obtaining the prior written consent of the other, which consent will not be unreasonably withheld. In the event of a disagreement between any member of the Fortune Group and/or any member of the ACCO Group concerning the reasonableness of withholding such consent, no disclosure will be made prior to a final, nonappealable resolution of such disagreement by a court of competent jurisdiction.

(iii) Upon any member of the Fortune Group or any member of the ACCO Group receiving any subpoena or other compulsory disclosure notice from a court, other Governmental Entity or otherwise which requests disclosure of Privileged Information, in each case relating to the business of the other Group, the recipient of the notice will promptly provide to the other party (following the notice provisions set forth herein) a copy of such notice, the intended response, and all materials or information relating to the other Group that might be disclosed. In the event of a disagreement as to the intended response or disclosure, unless and until the disagreement is resolved as provided in Section 6.02(c)(ii), the parties will cooperate to assert all defenses to disclosure claimed by either Group, at the cost and expense of the Group claiming such defense to disclosure, and shall not disclose any disputed documents or information until all legal defenses and claims of privilege have been finally determined.

      Section 6.03     Production of Witnesses. Subject to Section 6.02, after the Time of Distribution, each of Fortune and ACCO will, and will cause each member of the Fortune Group and the ACCO Group, respectively, to, make available to the other party and members of such other party’s Group, upon written request and at the cost and expense of the party so requesting, its directors, officers, employees and agents as witnesses to the extent that any such Person may reasonably be required (giving consideration to business demands of such directors, officers, employees and agents) in connection with any Actions or other proceedings in which the requesting party may from time to time be involved, provided that the same shall not unreasonably interfere with the conduct of business by the Group of which the request is made.
      Section 6.04     Retention of Records. Except as otherwise required by law or agreed to by the parties in writing, if any Information relating to the business, assets or Liabilities of a member of a Group is retained by a member of the other Group, each of Fortune and ACCO will, and will cause the members of the Group of which it is a member to, retain for the period required by the applicable Fortune records retention policy in effect immediately prior to the Time of Distribution all such Information in such Group’s possession or under its control. In addition, after the expiration of such required retention period, if any member of either Group wishes to destroy or dispose of any such Information, prior to destroying or disposing of any of such Information, (i) Fortune or ACCO, on behalf of the member of its Group that is proposing to destroy or dispose of any such Information, will provide no less than 30 days’ prior written notice to the other party, specifying in reasonable detail the Information proposed to be destroyed or disposed of, and (ii) if, prior to the scheduled date for such destruction or disposal, the recipient of such notice requests in writing that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party whose Group is proposing to destroy or dispose of such Information promptly will arrange for the delivery of the requested Information to a location specified by, and at the expense of, the requesting party.
      Section 6.05     Confidentiality. Subject to the provisions of Section 6.02, which shall govern Privileged Information, for a five-year period after the Time of Distribution, each of Fortune and ACCO shall hold, and shall use reasonable efforts to cause members of its Group and its and their Representatives to hold, in strict confidence all Information concerning the other party’s Group or any of its operations, employees, assets or Liabilities, in its possession or control (including Information known to its employees or agents) or furnished to it by such other party’s Group pursuant to the Transaction Agreements or the transactions contemplated thereby and will not use such Information or release or disclose such Information to any other Person, except members of its Group and its and their Representatives, who will be bound by the provisions of this Section 6.05; provided, however, that any member of the Fortune Group or the ACCO Group may disclose such Information to the extent that (a) disclosure is compelled by judicial or administrative process or, in the opinion of such Person’s counsel, by other requirements of law (in which case the party required to make such disclosure will notify the other party as soon as practicable of such obligation or requirement and cooperate with the other party to limit the Information required to be disclosed and to obtain a protective order or other appropriate remedy with respect to the Information ultimately disclosed) or (b) such Person can show that such Information was (i) available to such Person on a nonconfidential basis (other than from a member of the other party’s Group) prior to its disclosure by such Person, (ii) in the public domain through no fault of such Person or (iii) lawfully acquired by such Person from another source after the time that it was furnished to such Person by the other party’s Group, and not acquired from such source subject to any confidentiality obligation on the part of such source known to the acquiror, or on the part of the acquiror. Each party acknowledges that it will be liable for any breach of this Section 6.05 by its Representatives to whom such Information is disclosed by such party. Notwithstanding the foregoing, each of Fortune and ACCO will be deemed to have satisfied its obligations under this Section 6.05 with respect to preserving the confidentiality of any Information (other than Privileged Information) if it exercises the same care with regard to such Information as it takes to preserve confidentiality for its own similar Information.
ARTICLE VII
MISCELLANEOUS
      Section 7.01     Entire Agreement; Construction. This Agreement, the Merger Agreement and the Ancillary Agreements, including any annexes, schedules and exhibits hereto or thereto, and other agreements and documents referred to herein and therein, will together constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and will supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, with respect to such subject matter. Notwithstanding any other provisions in the Transaction Agreements to the contrary, in the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, the provisions of such Ancillary Agreement will control.
      Section 7.02     Survival of Agreements. Except as otherwise contemplated by the Transaction Agreements, all covenants and agreements of the parties contained in the Transaction Agreements will remain in full force and effect and survive the Time of Distribution.
      Section 7.03     Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.
      Section 7.04     Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) upon confirmation of receipt if delivered by telecopy or telefacsimile, (iii) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (iv) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.

All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)	If to Fortune to

Fortune Brands, Inc.
300 Tower Parkway
Lincolnshire, Illinois 60069
Fax: (847) 484-4490
Attention: Mark A. Roche, Esq.

with a copy to

Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112
Fax: (212) 541-5369
Attention: Edward P. Smith, Esq.
A. Robert Colby, Esq.

(b)	If to ACCO to

ACCO World Corporation
300 Tower Parkway
Lincolnshire, Illinois 60069
Fax: (847) 484-4495
Attention: President

with a copy (prior to the Time of Distribution, provided the Merger Agreement has not been terminated in accordance with its terms) to:

GBC Corporation
One GBC Plaza
Northbrook, Illinois 60062
Fax: (847) 272-4763
Attention: Steven Rubin, Esq.
      Section 7.05     Expenses. All costs and expenses related to the negotiation, preparation, execution and delivery of this Agreement, the Merger Agreement and the Ancillary Agreements, the carrying into effect of the Distribution and the consummation of the transactions contemplated hereby and thereby shall be paid by ACCO.
      Section 7.06     Consent to Jurisdiction. Each of Fortune and ACCO irrevocably agrees that any legal action or proceeding with respect to this Agreement, the transactions contemplated hereby, any provision hereof, the breach, performance, validity or invalidity hereof or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or permitted assigns may be brought and determined in any federal or state court located in the State of Delaware, and each of Fortune and ACCO hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Fortune and ACCO hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, the transactions contemplated hereby, any provision hereof or the breach, performance, enforcement, validity or invalidity hereof, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by Applicable Laws, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum,

(ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
      Section 7.07     Amendments. This Agreement cannot be amended, modified or supplemented except by a written agreement executed by Fortune and ACCO; provided, that unless the Merger Agreement shall have been terminated in accordance with its terms, any such amendment, modification or supplement executed prior to the Time of Distribution shall be subject to the prior written consent of GBC (which consent will not be unreasonably withheld, delayed or conditioned).
      Section 7.08     Assignment. Neither party to this Agreement will convey, assign or otherwise transfer any of its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other party in its sole and absolute discretion. Any conveyance, assignment or transfer requiring the prior written consent of the other party pursuant to this Section 7.08 which is made without such consent will be void ab initio. No assignment of this Agreement will relieve the assigning party of its obligations hereunder.
      Section 7.09     Captions; Currency. The article, section and paragraph captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references herein to numbered articles or sections are to articles and sections of this Agreement and all references herein to schedules are to schedules to this Agreement. Unless otherwise specified, all references contained in this Agreement, in any schedule referred to herein or in any instrument or document delivered pursuant hereto to dollars or “$” shall mean United States Dollars.
      Section 7.10     Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. If the economic or legal substance of the transactions contemplated hereby is affected in any manner adverse to any party as a result thereof, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
      Section 7.11     Parties in Interest. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this Agreement, except that (i) the provisions of Sections 4.02 and 4.03 hereof shall inure to the benefit of the Persons referred to therein and (ii) the provisions of the first sentence of Section 3.04, Section 7.04(b), Section 7.07, this sentence of Section 7.11 and the second sentence of Section 7.13 shall inure to the benefit of GBC.
      Section 7.12     Schedules. All schedules attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in the schedules hereto but not otherwise defined therein will have the respective meanings assigned to such terms in this Agreement.
      Section 7.13     Waivers; Remedies. Any agreement on the part of a party hereto to any waiver of any provision of this Agreement shall be valid only if set forth in a written instrument signed on behalf of such party. In addition, subject to the provisions of Section 3.04, prior to the Time of Distribution, unless the Merger Agreement shall have been terminated in accordance with its terms, any such waiver by ACCO shall be subject to the prior written consent of GBC (which consent will not be unreasonably withheld, delayed or conditioned). No failure or delay on the part of either Fortune or ACCO in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either Fortune or ACCO of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Subject to Section 7.05, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.
      Section 7.14     Further Assurances. From time to time after the Time of Distribution, as and when requested by either party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such actions as the requesting party may reasonably request to consummate the transactions contemplated by the Transaction Agreements.
      Section 7.15     Counterparts. This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.
      Section 7.16     Performance. Fortune will cause to be performed and hereby guarantees the performance of all actions, agreements and obligations set forth herein to be performed by any Fortune Subsidiary. ACCO will cause to be performed and hereby guarantees the performance of all actions, agreements and obligations set forth herein to be performed by any Subsidiary of ACCO.
      Section 7.17     Interpretation. Any reference herein to any federal, state, local, or foreign law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (b) the terms “hereof”, “herein”, and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement and (c) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first hereinabove written.

FORTUNE BRANDS, INC.

By:	/s/ Christopher J. Klein

Christopher J. Klein
Name: Christopher J. Klein

Title:	Senior Vice-President

ACCO WORLD CORPORATION

By:	/s/ Neal Fenwick

Neal Fenwick
Name: Neal Fenwick

Title:	Executive Vice-President Finance and Administration

ANNEX C
OPINION OF GOLDMAN, SACHS & CO.
PERSONAL AND CONFIDENTIAL
March 15, 2005
Board of Directors
General Binding Corporation
One GBC Plaza
Northbrook, Illinois 60062
Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $0.125 per share (the “Company Shares”), and Class B common stock, par value $0.125 per share (the “Company Class B Shares” and, together with the Company Shares, the “Shares”) of General Binding Corporation (the “Company”) of the exchange ratio of 1 share of common stock, par value $0.01 per share (the “ACCO Shares”), of ACCO World Corporation (“ACCO”) to be received for each Share by such holders, taken in the aggregate (the “Exchange Ratio”), pursuant to the Agreement and Plan of Merger, dated as of March 15, 2005 (the “Agreement”), by and among Fortune Brands, Inc. (“Fortune Brands”), ACCO, a majority-owned subsidiary of Fortune Brands, Gemini Acquisition Sub, Inc., a wholly-owned subsidiary of ACCO, and the Company. The Agreement provides that prior to the Effective Time (as defined in the Agreement), and pursuant to the terms and conditions of the Distribution Agreement, dated as of March 15, 2005 (the “Distribution Agreement”), by and among Fortune Brands and ACCO, Fortune Brands and ACCO will cause ACCO to be recapitalized and will effect the distribution of all of the ACCO Shares owned by Fortune Brands on a pro rata basis to the stockholders of Fortune Brands. Pursuant to the Distribution Agreement, the holders of Shares and other equity interests in the Company immediately prior to the consummation of the transactions contemplated by the Agreement and the Distribution Agreement (the “Transactions”) will own ACCO Shares and other equity interests in ACCO comprising 34.0% of the ACCO Shares on a fully diluted basis immediately following consummation of the Transactions. At the Effective Time, the name of ACCO shall be Acco Brands Corporation.
Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transactions. We expect to receive fees for our financial advisory services in connection with the Transactions, all of which are contingent upon consummation of the Transactions, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In addition, we have provided certain investment banking services to the Company and its affiliates from time to time. We also have provided certain investment banking services to Fortune Brands and its affiliates from time to time, including having been retained by Fortune Brands as financial advisor in August 2000 in connection with its exploration of strategic alternatives related to ACCO; and having acted as financial advisor to Fortune Brands in connection with its sale of a minority equity interest in ACCO in January 2002. Goldman Sachs Credit Partners L.P. (“GSCP”), an affiliate of Goldman, Sachs & Co., Citicorp North America, Inc. (“Citicorp NA”) and ACCO have entered into a Commitment Letter and related fee letter pursuant to which GSCP and Citicorp NA have agreed to establish the senior secured credit facilities described therein, the proceeds of which will be used to provide financing in connection with the Transactions. In addition, Goldman, Sachs & Co., Citigroup Global Markets Inc. (“Citigroup GMI”) and ACCO have entered into an Engagement Letter pursuant to which ACCO has engaged Goldman, Sachs & Co. and Citigroup GMI to provide certain capital markets services as described therein to ACCO in connection with the Transactions. We expect to receive fees for the financing and capital markets services provided by us in connection with the Transactions, a substantial portion of which are contingent upon consummation of the Transactions, and ACCO has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of such financing and capital markets services. We also may provide other investment banking services to the Company, Fortune Brands, ACCO and their respective affiliates in the future. In connection with the above-described investment banking services we have received, and may receive, compensation.
Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the Company, Fortune Brands, ACCO and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of the Company, Fortune Brands and ACCO for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.
In connection with this opinion, we have reviewed, among other things, the Agreement; the Distribution Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company and Fortune Brands for the four years ended December 31, 2003; Annual Reports on Form 10-K of the Company and Fortune Brands for the year ended December 31, 2004; audited consolidated financial statements for ACCO and its subsidiaries for the four years ended December 27, 2004; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Fortune Brands; certain other communications from the Company and Fortune Brands to their respective stockholders; certain internal financial analyses and forecasts for the Company prepared by its management; certain internal financial analyses and forecasts for ACCO prepared by its management; and certain financial analyses and forecasts for ACCO (pro forma for the Transactions), including certain cost savings and operating synergies projected to result from the Transactions (the “Synergies”), prepared by the management of ACCO (the “Pro Forma Forecasts”). We also have held discussions with members of the senior managements of the Company and ACCO regarding their assessment of the strategic rationale for, and the potential benefits of, the Transactions, the past and current business operations, financial condition and future prospects of their respective companies and the future prospects of ACCO (pro forma for the Transactions), including the Pro Forma Forecasts. In addition, we have reviewed the reported price and trading activity for the Company Shares, compared certain financial and stock market information for the Company and financial information for ACCO with similar financial and stock market information for certain other companies the securities of which are publicly traded, and performed such other studies and analyses, and considered such other factors, as we considered appropriate.
We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Synergies prepared by the management of ACCO have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of ACCO. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or ACCO or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. Our opinion does not address the underlying business decision of the Company to engage in the Transactions nor are we expressing any opinion as to the prices at which the ACCO Shares will trade at any time. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions will be obtained without any adverse effect on the Company or ACCO or on the expected benefits of the Transactions in any way meaningful to our analysis. We express no view as to the allocation of the ACCO Shares to be received pursuant to the Agreement among the holders of Company Shares and Company Class B Shares. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the

Transactions and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to the merger contemplated by the Agreement.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Shares, taken in the aggregate.

Very truly yours,

/s/ Goldman, Sachs & Co.

(GOLDMAN, SACHS & CO.)

ANNEX D
OPINION OF DEUTSCHE BANK SECURITIES, INC.
March 14, 2005
Board of Directors
General Binding Corporation
One General Binding Plaza
Northbrook, Illinois 60062
Members of the Board:
Deutsche Bank (“Deutsche Bank”) has acted as financial advisor to General Binding Corporation (“General Binding”) in connection with the proposed transaction involving General Binding and Acco Corporation (“Acco”) pursuant to an Agreement and Plan of Merger to be entered among General Binding, Acco, General Binding Acquisition Sub, Inc., a wholly owned subsidiary of Acco (“Acco Sub”), and Fortune Brands, Inc. (“Acco Parent”) (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Acco Sub with and into General Binding, as a result of which General Binding will become a wholly owned subsidiary of Acco. We understand that prior to the effective time of the Merger, (i) Acco will declare a special dividend in the aggregate amount of $625 million, payable to Acco Parent in promissory notes of Acco and then (ii) Acco Parent will distribute all of its issued and outstanding shares of common stock of Acco (“Acco Common Stock”) on a pro rata basis (the “Distribution”) to the holders of the outstanding common stock of Acco Parent pursuant to a distribution agreement between Acco and Acco Parent (the “Distribution Agreement”). Pursuant to the Merger, General Binding will become a wholly owned subsidiary of the Acco and each outstanding share of Common Stock, par value $0.125 per share, and Class B Common Stock, par value $0.125 of General Binding (together, “General Binding Common Stock”), other than shares held in treasury or by Acco, will be converted into the right to receive one share of common stock, par value $0.01 of Acco (“Acco Common Stock”), that will result in the fully diluted Acco Common Stock (as determined under the Distribution Agreement) at the effective time of the Merger being held 34% by the former stockholders of General Binding and 66% by the stockholders of Acco immediately prior to the effective time of the Merger (the “Exchange Ratio”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement, the Distribution Agreement and related agreements.
You have requested Deutsche Bank’s opinion, as investment bankers, as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of General Binding Common Stock.
In connection with Deutsche Bank’s role as financial advisor to General Binding, and in arriving at its opinion, we have:

(i) reviewed certain publicly available financial and other information concerning Acco and General Binding and certain internal analyses and financial and other information furnished to it by the Acco and General Binding, respectively;

(ii) reviewed certain financial forecasts prepared by management relating to Acco and General Binding, respectively;

(iii) reviewed certain financial forecasts and projections relating to the Merger, including information relating to the certain financial and operational benefits anticipated from the Merger, provided by the management of Acco (including the Potential Synergies, as defined below);

(iv) held discussions with members of the senior managements of Acco and General Binding regarding the businesses and prospects of their respective companies and the joint prospects of a combined Acco following the Merger, including the financial and operational benefits anticipated from the Merger (including the Potential Synergies, as defined below);

(v) compared the pro forma impact of the Merger on earnings per share, cash flow, consolidated capitalization and financial ratios to General Binding and General Binding Common Stock, as appropriate;

(vi) reviewed information relating to the relative contributions of Acco’s business and General Binding’s business to the combined company;

(vii) reviewed the reported prices and trading activity for General Binding Common Stock;

(viii) compared certain financial and stock market information for Acco and General Binding with similar information for certain other companies whose securities are publicly traded;

(ix) reviewed the terms of the Merger Agreement, the Distribution Agreement and certain related documents in each case as set forth in drafts dated as of March 8, 2005; and

(x) performed such other studies and analyses and considered such other factors as it deemed appropriate.
Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning Acco or General Binding, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of Acco or General Binding. With respect to the financial forecasts and projections, including the analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies expected to be achieved as a result of the Merger (collectively, the “Potential Synergies”), made available to Deutsche Bank and used in its analyses, Deutsche Bank has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Acco or General Binding, as the case may be, as to the matters covered thereby. In rendering its opinion, Deutsche Bank expresses no view as to the reasonableness of such forecasts and projections, including the Potential Synergies, or the assumptions on which they are based. Deutsche Bank has not been authorized to contact, nor has it contacted, any party regarding a potential transaction with General Binding. Deutsche Bank’s opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.
For purposes of rendering its opinion, Deutsche Bank has assumed that, in all respects material to its analysis, the representations and warranties of General Binding, Acco Sub and Acco contained in the Merger Agreement are true and correct, General Binding, Acco Sub and Acco will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligations of each of General Binding, Acco Sub and Acco to consummate the Merger and the related transactions will be satisfied without any waiver or modification thereof. Deutsche Bank has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Merger and the related transactions will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either General Binding or Acco is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material effect on General Binding or Acco or materially reduce the contemplated benefits of the Merger to General Binding. In addition, you have informed Deutsche Bank, and accordingly for purposes of rendering its opinion, Deutsche Bank has assumed that the Distribution will qualify under Section 355 of the Internal Revenue Code of 1986 (the “Code”) as a spin-off and that the Merger will constitute a tax-free “reorganization” within the meaning of Section 368(a) of the Code and that the Merger Agreement shall constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code. We have also assumed that the definitive Merger

Agreement will not differ in any respects material to Deutsche Bank’s analysis from the draft thereof furnished to us.
This opinion is addressed to, and for the use and benefit of, the Board of Directors of General Binding and is not a recommendation to the stockholders of General Binding to approve the Merger. In addition, this opinion does not in any manner address the prices at which Acco Common Stock will trade at any time. This opinion is limited to the fairness, from a financial point of view, to the holders of General Binding Common Stock of the Exchange Ratio, and Deutsche Bank expresses no opinion as to the merits of the underlying decision by General Binding to engage in the Merger.
Deutsche Bank will be paid a fee for its services as financial advisor to General Binding in connection with the Merger, a portion of which is contingent upon consummation of the Merger. We are an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided, investment banking, commercial banking (including extension of credit) and other financial services to General Binding or its affiliates for which it has received compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of General Binding and Acco Parent for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.
Based upon and subject to the foregoing, it is Deutsche Bank’s opinion as investment bankers that the Exchange Ratio, as of the date hereof, is fair, from a financial point of view, to the holders of General Binding Common Stock.

Very truly yours,

/s/ Deutsche Bank Securities Inc.

DEUTSCHE BANK SECURITIES INC.

ANNEX E
RESTATED CERTIFICATE OF
INCORPORATION
OF
ACCO BRANDS CORPORATION
ARTICLE I
      The name of the Company is ACCO Brands Corporation.
ARTICLE II
      The Company’s registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.
ARTICLE III
      The nature of the business, or objects or purposes to be transacted, promoted or carried on, are: To engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.
ARTICLE IV
      The total number of shares of all classes of stock which the Company shall have the authority to issue is 225,000,000, of which (i) 200,000,000 shares of the par value of $.01 each are to be of a class designated Common Stock (the “Common Stock”) and (ii) 25,000,000 shares par value $.01 per share are to be of a class designated Preferred Stock (the “Preferred Stock”).
      In this Article IV, any reference to a section or paragraph, without further attribution, within a provision relating to a particular class of stock is intended to refer solely to the specified section or paragraph of the other provisions relating to the same class of stock.
Common Stock
      The Common Stock shall have the following voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof:

1. Dividends. Whenever the full dividends upon any outstanding Preferred Stock for all past dividend periods shall have been paid and the full dividends thereon for the then current respective dividend periods shall have been paid, or declared and a sum sufficient for the respective payments thereof set apart, the holders of shares of the Common Stock shall be entitled to receive such dividends and distributions in equal amounts per share, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Company legally available therefor.

2. Rights on Liquidation. In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, after the payment or setting apart for payment to the holders of any outstanding Preferred Stock of the full preferential amounts to which such holders are entitled as herein provided or referred to, all of the remaining assets of the Company shall belong to and be distributable in equal amounts per share to the holders of the Common Stock. For purposes of this paragraph 2, a consolidation or merger of the Company with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution or winding-up of the Company.

3. Voting. Except as otherwise provided by the laws of the State of Delaware or by this Article IV, each share of Common Stock shall entitle the holder thereof to one vote.
Preferred Stock
      The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(c) whether dividends, if any, shall be cumulative or noncumulative, and, if cumulative, the dates from which dividends on shares of such series shall be cumulative, and the dividend rate of the series;

(d) the dates at which dividends, if any, shall be payable;

(e) the redemption rights and price or prices, if any, for shares of the series;

(f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(g) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

(h) whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

(i) restrictions on the issuance of shares of the same series or of any other class or series; and

(j) the voting rights, if any, of the holders of shares of the series.
      Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to this Certificate of Incorporation or any Preferred Stock Designation.
      The Company shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V
      The Company is to have perpetual existence.
ARTICLE VI
      The private property of the stockholders of the Company shall not be subject to the payment of corporate debts to any extent whatever.
ARTICLE VII
      Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Company shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board, provided, however, that prior to the annual meeting of stockholders to be held in 2008, any resolution to fix the number of directors in a number greater than 9 directors shall require the approval of at least 80% of the directors then in office. A director need not be a stockholder. The election of directors of the Company need not be by ballot unless the By-laws so require.
      The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2006, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2007, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2008. Members of each class shall hold office until their successors are duly elected and qualified. At each annual meeting of the stockholders of the Company, commencing with the 2006 annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast for the election of directors at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.
      Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified, provided, however, that prior to the annual meeting of stockholders to be held in 2008, any vacancy on the Board of Directors resulting from the death, retirement, disqualification, removal from office or other cause of a “GBC Director” shall be filled and shall require the vote of at least 80% of the directors then in office. (For purposes of this Article VII, a “GBC Director” shall mean any director named by the Board of Directors of General Binding Corporation (“GBC”) pursuant to the terms of the Agreement and Plan of Merger, dated as of March 15, 2005, by and among Fortune Brands, Inc., the Company, Gemini Acquisition Sub, Inc. and GBC, and any successor of a GBC Director who is appointed to succeed a GBC Director pursuant to the terms of this sentence.) No decrease in the number of authorized directors constituting the whole Board of Directors shall shorten the term of any incumbent director.
      Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, to elect additional directors under specific circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding capital stock of the Company (the “Capital Stock”) entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class.

      No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this paragraph, directly or by adoption of an inconsistent provision of this Certificate of Incorporation, by the stockholders of the Company shall be effective with respect to any cause of action, suit, claim or other matter that, but for this paragraph, would accrue or arise prior to such repeal or modification.
ARTICLE VIII
      Unless otherwise determined by the Board of Directors, no holder of stock of the Company shall, as such holder, have any right to purchase or subscribe for any stock of any class which the Company may issue or sell, whether or not exchangeable for any stock of the Company of any class or classes and whether out of unissued shares authorized by the Certificate of Incorporation of the Company as originally filed or by any amendment thereof or out of shares of stock of the Company acquired by it after the issue thereof.
ARTICLE IX
      1. Amendment of Certificate of Incorporation. From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the statutes of the State of Delaware at the time in force may be added or inserted in the manner at the time prescribed by said statutes, and all rights at any time conferred upon the stockholders of the Company by its Certificate of Incorporation are granted subject to the provisions of this Article IX. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal Article VII, this Article IX or Article XI or adopt any provision inconsistent with any of the foregoing articles.
      2. By-laws. The Board of Directors is expressly authorized to make, alter, amend and repeal the By-laws of the Company in any manner not inconsistent with the laws of the State of Delaware or of this Certificate of Incorporation, subject to the power of the holders of the Capital Stock to alter or repeal the By-laws made by the Board of Directors; provided, that any such amendment or repeal by stockholders shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class.
ARTICLE X
      The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article X.
      1. Higher Vote for Business Combinations. In addition to any affirmative vote required by law, this Certificate of Incorporation or the By-laws of the Company, and except as otherwise expressly provided in Section 2 of this Article X, a Business Combination shall not be consummated without the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.
      2. When Higher Vote Is Not Required. The provisions of Section 1 of this Article X shall not be applicable to a Business Combination if the conditions specified in either of the following paragraphs A or B are met.

A. Approval by Continuing Directors. The Business Combination shall have been approved by at least two-thirds of the Continuing Directors (as hereinafter defined), whether such approval is made prior to or subsequent to the date on which the Interested Stockholder (as hereinafter defined) became an Interested Stockholder (the “Determination Date”).

B. Price and Procedure Requirements. Each of the seven conditions specified in the following subparagraphs (i) through (vii) shall have been met:

(i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination (the “Consummation Date”) of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be an amount at least equal to the higher amount determined under clauses (a) and (b) below (the requirements of this paragraph B(i) shall be applicable with respect to all shares of Common Stock outstanding, whether or not the Interested Stockholder has previously acquired any shares of the Common Stock):

(a) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder for any shares of Common Stock acquired beneficially by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (2) in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Citibank N.A. (or of such other major bank headquartered in New York City selected by at least two-thirds of the Continuing Directors) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock; and

(b) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher.

(ii) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than the Common Stock, in such Business Combination shall be an amount at least equal to the highest amount determined under clauses (a), (b) and (c) below (the requirements of this paragraph B(ii) shall be applicable with respect to all shares of every class or series of outstanding Capital Stock, other than the Common Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class or series of Capital Stock):

(a) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder for any shares of such class or series of Capital Stock acquired beneficially by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Citibank N.A. (or of such other major bank headquartered in New York City selected by at least two-thirds of the Continuing Directors) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of such class or series of Capital Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of such class or series of Capital Stock; and

(b) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher; and

(c) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, regardless of whether the Business Combination to be consummated constitutes such an event.

(iii) The consideration to be received by holders of a particular class or series of outstanding Capital Stock (including Common Stock) shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

(iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination, such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder’s percentage beneficial ownership of any class or series of Capital Stock; and, except as approved by at least two-thirds of the Continuing Directors: (a) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (b) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock); and (c) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock.

(v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Company), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, whether in anticipation of or in connection with such Business Combination or otherwise.

(vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Company at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by at least two-thirds of the Continuing Directors, the opinion of an investment banking firm selected for and on behalf of the Company by at least two-thirds of the Continuing Directors as to the fairness of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates (as hereinafter defined).

(vii) Such Interested Stockholder shall not have made any material change in the Company’s business or equity capital structure without the approval of at least two-thirds of the Continuing Directors.
      Any Business Combination to which Section 1 of this Article X shall not apply by reason of this Section 2 shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation, the By-laws of the Company or any agreement with any national securities exchange.
      3. Certain Definitions. For the purposes of this Article X:

A. A “Business Combination” shall mean:

(i) any merger or consolidation of the Company or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets or securities of the Company, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder having an aggregate Fair Market Value of $[20,000,000] or more; or

(iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(iv) any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(v) any agreement, contract, arrangement or other understanding providing for any one or more of the actions specified in clauses (i) through (iv) above.

B. A “person” shall mean any individual, firm, corporation or other entity and shall include any group composed of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

C. “Interested Stockholder” shall mean any person (other than the Company or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Company, any Subsidiary, Fortune Brands, Inc., a Delaware corporation (“Fortune”), or any subsidiary of Fortune or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

(i) is the beneficial owner of Voting Stock having 10% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or

(ii) is an Affiliate or Associate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock having 10% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or

(iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933;

provided, however, that Fortune shall not be an Interested Stockholder as a result of its ownership of Capital Stock of the Company prior to the distribution of the shares of Capital Stock of the Company held by Fortune to the holders of capital stock of Fortune (the “Distribution”).

D. A person shall be a “beneficial owner” of any Capital Stock:

(i) which such person or any Affiliate or Associate of such person beneficially owns, directly or indirectly; or

(ii) which such person or any Affiliate or Associate of such person has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock.

E. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph C of this Section 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed owned by the Interested Stockholder through application of paragraph D of this Section 3 but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

F. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on [ • ], 2005 (the term “registrant” in such Rule 12b-2 meaning in this case the Company).

G. “Subsidiary” means any corporation of which a majority of any class of equity security is beneficially owned by the Company; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph C of this Section 3, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Company.

H. “Continuing Director” means any member of the Board of Directors of the Company (the “Board”) who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed a Continuing Director by at least two-thirds of the Continuing Directors then members of the Board.

I. “Fair Market Value” means: (i) in the case of cash, the amount of such cash; (ii) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange Composite Transactions reporting system, or, if such stock is not quoted on such system, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the

National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by at least two-thirds of the Continuing Directors; and (iii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by at least two-thirds of the Continuing Directors.

J. In the event of any Business Combination in which the Company survives, the phrase “consideration other than cash to be received” as used in paragraphs B(i) and (ii) of Section 2 of this Article X shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

      4. Powers of Continuing Directors. Any determination as to compliance with this Article X, including without limitation (A) whether a person is an Interested Stockholder, (B) the number of shares of Capital Stock or other securities beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the requirements of paragraph B of Section 2 have been met with respect to any Business Combination, and (E) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $[20,000,000] or more shall be made only upon action by not less than two-thirds of the Continuing Directors of the Company; and the good faith determination of at least two-thirds of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article X.
      5. No Effect on Fiduciary Obligations. Nothing contained in this Article X shall be construed to relieve the Board of Directors or any Interested Stockholder from any fiduciary obligation imposed by law.
      6. Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Company (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-laws of the Company), the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article X; provided, however, that the preceding provisions of this Section 6 shall not apply to any amendment to this Article X, and such amendment shall require only such affirmative vote as is required by law and any other provisions of this Certificate of Incorporation or the By-laws of the Company, if such amendment shall have been approved by at least two-thirds of the members of the Board who are persons who would be eligible to serve as Continuing Directors.
ARTICLE XI
      From and after the time of the Distribution (as defined in Article X), any action required or permitted to be taken by the stockholders shall be taken only at an annual or special meeting of such stockholders and not by consent in writing. Special meetings of the stockholders for any purpose or purposes shall be called only by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board.

ANNEX F
BY-LAWS
OF
ACCO BRANDS CORPORATION
ARTICLE I
Offices
      Section 1.     Registered Office in Delaware; Resident Agent. The address of the Company’s registered office in the State of Delaware and the name and address of its resident agent in charge thereof are as filed with the Secretary of State of the State of Delaware.
      Section 2.     Other Offices. The Company may also have an office or offices at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company requires.
ARTICLE II
Meetings of Stockholders
      Section 1.     Place of Meetings. All meetings of the stockholders of the Company shall be held at such place, within or without the State of Delaware, as may from time to time be designated by resolution passed by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meetings shall not be held at any place, but may instead be held solely by means of remote communication.
      Section 2.     Annual Meeting. An annual meeting of the stockholders for the election of directors and for the transaction of such other proper business, notice of which was given in the notice of meeting, shall be held on a date and at a time as may from time to time be designated by resolution passed by the Board of Directors.
      Section 3.     Special Meetings. A special meeting of the stockholders for any purpose or purposes shall be called only by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board.
      Section 4.     Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of the stockholders, whether annual or special, shall be mailed, postage prepaid, or sent by electronic transmission not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting, at the stockholder’s address as it appears on the records of the Company. Every such notice shall state the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person or by proxy and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any adjourned meeting of the stockholders shall not be required to be given, except when expressly required by law.
      Section 5.     List of Stockholders. The Secretary shall, from information obtained from the transfer agent, prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network,

F-1

the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. If the meeting is to be held at a specified place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list referred to in this section or the books of the Company, or to vote in person or by proxy at any meeting of stockholders.
      Section 6.     Quorum. At each meeting of the stockholders, the holders of a majority of the issued and outstanding stock of the Company present either in person or by proxy shall constitute a quorum for the transaction of business except where otherwise provided by law or by the Certificate of Incorporation or by these By-laws for a specified action. Except as otherwise provided by law, in the absence of a quorum, a majority in interest of the stockholders of the Company present in person or by proxy and entitled to vote shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at a meeting as originally called, and only those stockholders entitled to vote at the meeting as originally called shall be entitled to vote at any adjournment or adjournments thereof. The absence from any meeting of the number of stockholders required by law or by the Certificate of Incorporation or by these By-laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of stockholders required in respect of such other matter or matters shall be present.
      Section 7.     Organization. At every meeting of the stockholders the Chairman of the Board, or in the absence of the Chairman of the Board, the Chief Executive Officer (if any) shall act as chairman of the meeting. If none of the officers specified in the preceding sentence is present, a director or an officer of the Company designated by the Board, shall act as chairman of the meeting. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, shall act as secretary at all meetings of the stockholders. In the absence from any such meeting of the Secretary and the Assistant Secretaries, the chairman may appoint any person to act as secretary of the meeting.
      Section 8.     Notice of Stockholder Business and Nominations.
    (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Company’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Company who was a stockholder of record at the time of giving of notice provided for in this by-law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this by-law.
      (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this by-law, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the case of the annual meeting to be held in 2006 or in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to

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nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s consent to be named in the proxy statement as a nominee and serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.
      Notwithstanding anything in the second sentence of paragraph (A)(2) of this by-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.
      (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in this by-law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this by-law. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder who shall be entitled to vote at the meeting may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting if the stockholder shall have delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s consent to be named in the proxy statement as a nominee and serving as a director if elected); and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.
      (C) General.
           (1) Only such persons who are nominated in accordance with the procedures set forth in this by-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in

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this by-law. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this by-law and, if any proposed nomination or business is not in compliance with this by-law, to declare that such defective proposal or nomination shall be disregarded.
           (2) For purposes of this by-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
           (3) Notwithstanding the foregoing provisions of this by-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law. Nothing in this by-law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock of the Company to elect directors under specified circumstances.
      Section 9.     Business and Order of Business. At each meeting of the stockholders such business may be transacted as may properly be brought before such meeting, except as otherwise provided by law or in these By-laws. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting, unless otherwise determined by a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereat.
      Section 10.     Voting. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of stock held by such stockholder. Any vote of share of stock may be given by the stockholder entitled thereto in person or by proxy appointed by an instrument in writing, subscribed (or transmitted by electronic means and authenticated as provided by law) by such stockholder or by the stockholder’s attorney thereunto authorized, and delivered to the Secretary; provided, however, that no proxy shall be voted after three years from its date unless the proxy provides for a longer period. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, at all meetings of the stockholders, all matters shall be decided by the vote (which need not be by ballot) of a majority in interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present.
ARTICLE III
Board of Directors
      Section 1.     General Powers. The property, affairs and business of the Company shall be managed by or under the direction of its Board of Directors.
      Section 2.     Number, Qualifications, and Term of Office. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Company shall be no fewer than nine and no greater than eleven and shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board, provided, however, that prior to the annual meeting of stockholders to be held in 2008, any resolution to fix the number of directors in a number greater than 9 directors shall require the approval of at least 80% of the directors then in office. A director need not be a stockholder.
      The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation (as defined in the Certificate of Incorporation), shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2006, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2007, and another class shall be initially elected for a term expiring at the

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annual meeting of stockholders to be held in 2008. Members of each class shall hold office until their successors are elected and shall have qualified. At each annual meeting of the stockholders of the Company, commencing with the 2006 annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast for the election of directors at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.
      Section 3.     Election of Directors. At each meeting of the stockholders for the election of directors at which a quorum is present, the directors shall be elected by a plurality vote of all votes cast for the election of directors at such meeting.
      Section 4.     Quorum and Manner of Acting. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by law, the Certificate of Incorporation or these By-laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum shall be obtained. Notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such.
      Section 5.     Place of Meetings. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.
      Section 6.     First Meeting. Promptly after each annual election of directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, at the same place as that at which the annual meeting of stockholders was held or as otherwise determined by the Board. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.
      Section 7.     Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.
      Section 8.     Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board and shall be called by the Chairman of the Board or the Secretary of the Company at the written request of three directors. Notice of each such meeting stating the time and place of the meeting shall be given to each director by mail, telephone, other electronic transmission or personally. If by mail, such notice shall be given not less than five days before the meeting; and if by telephone, other electronic transmission or personally, not less than two days before the meeting. A notice mailed at least two weeks before the meeting need not state the purpose thereof except as otherwise provided in these By-laws. In all other cases the notice shall state the principal purpose or purposes of the meeting. Notice of any meeting of the Board need not be given to a director, however, if waived by the director in writing before or after such meeting or if the director shall be present at the meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
      Section 9.     Organization. At each meeting of the Board of Directors, the Chairman of the Board, or, in the absence of the Chairman of the Board, the Chief Executive Officer (if any), or, in his or her absence, a director or an officer of the Company designated by the Board shall act as chairman of the meeting. The Secretary, or, in the Secretary’s absence, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.
      Section 10.     Order of Business. At all meetings of the Board of Directors, business shall be transacted in the order determined by the Board.

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      Section 11.     Resignations. Any director of the Company may resign at any time by giving written notice to the Chairman of the Board or the Secretary of the Company. The resignation of any director shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
      Section 12.     Compensation. Each director shall be paid such compensation, if any, as shall be fixed by the Board of Directors.
ARTICLE IV
Committees
      Section 1.     Appointment and Powers. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors of the Company (or in the case of a special-purpose committee, one or more directors of the Company), which, to the extent provided in said resolution or in these By-laws and not inconsistent with Section 141 of the Delaware General Corporation Law shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
      Section 2.     Term of Office and Vacancies. Each member of a committee shall continue in office until a director to succeed him or her shall have been elected and shall have qualified, or until he or she ceases to be a director or until he or she shall have resigned or shall have been removed in the manner hereinafter provided. Any vacancy in a committee shall be filled by the vote of a majority of the whole Board of Directors at any regular or special meeting thereof.
      Section 3.     Alternates. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
      Section 4.     Organization. Unless otherwise provided by the Board of Directors, each committee shall appoint a chairman. Each committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.
      Section 5.     Resignations. Any regular or alternate member of a committee may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer (if any) or the Secretary of the Company. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
      Section 6.     Removal. Any regular or alternate member of a committee may be removed with or without cause at any time by resolution passed by a majority of the whole Board of Directors at any regular or special meeting.
      Section 7.     Meetings. Regular meetings of each committee, of which no notice shall be necessary, shall be held on such days and at such places as the chairman of the committee shall determine or as shall be fixed by a resolution passed by a majority of all the members of such committee. Special meetings of each committee will be called by the Secretary at the request of any two members of such committee, or in such other manner as may be determined by the committee. Notice of each special meeting of a committee shall be mailed to each member thereof at least two days before the meeting or shall be given personally or by telephone or other electronic transmission at least one day before the meeting. Every such notice shall state the time and place, but need not state the purposes of the meeting. No notice of any meeting of a committee shall be required to be given to any alternate.

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      Section 8.     Quorum and Manner of Acting. Unless otherwise provided by resolution of the Board of Directors, a majority of a committee (including alternates when acting in lieu of regular members of such committee) shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such committee. The members of each committee shall act only as a committee and the individual members shall have no power as such.
      Section 9.     Compensation. Each regular or alternate member of a committee shall be paid such compensation, if any, as shall be fixed by the Board of Directors.
ARTICLE V
Officers
      Section 1.     Officers. The Board of Directors shall annually choose from amongst its members a Chairman of the Board. The Board may also choose a Chief Executive Officer (if any), President (if any), one or more Vice Presidents (if any) (one or more of whom may be Executive Vice Presidents, Senior Vice Presidents or otherwise as may be designated by the Board), and shall also choose a Secretary and a Treasurer. Any two or more offices not inconsistent with each other may be held by the same person. The Board of Directors may also from time to time elect such other officers as it deems necessary.
      Section 2.     Term of Office. Each officer shall hold office until his or her successor shall have been duly elected and qualified in his or her stead, or until his or her death or until he or she shall have resigned or shall have been removed in the manner hereinafter provided.
      Section 3.     Additional Officers; Agents. The Chairman of the Board may from time to time appoint and remove such additional officers and agents as may be deemed necessary. Such persons shall hold office for such period, have such authority, and perform such duties as provided in these By-laws or as the Chairman of the Board may from time to time prescribe. The Board of Directors or the Chairman of the Board may from time to time authorize any officer to appoint and remove agents and employees and to prescribe their powers and duties.
      Section 4.     Salaries. Unless otherwise provided by resolution passed by a majority of the whole Board, the salaries of all officers elected by the Board of Directors shall be fixed by the Board of Directors.
      Section 5.     Removal. Except where otherwise expressly provided in a contract authorized by the Board of Directors, any officer may be removed, either with or without cause, by the vote of a two-thirds majority of the Board at any regular or special meeting or, except in the case of an officer elected by the Board, by any superior officer upon whom the power of removal may be conferred by the Board or by these By-laws.
      Section 6.     Resignations. Any officer elected by the Board of Directors may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer (if any) or the Secretary. Any other officer may resign at any time by giving written notice to the Chairman of the Board, or the Chief Executive Officer (if any). Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
      Section 7.     Vacancies. A vacancy in any office because of death, resignation, removal or otherwise, shall be filled for the unexpired portion of the term in the manner provided in these By-laws for regular election or appointment to such office.
      Section 8.     Chairman of the Board. The Chairman of the Board shall have the power to call special meetings of the Board of Directors and, if present, to preside at all meetings of the Board of Directors and to perform such other duties and have such responsibilities as the Board may from time to time determine.
      Section 9.     Chief Executive Officer. The Chief Executive Officer of the Company (if any) shall have general direction of its business affairs, subject, however, to the control of the Board of Directors.

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Such person shall perform such other duties and have such responsibilities as the Board may from time to time determine. At the request of the Chairman of the Board or in case of his or her absence or disability, the Chief Executive Officer (if any), or if there is no Chief Executive Officer such other elected officer designated by the Chairman of the Board in writing filed with the records of the Secretary, shall perform the duties of the Chairman of the Board, subject to the control of the Board of Directors.
      Section 10.     President and Vice Presidents. The President (if any), the Executive Vice Presidents (if any), the Senior Vice Presidents (if any) and such other Vice Presidents as shall have been chosen shall have such powers and perform such duties as shall at any time be delegated to them by the Board of Directors.
      Section 11.     Secretary. The Secretary shall give the requisite notice of meetings of stockholders and directors and shall record the proceedings of such meetings, shall have the custody of the seal of the Company and shall affix it or cause it to be affixed to such instruments as require the seal and attest it and, besides his or her powers and duties prescribed by law, shall have such other powers and perform such other duties as shall at any time be required of him or her by the Board of Directors.
      Section 12.     Assistant Secretaries. The Assistant Secretaries shall assist the Secretary in the discharge of his or her duties and shall have such powers and perform such other duties as shall at any time be delegated to them by the Board of Directors, and in the absence or disability of the Secretary, shall perform the duties of his or her office, subject to the control of the Board.
      Section 13.     Treasurer. The Treasurer shall have charge of the funds and securities of the Company and shall have such powers and perform such duties as shall at any time be delegated to him or her by the Board of Directors.
      Section 14.     Assistant Treasurers. The Assistant Treasurers shall assist the Treasurer in the discharge of his or her duties and shall have such powers and perform such other duties as shall at any time be delegated to them by the Board of Directors, and in the absence or disability of the Treasurer, shall perform the duties of his or her office subject to the control of the Board.
ARTICLE VI
Authorizations
      Section 1.     Contracts. The Board of Directors, except as in these By-laws otherwise provided, may authorize any officer, employee or agent of the Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.
      Section 2.     Loans. No loan shall be contracted on behalf of the Company and no negotiable paper shall be issued in its name, unless authorized by the Board of Directors.
      Section 3.     Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers, employee or employees, of the Company as shall from time to time be determined in accordance with authorization of the Board of Directors.
      Section 4.     Deposits. All funds of the Company shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may from time to time designate, or as may be designated by any officer or officers of the Company to whom such power may be delegated by the Board, and for the purpose of such deposit the officers and employees who have been authorized to do so in accordance with the determinations of the Board may endorse, assign and deliver checks, drafts, and other orders for the payment of money which are payable to the order of the Company.

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      Section 5.     Proxies. Except as otherwise provided in these By-laws or in the Certificate of Incorporation, and unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if any) or any other officer may from time to time appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company, to cast the votes which the Company may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Company, at meetings of the holders of the stock or other securities of such other corporations, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such vote or giving such consent, and may execute or cause to be executed in the name and on behalf of the Company and under its corporate seal, or otherwise, all such written proxies or other instruments as such officer may deem necessary or proper in the premises.
ARTICLE VII
Indemnification
      Section 1. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was a director, officer, employee or agent of the Company or any of its majority-owned subsidiaries or is or was serving at the request of the Company as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
      Section 2. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company or any of its majority-owned subsidiaries, or is or was serving at the request of the Company as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.
      Section 3. To the extent that a director, officer, employee or agent of the Company or any of its majority-owned subsidiaries has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VII, or in defense of any claim, issue or matter

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therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of such person in connection therewith. If any such person is not wholly successful in any such action, suit or proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters therein, the Company shall indemnify such person against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of such person in connection with each claim, issue or matter that is successfully resolved. For purposes of this Section and without limitation, the termination of any claim, issue or matter by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
      Section 4. Notwithstanding any other provision of this section, to the extent any person is a witness in, but not a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company or any of its majority-owned subsidiaries, or is or was serving at the request of the Company as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise, such person shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of such person in connection therewith.
      Section 5. Indemnification under Sections 1 and 2 of this Article VII shall be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VII. Such determination shall be made (1) if a Change of Control (as hereinafter defined) shall not have occurred, (a) by the Board of Directors by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or (b) if there are no Disinterested Directors or, even if there are Disinterested Directors, a majority of such Disinterested Directors so directs, by (x) Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (y) the stockholders of the Company; or (2) if a Change of Control shall have occurred, by Independent Counsel selected by the claimant in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, unless the claimant shall request that such determination be made by or at the direction of the Board of Directors, in which case it shall be made in accordance with clause (1) of this sentence. Any claimant shall be entitled to be indemnified against the expenses (including attorneys’ fees) actually and reasonably incurred by such claimant in cooperating with the person or entity making the determination of entitlement to indemnification (irrespective of the determination as to the claimant’s entitlement to indemnification) and, to the extent successful, in connection with any litigation or arbitration with respect to such claim or the enforcement thereof.
      Section 6. If a Change of Control shall not have occurred, or if a Change of Control shall have occurred and a director, officer, employee or agent requests pursuant to clause (2) of the second sentence in Section 5 of this Article VII that the determination as to whether the claimant is entitled to indemnification be made by or at the direction of the Board of Directors, the claimant shall be conclusively presumed to have been determined pursuant to Section 5 of this Article VII to be entitled to indemnification if (a)(i) within fifteen days after the next regularly scheduled meeting of the Board of Directors following receipt by the Company of the request therefor, the Board of Directors shall not have resolved by majority vote of the Disinterested Directors to submit such determination to (x) Independent Counsel for its determination or (y) the stockholders for their determination at the next annual meeting, or any special meeting that may be held earlier, after such receipt, and (ii) within sixty days after receipt by the Company of the request therefor (or within ninety days after such receipt if the Board of Directors in good faith determines that additional time is required by it for the determination and, prior to expiration of such sixty-day period, notifies the claimant thereof), the Board of Directors shall not have made the determination by a majority vote of the Disinterested Directors, or (b) after a resolution of the Board of Directors, timely made pursuant to clause (a)(i)(y) above, to submit the determination to the stockholders, the stockholders meeting at which the determination is to be made shall not have been held

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on or before the date prescribed (or on or before a later date, not to exceed sixty days beyond the original date, to which such meeting may have been postponed or adjourned on good cause by the Board of Directors acting in good faith); provided, however, that this sentence shall not apply if the claimant has misstated or failed to state a material fact in connection with his or her request for indemnification. Such presumed determination that a claimant is entitled to indemnification shall be deemed to have been made (I) at the end of the sixty-day or ninety-day period (as the case may be) referred to in clause (a)(ii) of the immediately preceding sentence or (II) if the Board of Directors has resolved on a timely basis to submit the determination to the stockholders, on the last date within the period prescribed by law for holding such stockholders meeting (or a postponement or adjournment thereof as permitted above).
      Section 7. Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, promptly after receipt of a request therefor stating in reasonable detail the expenses incurred; provided that in each case the Company shall have received an undertaking by or on behalf of the present or former director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this section.
      Section 8. The Board of Directors shall establish reasonable procedures for the submission of claims for indemnification pursuant to this Article VII, determination of the entitlement of any person thereto and review of any such determination. Such procedures shall be set forth in an appendix to these By-laws and shall be deemed for all purposes to be a part hereof.
      Section 9. For purposes of this Article VII,

(1) “Change of Control” means any of the following occurring at any time after the distribution of the shares of capital stock of the Company held by Fortune Brands, Inc., a Delaware corporation (“Fortune”), to the holders of capital stock of Fortune (the “Distribution”) and the consummation of their merger pursuant to the Agreement and Plan of Merger dated as of March 15, 2005, by and among Fortune, the Company, Gemini Acquisition Sub, Inc. and General Binding Corporation (the “Merger”):

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or Fortune or any corporation controlled by the Company or Fortune or (z) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 9(1); or

(b) Individuals who, as of the date of the Distribution and Merger, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; Individuals who, as of the date of the Distribution and Merger, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided,

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however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (i) disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (i)all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company, of Fortune or of such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

(d) Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

(2) “Disinterested Director” means a director of the Company who is not and was not a party to an action, suit or proceeding in respect of which indemnification is sought by a director, officer, employee or agent.

(3) “Independent Counsel” means a law firm, or a member of a law firm, that (i) is experienced in matters of corporation law; (ii) neither presently is, nor in the past five years has been, retained to represent the Company, the director, officer, employee or agent claiming indemnification or any other party to the action, suit or proceeding giving rise to a claim for indemnification under this section, in any matter material to the Company, the claimant or any such other party; and (iii) would not, under applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Company or such director, officer, employee or agent in an action to determine the Company’s or such person’s rights under this section.

      Section 10. The indemnification and advancement of expenses herein provided, or granted pursuant hereto, shall not be deemed exclusive of any other rights to which any of those indemnified or eligible for advancement of expenses may be entitled under any agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such

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person. Notwithstanding any amendment, alteration or repeal of this Article VII or any of its provisions, or of any of the procedures established by the Board of Directors pursuant to Section 8 of this Article VII, any person who is or was a director, officer, employee or agent of the Company or any of its majority-owned subsidiaries or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of any partnership, joint venture, employee benefit plan or other enterprise shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any action taken or omitted prior to such amendment, alteration or repeal except to the extent otherwise required by law.
      Section 11. No indemnification shall be payable pursuant to this section with respect to any action against the Company commenced by an officer, director, employee or agent unless the Board of Directors shall have authorized the commencement thereof or unless and to the extent that this Article VII or the procedures established pursuant to Section 8 of this Article VII shall specifically provide for indemnification of expenses relating to the enforcement of rights under this section and such procedures.
ARTICLE VIII
Shares and Their Transfer
      Section 1. Shares of Stock. Certificates for shares of the stock of the Company shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue, by class and series, and shall be signed by the Chairman of the Board, the Chief Executive Officer (if any), the President (if any) or a Vice President (if any), and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Company. If a share certificate is countersigned (1) by a transfer agent other than the Company or its employee, or (2) by a registrar other than the Company or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a share certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. The Board of Directors may by resolution or resolutions provide that some or all of any or all classes or series of the shares of stock of the Company shall be uncertificated shares. Notwithstanding the preceding sentence, every holder of uncertificated shares, upon request, shall be entitled to receive from the Company a certificate representing the number of shares registered in such stockholder’s name on the books of the Company.
      Section 2. Record Ownership. A record of the name and address of each holder of the shares of the Company, the number of shares held by such stockholder, the number or numbers of any share certificate or certificates issued to such stockholder and the number of shares represented thereby, and the date of issuance of the shares held by such stockholder shall be made on the Company’s books. The Company shall be entitled to treat the holder of record of any share of stock (including any holder registered in a book-entry or direct registration system maintained by the Company or a transfer agent or a registrar designated by the Board of Directors) as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.
      Section 3. Transfer of Stock. Shares of stock shall be transferable on the books of the Company by the holder of record of such stock in person or by such person’s attorney or other duly constituted representative, pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe. Any shares represented by a certificate shall be transferable upon surrender of such certificate with an assignment endorsed thereon or attached thereto duly executed and with such guarantee of signature as the Company may reasonably require.
      Section 4. Lost, Stolen and Destroyed Certificates. The Company may issue a new certificate of stock or may register uncertificated shares, if then authorized by the Board of Directors, in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company

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may require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, the issuance of such new certificate or the registration of such uncertificated shares.
      Section 5. Transfer Agent and Registrar; Regulations. The Company shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the stock of the Company shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the stock of the Company, in respect of which a registrar and transfer agent shall have been designated, shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Company and concerning the registration of pledges of uncertificated shares.
      Section 6. Fixing Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
      Section 7. Examination of Books by Stockholders. The Board of Directors shall, subject to the laws of the State of Delaware, have power to determine from time to time, whether and to what extent and under what conditions and regulations the accounts and books of the Company, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any book or document of the Company, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Company.
ARTICLE IX
Notice
      Section 1. Manner of Giving Written Notice.
    (A) Any notice in writing required by law or by these By-laws to be given to any person shall be effective if delivered personally, given by depositing the same in the post office or letter box in a postpaid envelope addressed to such person at such address as appears on the books of the Company or given by a form of electronic transmission consented to by such person to whom the notice is to be given. Any such consent shall be deemed revoked if (i) the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Company or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
    (B) Notice by mail shall be deemed to be given at the time when the same shall be mailed and notice by other means shall be deemed given when actually delivered (and in the case of notice transmitted by a

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form of electronic transmission, such notice shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder).
      Section 2. Waiver of Notice. Whenever any notice is required to be given to any person, a waiver thereof by such person in writing or transmitted by electronic means (and authenticated if and as required by law), whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE X
Seal
      The corporate seal shall have inscribed thereon the name of the Company, the year of its organization and the words “Corporate Seal” and “Delaware”.
ARTICLE XI
Fiscal Year
      The fiscal year of the Company shall end on December 31 in each year.

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APPENDIX
PROCEDURES FOR SUBMISSION AND
DETERMINATION OF CLAIMS FOR INDEMNIFICATION
PURSUANT TO ARTICLE VII OF THE BY-LAWS.
      Section 1.     Purpose. The Procedures for Submission and Determination of Claims for Indemnification Pursuant to Article VII, of the By-laws (the “Procedures”) are to implement the provisions of Article VII of the By-laws of the Company (the “By-laws”) in compliance with the requirement of Section 8 thereof.
      Section 2.     Definitions. For purposes of these Procedures:
    (A) All terms that are defined in Article VII of the By-laws shall have the meanings ascribed to them therein when used in these Procedures unless otherwise defined herein.
    (B)  “Expenses” include all reasonable attorneys’ fees, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in, a Proceeding; and shall also include such retainers as counsel may reasonably require in advance of undertaking the representation of an Indemnitee in a Proceeding.
    (C) “Indemnitee” includes any person who was or is, or is threatened to be made, a witness in or a party to any Proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company or any of its majority-owned subsidiaries or is or was serving at the request of the Company as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under Article VII of the By-laws) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise.
    (D) “Proceeding” includes any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee unless the Board of Directors shall have authorized the commencement thereof.
      Section 3.     Submission and Determination of Claims.
    (A) To obtain indemnification or advancement of Expenses under Article VII of the By-laws, an Indemnitee shall submit to the Secretary of the Company a written request therefor, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to permit a determination as to whether and what extent the Indemnitee is entitled to indemnification or advancement of Expenses, as the case may be. The Secretary shall, promptly upon receipt of a request for indemnification, advise the Board of Directors thereof in writing if a determination in accordance with Article VII, Section 5 of the By-laws is required.
    (B)  Upon written request by an Indemnitee for indemnification pursuant to Section 3(A) hereof, a determination with respect to the Indemnitee’s entitlement thereto in the specific case, if required by the By-laws, shall be made in accordance with Article VII, Section 5 of the By-laws, and, if it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten days after such determination. The Indemnitee shall cooperate with the person, persons or entity making such determination, with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.
    (C) If entitlement to indemnification is to be made by Independent Counsel pursuant to Article VII, Section 5 of the By-laws, the Independent Counsel shall be selected as provided in this Section 3(C). If a

Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to the Indemnitee advising the Indemnitee of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Directors, in which event the immediately preceding sentence shall apply), and the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, the Indemnitee or the Company, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Company or to the Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Article VII of the By-laws, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty days after the next regularly scheduled Board of Directors meeting following submission by the Indemnitee of a written request for indemnification pursuant to Section 3(A) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel under Article VII, Section 5 of the By-laws. The Company shall pay any and all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Article VII, Section 5 of the By-laws, and the Company shall pay all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) incident to the procedures of Article VII, Section 5 of the By-laws and this Section 3(C), regardless of the manner in which Independent Counsel was selected or appointed. Upon the delivery of its opinion pursuant to Article VII of the By-laws or, if earlier, the due commencement of any judicial proceeding or arbitration pursuant to Section 4(A)(3) of these Procedures, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
    (D) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification under the By-laws, the person, persons or entity making such determination shall presume that an Indemnitee is entitled to indemnification under the By-laws if the Indemnitee has submitted a request for indemnification in accordance with Section 3(A) hereof, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.
      Section 4.     Review and Enforcement of Determination.
    (A) In the event that (1) advancement of Expenses is not timely made pursuant to Article VII, Section 7 of the By-laws, (2) payment of indemnification is not made pursuant to Article VII, Section 3 or 4 of the By-laws within ten days after receipt by the Company of written request therefor, (3) a determination is made pursuant to Article VII, Section 5 of the By-laws that an Indemnitee is not entitled to indemnification under the By-laws, (4) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Article VII, Section 5 of the By-laws and such determination shall not have been made and delivered in a written opinion within ninety days after receipt by the Company of the written request for indemnification, or (5) payment of indemnification is not made within ten days after a determination has been made pursuant to Article VII, Section 5 of the By-laws that an Indemnitee is entitled to indemnification or within ten days after such determination is deemed to have been made pursuant to Article VII, Section 6 of the By-laws, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent

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jurisdiction, of the Indemnitee’s entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one year following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 4(A). The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration.
    (B)  In the event that a determination shall have been made pursuant to Article VII, Section 5 of the By-laws that an Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 4 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, the Company shall have the burden of proving in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
    (C) If a determination shall have been made or deemed to have been made pursuant to Article VII, Section 5 or 6 of the By-laws that an Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 4, absent (1) a misstatement or omission of a material fact in connection with the Indemnitee’s request for indemnification, or (2) a prohibition of such indemnification under applicable law.
    (D) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the procedures and presumptions of these Procedures are not valid, binding and enforceable, and shall stipulate in any such judicial proceeding or arbitration that the Company is bound by all the provisions of these Procedures.
    (E)  In the event that an Indemnitee, pursuant to this Section 4, seeks to enforce the Indemnitee’s rights under, or to recover damages for breach of, Article VII of the By-laws or these Procedures in a judicial proceeding or arbitration, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 2 of these Procedures) actually and reasonably incurred in such judicial proceeding or arbitration, but only if the Indemnitee prevails therein. If it shall be determined in such judicial proceeding or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by the Indemnitee in connection with such judicial proceeding or arbitration shall be appropriately prorated.
    Section 5.     Amendments. These Procedures may be amended at any time and from time to time in the same manner as any by-law of the Company in accordance with the Certificate of Incorporation; provided, however, that notwithstanding any amendment, alteration or repeal of these Procedures or any provision hereof, any Indemnitee shall be entitled to utilize these Procedures with respect to any claim for indemnification arising out of any action taken or omitted prior to such amendment, alteration or repeal except to the extent otherwise required by law.

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Special Meeting Proxy Card

One GBC Plaza, Northbrook, IL 60062
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Dennis J. Martin and Don Civgin, or any of them, with full power of substitution, to represent and to vote as designated below, all shares of General Binding Corporation held of record by the undersigned on June 23, 2005 at the special meeting of stockholders to be held on August 15, 2005, or at any adjournment thereof, with all the powers the undersigned would have if personally present, as set forth below.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MATTER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THE PROXY WILL BE VOTED “FOR” ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER AS SET FORTH IN PARAGRAPH 1 BELOW.

The proxies are authorized to vote in their discretion upon such other matters as may properly be brought before the special meeting of stockholders or any adjournment or postponement of it.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

A   Issue

The Board of Directors recommends a vote FOR the following proposal.		For	Against	Abstain

1.	To adopt the Agreement and Plan of Merger, dated as of March 15, 2005, by and among Fortune Brands, Inc., ACCO World Corporation, Gemini Acquisition Sub, Inc. and General Binding Corporation, and approve the merger provided for by the merger agreement, pursuant to which Gemini Acquisition Sub, Inc., a wholly-owned subsidiary of ACCO World Corporation, will merge with and into General Binding Corporation, after which General Binding Corporation will become a wholly-owned subsidiary of ACCO World Corporation (which will previously have been renamed ACCO Brands Corporation), as described in the accompanying proxy statement/prospectus — information statement.	☐	☐	☐

The proxies are authorized to vote in their discretion upon such other matters as may properly be brought before the special meeting or any adjournment or postponement of it.

B   Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please sign exactly as name(s) appear above. Joint owners should each sign. When signing in a representative capacity, please give full title. Your signature serves as acknowledgment of receipt of the accompanying Notice and Proxy Statement.